$1,039,965,000 (APPROXIMATE)
               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-C2

                                                               FILED PURSUANT TO
                                                                  SECTION 424(b)
PROSPECTUS SUPPLEMENT
(to accompanying prospectus dated November 16, 2000)

                          $1,039,965,000 (APPROXIMATE)
                             (Offered Certificates)
               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C2
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (Depositor)


------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK         THE TRUST FUND:
FACTORS BEGINNING ON PAGE S-34 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF        o  As of November 1, 2000, the
THE ACCOMPANYING PROSPECTUS.                      mortgage loans included in the
                                                  trust fund will have an
Neither the offered certificates nor              aggregate principal balance of
the underlying mortgage loans are                 approximately $1,142,819,332.
insured or guaranteed by any government
agency or instrumentality.                     o  The trust fund will consist of
                                                  a pool of 162 fixed rate
The offered certificates will represent           mortgage loans.
interests in the trust fund only. They
will not represent obligations of any          o  The mortgage loans are secured
other party.                                      by first liens on commercial
                                                  and multifamily properties.
The offered certificates will not be
listed on any national securities              o  All of the mortgage loans were
exchange or any automated quotation               originated or acquired by
system of any registered securities               First Union National Bank,
association.                                      Merrill Lynch Mortgage Capital
                                                  Inc., or Merrill Lynch
The prospectus supplement may be used             Mortgage Lending, Inc.
to offer and sell the offered
certificates only if it is accompanied         THE CERTIFICATES:
by the prospectus dated November 16,
2000.                                          o  The trust fund will issue
-----------------------------------------         twenty-one classes of
                                                   certificates.

                                               o  Only the eight classes of
                                                  offered certificates
                                                  described in the following
                                                  table are being offered by
                                                  this prospectus supplement
                                                  and the accompanying
                                                  prospectus.


============================================================================================================
                                   PERCENTAGE OF                      ASSUMED
                      ORIGINAL     CUT-OFF DATE                        FINAL                       EXPECTED
                     CERTIFICATE       POOL       PASS-THROUGH     DISTRIBUTION                    S&P/FITCH
CLASS                BALANCE(1)       BALANCE         RATE            DATE(2)       CUSIP NO.      RATING(3)
-----                -----------   -------------  ------------     ------------     ---------     ----------
Class A-1 .......   $187,400,000      16.40%         6.940%         April 2010      33736XAW9       AAA/AAA
Class A-2 .......   $686,856,000      60.10%         7.202%       September 2010    33736XAX7       AAA/AAA
Class B .........   $ 55,713,000       4.88%         7.281%       September 2010    33736XAZ2        AA/AA
Class C .........   $ 42,855,000       3.75%         7.428%       September 2010    33736XBA6         A/A
Class D .........   $ 17,143,000       1.50%         7.526%       September 2010    33736XBB4        A-/A-
Class E .........   $ 18,571,000       1.63%         7.779%(4)    September 2010    33736XBC2      BBB+/BBB+
Class F .........   $ 17,142,000       1.50%         7.849%(4)     October 2010     33736XBD0       BBB/BBB
Class G .........   $ 14,285,000       1.25%         8.269%(4)     October 2010     33736XAY5      BBB-/BBB-
============================================================================================================

(Footnotes explaining the table are on page S-3)


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and First Union Securities, Inc. is the sole bookrunner for the offering. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.32% of the initial certificate balance of the offered certificates, plus accrued interest from November 1, 2000, before deducting expenses.

     We expect that delivery of the offered certificates will be made in book-entry form on or about November 29, 2000.


FIRST UNION SECURITIES, INC.                                 MERRILL LYNCH & CO.


                                NOVEMBER 16, 2000

                               [MAP APPEARS HERE]

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT

                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o Summary of Prospectus Supplement, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o Risk Factors, commencing on page S-34 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-155 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o IF USED IN A JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED;

     o IF THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO; OR

     o IF SUCH OFFER OR SOLICITATION IS MADE TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

---------------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Price/Yield Tables" in this prospectus supplement). The "Rated Final Distribution Date" is the distribution date to occur in October 2032. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch").

(4) The pass-through rate applicable to the Class E, Class F and Class G certificates on each distribution date will equal the weighted average net mortgage rate of the mortgage loans for such distribution date less 0.59%, 0.52% and 0.10% for the Class E, Class F, and Class G certificates, respectively.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT ....................................        S-7
RISK FACTORS ........................................................       S-34
   The Offered Certificates .........................................       S-34
   The Mortgage Loans ...............................................       S-38
DESCRIPTION OF THE MORTGAGE POOL ....................................       S-69
   General ..........................................................       S-69
   Mortgage Loan History ............................................       S-69
   Certain Terms and Conditions of the Mortgage Loans ...............       S-70
     Mortgage Rates; Calculations of Interest .......................       S-70
     Mortgage Loan Payments .........................................       S-70
     Due Dates ......................................................       S-70
     Amortization ...................................................       S-70
     Prepayment Provisions ..........................................       S-70
     Other Financing ................................................       S-71
     Nonrecourse Obligations ........................................       S-72
     Due-On-Sale and Due-On-Encumbrance Provisions ..................       S-72
     Cross-Default and Cross-Collateralization of
       Certain Mortgage Loans .......................................       S-72
   Assessments of Property Condition ................................       S-72
     Property Inspections ...........................................       S-72
     Appraisals .....................................................       S-73
     Environmental Assessments ......................................       S-73
     Engineering Assessments ........................................       S-73
     Earthquake Analyses ............................................       S-73
   Schneider Loan ...................................................       S-73
   Crowne Plaza Mortgage Loan .......................................       S-74
   Additional Mortgage Loan Information .............................       S-75
     The Mortgage Pool ..............................................       S-75
   Ten Largest Mortgage Loans .......................................       S-92
   The Mortgage Loan Seller .........................................       S-97
   The Mortgage Loan Originators ....................................       S-97
   Underwriting Standards ...........................................       S-98
     General ........................................................       S-98
     Loan Analysis ..................................................       S-98
     Loan Approval ..................................................       S-98
     Debt Service Coverage Ratio and LTV Ratio ......................       S-98
     Escrow Requirements ............................................       S-99
   Assignment of the Mortgage Loans; Repurchases
     and Substitutions ..............................................      S-100
   Representations and Warranties; Repurchases
     and Substitutions ..............................................      S-102
   Changes in Mortgage Pool Characteristics .........................      S-104
SERVICING OF THE MORTGAGE LOANS .....................................      S-104
   General ..........................................................      S-104
   The Master Servicer and the Special Servicer .....................      S-105
   Servicing and Other Compensation and Payment
     of Expenses ....................................................      S-107
   Modifications, Waivers and Amendments ............................      S-109
   The Controlling Class Representative .............................      S-110
     Limitation on Liability of Controlling Class
       Representative ...............................................      S-111
   REO Properties; Sale of Mortgage Loans ...........................      S-111
   Inspections; Collection of Operating Information .................      S-112
DESCRIPTION OF THE CERTIFICATES .....................................      S-113
   General ..........................................................      S-113
   Registration and Denominations ...................................      S-113
   Certificate Balances and Notional Amount .........................      S-116
   Pass-Through Rates ...............................................      S-117

                                                                            PAGE
                                                                            ----
   Distributions ....................................................      S-118
     General ........................................................      S-118
     Schneider Loan .................................................      S-118
     The Available Distribution Amount ..............................      S-119
     Interest Reserve Account .......................................      S-120
     Application of the Available Distribution Amount ...............      S-120
     Distributable Certificate Interest .............................      S-124
     Principal Distribution Amount ..................................      S-125
     Treatment of REO Properties ....................................      S-126
     Allocation of Prepayment Premiums and Yield
       Maintenance Charges ..........................................      S-126
     Distributions of Additional Interest ...........................      S-127
   Subordination; Allocation of Losses and Certain Expenses .........      S-127
   P&I Advances .....................................................      S-130
   Appraisal Reductions .............................................      S-131
   Reports to Certificateholders; Available Information .............      S-132
     Trustee Reports ................................................      S-132
     Book-Entry Certificates ........................................      S-135
     Information Available Electronically ...........................      S-136
     Other Information ..............................................      S-136
   Assumed Final Distribution Date; Rated Final
     Distribution Date ..............................................      S-137
   Voting Rights ....................................................      S-138
   Termination ......................................................      S-138
   The Trustee ......................................................      S-139
YIELD AND MATURITY CONSIDERATIONS ...................................      S-140
   Yield Considerations .............................................      S-140
     General ........................................................      S-140
     Rate and Timing of Principal Payment ...........................      S-140
     Losses and Shortfalls ..........................................      S-141
     Pass-Through Rates .............................................      S-141
     Certain Relevant Factors .......................................      S-141
     Delay in Payment of Distributions ..............................      S-142
     Unpaid Distributable Certificate Interest ......................      S-142
     Optional Termination ...........................................      S-142
   Price/Yield Tables ...............................................      S-142
   Weighted Average Life ............................................      S-144
USE OF PROCEEDS .....................................................      S-147
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ............................      S-147
ERISA CONSIDERATIONS ................................................      S-149
LEGAL INVESTMENT ....................................................      S-152
METHOD OF DISTRIBUTION ..............................................      S-152
LEGAL MATTERS .......................................................      S-154
RATINGS .............................................................      S-154
INDEX OF PRINCIPAL DEFINITIONS ......................................      S-155

                                                                            PAGE
                                                                            ----
ANNEX A-1 -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
              MORTGAGED PROPERTIES ..................................        A-1
ANNEX A-2 -- DEBT SERVICE PAYMENT SCHEDULE
              FOR SCHNEIDER LOAN ....................................        A-2
ANNEX A-3 -- CERTAIN INFORMATION REGARDING MULTIFAMILY
              MORTGAGED PROPERTIES ..................................        A-3
ANNEX A-4 -- RESERVE ACCOUNTS .......................................        A-4
ANNEX A-5 -- COMMERCIAL TENANT SCHEDULE .............................        A-5
ANNEX B   -- PRICE/YIELD TABLES .....................................        B-1
ANNEX C   -- FORM OF DISTRIBUTION DATE STATEMENT ....................        C-1
ANNEX D   -- FORM OF DELINQUENT LOAN STATUS REPORT ..................        D-1
ANNEX E   -- FORM OF HISTORICAL LOAN MODIFICATION REPORT ............        E-1
ANNEX F   -- FORM OF HISTORICAL LIQUIDATION REPORT ..................        F-1
ANNEX G   -- FORM OF REO STATUS REPORT ..............................        G-1
ANNEX H   -- SERVICER WATCH LIST ....................................        H-1
ANNEX I   -- FORM OF OPERATING STATEMENT ANALYSIS REPORT ............        I-1
ANNEX J   -- FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR" ............        J-1
ANNEX K   -- FORM OF COMPARATIVE FINANCIAL STATUS REPORT ............        K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

O THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

O WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

O UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE, WHICH IS NOVEMBER 1, 2000 WITH RESPECT TO 160 OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AND NOVEMBER 5, 2000 WITH RESPECT TO TWO OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

O WITH RESPECT TO ONE MORTGAGE LOAN INCLUDED IN THE TRUST FUND, REFERRED TO AS THE SCHNEIDER LOAN, THAT IS DIVIDED INTO A SENIOR COMPONENT AND A SUBORDINATE COMPONENT, UNLESS OTHERWISE STATED, ALL REFERENCES TO MORTGAGE LOANS AND RELATED PRINCIPAL BALANCES ARE REFERENCES TO THE SENIOR COMPONENT ONLY OF THAT MORTGAGE LOAN. REFERENCES TO THE ORIGINAL PRINCIPAL BALANCE OF THE SENIOR COMPONENT OF THE SCHNEIDER LOAN ARE REFERENCES TO THE PRINCIPAL BALANCE OF THAT MORTGAGE LOAN (INCLUDING THE SUBORDINATE COMPONENT) AS OF THE ORIGINATION DATE, LESS THE SUBORDINATE COMPONENT. THE AGGREGATE PRINCIPAL BALANCE OF THE SCHNEIDER LOAN (INCLUDING THE SUBORDINATE COMPONENT) AS OF THE CUT-OFF DATE IS APPROXIMATELY $38,930,352.

O ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C2, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I, Class R-II, Class R-III and Class R-IV certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. The table does not describe the subordinate component of the Schneider loan (which will be designated as the Class Q certificates). The Class Q certificates have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. References to certificates or classes of certificates in this prospectus supplement are not references to the Class Q certificates.


                CLOSING DATE                                                                CASH FLOW OR
                 CERTIFICATE    PERCENTAGE                  PASS-      INITIAL   WEIGHTED      PRINCIPAL    EXPECTED
                 BALANCE OR     OF CUT-OFF                 THROUGH      PASS-    AVERAGE       WINDOW         S&P/
                  NOTIONAL       DATE POOL    CREDIT        RATE       THROUGH    LIFE         (MON./         FITCH
CLASS            AMOUNT (1)       BALANCE     SUPPORT    DESCRIPTION    RATE     (YEARS)(2)    YR.) (2)      RATING (3)
-----           ------------    ----------    -------    -----------   -------   --------   ------------    ---------
Class A-1 ....  $   187,400,000    16.40%     23.500%       Fixed      6.940%      5.70     Dec 00-Apr 10    AAA/AAA
Class A-2 ....  $   686,856,000    60.10%     23.500%       Fixed      7.202%      9.61     Apr 10-Sep 10    AAA/AAA
Class B ......  $    55,713,000     4.88%     18.625%       Fixed      7.281%      9.79     Sep 10-Sep 10     AA/AA
Class C ......  $    42,855,000     3.75%     14.875%       Fixed      7.428%      9.79     Sep 10-Sep 10      A/A
Class D ......  $    17,143,000     1.50%     13.375%       Fixed      7.526%      9.79     Sep 10-Sep 10     A-/A-
Class E ......  $    18,571,000     1.63%     11.750%      WAC (4)     7.779%      9.79     Sep 10-Sep 10   BBB+/BBB+
Class F ......  $    17,142,000     1.50%     10.250%      WAC (4)     7.849%      9.81     Sep 10-Oct 10    BBB/BBB
Class G ......  $    14,285,000     1.25%      9.000%      WAC (4)     8.269%      9.88     Oct 10-Oct 10   BBB-/BBB-
Class H ......  $    38,570,000     3.37%      5.625%       Fixed      6.750%      9.88     Oct 10-Oct 10      (5)
Class J ......  $     8,571,000     0.75%      4.875%       Fixed      6.750%      9.88     Oct 10-Oct 10      (5)
Class K ......  $     8,572,000     0.75%      4.125%       Fixed      6.750%      9.88     Oct 10-Oct 10      (5)
Class L ......  $    15,713,000     1.37%      2.750%       Fixed      6.750%      9.89     Oct 10-Apr 11      (5)
Class M ......  $     5,714,000     0.50%      2.250%       Fixed      6.750%     11.33     Apr 11-Apr 12      (5)
Class N ......  $     5,714,000     0.50%      1.750%       Fixed      6.750%     11.38     Apr 12-Apr 12      (5)
Class O ......  $    20,000,332     1.75%        --         Fixed      6.750%     11.61     Apr 12-Sep 12      (5)
Class IO .....  $ 1,142,819,332(6)  N/A        N/A       WAC-IO (6)   1.201%(6)    N/A     Dec 00-Sep 12      (6)


---------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Price/Yield Tables" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch").

(4) The pass-through rate applicable to the Class E, Class F and Class G certificates on each distribution date will equal the weighted average net mortgage rate of the mortgage loans for such distribution date less 0.59%, 0.52% and 0.10% for the Class E, Class F and Class G certificates, respectively.

(5) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6) The Class IO certificates are not offered by this prospectus supplement but will be offered to investors in private transactions under Rule 144A of the Securities Act of 1933, as amended. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class IO certificates as described in this prospectus supplement. The interest rate applicable to each component of the Class IO certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate of the mortgage loans for such distribution date over the pass-through rate then applicable to the corresponding class of certificates entitled to receive distributions of principal.

            offered certificates


            private certificates

                                   THE PARTIES


THE TRUST FUND ............   The trust fund will be created on or about the
                              closing date pursuant to a pooling and servicing agreement dated as of November 1, 2000, by and among the depositor, the master servicer, the special servicer and the trustee.

THE DEPOSITOR .............   First Union Commercial Mortgage Securities, Inc.
                              We are a wholly-owned subsidiary of First Union
                              National Bank, which is the mortgage loan seller, one of the mortgage loan originators, the master servicer, the special servicer, and an affiliate of one of the underwriters. Our principal executive office is located at One First Union
                              Center, Charlotte, North Carolina 28288-0630 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                              On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER ................   The trust fund to be established under the pooling
                              and servicing agreement. For more detailed information, see "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN
  SELLER ..................   First Union National Bank. For more information,
                              see "DESCRIPTION OF THE MORTGAGE POOL--The
                              Mortgage Loan Seller" in this prospectus supplement. The mortgage loan seller will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See
                              "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

THE MORTGAGE LOAN
  ORIGINATORS .............   First Union National Bank, Merrill Lynch Mortgage
                              Capital Inc. and Merrill Lynch Mortgage Lending,
                              Inc. See "DESCRIPTION OF THE MORTGAGE POOL--The
                              Mortgage Loan Originators." First Union National
                              Bank, in its capacity as mortgage loan originator and not as a mortgage loan seller, originated or acquired and is assigning to us on the closing date 143 of the mortgage loans to be included in the trust fund representing 83.0% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Merrill Lynch Mortgage
                              Capital Inc. and Merrill Lynch Mortgage Lending,
                              Inc. originated or acquired and assigned to the mortgage loan seller 19 of the mortgage loans to be included in the trust fund, representing 17.0% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER .......   First Union National Bank. First Union National
                              Bank is our affiliate and is the mortgage loan seller, one of the mortgage loan originators, and the special servicer. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund (including the subordinate component of the Schneider loan). See
                              "SERVICING OF THE MORTGAGE LOANS--The Master
                              Servicer" in this prospectus supplement.

THE SPECIAL SERVICER ......   First Union National Bank. First Union National
                              Bank is our affiliate and is the mortgage loan seller, one of the mortgage loan originators, and the master servicer. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund (including the subordinate component of the Schneider loan) that, in general, are in default or as to which default is imminent. Some holders of certificates
                              (initially the holder of the Class O certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Schneider loan, the holder of the subordinate component in the Schneider loan may appoint a representative who may advise the special servicer in consultation with the representative of the holder of the certificates discussed in the previous sentence. It is expected that First Union National Bank or one of its affiliates will initially be the holder of the Class O certificates. See "SERVICING OF THE
                              MORTGAGE LOANS--The Master Servicer and the
                              Special Servicer" in this prospectus supplement.

THE TRUSTEE ...............   Wells Fargo Bank Minnesota, N.A. The trustee will
                              be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                              CERTIFICATES--The Trustee" in this prospectus supplement.

THE UNDERWRITERS ..........   First Union Securities, Inc. and Merrill Lynch,
                              Pierce, Fenner & Smith Incorporated. First Union
                              Securities, Inc. is our affiliate and is an affiliate of First Union National Bank, which is the master servicer, the special servicer, the mortgage loan seller and one of the mortgage loan originators. Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated is an affiliate of two of the mortgage loan originators. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated are acting as co-lead managers and First Union Securities, Inc. is the sole bookrunner for the offering.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE ..............   On or about November 29, 2000.

CUT-OFF DATE ..............   For 160 of the mortgage loans to be included in
                              the trust fund, November 1, 2000, and for two of the mortgage loans to be included in the trust fund, November 5, 2000. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid in November on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

DISTRIBUTION DATE .........   The 15th day of each month or, if such day is not
                              a business day, the next succeeding business day;
                              provided, however, that the distribution date will be no earlier than the fourth business day following the determination date in the month in which such distribution date occurs. The first distribution date on which investors in the offered certificates may receive distributions will occur in December 2000.

DETERMINATION DATE ........   For each distribution date, the 11th day of each
                              month, or if such day is not a business day, the immediately succeeding business day.

COLLECTION PERIOD .........   For any distribution date, the period beginning on
                              the day after the determination date in the immediately preceding month (or the cut-off date, in the case of the first collection period) through and including the related determination date.

                                THE CERTIFICATES

OFFERED CERTIFICATES ......   We are offering to you the following eight classes
                              of certificates of our Commercial Mortgage
                              Pass-Through Certificates, Series 2000-C2 pursuant to this prospectus supplement:

                                                     Class A-1
                                                     Class A-2
                                                     Class B
                                                     Class C
                                                     Class D
                                                     Class E
                                                     Class F
                                                     Class G

SUBORDINATE COMPONENT .....   In addition to the certificates, the trust fund
                              will also issue a subordinate component in the amount of $5,000,000, which will represent the subordinate interest in one mortgage loan (control number 4) referred to in this prospectus supplement as the Schneider loan. The aggregate principal balance of the Schneider loan (including the subordinate component) as of the cut-off date will be approximately $38,930,352. Unless otherwise noted, all references in this prospectus supplement to any mortgage loans will be deemed not to include this subordinate component. The subordinate component, represented by the Class Q certificates, is not being offered by this prospectus supplement. Only the senior component
                              (with an outstanding principal balance of $33,930,352) of this mortgage loan will be represented by the certificates. See "DESCRIPTION
                              OF THE MORTGAGE POOL--Schneider Loan" in this prospectus supplement. Generally, the subordination of the subordinate component of the Schneider loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the senior component of the Schneider loan included as a "mortgage loan" herein because those ratios are based only on the senior component of the Schneider loan.

                              All principal collections on the Schneider loan will be distributed to the certificates as described below under "Priority of Distributions" until the senior component of the Schneider loan has been reduced to zero. Any subsequent principal collections on the Schneider loan will be distributed to the subordinate component. Interest on the senior component will accrue on the balance of the senior component at a per annum rate equal to the mortgage rate in effect for the Schneider loan as of the beginning of the related collection period, and will be distributed to the certificates as described below under "Priority of Distributions". See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

                              The holder of the subordinate component will not have the right to enforce the mortgagee's rights upon a default of the Schneider loan, but will have the right to purchase the loan under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL--Schneider Loan" in this prospectus supplement. For more information regarding the relationship between the senior component and the subordinate component, see "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount," "--Distributions--Schneider Loan,"
                              "--Distributions--Distributable Certificate
                              Interest," "--Distributions--Allocation of
                              Prepayment Premiums and Yield Maintenance
                              Charges," "--Subordination; Allocation of Losses and Certain Expenses" and "--Appraisal Reductions" in this prospectus supplement.

                              The holder of the subordinate component will have the right to select a representative to consult with the certificateholders of certain classes that are subordinate in right of payment (initially the Class O Certificates) in advising the special servicer with respect to the Schneider loan. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer and the Special Servicer" in this prospectus supplement.

PRIORITY OF
  DISTRIBUTIONS ...........   On each distribution date, you will be entitled to
                              distributions of all payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. The trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                              --------------------------------------------------
                              Interest, pro rata, on the Class IO, Class A-1 and Class A-2 certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class A-1 and Class A-2
                              certificates, pro rata, for any realized losses and trust fund expenses borne by such classes, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class B certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------

                              --------------------------------------------------
                              Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class C certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class D certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class E certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class F certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Interest on the Class G certificates.
                              --------------------------------------------------
                              --------------------------------------------------
                              Principal on the Class G certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                              --------------------------------------------------
                              --------------------------------------------------
                              Reimbursement to the Class G certificates for any realized losses and trust fund expenses borne by such class, plus interest on any such realized losses or trust fund expenses, accrued at the applicable pass-through rate from the date such realized losses and/or trust fund expenses were allocated to such class.
                              --------------------------------------------------
                              --------------------------------------------------
                              Distributions to the non-offered certificates.
                              --------------------------------------------------
                              If, on any distribution date, the certificate balances of the Class B through Class O certificates have been reduced to zero, but the Class

                              A-1 and Class A-2 certificates remain outstanding, distributions of principal will be made pro rata to the Class A-1 and Class A-2 certificates. Additionally, if, on any distribution date, the balance of the senior component of the Schneider loan has been reduced to zero, but the subordinate component remains outstanding, all principal and interest on the Schneider loan will be distributed to the subordinate component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

INTEREST ..................   On each distribution date each class of
                              certificates will be entitled to receive:

                                 o for each class of certificates other than the Class IO certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance of such class of certificates immediately prior to such distribution date and, for the Class IO certificates, the aggregate of one month's interest accrued during the calendar month prior to the related distribution date on the notional amount of each of the interest-only components;

                                 o minus (other than in the case of the Class IO certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer;

                                 o minus (other than in the case of the Class IO certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan; and

                                 o  plus any interest that such class of
                                    certificates was entitled to receive on all prior distribution dates to the extent not received.

                              See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO certificates have fifteen interest-only components, with one interest-only component corresponding to each class of certificates entitled to distributions of principal. Each interest-only component will correspond to the class of certificates that has the same alphabetical and, if applicable, numerical designation. On each distribution date, each interest-only component will have a notional amount equal to the certificate balance of the class of certificates that corresponds to such interest-only component.

                              Each interest-only component will accrue interest at a rate as described under "Pass-Through Rates" below.

                              The certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                              As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                 o  first, pro rata, to the Class IO
                                    certificates, Class A-1 certificates and
                                    Class A-2 certificates, and then to each other class of offered certificates in alphabetical order; and

                                 o only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date on each class of certificates with a higher priority of distribution.

                              You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES-- Distributions" in this prospectus supplement.

PASS-THROUGH RATES ........   The pass-through rate for each class of
                              certificates (other than the Class IO
                              certificates) on each distribution date is set forth above under "Overview of the Certificates."

                              Each interest-only component accrues interest at a rate equal to the excess, if any, of the weighted average net mortgage rate of the mortgage loans for any distribution date over the pass-through rate applicable to the corresponding class of certificates entitled to distributions of principal.

                              The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances on the first day of the related collection period; provided that, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                 o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                 o the applicable administrative cost rate, as described in this prospectus supplement.

                              For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                              The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                 o  any payments or other collections (or
                                    advances in lieu thereof) of principal on such mortgage loan that are due or received, as the case may be, during the related collection period and distributed on the certificates on and prior to such date; and

                                 o the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                              The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ...   On the closing date, each class of certificates
                              (other than the Class IO, Class R-I, Class R-II,
                              Class R-III and Class R-IV certificates) will have
                              the certificate balance shown in the table at the
                              beginning of this summary. The certificate balance
                              for each class of certificates entitled to receive
                              principal may be reduced by:

                                 o  distributions of principal; and

                                 o allocations of realized losses and trust fund expenses.

                              The certificate balance of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement.

                              The Class IO certificates have no principal balance and will not receive distributions of principal.

                              As reflected in the chart under "Priority of Distributions" above:

                                 o Principal is distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical order.

                                 o Principal is only distributed on a class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation.

                                 o  Generally, no class of certificates is
                                    entitled to distributions of principal until the certificate balance of each class of certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero.

                              The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                 o the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the trust fund during the related collection period;

                                 o prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

                                 o all liquidation proceeds (except proceeds from the sale or liquidation of a mortgage loan or REO property, net of certain expenses and advances, in excess of the amount that would have been received if a principal prepayment in full had been made), insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

SUBORDINATION; ALLOCATION
  OF LOSSES AND CERTAIN
  EXPENSES ................   Credit support for any class of certificates
                              (other than the Class IO, Class R-I, Class R-II,
                              Class R-III and Class R-IV certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation and, with respect to the Schneider loan, the subordinate component in the loan until the senior component is reduced to zero. The certificate balance of a class of certificates
                              (other than the Class IO, Class R-I, Class R-II,
                              Class R-III and Class R-IV certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date. Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class IO, Class R-I,
                              Class R-II, Class R-III and Class R-IV
                              certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table. Losses and additional trust fund expenses on the mortgage loans (other than on the Schneider loan) are not allocated to the Class Q certificates. Losses that are realized on the Schneider loan and additional trust fund expenses related to the Schneider loan will be allocated to the subordinate component in the loan before being allocated to any class of certificate.


                                                                        PERCENTAGE      ORDER OF
                                                          ORIGINAL     CUT-OFF DATE    APPLICATION
                              CLASS                      CERTIFICATE       POOL       OF LOSSES AND
                              DESIGNATION                  BALANCE        BALANCE       EXPENSES
                              -----------                -----------      -------      -----------
                              Class A-1 .............   $187,400,000        16.40%          8
                              Class A-2 .............   $686,856,000        60.10%          8
                              Class B ...............   $ 55,713,000         4.88%          7
                              Class C ...............   $ 42,855,000         3.75%          6
                              Class D ...............   $ 17,143,000         1.50%          5
                              Class E ...............   $ 18,571,000         1.63%          4
                              Class F ...............   $ 17,142,000         1.50%          3
                              Class G ...............   $ 14,285,000         1.25%          2
                              Non-offered
                                certificates ........   $102,854,332         9.00%          1

                              Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount for the interest-only component of the Class IO certificates that corresponds to such class of certificates.

                              See "DESCRIPTION OF THE
                              CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES .....   On each distribution date, any prepayment premium
                              or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates then entitled to distributions as follows:

                              The holders of each class of offered certificates then entitled to distributions of principal on such distribution date will be entitled to a portion of prepayment premiums equal to the product of:

                                 o  the amount of such prepayment premiums;

                                 o a fraction, the numerator of which is equal to the amount of principal distributable to such class of offered certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date; and

                                 o  25%.

                              The holders of each class of offered certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of yield maintenance charges equal to the product of:

                                 o  the amount of such yield maintenance
                                    charges;

                                 o a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of offered certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                 o a fraction, the numerator of which is equal to the amount of principal distributable on such class of offered certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date.

                              If there is more than one class of offered certificates entitled to distributions of principal on any particular distribution date on which a yield maintenance charge or prepayment premium is distributable, the aggregate amount of such yield maintenance charge or prepayment premium will be allocated among all such classes up to, and on a pro rata basis in accordance with the foregoing entitlements.

                              The portion, if any, of the yield maintenance charges or prepayment premiums remaining after any such payments to the holders of the offered certificates will be distributed to the holders of the Class IO certificates.

                              The "discount rate" applicable to any class of offered certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                 o In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

                                 o In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                              EXAMPLES OF ALLOCATION OF YIELD MAINTENANCE
                              CHARGES
                              -------------------------------------------
                                 Mortgage interest rate .................   = 8%
                                 Pass-through rate for
                                   applicable class .....................   = 6%
                                 Discount rate ..........................   = 5%

                              ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
                              FOR APPLICABLE CLASS      FOR CLASS IO
                              ---------------------     ------------------------
                              6% - 5%                   100% - 33 1/3% = 66 2/3%
                              ------- = 33 1/3%
                              8% - 5%

                              See "DESCRIPTION OF THE
                              CERTIFICATES--Distributions-- Allocation oF
                              Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

ADVANCING .................   In the event the master servicer fails to receive
                              one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan (including the subordinate component of the Schneider loan) included in the trust fund by the related determination date and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See "DESCRIPTION OF THE
                              CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION
  OF THE TRUST FUND .......   The trust fund may be terminated when the
                              aggregate principal balance of the mortgage loans included in the trust fund (including the subordinate component of the Schneider loan) is less than 1% of the aggregate principal balance of the mortgage loans included in the trust fund
                              (including the subordinate component of the Schneider loan) as of the cut-off date. See
                              "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

REGISTRATION AND DENOMINATION ............. The offered certificates will be registered in the name of Cede &
                                            Co., as nominee for The Depository
                                            Trust Company in the United States,
                                            or in Europe through Clearstream,
                                            Luxembourg or The Euroclear System.
                                            You will not receive a definitive
                                            certificate representing your
                                            interest in the trust fund, except
                                            in the limited circumstances
                                            described in the accompanying
                                            prospectus. See "DESCRIPTION OF THE
                                            CERTIFICATES--Book-Entry
                                            Registration and Definitive
                                            Certificates" in the accompanying
                                            prospectus.

                                            Beneficial interests in the Class
                                            A-1, Class A-2, Class B, Class C,
                                            Class D, Class E, Class F and Class
                                            G certificates will be offered in
                                            minimum denominations of $10,000
                                            actual principal amount and in
                                            integral multiples of $1 in excess
                                            of those amounts.

MATERIAL FEDERAL
  INCOME TAX CONSEQUENCES ................. One or more separate real estate mortgage investment conduit
                                            ("REMIC") elections will be made
                                            with respect to most of the trust
                                            fund. The certificates will evidence
                                            regular interests in a real estate
                                            mortgage investment conduit and
                                            generally will be treated as debt
                                            instruments of such real estate
                                            mortgage investment conduit.
                                            Certificateholders' entitlement to a
                                            portion of any additional interest
                                            that has accrued on a mortgage loan
                                            that provides for the accrual of
                                            such additional interest if the
                                            unamortized principal amount of such
                                            mortgage loan is not repaid on the
                                            anticipated repayment date set forth
                                            in the related mortgage note will be
                                            treated as a grantor trust strip
                                            certificate (as described in the
                                            accompanying prospectus) issued by
                                            an entity treated as a grantor trust
                                            for United States federal income tax
                                            purposes.

                                            Based on expected issue prices,
                                            certain classes of certificates,
                                            depending on their issue prices, may
                                            be treated as having been issued
                                            with original issue discount for
                                            federal income tax reporting
                                            purposes.

                                            For further information regarding
                                            the federal income tax consequences
                                            of investing in the offered
                                            certificates, see "MATERIAL FEDERAL
                                            INCOME TAX CONSEQUENCES" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.


ERISA CONSIDERATIONS ...................... Subject to important considerations described under "ERISA
                                            CONSIDERATIONS" in this prospectus
                                            supplement and the accompanying
                                            prospectus, the following
                                            certificates may be eligible for
                                            purchase by persons investing assets
                                            of employee benefit plans,
                                            individual retirement accounts, or
                                            other retirement plans and accounts:

                                                       Class A-1
                                                       Class A-2
                                                       Class B
                                                       Class C
                                                       Class D
                                                       Class E
                                                       Class F
                                                       Class G

                                            This is based on an individual
                                            prohibited transaction exemption
                                            granted to each of First Union
                                            Securities, Inc. and Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated,
                                            as amended, by the U.S. Department
                                            of Labor. The characteristics of the
                                            other classes of offered
                                            certificates do not currently meet
                                            the requirements of the above
                                            mentioned individual prohibited
                                            transaction exemptions. Accordingly,
                                            under current law, the other classes
                                            of offered certificates may not be
                                            sold to such plans and accounts
                                            except as may be permitted under a
                                            prohibited transaction exemption
                                            available to certain insurance
                                            companies using general account
                                            assets. See "ERISA CONSIDERATIONS"
                                            in this prospectus supplement and in
                                            the accompanying prospectus.

SMMEA ELIGIBILITY ......................... We expect that the following certificates will constitute
                                            "mortgage related securities"
                                            pursuant to the Secondary Mortgage
                                            Market Enhancement Act of 1984
                                            ("SMMEA"):

                                                       Class A-1
                                                       Class A-2
                                                       Class B

                                            See "LEGAL INVESTMENT" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.

RATINGS ................................... The offered certificates will not be issued unless they have received the
                                            following ratings from Standard &
                                            Poor's Ratings Services, a division
                                            of The McGraw-Hill Companies, Inc.
                                            and Fitch, Inc.:

                                                                     EXPECTED
                                                                    RATING FROM
                                            CLASS                    S&P/FITCH
                                            -----                    ---------
                                            Class A-1 .............   AAA/AAA
                                            Class A-2 .............   AAA/AAA
                                            Class B ...............    AA/AA
                                            Class C ...............     A/A
                                            Class D ...............    A-/A-
                                            Class E ...............  BBB+/BBB+
                                            Class F ...............   BBB/BBB
                                            Class G ...............  BBB-/BBB-

                                            The ratings on the offered
                                            certificates address the likelihood
                                            of timely receipt of interest and
                                            ultimate receipt of principal by the
                                            rated final distribution date by the
                                            holders of offered certificates.
                                            They do not address the likely
                                            actual rate of prepayments. Such
                                            rate of prepayments, if different
                                            than originally anticipated, could
                                            adversely affect the yield realized
                                            by holders of the offered
                                            certificates. See "RATINGS" in this
                                            prospectus supplement and in the
                                            accompanying prospectus for a
                                            discussion of the basis upon which
                                            ratings are given, the limitations
                                            and restrictions on the ratings, and
                                            conclusions that should not be drawn
                                            from a rating.

                               THE MORTGAGE LOANS

GENERAL ................................... It is expected that the mortgage loans to be included in the trust
                                            fund will have the following
                                            approximate characteristics as of
                                            the cut-off date. For purposes of
                                            the presentation of numbers and
                                            statistical information set forth in
                                            this prospectus supplement, unless
                                            otherwise noted, all numbers and
                                            statistical information include only
                                            the senior
                                            component of the Schneider loan in
                                            which the trust fund will issue a
                                            subordinate component. The senior
                                            component will have a cut-off date
                                            balance of $33,930,352, representing
                                            3.0% of the mortgage pool. Unless
                                            otherwise noted, references in this
                                            prospectus supplement to the
                                            mortgage loans do not include the
                                            subordinate component in the
                                            Schneider loan. The totals in the
                                            following tables may not add up to
                                            100% due to rounding.

                                            Number of mortgage loans ...........................            162
                                            Number of mortgaged properties .....................            162
                                            Aggregate balance of all mortgage loans in the
                                              trust fund ....................................... $1,142,819,332
                                            Minimum balance ....................................       $513,263
                                            Maximum balance ....................................    $42,889,270
                                            Average balance ....................................     $7,054,440
                                            Weighted average loan-to-value ratio ...............          68.09%
                                            Weighted average debt service coverage ratio .......           1.35x
                                            Weighted average loan-to-value ratio at stated
                                              maturity or anticipated repayment date ...........          62.08%
                                            Range of mortgage interest rates ...................    7.000-9.150%
                                            Weighted average mortgage interest rate ............          8.421%
                                            Range of remaining term to maturity or
                                              anticipated repayment date (months) ..............         29-142
                                            Weighted average remaining term to maturity or
                                              anticipated repayment date (months) ..............            113
                                            Weighted average occupancy rate (1) ................           96.6%

                                            ----------
                                            (1)  The weighted average occupancy
                                                 rate information shown above
                                                 excludes all hospitality
                                                 properties, or approximately
                                                 9.7% of the mortgage pool.

SECURITY FOR THE MORTGAGE
  LOANS IN THE TRUST FUND .................      o  Generally, all of the
                                                    mortgage loans included in
                                                    the trust fund are
                                                    non-recourse obligations of
                                                    the related borrowers.

                                                 o  No mortgage loan included in
                                                    the trust fund is insured or
                                                    guaranteed by any government
                                                    agency or private insurer.

                                                 o  All of the mortgage loans
                                                    included in the trust fund
                                                    are secured by first lien
                                                    fee mortgages or leasehold
                                                    mortgages on commercial or
                                                    multifamily properties.

PROPERTY TYPES ............................. The following table describes the mortgage loans expected to be
                                             included in the trust fund based
                                             upon property type as of the
                                             cut-off date:

                                                 MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                                  PERCENTAGE
                                                                                     AGGREGATE        OF
                                                                    NUMBER OF         CUT-OFF       CUT-OFF
                                                                    MORTGAGE           DATE        DATE POOL
                                   PROPERTY TYPE                LOANS/PROPERTIES      BALANCE       BALANCE
                                   -------------                ----------------      -------       -------
                                   Retail - Anchored ..........        19        $  260,970,310       22.8%
                                   Retail - Unanchored ........        18            66,887,176        5.9
                                   Retail - Shadow Anchored ...         4            14,580,769        1.3
                                   Office .....................        39           295,816,595       25.9
                                   Multifamily ................        43           272,237,946       23.8
                                   Hospitality ................        11           111,099,757        9.7
                                   Industrial .................         9            63,345,906        5.5
                                   Self Storage ...............        11            20,583,328        1.8
                                   Healthcare .................         4            19,252,689        1.7
                                   Mixed Use ..................         3            17,016,073        1.5
                                   Mobile Home Park ...........         1             1,028,782        0.1
                                                                      ---        --------------      -----
                                    Total .....................       162        $1,142,819,332      100.0%
                                                                      ===        ==============      =====


                                  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE
                                   CHART IN THE PRINTED MATERIAL.]

                                            Retail - Anchored ..........   22.8%
                                            Hospitality ................    9.7%
                                            Retail - Unanchored ........    5.9%
                                            Industrial .................    5.5%
                                            Self Storage ...............    1.8%
                                            Healthcare .................    1.7%
                                            Mixed Use ..................    1.5%
                                            Retail - Shadow Anchored ...    1.3%
                                            Mobile Home Park ...........    0.1%
                                            Office .....................   25.9%
                                            Multifamily ................   23.8%



GEOGRAPHIC CONCENTRATIONS .................. The mortgaged properties are located throughout 31 states. The
                                             following table lists the number
                                             and percentage of mortgaged
                                             properties in states which have
                                             concentrations of mortgaged
                                             properties above 5.0%:

                                               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION

                                                                         AGGREGATE     PERCENTAGE OF
                                                        NUMBER OF         CUT-OFF         CUT-OFF
                                                        MORTGAGED          DATE          DATE POOL
                                            STATES     PROPERTIES         BALANCE         BALANCE
                                            ------     ----------         -------         -------
                                            CA .......      27        $  154,693,274          13.5%
                                            VA .......      17           127,848,546          11.2
                                            MA .......      20           125,012,526          10.9
                                            FL .......      12           110,059,875           9.6
                                            TX .......      20            88,235,198           7.7
                                            NV .......       7            79,416,833           6.9
                                            Other ....      59           457,553,079          40.0
                                                           ---        --------------         -----
                                            Total: ...     162        $1,142,819,332         100.0%
                                                           ===        ==============         =====




PRINCIPAL AND INTEREST
  PAYMENT TERMS ................................ o  All of the mortgage loans included in the trust fund
                                                    accrue interest at a fixed
                                                    rate, other than mortgage
                                                    loans providing for an
                                                    anticipated repayment date,
                                                    which provide for an
                                                    adjustment of fixed interest
                                                    after a certain date.

                                                 o  As of the cut-off date,
                                                    generally, payments on the
                                                    mortgage loans included in
                                                    the trust fund are due on
                                                    the first day of the month.
                                                    No mortgage loan has a grace
                                                    period that extends payment
                                                    beyond the 10th day of any
                                                    calendar month.

                                                 o  As of the cut-off date, all
                                                    of the mortgage loans
                                                    included in the trust fund
                                                    bear interest on an
                                                    actual/360 basis.
                                                    Twenty-three (23) of the
                                                    mortgage loans, or
                                                    approximately 25.7% of the
                                                    mortgage pool, have periods
                                                    during which only interest
                                                    is due and periods in which
                                                    principal and interest are
                                                    due, but in either case
                                                    interest is calculated on an
                                                    actual/360 basis. Nineteen
                                                    (19) of the mortgage loans,
                                                    or approximately 9.1% of the
                                                    mortgage pool, are
                                                    interest-only for their
                                                    entire term. One mortgage
                                                    loan that is interest-only
                                                    for its entire term, or
                                                    approximately 0.9% of the
                                                    mortgage pool, provides that
                                                    interest is payable in equal
                                                    monthly installments.

                                                    The following tables set
                                                    forth additional
                                                    characteristics of the
                                                    mortgage loans that we
                                                    anticipate to be included in
                                                    the trust fund as of the
                                                    cut-off date:

                                                                   RANGE OF CUT-OFF DATE BALANCES

                                                                                     AGGREGATE        PERCENTAGE OF
                                               RANGE OF                 NUMBER         CUT-OFF         CUT-OFF DATE
                                                CUT-OFF                   OF            DATE               POOL
                                            DATE BALANCES($)            LOANS         BALANCE            BALANCE
                                            ----------------            -----         -------            -------
                                            <=2,000,000 ...............   49     $   64,813,371            5.7%
                                             2,000,001 -  4,000,000 ...   32         93,559,462            8.2
                                             4,000,001 -  6,000,000 ...   21        103,926,698            9.1
                                             6,000,001 -  8,000,000 ...   13         92,853,772            8.1
                                             8,000,001 - 10,000,000 ...   11        100,581,778            8.8
                                            10,000,001 - 15,000,000 ...   18        212,873,456           18.6
                                            15,000,001 - 20,000,000 ...    4         68,491,038            6.0
                                            20,000,001 - 25,000,000 ...    6        132,850,219           11.6
                                            25,000,001 - 30,000,000 ...    2         54,459,300            4.8
                                            30,000,001 - 35,000,000 ...    3         96,930,352            8.5
                                            35,000,001 - 40,000,000 ...    1         36,200,000            3.2
                                            40,000,001 - 45,000,000 ...    2         85,279,887            7.5
                                                                         ---     --------------          -----
                                              Total: ..................  162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====



                                                                  RANGE OF MORTGAGE RATES

                                                                                     AGGREGATE      PERCENTAGE OF
                                                                        NUMBER        CUT-OFF       CUT-OFF DATE
                                                RANGE OF                  OF           DATE             POOL
                                            MORTGAGE RATES(%)            LOANS        BALANCE          BALANCE
                                            -----------------            -----        -------          -------
                                               < 8.000 ............        6     $   85,668,454            7.5%
                                               8.000 - 8.499 ......       72        567,601,768           49.7
                                               8.500 - 8.999 ......       70        438,824,230           38.4
                                               > 8.999 ............       14         50,724,880            4.4
                                                                         ---     --------------          -----
                                                 Total: ...........      162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====



                                                                RANGE OF CUT-OFF DATE DSC RATIOS

                                                                                     AGGREGATE      PERCENTAGE OF
                                                                        NUMBER        CUT-OFF       CUT-OFF DATE
                                                RANGE OF                  OF           DATE             POOL
                                                DSCRS (X)                LOANS        BALANCE         BALANCE
                                                ---------                -----        -------         --------
                                                1.20 - 1.24 .......       31     $  263,329,343           23.0%
                                                1.25 - 1.34 .......       78        491,024,021           43.0
                                                1.35 - 1.44 .......       13        134,233,880           11.7
                                                1.45 - 1.54 .......       14        152,334,107           13.3
                                                1.55 - 1.64 .......        5         18,600,750            1.6
                                                1.65 - 1.74 .......        7         45,290,884            4.0
                                                > 1.74 ............       14         38,006,348            3.3
                                                                         ---     --------------          -----
                                                  Total: ..........      162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====



                                                                 RANGE OF CUT-OFF DATE LTV RATIOS

                                                                                     AGGREGATE      PERCENTAGE OF
                                                                        NUMBER        CUT-OFF       CUT-OFF DATE
                                                RANGE OF                  OF           DATE             POOL
                                          CUT-OFF DATE LTVS(%)           LOANS        BALANCE         BALANCE
                                          --------------------           -----        -------         --------
                                                < 40.01 ...........        5     $    5,407,817            0.5%
                                               40.01 - 45.00 ......        6         16,997,372            1.5
                                               45.01 - 50.00 ......        9         42,165,042            3.7
                                               50.01 - 55.00 ......       12         84,536,739            7.4
                                               55.01 - 60.00 ......       11         88,138,048            7.7
                                               60.01 - 65.00 ......       21        160,559,048           14.0
                                               65.01 - 70.00 ......       20        172,424,901           15.1
                                               70.01 - 75.00 ......       39        243,015,933           21.3
                                               75.01 - 80.00 ......       35        294,076,748           25.7
                                               80.01 - 81.00 ......        4         35,497,683            3.1
                                                                         ---     --------------          -----
                                                 Total: ...........      162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====



                                                  RANGE OF REMAINING TERM TO MATURITY DATE OR ANTICIPATED
                                                                      REPAYMENT DATE

                                                                                     AGGREGATE      PERCENTAGE OF
                                                RANGE OF                NUMBER        CUT-OFF       CUT-OFF DATE
                                                REMAINING                 OF           DATE             POOL
                                              TERMS (MOS.)               LOANS        BALANCE          BALANCE
                                              ------------               -----        -------          -------
                                                 <= 108 ...........        6     $   89,167,900            7.8%
                                                 109 - 120 ........      154      1,018,450,376           89.1
                                                 > 120 ............        2         35,201,056            3.1
                                                                         ---     --------------          -----
                                                   Total: .........      162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====


                                                                      AMORTIZATION TYPES

                                                                                     AGGREGATE      PERCENTAGE OF
                                                                        NUMBER        CUT-OFF       CUT-OFF DATE
                                                 TYPE OF                  OF           DATE             POOL
                                              AMORTIZATION               LOANS        BALANCE          BALANCE
                                              ------------              ------        -------        ------------
                                            Amortizing Balloon ....      111     $  575,967,319           50.4%
                                            Interest-only, then
                                              Amortizing Balloon ..       23        293,699,000           25.7
                                            Amortizing ARD ........        9        169,203,013           14.8
                                            Interest-only .........       18         97,050,000            8.5
                                            Interest-only ARD .....        1          6,900,000            0.6
                                                                         ---     --------------          -----
                                              Total: ..............      162     $1,142,819,332          100.0%
                                                                         ===     ==============          =====

                                             Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                             Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                             See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions
                                             of the Mortgage Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS ................     As of the cut-off date, all of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of
                                             principal in some manner for some period of time.



                                                                 TYPES OF PREPAYMENT RESTRICTIONS

                                                                                    NUMBER      AGGREGATE      PERCENTAGE OF
                                                   TYPE OF                            OF      CUT-OFF DATE     CUT-OFF DATE
                                           PREPAYMENT RESTRICTION                    LOANS       BALANCE       POOL BALANCE
                                           ----------------------                   ------    ------------     -------------
                                            Prohibit prepayment for most of the
                                              term of the mortgage loan; but
                                              permit defeasance after date
                                              specified in related mortgage note
                                              for most or all of remaining
                                              term (1) .............................   146     $1,040,857,409        91.1%
                                            Prohibit prepayment until date
                                              specified in related mortgage note
                                              and then impose either a yield
                                              maintenance charge or a prepayment
                                              premium (but not both) for most of
                                              remaining term (1) ...................    15         93,461,923         8.2
                                            Prohibit prepayment until date
                                              specified in related mortgage
                                              note, then permit defeasance until
                                              date specified in related mortgage
                                              note, and then impose a prepayment
                                              premium for most of the remaining
                                              term (1) .............................     1          8,500,000         0.7
                                                                                       ---     --------------       -----
                                                Total ..............................   162     $1,142,819,332       100.0%
                                                                                       ===     ==============       =====

                                            -----------

                                             (1)  For the purposes hereof, "remaining term" refers
                                                  to either remaining term to maturity or
                                                  anticipated repayment date, as applicable.
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
                                             See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
                                             Information" in this prospectus supplement. The ability of the special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this
                                             prospectus supplement. See "SERVICING OF THE MORTGAGE
                                             LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or the ability of the master servicer or special servicer to collect any
                                             prepayment premium or yield maintenance charge.

DEFEASANCE ...........................       One hundred forty-seven (147) of the mortgage loans included in the trust fund as of the cut-off date, or approximately 91.8% of the mortgage pool, permit the borrower, under certain conditions, to substitute direct non-callable United States Treasury
                                             obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods.
                                             Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged
                                             properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount
                                             sufficient to make, when due, all payments on the related
                                             mortgage loan or allocated to the related mortgaged property. The master servicer may not permit borrowers to defease a mortgage loan under certain circumstances.

                                             See "RISK FACTORS--The Mortgage Loans-Risks Associated with
                                             Commercial Lending May Be Different Than For Residential Lending"
                                             and "--Future Cash Flow and Property Values Are Not Predictable"
                                             and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus
                                             supplement.
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TEN LARGEST MORTGAGE LOANS ..............    The following table and summaries describe the ten largest mortgage loans in the trust fund by principal balance as of the cut-off date:



                             TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                PERCENTAGE
                                                    OF                               LTV
                            NUMBER    CUT-OFF     CUT-OFF               CUT-OFF   RATIO AT   CUT-OFF
                              OF       DATE      DATE POOL  PROPERTY   DATE LTV   MATURITY  DATE DSC   MORTGAGE
  LOAN NAME               PROPERTIES  BALANCE     BALANCE     TYPE       RATIO     OR ARD     RATIO      RATE
  ---------               ----------  -------   ----------- --------   ---------   ------   ---------  --------
                                                           Retail--
Polaris Towne Center ......    1   $ 42,889,270       3.8%   Anchored       79.72%    71.81%     1.25x      8.200%
                                                           Retail--
Park Plaza Mall ...........    1     42,390,617       3.7    Anchored       55.05     50.14      1.54       8.690
HCPI  Portfolio ...........    6     42,000,000       3.7  Office           59.78     56.13      1.40       8.250
The Grove at Turtle Run                                    Multifamily--
  Apartments ..............    1     36,200,000       3.2    Conventional   74.64     71.56      1.25       8.100
Schneider Automation                                       Industrial--
  Facility ................    1     33,930,352       3.0    R&D            65.25     58.11      1.52       8.410
                                                           Multifamily--
Desert Club Apartments ....    1     32,000,000       2.8    Conventional   74.59     68.98      1.30       7.930
Parkridge Center V Office
  Building ................    1     31,000,000       2.7  Office           62.75     57.04      1.30       8.210
Belmont Shores Office
  Building ................    1     29,000,000       2.5  Office           60.42     56.77      1.39       8.290
FelCor--Embassy Suites--                                   Hospitality--
  Orlando .................    1     25,459,300       2.2    Full Service   67.89     57.22      1.42       8.615
                                                           Retail--
The Grove At Shrewsbury ...    1     24,657,201       2.2    Anchored       63.22     57.30      1.25       8.500
                              --   ------------      ----                   -----     -----      ----       -----
Total/Weighted  Average ...   15   $339,526,740      29.7%                  66.42%    60.72%     1.37x      8.314%
                              ==   ============      ====                   =====     =====      ====       =====
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
Polaris Towne Center ....................   The Polaris Towne Center loan is secured by a first lien mortgage on a 61.79 acre retail center located in Columbus, Ohio.
                                            Constructed during 1998 and 1999, the center is comprised of
                                            440,385 square feet of retail space.

                                            As of August 31, 2000 the property was approximately 100% leased by 39 tenants which included Kroger, Barnes & Noble, Best Buy,
                                            Joann Etc., Linens N Things, Office Max, Old Navy and TJ Maxx.
                                            Those eight tenants occupy 69.5% of the retail space in the center. Kroger, the largest tenant, occupies approximately 14.6%
                                            of the retail space in the center pursuant to a lease which expires in November 2018; Joann Etc., the second largest tenant, occupies approximately 10.4% pursuant to a lease which expires in
                                            January 2010; and Best Buy, the third largest tenant, occupies approximately 10.2% pursuant to a lease which expires in January
                                            2015. Each of the eight largest tenants in the center have entered into leases which expire after June 1, 2010, the
                                            anticipated repayment date.

                                            At any time during the term of the loan, the borrower is required to notify all tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a lender designated lockbox account (i) if the trailing 12 month debt service coverage ratio, as computed by the lender, is less than 1.20x, (ii)
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                                             upon the occurrence of an event of default, or (iii) two months prior to the anticipated repayment date.

                                             The borrower is Polaris Center, LLC, a special purpose,
                                             bankruptcy remote Delaware limited liability company. The sponsor of the borrower is Glimcher Realty Trust, a real estate
                                             investment trust headquartered in Columbus, Ohio, which has an issuer debt rating from S&P of "BB" as of the date of this prospectus supplement. The sponsor owns or is a joint venturer in
                                             126 properties located in 28 states.

Park Plaza Mall .......................      The Park Plaza Mall loan is secured by a first lien mortgage on
                                             265,144 square feet of retail space within the 549,309 square foot Park Plaza Mall, a regional mall located in Little Rock,
                                             Arkansas. The Park Plaza Mall is anchored by Dillard's Department
                                             Store, which owns and occupies the remaining 284,165 square feet of retail space and maintains its corporate headquarters within close proximity of the Park Plaza Mall. The Dillard's Department
                                             Stores space is not part of the collateral securing this loan.

                                             The weighted average sales of the in-line tenants of the property have increased each of the last four years, and exceeded $400 per square foot in 1999.

                                             As of August 31, 2000, the property was approximately 88%
                                             occupied by 77 tenants. The occupancy rate reflects the recent termination of the United Artists Theatre lease for space that comprised approximately 9% of the retail space within the
                                             property. The lender required the borrower to escrow $300,000 for tenant improvement costs associated with the reletting of the
                                             United Artist space. The largest tenants include Gap, Gap Kids,
                                             Banana Republic, The Limited, Abercombie & Fitch, Talbots,
                                             Victoria's Secret and The Disney Store. Gap, Gap Kids and Banana
                                             Republic, which when combined represent the largest tenant, occupy approximately 11.8% of the retail space within the
                                             mortgaged property; and The Limited, the second largest tenant, occupies approximately 5.9%. No other tenant occupies more than
                                             5.0% of the retail space within the mortgaged property.

                                             The borrower is required to notify all tenants to make all tenant payments to a lender designated lockbox account three months prior to the anticipated repayment date or at any time during the term of the loan: (i) if the trailing 12 month debt service coverage ratio drops below 1.15x, (ii) upon the occurrence of an event of default, or (iii) if Dillard's Department Store vacates the Park Plaza Mall.

                                             The borrower is Park Plaza Mall, LLC, a special purpose,
                                             bankruptcy remote Delaware limited liability company. The sponsor of the borrower is First Union Real Estate Investment Trust, which is headquartered in Cleveland, Ohio and is not affiliated with the mortgage loan seller. The property is managed by Landau
                                             & Heyman of Chicago, Illinois. Landau & Heyman is not affiliated with the borrower and specializes in the leasing and managing of middle market regional malls. At origination, Landau & Heyman managed approximately 4 million square feet of retail space for third
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
                                             party owners, as well as approximately 4 million square feet of retail space which it owned.

HCPI Portfolio. .........................    The HCPI Portfolio ("HCPI") loans are secured by first lien mortgages or deeds of trusts (as applicable) on six medical office properties located in San Diego, California; Minneapolis,
                                             Minnesota; Murfreesboro, Tennessee; Houston, Texas; and Plano,
                                             Texas. All six of the medical office buildings are located in close proximity to major hospitals in their respective
                                             submarkets. The weighted average debt service coverage ratio for the HCPI Portfolio is 1.40x which ranges from 1.28x to 1.66x. The weighted average loan-to-value ratio for the HCPI Portfolio is
                                             59.8%, which ranges from 49.6% to 65.0%. All of the loans in the
                                             HCPI Portfolio are cross-collateralized and cross-defaulted.

                                             The property improvements were constructed between 1976 and 1986.
                                             As of June 9, 2000, the occupancy rates at the six properties ranged from approximately 85.3% to 100.0%, with the weighted average occupancy for the entire HCPI Portfolio being
                                             approximately 95.4%. Four of the six buildings within the pool are multi-tenant buildings, while the remaining two buildings
                                             (Plano, Texas and Murfreesboro, Tennessee) are occupied by single tenants. The single tenant for the Plano, Texas property is
                                             Unicare Life & Health Insurance Co., a company with an S&P issuer debt rating of "A-" as of the date of this prospectus supplement.

                                             To mitigate certain risks associated with the single tenant status of the Murfreesboro, Tennessee property, the lender has required the sponsor to provide a $3,000,000 payment guaranty, against which the lender may collect if the borrower fails to make payments under the note. The guaranty is reduced by
                                             $1,000,000 each time that all rental payments and debt service payments are made in a timely manner for twelve (12) consecutive months.

                                             Under an indemnity and guaranty agreement for the Tennessee loan, the sponsor has agreed to guarantee a portion of tenant
                                             improvement expenses and leasing commissions in connection with the departure of the initial single tenant. The maximum amount of the sponsor's guarantee increases by $200,000 each year from
                                             $200,000 at the end of year one up to a maximum of $2 million less the amount of any cash reserves established by the borrower with the lender for tenant improvement expenses and leasing commissions and any actual tenant improvement expenses and leasing commissions paid by the borrower.

                                             Texas HCP Medical Office Buildings, L.P., the borrower for the two Texas properties, is a special purpose, bankruptcy remote
                                             Delaware limited partnership. HCP Medical Office Buildings II,
                                             LLC, the borrower for the remaining four properties, is a special purpose, bankruptcy remote Delaware limited liability company.
                                             The sponsor of each borrower is Health Care Property Investors,
                                             Inc., a real estate investment trust headquartered in Newport
                                             Beach, California, which is traded on the New York Stock Exchange under the symbol "HCP" and has an issuer debt rating from S&P of
                                             "BBB+" as of the date of this prospectus supplement. As of
                                             December 31, 1999, the
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
                                             sponsor's real estate portfolio consisted of approximately 428 properties totaling more than 21 million square feet of rental space in 43 states.

The Grove at Turtle Run Apartments ......    The Grove at Turtle Run Apartments loan is secured by a first lien deed of trust on a 510 unit apartment complex located in the
                                             Turtle Run planned urban development in Coral Springs, Broward
                                             County, Florida. The property improvements were constructed in
                                             1997 and include 44 two- and three-story buildings located on approximately 32.42 acres and containing 167 one-bedroom
                                             apartments, 239 two-bedroom apartments and 104 three-bedroom apartments. The Grove at Turtle Run Apartments is a gated
                                             community which offers such amenities as two swimming pools, a jacuzzi, a fitness center, a business center, a library, a party room and two tennis courts. The loan provides for interest-only payments during the initial 60 months following origination.

                                             As of October 31, 2000, the property was approximately 97%
                                             occupied.

                                             The borrower is Rayman Sutton Place Trust, an Illinois grantor trust. The Grove at Turtle Run Apartments is managed by Executive
                                             Affiliates, Inc., an affiliate of the borrower. Executive
                                             Affiliates, Inc. currently manages 20 multifamily properties comprising 6,100 units nationwide and has managed over 20,000 multifamily units during the past 30 years.

Schneider Automation Facility ...........    The Schneider Automation Facility loan is secured by a first lien mortgage on the Schneider Automation Facility, which is a 382,761 square foot, single tenant, industrial research and development facility, located in North Andover (Essex County), Massachusetts.
                                             Located in the North Region submarket created by the I-495
                                             Beltway/I-93 Interchange, North Andover is positioned 25 miles from the Boston central business district. This region has become increasingly desirable to high tech research and development users as the availability of research and development office space has diminished in the inner Boston suburbs. The subject is a historical site which was originally built in 1860. It was renovated in 1984 when Schneider Automation took occupancy as the single tenant under a lease which expires on July 31, 2013. To mitigate certain risks associated with the single tenant status of the property, all fixed rent payments due under the lease have been guaranteed by the tenant's parent, Schneider Elective S.A., a French based company with an S&P issuer debt rating of "A+" as of the date of this prospectus supplement.

                                             The loan is structured with a hard lockbox which was established upfront at closing. In addition, to mitigate certain risks associated with potential rollover of the single tenant, a full cash sweep of all excess net operating income (estimated at
                                             $52,083 a month) will be deposited monthly into a lease rollover account during the final four years of the loan term until this reserve aggregates to the sum of $2,500,000.

                                             The borrower is North Andover High Street Limited Partnership, a
                                             Massachusetts limited partnership which is affiliated with Yale
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
                                             Properties USA. Since 1991, Yale Properties USA has acquired approximately 5.2 million square feet of rental space both alone and with Goldman, Blackstone, Chase and other institutional real estate investors as partners. Yale Properties USA has been the on-site manager of the property since 1997.

                                             The borrower under the Schneider Automation Facility loan is affiliated with the borrower for the North Andover Mills loan
                                             (control number 17), a loan secured by a first lien mortgage on
                                             North Andover Mills, a 233,283 square foot industrial research and development facility in North Andover, Massachusetts.

Desert Club Apartments ..................    The Desert Club Apartments loan is secured by a first lien deed of trust on a 658 unit apartment complex located in Las Vegas,
                                             Nevada. The improvements on the property were constructed in 1989 and include 21 two- and three-story buildings located on
                                             approximately 19.56 acres, containing 328 one-bedroom apartments and 330 two-bedroom apartments. Desert Club Apartments is a gated community, which offers such amenities as five swimming pools, five outdoor spas, two indoor spas, saunas, a volleyball court, a fitness center, and racquetball courts. The loan provides for interest-only payments during the initial 12 months following origination.

                                             As of September 18, 2000, the property was approximately 97%
                                             occupied. The borrower is Desert Club Corp., a special purpose, bankruptcy remote Nevada corporation affiliated with OLEN
                                             Properties Corp. The property is managed by Realty Services
                                             Corp., also an affiliate of OLEN Properties Corp. OLEN Properties
                                             Corp. is a real estate management and development company
                                             established in 1973 and headquartered in Newport Beach,
                                             California. At origination, OLEN Properties Corp. and its
                                             affiliates owned approximately 6,400 multifamily units, with another 1,600 multifamily units under construction. In addition to multifamily projects, at origination, OLEN Properties Corp.
                                             owned approximately 47 office and industrial properties
                                             containing over 3 million square feet.

Parkridge Center V Office Building ......    The Parkridge Center V Office Building loan is secured by a first lien deed of trust on a suburban office building located in
                                             Reston, Virginia. The improvements, which consist of 203,492 square feet of newly constructed office space, were completed in
                                             1999. The loan provides for interest-only payments during the initial 24 months following origination.

                                             As of July 7, 2000 the property was approximately 100% occupied by 13 tenants which include CareerBuilder, Inc., Cysive, Inc.,
                                             Musicmaker.com, Inc., Veritect, Inc. and Telia North America,
                                             Inc. The gross income from these five tenants constitute
                                             approximately 86.4% of the total gross income of the office building. All of the tenants at the property have signed leases that range in term from eight to ten years from origination. To mitigate any potential rollover risk in years 8, 9 and 10 of the loan term, the lender has required the borrower to deposit
                                             $200,000 in each of years 6, 7 and 8 of the loan term into a reserve account to be established with the
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
                                             lender, which reserve is sufficient to cover a significant portion of the anticipated tenant improvement expenses and leasing commissions. As further security for the loan, the lender has taken a collateral assignment of the borrower's interest in the tenants' security deposits in the approximate amount of
                                             $3,300,000.

                                             The borrower is Parkridge V Associates Limited Partnership, a special purpose, bankruptcy remote, Virginia limited partnership.
                                             The sponsor of the borrower is Walker and Company, which at origination owned in excess of 800,000 square feet of office buildings in the Reston and Fairfax County, Virginia area. The property is managed by Walker Management, Inc., which is
                                             affiliated with the sponsor of the borrower.

Belmont Shores Office Building ........      The Belmont Shores Office Building loan is secured by a first lien mortgage on a four-story 142,496 square foot suburban office building located in Belmont, San Mateo County, California. The property is approximately one half mile from northern
                                             California's mass transit system and sits on 6.95 acres. The property was constructed in 1983. The loan provides for
                                             interest-only payments during the initial 36 months following origination, after which payments of principal and interest are due under the loan.

                                             As of July 1, 2000 the property was approximately 100% occupied by 18 tenants. Oracle Corporation, the largest tenant, occupies approximately 62% of the rental space within the property, and its gross income accounts for approximately 51.5% of the total gross income from the property. Oracle Corporation's world headquarters are located within one half mile of the property.
                                             Additionally, The McGraw-Hill Companies, Inc. and First Data
                                             Corp., taken together, occupy approximately 10% of the rental space within the property.

                                             The borrower is F&S Properties, LLC, a special purpose,
                                             bankruptcy remote California limited liability corporation. The property is managed by Foster Enterprises, which is affiliated with the sponsor.

FelCor-Embassy Suites-Orlando .........      The FelCor Embassy Suites Orlando loan is secured by a first lien mortgage on Embassy Suites International Drive South, located at
                                             8978 International Drive, Orlando (Orange County), Florida. This
                                             eight-story, 244 room, full service hotel is situated on 4.96 acres and is managed as an Embassy Suites, which is a brand name of the Promus Hotel Corporation that was recently acquired by
                                             Hilton Hotel Corporation.

                                             The hotel was built in 1985 and acquired by a subsidiary of
                                             FelCor Lodging Trust, Inc., a real estate investment trust in
                                             1995. Historical occupancy levels were approximately 81.8% and
                                             83.7% in 1998 and 1999, respectively. Average daily room rates were approximately $132.19 and $135.52 in 1998 and 1999,
                                             respectively. Each suite consists of a private bedroom, and separate living room with a convertible sofa. Other featured amenities include indoor and outdoor swimming pools, fitness center, spa, sauna, steam room, gift shop, laundry services, valet, laundry, video game room and over 7,000 square feet of meeting space. The hotel is located within 10 minutes of Walt
                                             Disney World(TM), Epcot Center, MGM Studios, Sea
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
                                             World, Universal Studios, Church Street Station, and downtown
                                             Orlando, and less than one mile from the Orange County Convention
                                             Center.

                                             The borrower, FelCor/CMB Orsouth Holdings, L.P., a special purpose, bankruptcy remote entity, is the owner of the leasehold interest in the property. The property is operated pursuant to a non-arm's length operating agreement by and between the borrower and DJONT/CMB Orsouth Leasing, L.L.C. The borrower and fee owner have both pledged their respective interests in the property.
                                             Both the fee owner and the borrower are owned directly or
                                             indirectly by FelCor Lodging Trust, Inc.

                                             The borrower under the FelCor Embassy Suites Orlando loan is affiliated with the borrower for the FelCor Embassy Suites
                                             Piscataway loan (control number 13), a loan secured by a first lien mortgage on Embassy Suites Piscataway, a 224 room full service hotel in Piscataway, New Jersey.

The Grove At Shrewsbury ................     The Grove at Shrewsbury loan is secured by a first lien mortgage on a 20.77 acre retail center containing approximately 148,171 square feet of rental space located in Shrewsbury, Monmouth
                                             County, New Jersey.

                                             As of May 17, 2000 the property was approximately 99% leased by
                                             32 tenants, which include the following national retailers:
                                             Pottery Barn, Gap and Gap Kids, Banana Republic, Talbots, The
                                             Limited, Eddie Bauer, Ann Taylor, Victoria's Secret, Coach,
                                             Brooks Brothers, Nine West, Starbucks Coffee and Williams Sonoma.
                                             The ten largest tenants collectively occupy 92,947 square feet of the retail space or 62.7% of the total retail space in the center. Sealfons, the largest tenant, occupies approximately
                                             19.4% of the retail space in the center pursuant to a lease expiring in January 2004; Pottery Barn, the second largest tenant, occupies approximately 7.6% of the retail space in the center pursuant to a lease expiring in January 2013; and Gap and
                                             Gap Kids, which in the aggregate are the third largest tenant, occupies approximately 7.3% of the retail space in the center pursuant to a lease expiring in December 2006.

                                             The property has maintained an occupancy rate of at least 99% for the last three consecutive years.

                                             The borrower is Route 35 Shrewsbury Limited Partnership, a special purpose, bankruptcy remote New Jersey limited
                                             partnership. The sponsor of the borrower is Terranomics
                                             Development, a privately owned real estate company headquartered in Bellevue, Washington. At origination, Terranomics Development managed over 1.4 million square feet of commercial space in
                                             Washington, California, New Jersey and Texas.
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

                                RISK FACTORS

o  YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS
   (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE
   ACCOMPANYING PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL
   RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE
   HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE
   MORTGAGE LOANS INCLUDED IN THE TRUST FUND OR THE CERTIFICATES.

o  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO
   YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO
   US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

o  THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
   RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
   ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
   FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS
   SUPPLEMENT.

o  IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE
   MATERIALLY AND ADVERSELY AFFECTED.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU .................... If the assets of the trust fund, primarily the mortgage loans, are
                                            insufficient to make payments on the
                                            offered certificates, no other
                                            assets will be available for payment
                                            of the deficiency. See "Risk
                                            Factors--The Assets of the Trust
                                            Fund May Not Be Sufficient to Pay
                                            Your Certificates" in the
                                            accompanying prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD ................................... Prepayments. The yield to maturity on the offered certificates will
                                            depend on the rate and timing of
                                            principal payments (including both
                                            voluntary prepayments, in the case
                                            of mortgage loans that permit
                                            voluntary prepayment, and
                                            involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation, defaults,
                                            liquidations or repurchases for
                                            breaches of representations or
                                            warranties) on the mortgage loans
                                            included in the trust fund and how
                                            such payments are allocated among
                                            the offered certificates entitled to
                                            distributions of principal.

                                            In addition, upon the occurrence of
                                            certain limited events, a party may
                                            be required to repurchase a mortgage
                                            loan from the trust fund and the
                                            money paid would be passed through
                                            to the holders of the certificates
                                            with the same effect as if such
                                            mortgage loan had been prepaid in
                                            full (except that no prepayment
                                            premium would be payable with
                                            respect to any such repurchase). We
                                            cannot make any representation as to
                                            the anticipated rate of prepayments
                                            (voluntary or involuntary) on the
                                            mortgage loans or as to the
                                            anticipated yield to maturity of any
                                            certificate. See "YIELD AND MATURITY
                                            CONSIDERATIONS" in this prospectus
                                            supplement and "YIELD
                                            CONSIDERATIONS" in the accompanying
                                            prospectus.



                                      S-34

                                            Yield. In general, if you purchase
                                            an offered certificate at a premium
                                            and principal distributions on that
                                            offered certificate occur at a rate
                                            faster than you anticipated at the
                                            time of purchase, and no prepayment
                                            premiums are collected, your actual
                                            yield to maturity may be lower than
                                            you had predicted at the time of
                                            purchase. Conversely, if you
                                            purchase an offered certificate at a
                                            discount and principal distributions
                                            on that offered certificate occur at
                                            a rate slower than you anticipated
                                            at the time of purchase, your actual
                                            yield to maturity may be lower than
                                            you had predicted at the time of
                                            purchase. In addition, the yield on
                                            the Class E, Class F and Class G
                                            certificates will be adversely
                                            affected if mortgage loans with
                                            higher mortgage interest rates pay
                                            faster than mortgage loans with
                                            lower mortgage interest rates.

                                            Interest Rate Environment.
                                            Mortgagors generally are less likely
                                            to prepay if prevailing interest
                                            rates are at or above the rates
                                            borne by their mortgage loans. On
                                            the other hand, mortgagors are more
                                            likely to prepay if prevailing
                                            interest rates fall significantly
                                            below the mortgage interest rates of
                                            their mortgage loans. Mortgagors are
                                            less likely to prepay mortgage loans
                                            with a lockout period or prepayment
                                            premium provision, to the extent
                                            enforceable, than similar mortgage
                                            loans without such provisions, with
                                            shorter lockout periods or with
                                            lower prepayment premiums.

                                            Premiums. Provisions requiring
                                            prepayment premiums and yield
                                            maintenance charges may not be
                                            enforceable in some states and under
                                            federal bankruptcy law, and may
                                            constitute interest for usury
                                            purposes. Accordingly, we cannot
                                            provide assurance that the
                                            obligation to pay such premium or
                                            charge will be enforceable or, if
                                            enforceable, that the foreclosure
                                            proceeds will be sufficient to pay
                                            such prepayment premium or yield
                                            maintenance charge. Additionally,
                                            although the collateral substitution
                                            provisions related to defeasance are
                                            not intended to be, and do not have
                                            the same effect on the
                                            certificateholders as, a prepayment,
                                            we cannot provide assurance that a
                                            court would not interpret such
                                            provisions as requiring a prepayment
                                            premium and possibly determine that
                                            such provisions are unenforceable or
                                            usurious under applicable law.
                                            Prepayment premiums and yield
                                            maintenance charges are generally
                                            not charged for prepayments
                                            resulting from casualty or
                                            condemnation and would not be paid
                                            in connection with repurchases of
                                            mortgage loans for breaches of
                                            representations or warranties.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR YIELD ............. The aggregate amount of distributions on the offered
                                            certificates, the yield to maturity
                                            of the offered certificates, the
                                            rate of principal payments on the
                                            offered certificates and
                                            the weighted average life of the
                                            offered certificates will be
                                            affected by the rate and timing of
                                            delinquencies and defaults on the
                                            mortgage loans included in the trust
                                            fund. Delinquencies on the mortgage
                                            loans included in the trust fund, if
                                            the delinquent amounts are not
                                            advanced, may result in shortfalls
                                            in distributions of interest and/or
                                            principal to the offered
                                            certificates for the current month.
                                            Any late payments received on or in
                                            respect of the mortgage loans will
                                            be distributed to the certificates
                                            in the priorities described more
                                            fully in this prospectus supplement,
                                            but no interest will accrue on such
                                            shortfall during the period of time
                                            such payment is delinquent.

                                            If you calculate your anticipated
                                            yield based on an assumed rate of
                                            default and an assumed amount of
                                            losses on the mortgage pool that are
                                            lower than the default rate and the
                                            amount of losses actually
                                            experienced, and if such losses are
                                            allocated to your class of
                                            certificates, your actual yield to
                                            maturity will be lower than the
                                            yield so calculated and could, under
                                            certain scenarios, be negative. The
                                            timing of any loss on a liquidated
                                            mortgage loan also will affect the
                                            actual yield to maturity of the
                                            offered certificates to which all or
                                            a portion of such loss is allocable,
                                            even if the rate of defaults and
                                            severity of losses are consistent
                                            with your expectations. In general,
                                            the earlier you bear a loss, the
                                            greater the effect on your yield to
                                            maturity. See "YIELD AND MATURITY
                                            CONSIDERATIONS" in this prospectus
                                            supplement and "YIELD
                                            CONSIDERATIONS" in the accompanying
                                            prospectus.

                                            Even if losses on the mortgage loans
                                            included in the trust fund are
                                            allocated to a particular class of
                                            offered certificates, such losses
                                            may affect the weighted average life
                                            and yield to maturity of other
                                            certificates. Losses on the mortgage
                                            loans, to the extent not allocated
                                            to such class of offered
                                            certificates, may result in a higher
                                            percentage ownership interest
                                            evidenced by such certificates than
                                            would otherwise have resulted absent
                                            such loss. The consequent effect on
                                            the weighted average life and yield
                                            to maturity of the offered
                                            certificates will depend upon the
                                            characteristics of the remaining
                                            mortgage loans.

DELINQUENCIES WILL ENTITLE THE
  SERVICER TO RECEIVE CERTAIN
  ADDITIONAL COMPENSATION
  WHICH TAKES PRECEDENCE
  OVER YOUR RIGHT TO RECEIVE
  DISTRIBUTIONS ........................... To the extent described in this prospectus supplement, the master
                                            servicer or the trustee, as
                                            applicable, will be entitled to
                                            receive interest on unreimbursed
                                            advances and unreimbursed
                                            servicing expenses. The right of the
                                            master servicer or the trustee to
                                            receive such payments of interest is
                                            senior to the rights of
                                            certificateholders to receive
                                            distributions on the offered
                                            certificates and, consequently, may
                                            result in additional trust fund
                                            expenses being allocated to the
                                            offered certificates that would not
                                            have resulted absent the accrual of
                                            such interest. In addition, the
                                            special servicer will receive a fee
                                            with respect to each specially
                                            serviced mortgage loan and any
                                            collections thereon, including
                                            specially serviced mortgage loans
                                            which have been returned to
                                            performing status. This will result
                                            in shortfalls which may be allocated
                                            to the offered certificates.


VOTES OF OTHER
  CERTIFICATEHOLDERS MAY
  ADVERSELY AFFECT YOUR
  INTERESTS ............................... Under certain circumstances, the consent or approval of less than all
                                            certificateholders will be required
                                            to take, and will bind all
                                            certificateholders to, certain
                                            actions relating to the trust fund.
                                            The interests of those
                                            certificateholders may be in
                                            conflict with those of the other
                                            certificateholders. For example,
                                            certificateholders of certain
                                            classes that are subordinate in
                                            right of payment may direct the
                                            actions of the special servicer with
                                            respect to troubled mortgage loans
                                            and related mortgaged property.
                                            Additionally, less than all of the
                                            certificateholders may amend the
                                            pooling and servicing agreement in
                                            certain circumstances. See
                                            "SERVICING OF THE MORTGAGE
                                            LOANS--The Controlling Class
                                            Representative" and "DESCRIPTION OF
                                            THE CERTIFICATES--Voting Rights" in
                                            this prospectus supplement and the
                                            accompanying prospectus.

YEAR 2000 PROBLEMS MAY REDUCE
  OR DELAY COLLECTIONS AND
  DISTRIBUTIONS OF RECEIPTS ON
  THE MORTGAGE LOANS ...................... Computer problems may arise if the computer systems of the master
                                            servicer, the special servicer or
                                            the trustee are not fully year
                                            2000-ready. Systems that do not
                                            properly recognize date-sensitive
                                            information after the year changed
                                            to 2000 could generate erroneous
                                            data or cause a system to fail.

                                            The master servicer, the special
                                            servicer and the trustee have
                                            advised us that, with respect to
                                            those computer systems identified as
                                            being critical for the performance
                                            and servicing functions described in
                                            this prospectus supplement, their
                                            mission-critical computer systems
                                            and applications are year 2000
                                            compliant. We have not, however,
                                            made any independent investigation
                                            of the computer systems of the
                                            master servicer, the special
                                            servicer or the trustee.

                                            The Depository Trust Company has
                                            informed its participants and other
                                            members of the financial community
                                            that it has developed and
                                            implemented a program to deal with
                                            the "year 2000 problem" so that its
                                            systems, as the same relate to the
                                            timely payment of distributions to
                                            certificateholders, book-entry
                                            deliveries, and settlement of trades
                                            within The Depository Trust Company,
                                            continue to function appropriately.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED .......................... There is currently no secondary market for the offered certificates.
                                            While each underwriter intends to
                                            make a secondary market in the
                                            offered certificates, neither is
                                            under any obligation to do so. No
                                            secondary market for your
                                            certificates may develop. If a
                                            secondary market does develop, it
                                            may not provide you with liquidity
                                            of investment or continue for the
                                            life of your certificates. Lack of
                                            liquidity could result in a
                                            substantial decrease in the market
                                            value of your certificates. Your
                                            certificates will not be listed on
                                            any securities exchange or traded in
                                            any automated quotation system of
                                            any registered securities
                                            association such as NASDAQ.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY
  BE DIFFERENT THAN FOR
  RESIDENTIAL LENDING ..................... Commercial and multifamily lending is generally viewed as exposing a
                                            lender (and your investment in the
                                            trust fund) to a greater risk of
                                            loss than lending which is secured
                                            by single-family residences, in part
                                            because it typically involves making
                                            larger loans to single borrowers or
                                            groups of related mortgagors. In
                                            addition, and unlike loans which are
                                            secured by single-family residences,
                                            repayment of loans secured by
                                            commercial and multifamily
                                            properties depends upon the ability
                                            of the related real estate project:

                                               o  to generate income sufficient
                                                  to pay debt service, operating
                                                  expenses and leasing
                                                  commissions and to make
                                                  necessary repairs, tenant
                                                  improvements and capital
                                                  improvements; and

                                               o  in the case of loans that do
                                                  not fully amortize over their
                                                  terms, to retain sufficient
                                                  value to permit the borrower
                                                  to pay off the loan at
                                                  maturity through a sale or
                                                  refinancing of the mortgaged
                                                  property.

FUTURE CASH FLOW AND
  PROPERTY VALUES ARE NOT
  PREDICTABLE ............................. A number of factors, many beyond the control of the property owner, may
                                            affect the ability of an
                                            income-producing real
                                            estate project to generate
                                            sufficient net operating income to
                                            pay debt service and/or to maintain
                                            its value. Among these factors are:

                                               o  economic conditions generally
                                                  and in the area of the
                                                  project;

                                               o  the age, quality,
                                                  functionality and design of
                                                  the project;

                                               o  the degree to which the
                                                  project competes with other
                                                  projects in the area;

                                               o  changes or continued weakness
                                                  in specific industry segments;

                                               o  increases in operating costs;

                                               o  the willingness and ability of
                                                  the owner to provide capable
                                                  property management and
                                                  maintenance;

                                               o  the degree to which the
                                                  project's revenue is dependent
                                                  upon a single tenant or user,
                                                  a small group of tenants,
                                                  tenants concentrated in a
                                                  particular business or
                                                  industry and the competition
                                                  to any such tenants;

                                               o  an increase in the capital
                                                  expenditures needed to
                                                  maintain the properties or
                                                  make improvements;

                                               o  a decline in the financial
                                                  condition of a major tenant;

                                               o  the location of a mortgaged
                                                  property;

                                               o  whether a mortgaged property
                                                  can be easily converted to
                                                  alternative uses;

                                               o  an increase in vacancy rates;

                                               o  perceptions regarding the
                                                  safety, convenience and
                                                  attractiveness of such
                                                  properties;

                                               o  vulnerability to litigation by
                                                  tenants and patrons; and

                                               o  environmental contamination.

                                            If leases are not renewed or
                                            replaced, if tenants default, if
                                            rental rates fall and/or if
                                            operating expenses increase, the
                                            borrower's ability to repay the loan
                                            may be impaired and the resale value
                                            of the property, which is
                                            substantially dependent upon the
                                            property's ability to generate
                                            income, may decline. Even if
                                            borrowers successfully renew leases
                                            or relet vacated space, the costs
                                            associated with reletting, including
                                            tenant improvements, leasing
                                            commissions and free rent, can
                                            exceed the amount of any reserves
                                            maintained for that purpose and
                                            reduce cash from the mortgaged
                                            properties. Although some of the
                                            mortgage loans included in the trust
                                            fund require the borrower to
                                            maintain escrows for leasing
                                            expenses, there is no guarantee that
                                            these reserves will be sufficient.
                                            In addition,
                                            there are other factors, including
                                            changes in zoning or tax laws, the
                                            availability of credit for
                                            refinancing and changes in
                                            interest-rate levels that may
                                            adversely affect the value of a
                                            project (and thus the borrower's
                                            ability to sell or refinance)
                                            without necessarily affecting the
                                            ability to generate current income.

                                            Other factors are more general in
                                            nature, such as:

                                               o  national, regional or local
                                                  economic conditions (including
                                                  plant and military
                                                  installation closings,
                                                  industry slowdowns and
                                                  unemployment rates);

                                               o  local real estate conditions
                                                  (such as an oversupply of
                                                  retail space, office space or
                                                  multifamily housing);

                                               o  demographic factors;

                                               o  consumer confidence;

                                               o  consumer tastes and
                                                  preferences; and

                                               o  changes in building codes and
                                                  other applicable laws.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                               o  the length of tenant leases;

                                               o  the creditworthiness of
                                                  tenants;

                                               o  in the case of rental
                                                  properties, the rate at which
                                                  new rentals occur; and

                                               o  the property's "operating
                                                  leverage" (i.e., the
                                                  percentage of total property
                                                  expenses in relation to
                                                  revenue, the ratio of fixed
                                                  operating expenses to those
                                                  that vary with revenues and
                                                  the level of capital
                                                  expenditures required to
                                                  maintain the property and to
                                                  retain or replace tenants).


                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources, such as
                                            short-term or month-to-month leases,
                                            and may lead to higher rates of
                                            delinquency or defaults.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES ..................... Some of the mortgaged properties securing the mortgage loans included
                                            in the trust fund may not be readily
                                            convertible to alternative uses if
                                            those properties were to become
                                            unprofitable for any reason.
                                            Converting commercial properties to
                                            alternate uses generally requires
                                            substantial capital expenditures.
                                            The liquidation value of any such
                                            mortgaged property consequently may
                                            be substantially less
                                            than would be the case if the
                                            property were readily adaptable to
                                            other uses.


LOANS NOT INSURED OR
  GUARANTEED .............................. Generally, the mortgage loans included in the trust fund will not
                                            be an obligation of, or be insured
                                            or guaranteed by, any governmental
                                            entity, by any private mortgage
                                            insurer, or by the depositor, the
                                            mortgage loan seller, the mortgage
                                            loan originators, the underwriters,
                                            the master servicer, the special
                                            servicer, the trustee or any of
                                            their respective affiliates.

                                            We have not evaluated the
                                            significance of the recourse
                                            provisions of mortgage loans that
                                            may permit recourse against the
                                            related borrower or another person
                                            in the event of a default.
                                            Accordingly, you should assume all
                                            of the mortgage loans included in
                                            the trust fund are nonrecourse
                                            loans, and that recourse in the case
                                            of default will be limited to the
                                            related mortgaged property.

                                            However, in certain circumstances
                                            the mortgage loan originators will
                                            be obligated to repurchase or
                                            substitute a mortgage loan if:

                                               o  there is a defect with respect
                                                  to certain of the documents
                                                  relating to such mortgage
                                                  loan; or

                                               o  certain of their respective
                                                  representations or warranties
                                                  concerning such mortgage loan
                                                  are breached, and such defect
                                                  or breach materially and
                                                  adversely affects your
                                                  interests and is not cured as
                                                  required.

                                            We cannot provide assurance that the
                                            applicable mortgage loan originator
                                            will be in a financial position to
                                            make such a repurchase or
                                            substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES .......................... Particular types of income properties are exposed to particular
                                            risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS .................... Multifamily projects are part of a market that, in general, is
                                            characterized by low barriers to
                                            entry. Thus, a particular apartment
                                            market with historically low
                                            vacancies could experience
                                            substantial new construction and a
                                            resultant oversupply of units in a
                                            relatively short period of time.
                                            Since multifamily apartment units
                                            are typically leased on a short-term
                                            basis, the tenants who reside in a
                                            particular project within such a
                                            market may easily move to
                                            alternative projects with more
                                            desirable amenities or locations.

                                            A large number of factors may
                                            adversely affect the value and
                                            successful operation of a
                                            multifamily property, including:

                                               o  the physical attributes of the
                                                  apartment building (for
                                                  example, its age, appearance
                                                  and construction quality);

                                               o  the location of the property
                                                  (for example, a change in the
                                                  neighborhood over time);

                                               o  the ability of management to
                                                  provide adequate maintenance
                                                  and insurance;

                                               o  the types of services and
                                                  amenities that the property
                                                  provides;

                                               o  the property's reputation;

                                               o  the level of mortgage interest
                                                  rates (which, if relatively
                                                  low, may encourage tenants to
                                                  purchase rather than lease
                                                  housing);

                                               o  the presence of competing
                                                  properties;

                                               o  adverse local or national
                                                  economic conditions; and

                                               o  state and local regulations.

                                                  Multifamily properties secure
                                                  43 of the mortgage loans
                                                  included in the trust fund as
                                                  of the cut-off date, or
                                                  approximately 23.8% of the
                                                  mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES ....................... Shopping centers are affected by the health of the retail industry, which
                                            is currently undergoing a
                                            consolidation and is experiencing
                                            changes due to the growing market
                                            share of "off-price" retailing,
                                            including the popularity of home
                                            shopping networks, shopping via
                                            Internet web sites and
                                            telemarketing. A particular shopping
                                            center may be adversely affected by
                                            the bankruptcy or decline in drawing
                                            power of an anchor tenant, a shift
                                            in consumer demand due to
                                            demographic changes (for example,
                                            population decreases or changes in
                                            average age or income) and/or
                                            changes in consumer preference (for
                                            example, to discount retailers).

                                            In the case of retail properties,
                                            the failure of an anchor tenant to
                                            renew its lease, the termination of
                                            an anchor tenant's lease, the
                                            bankruptcy or economic decline of an
                                            anchor tenant, or the cessation of
                                            the business of an anchor tenant at
                                            its store, notwithstanding its
                                            continued payment of rent after
                                            "going dark," may have a
                                            particularly negative effect on the
                                            economic performance of a shopping
                                            center property given the importance
                                            of anchor tenants in attracting
                                            traffic to other stores within the
                                            same shopping center. In addition,
                                            the failure of one or more major
                                            tenants, such as an anchor tenant,
                                            to operate from its premises may
                                            entitle other tenants to rent
                                            reductions or the right to terminate
                                            their leases. A significant tenant
                                            with respect to two mortgage loans
                                            included in the trust fund as of the
                                            cut-off date (control numbers 44 and
                                            62), or approximately 1.3% of the
                                            mortgage pool, is currently the
                                            subject of bankruptcy proceedings.
                                            This tenant represents approximately
                                            11.1% and 24.5%, respectively, of
                                            the net rentable area of the related
                                            properties. See "--The Failure of a
                                            Tenant Will Have a Negative Impact
                                            on Single and Concentration Tenant
                                            Properties" in this prospectus
                                            supplement.

                                            Retail properties, including
                                            shopping centers, secure 41 of the
                                            mortgage loans included in the trust
                                            fund as of the cut-off date, or
                                            approximately 30.0% of the mortgage
                                            pool.


SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES .................. Hospitality properties are affected by various factors, including:

                                               o  location;

                                               o  quality;

                                               o  management ability;

                                               o  amenities;

                                               o  franchise affiliation (or lack
                                                  thereof);

                                               o  continuing expenditures for
                                                  modernizing, refurbishing and
                                                  maintaining existing
                                                  facilities prior to the
                                                  expiration of their
                                                  anticipated useful lives;

                                               o  a deterioration in the
                                                  financial strength or
                                                  managerial capabilities of the
                                                  owner and operator of a hotel;

                                               o  changes in travel patterns
                                                  caused by changes in access,
                                                  energy prices, strikes,
                                                  relocation of highways, the
                                                  construction of additional
                                                  highways or other factors;

                                               o  adverse economic conditions,
                                                  either local, regional or
                                                  national, which may limit the
                                                  amount that may be charged for
                                                  a room and may result in a
                                                  reduction in occupancy levels;
                                                  and

                                               o  construction of competing
                                                  hotels or motels, which may
                                                  also limit the amount that may
                                                  be charged for a room and may
                                                  result in a reduction in
                                                  occupancy levels.

                                            Because hotel rooms generally are
                                            rented for short periods of time,
                                            hospitality properties tend to be
                                            affected more quickly by adverse
                                            economic conditions and competition
                                            than other commercial properties.
                                            The successful operation of a
                                            hospitality property with a
                                            franchise affiliation may depend in
                                            part upon the strength of the
                                            franchisor, the public perception of
                                            the franchise service mark and the
                                            continued existence of any franchise
                                            license agreement. The
                                            transferability of a franchise
                                            license agreement may be restricted,
                                            and a lender or other person that
                                            acquires title to a hospitality
                                            property as a result of foreclosure
                                            may be unable to succeed to the
                                            borrower's rights under any
                                            franchise license agreement or may
                                            have to pay a licensing franchise
                                            fee to the franchisor in
                                            order to succeed to the borrower's
                                            rights under such franchise license
                                            agreement.

                                            Furthermore, the ability of a hotel
                                            to attract customers, and some of
                                            such hotel's revenues, may depend in
                                            large part on its having a liquor
                                            license. Such a license may not be
                                            transferable (for example, in
                                            connection with a foreclosure).

                                            Moreover, the hotel and lodging
                                            industry is generally seasonal in
                                            nature; different seasons affect
                                            different hotels depending on type
                                            and location. This seasonality can
                                            be expected to cause periodic
                                            fluctuations in a hospitality
                                            property's room and restaurant
                                            revenues, occupancy levels, room
                                            rates and operating expenses.

                                            Hospitality properties secure 11 of
                                            the mortgage loans included in the
                                            trust fund as of the cut-off date,
                                            or approximately 9.7% of the
                                            mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES ....................... Office properties may require their owners to expend significant amounts
                                            of cash to pay for general capital
                                            improvements, tenant improvements
                                            and costs of re-leasing space.
                                            Office properties that are not
                                            equipped to accommodate the needs of
                                            modern businesses may become
                                            functionally obsolete and thus
                                            non-competitive.

                                            In addition, a large number of
                                            factors may adversely affect the
                                            value of office properties,
                                            including:

                                               o  the quality of an office
                                                  building's tenants;

                                               o  the physical attributes of the
                                                  building in relation to
                                                  competing buildings (e.g. age,
                                                  condition, design, access to
                                                  transportation and ability to
                                                  offer certain amenities, such
                                                  as sophisticated building
                                                  systems);

                                               o  the desirability of the area
                                                  as a business location;

                                               o  the presence of competing
                                                  properties; and

                                               o  the strength and nature of the
                                                  local economy (including labor
                                                  costs and quality, tax
                                                  environment and quality of
                                                  life for employees).

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.
                                            Office properties secure 39 of the
                                            mortgage loans included in the trust
                                            fund as of the cut-off date, or
                                            approximately 25.9% of the mortgage
                                            pool.

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED-USE
  FACILITIES .............................. Industrial and mixed-use facilities present risks not associated with
                                            other properties. Significant
                                            factors determining the value of
                                            industrial properties include:

                                               o  the quality of tenants;

                                               o  building design and
                                                  adaptability; and

                                               o  the location of the property.

                                            Concerns about the quality of
                                            tenants, particularly major tenants,
                                            are similar in both office
                                            properties and industrial
                                            properties, although industrial
                                            properties are more frequently
                                            dependent on a single tenant. In
                                            addition, properties used for many
                                            industrial purposes are more prone
                                            to environmental concerns than other
                                            property types.

                                            Aspects of building site design and
                                            adaptability affect the value of an
                                            industrial property. Site
                                            characteristics which are valuable
                                            to an industrial property include
                                            clear heights, column spacing,
                                            zoning restrictions, number of bays
                                            and bay depths, divisibility, truck
                                            turning radius and overall
                                            functionality and accessibility.
                                            Location is also important because
                                            an industrial property requires the
                                            availability of labor sources,
                                            proximity to supply sources and
                                            customers and accessibility to rail
                                            lines, major roadways and other
                                            distribution channels.

                                            Industrial properties may be
                                            adversely affected by reduced demand
                                            for industrial space occasioned by a
                                            decline in a particular industry
                                            segment (e.g. a decline in defense
                                            spending), and a particular
                                            industrial property that suited the
                                            needs of its original tenant may be
                                            difficult to relet to another tenant
                                            or may become functionally obsolete
                                            relative to newer properties.

                                            Industrial and mixed-use facilities
                                            secure 12 of the mortgage loans
                                            included in the trust fund as of the
                                            cut-off date, or approximately 7.0%
                                            of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
  RESIDENTIAL HEALTHCARE
  FACILITIES .............................. Residential healthcare facilities pose risks not associated with other
                                            types of income-producing real
                                            estate. Providers of long-term
                                            nursing care, assisted living and
                                            other medical services are subject
                                            to federal and state laws that
                                            relate to the adequacy of medical
                                            care, distribution of
                                            pharmaceuticals, rate setting,
                                            equipment, personnel, operating
                                            policies and additions to and
                                            maintenance of facilities and
                                            services. Providers also are
                                            affected by the reimbursement
                                            policies of private insurers to the
                                            extent that providers are dependent
                                            on patients whose fees are
                                            reimbursed by such insurers.

                                            The failure of a borrower to
                                            maintain or renew any required
                                            license or regulatory approval could
                                            prevent it from continuing
                                            operations at a mortgaged property
                                            (in which case no revenues would be
                                            received from such property or
                                            portion
                                            thereof requiring licensing) or, if
                                            applicable, bar it from
                                            participation in government
                                            reimbursement programs.

                                            In the event of foreclosure, we
                                            cannot ensure that the trustee or
                                            any other purchaser at a foreclosure
                                            sale would be entitled to the rights
                                            under such licenses and such party
                                            may have to apply in its own right
                                            for such a license.

                                            We also cannot provide assurance
                                            that a new license could be obtained
                                            or that the related mortgaged
                                            property would be adaptable to other
                                            uses following a foreclosure.

                                            To the extent any residential
                                            healthcare facility receives a
                                            significant portion of its revenues
                                            from government reimbursement
                                            programs, primarily Medicaid and
                                            Medicare, such revenue may be
                                            subject to statutory and regulatory
                                            changes, retroactive rate
                                            adjustments, administrative rulings,
                                            policy interpretations, delays by
                                            fiscal intermediaries and government
                                            funding restrictions.

                                            Governmental payors have employed
                                            cost-containment measures that limit
                                            payments to healthcare providers,
                                            and there are currently under
                                            consideration various proposals in
                                            the United States Congress that
                                            could materially change or curtail
                                            those payments. Accordingly, we can
                                            give no assurance that payments
                                            under government reimbursement
                                            programs will, in the future, be
                                            sufficient to fully reimburse the
                                            cost of caring for program
                                            beneficiaries. If not, net operating
                                            income of the mortgaged properties
                                            that receive substantial revenues
                                            from those sources, and consequently
                                            the ability of the related borrowers
                                            to meet their mortgage loan
                                            obligations, could be adversely
                                            affected.

                                            Under applicable federal and state
                                            laws and regulations, including
                                            those that govern Medicare and
                                            Medicaid programs, only the provider
                                            who actually furnished the related
                                            medical goods and services may sue
                                            for or enforce its right to
                                            reimbursement. Accordingly, in the
                                            event of foreclosure, none of the
                                            trustee, the master servicer or a
                                            subsequent lessee or operator of the
                                            property would generally be entitled
                                            to obtain from federal or state
                                            governments any outstanding
                                            reimbursement payments relating to
                                            services furnished at the respective
                                            properties prior to such
                                            foreclosure.

                                            Other factors that may adversely
                                            affect the value and successful
                                            operation of a residential
                                            healthcare property include:

                                               o  increasing governmental
                                                  regulation and supervision;

                                               o  a decline in the financial
                                                  health, skill or reputation of
                                                  the operator;

                                               o  increased operating expenses;
                                                  and

                                               o  competing facilities owned by
                                                  non-profit organizations or
                                                  government agencies supported
                                                  by endowments, charitable
                                                  contributions, tax revenues,
                                                  or other sources.

                                            Residential healthcare facilities
                                            secure four of the mortgage loans
                                            included in the trust fund as of the
                                            cut-off date, or approximately 1.7%
                                            of the mortgage pool.

                                            See "RISK FACTORS--Special Risks of
                                            Mortgage Loans Secured by
                                            Healthcare-Related Properties" in
                                            the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES ................. The self storage facilities market contains low barriers to entry. In
                                            addition, it is difficult to assess
                                            the environmental risks posed by
                                            such facilities due to tenant
                                            privacy, anonymity and unsupervised
                                            access to such facilities.
                                            Therefore, such facilities may pose
                                            additional environmental risks to
                                            investors. The environmental site
                                            assessments discussed in this
                                            prospectus supplement did not
                                            include an inspection of the
                                            contents of the self-storage units
                                            included in the self storage
                                            properties. We therefore cannot
                                            provide assurance that all of the
                                            units included in the self storage
                                            properties are free from hazardous
                                            substances or other pollutants or
                                            contaminants or will remain so in
                                            the future. See "--Environmental
                                            Laws May Adversely Affect the Value
                                            Of and Cash Flow From a Mortgaged
                                            Property" below.

                                            Due to the short-term nature of self
                                            storage leases, self storage
                                            properties also may be subject to
                                            more volatility in terms of supply
                                            and demand than loans secured by
                                            other types of properties. In
                                            addition, because of the
                                            construction utilized in connection
                                            with certain self storage
                                            facilities, it might be difficult or
                                            costly to convert such a facility to
                                            an alternative use. Thus, the
                                            liquidation value of self storage
                                            properties may be substantially less
                                            than would be the case if the same
                                            were readily adaptable to other
                                            uses.

                                            Self storage properties secure 11 of
                                            the mortgage loans included in the
                                            trust fund as of the cut-off date,
                                            or approximately 1.8% of the
                                            mortgage pool.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY ...................... If an adverse environmental condition exists with respect to a
                                            mortgaged property securing a
                                            mortgage loan included in the trust
                                            fund, the trust fund will be subject
                                            to certain risks including the
                                            following:

                                               o  a reduction in the value of
                                                  such mortgaged property which
                                                  may make it impractical or
                                                  imprudent to foreclose against
                                                  such mortgaged property;

                                               o  the potential that the related
                                                  borrower may default on the
                                                  related mortgage loan due to
                                                  such borrower's inability to
                                                  pay high remediation costs or
                                                  difficulty in bringing its
                                                  operations into compliance
                                                  with environmental laws;

                                               o  liability for clean-up costs
                                                  or other remedial actions,
                                                  which could exceed the value
                                                  of such mortgaged property or
                                                  the unpaid balance of the
                                                  related mortgage loan; and

                                               o  the inability to sell the
                                                  related mortgage loan in the
                                                  secondary market or to lease
                                                  such mortgaged property to
                                                  potential tenants.

                                            Under certain federal and state
                                            laws, federal and state agencies may
                                            impose a statutory lien over
                                            affected property to secure the
                                            reimbursement of remedial costs
                                            incurred by these agencies to
                                            correct environmental conditions.
                                            This lien may be prior to the lien
                                            of an existing mortgage. Any such
                                            lien arising with respect to a
                                            mortgaged property securing a
                                            mortgage loan included in the trust
                                            fund would adversely affect the
                                            value of such mortgaged property and
                                            could make impracticable the
                                            foreclosure by the special servicer
                                            on such mortgaged property in the
                                            event of a default by the related
                                            borrower.

                                            Under various federal, state and
                                            local laws, ordinances and
                                            regulations, a current or previous
                                            owner or operator of real property,
                                            as well as certain other types of
                                            parties, may be liable for the costs
                                            of removal or remediation of
                                            hazardous or toxic substances on,
                                            under, adjacent to or in such
                                            property. The cost of any required
                                            remediation and the owner's
                                            liability therefore is generally not
                                            limited under applicable laws. Such
                                            liability could exceed the value of
                                            the property and/or the aggregate
                                            assets of the owner. Under some
                                            environmental laws, a secured lender
                                            (such as the trust fund) may be
                                            found to be an "owner" or "operator"
                                            of the related mortgaged property if
                                            it is determined that the lender
                                            actually participated in the
                                            management of the borrower,
                                            regardless of whether the borrower
                                            actually caused the environmental
                                            damage. In such cases, a secured
                                            lender may be liable for the costs
                                            of any required removal or
                                            remediation of hazardous substances.
                                            The trust fund's potential exposure
                                            to liability for cleanup costs will
                                            increase if the trust fund, or an
                                            agent of the trust fund, actually
                                            takes possession of a mortgaged
                                            property or control of its
                                            day-to-day operations. See "CERTAIN
                                            LEGAL ASPECTS OF THE MORTGAGE LOANS
                                            AND LEASES--Environmental
                                            Considerations" in the accompanying
                                            prospectus, and "DESCRIPTION OF THE
                                            MORTGAGE POOL--Assessments of
                                            Property Condition--Environmental
                                            Assessments" in this prospectus
                                            supplement.

                                            A third-party environmental
                                            consultant conducted an
                                            environmental site assessment (or
                                            updated a previously conducted
                                            environmental site assessment) with
                                            respect to each mortgaged property
                                            securing a mortgage loan included in
                                            the trust fund. Such assessments do
                                            not generally include invasive
                                            environmental testing. In each case
                                            where the environmental site
                                            assessment or update revealed a
                                            material adverse environmental
                                            condition or circumstance at any
                                            mortgaged property, then (depending
                                            on the nature of the condition or
                                            circumstance) one or more of the
                                            following actions has been or is
                                            expected to be taken:

                                               o  an environmental insurance
                                                  policy, having the
                                                  characteristics described
                                                  below, was obtained from a
                                                  third-party insurer; or

                                               o  either (i) an operations and
                                                  maintenance program,
                                                  including, in several cases,
                                                  with respect to
                                                  asbestos-containing materials,
                                                  lead-based paint and/or radon,
                                                  or periodic monitoring of
                                                  nearby properties, has been or
                                                  is expected to be implemented
                                                  in the manner and within the
                                                  time frames specified in the
                                                  related loan documents, or
                                                  (ii) remediation in accordance
                                                  with applicable law has been
                                                  or is expected to be
                                                  performed; or

                                               o  an escrow or reserve was
                                                  established to cover the
                                                  estimated cost of remediation,
                                                  with each remediation required
                                                  to be completed within a
                                                  reasonable time frame in
                                                  accordance with the related
                                                  loan documents.

                                            We cannot provide assurance,
                                            however, that the environmental
                                            assessments identified all
                                            environmental conditions and risks,
                                            that the related borrowers will
                                            implement all recommended operations
                                            and maintenance plans, that such
                                            plans will adequately remediate the
                                            environmental condition, or that any
                                            environmental indemnity, insurance
                                            or escrow will fully cover all
                                            potential environmental issues. In
                                            addition, the environmental
                                            condition of the underlying real
                                            properties could be adversely
                                            affected by tenants or by the
                                            condition of land or operations in
                                            the vicinity of the properties, such
                                            as underground storage tanks.

                                            With respect to three mortgage loans
                                            included in the trust fund as of the
                                            cut-off date, or approximately 5.3%
                                            of the mortgage pool, borrowers were
                                            required to obtain a secured
                                            creditor impaired property
                                            environmental insurance policy in
                                            lieu of or in addition to
                                            environmental escrows established,
                                            provided:

                                               o  the policy premium for the
                                                  term is fully paid;

                                               o  at issuance, the issuer has a
                                                  claims paying ability of not
                                                  less than "AAA" by S&P, "Aaa"
                                                  by Moody's Investors

                                                  Service, "AAA" by Fitch and
                                                  "A++XV" by A.M. Best Company;
                                                  and

                                               o  the policy is in an amount not
                                                  less than the full principal
                                                  amount of the loan.

                                            We cannot provide assurance,
                                            however, that should such coverage
                                            be needed, coverage would be
                                            available or uncontested, that the
                                            terms and conditions of such
                                            coverage would be met, that coverage
                                            would be sufficient for the claims
                                            at issue or that coverage would not
                                            be subject to certain deductibles.

                                            The pooling and servicing agreement
                                            will require that the special
                                            servicer obtain an environmental
                                            site assessment of a mortgaged
                                            property securing a mortgage loan
                                            included in the trust fund prior to
                                            taking possession of the property
                                            through foreclosure or otherwise or
                                            assuming control of its operation.
                                            Such requirement effectively
                                            precludes enforcement of the
                                            security for the related mortgage
                                            note until a satisfactory
                                            environmental site assessment is
                                            obtained (or until any required
                                            remedial action is thereafter
                                            taken), but will decrease the
                                            likelihood that the trust fund will
                                            become liable for a material adverse
                                            environmental condition at the
                                            mortgaged property. However, we
                                            cannot give assurance that the
                                            requirements of the pooling and
                                            servicing agreement will effectively
                                            insulate the trust fund from
                                            potential liability for a materially
                                            adverse environmental condition at
                                            any mortgaged property. See
                                            "DESCRIPTION OF THE POOLING
                                            AGREEMENTS--Realization Upon
                                            Defaulted Mortgage Loans," "RISK
                                            FACTORS--Environmental Liability May
                                            Affect Lien on Mortgaged Property
                                            and Expose Lender to Costs" and
                                            "CERTAIN LEGAL ASPECTS OF THE
                                            MORTGAGE LOANS AND
                                            LEASES--Environmental
                                            Considerations" in the accompanying
                                            prospectus.


SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND ANTICIPATED
  REPAYMENT DATE LOANS .................... One hundred fifty-two (152) of the mortgage loans included in the trust
                                            fund as of the cut-off date, or
                                            approximately 84.6% of the mortgage
                                            pool, provide for scheduled payments
                                            of principal and interest based on
                                            amortization schedules significantly
                                            longer than their respective
                                            remaining terms to maturity or
                                            provide for scheduled payments of
                                            interest only and, in each case, a
                                            balloon payment on their respective
                                            maturity dates. Ten (10) of the
                                            mortgage loans included in the trust
                                            fund as of the cut-off date, or
                                            approximately 15.4% of the mortgage
                                            pool, are anticipated repayment date
                                            loans, which provide that if the
                                            principal balance of the loan is not
                                            repaid on a date specified in the
                                            related mortgage note, the loan will
                                            accrue interest at an increased
                                            rate.

                                               o  A borrower's ability to make a
                                                  balloon payment or repay its
                                                  anticipated repayment date
                                                  loan on the anticipated
                                                  repayment date typically will
                                                  depend upon its ability either
                                                  to refinance fully the loan or
                                                  to sell the related mortgaged
                                                  property at a price sufficient
                                                  to permit the borrower to make
                                                  such payment.

                                               o  Whether or not losses are
                                                  ultimately sustained, any
                                                  delay in the collection of a
                                                  balloon payment on the
                                                  maturity date or repayment on
                                                  the anticipated repayment date
                                                  that would otherwise be
                                                  distributable on your
                                                  certificates will likely
                                                  extend the weighted average
                                                  life of your certificates.

                                               o  The ability of a borrower to
                                                  effect a refinancing or sale
                                                  will be affected by a number
                                                  of factors, including the
                                                  value of the related mortgaged
                                                  property, the level of
                                                  available mortgage rates at
                                                  the time of sale or
                                                  refinancing, the borrower's
                                                  equity in the mortgaged
                                                  property, the financial
                                                  condition and operating
                                                  history of the borrower and
                                                  the mortgaged property, tax
                                                  laws, prevailing general and
                                                  regional economic conditions
                                                  and the availability of credit
                                                  for loans secured by
                                                  multifamily or commercial
                                                  properties, as the case may
                                                  be.


                                            We cannot assure you that each
                                            borrower under a balloon loan or an
                                            anticipated repayment date loan will
                                            have the ability to repay the
                                            principal balance of such mortgage
                                            loan on the related maturity date or
                                            anticipated repayment date, as
                                            applicable. For additional
                                            description of risks associated with
                                            balloon loans, see "RISK
                                            FACTORS--Balloon Payments on
                                            Mortgage Loans Result in Heightened
                                            Risk of Borrower Default" in the
                                            accompanying prospectus.

                                            In order to maximize recoveries on
                                            defaulted mortgage loans, the
                                            pooling and servicing agreement
                                            permits the special servicer to
                                            extend and modify mortgage loans
                                            that are in material default or as
                                            to which a payment default
                                            (including the failure to make a
                                            balloon payment) is imminent;
                                            subject, however, to the limitations
                                            described under "SERVICING OF THE
                                            MORTGAGE LOANS-- Modifications,
                                            Waivers and Amendments" in this
                                            prospectus supplement. We cannot
                                            provide assurance, however, that any
                                            such extension or modification will
                                            increase the present value of
                                            recoveries in a given case. Any
                                            delay in collection of a balloon
                                            payment that would otherwise be
                                            distributable on your certificates,
                                            whether such delay is due to
                                            borrower default or to modification
                                            of the related mortgage loan, will
                                            likely extend the weighted average
                                            life of your certificates. See
                                            "YIELD AND MATURITY CONSIDERATIONS"
                                            in this prospectus supplement and
                                            "YIELD CONSIDERATIONS" in the
                                            accompanying prospectus.

ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS ....................... Certain borrowers under the mortgage loans included in the trust fund are
                                            affiliated or under common control
                                            with one another. In such
                                            circumstances, any adverse
                                            circumstances relating to a borrower
                                            or an affiliate thereof and
                                            affecting one of the related
                                            mortgage loans or mortgaged
                                            properties could also affect other
                                            mortgage loans or mortgaged
                                            properties of the related borrower.
                                            In particular, the bankruptcy or
                                            insolvency of any such borrower or
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the mortgaged properties of that
                                            borrower and its affiliates and on
                                            the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the mortgage
                                            loans. For example, if a person that
                                            owns or directly or indirectly
                                            controls several mortgaged
                                            properties experiences financial
                                            difficulty at one mortgaged
                                            property, they could defer
                                            maintenance at one or more other
                                            mortgaged properties in order to
                                            satisfy current expenses with
                                            respect to the mortgaged property
                                            experiencing financial difficulty,
                                            or they could attempt to avert
                                            foreclosure by filing a bankruptcy
                                            petition that might have the effect
                                            of interrupting payments for an
                                            indefinite period on all the related
                                            mortgage loans. In particular, such
                                            person experiencing financial
                                            difficulty or becoming subject to a
                                            bankruptcy proceeding may have an
                                            adverse effect on the funds
                                            available to make distributions on
                                            the certificates and may lead to a
                                            downgrade, withdrawal or
                                            qualification (if applicable) of the
                                            ratings of the certificates. The
                                            depositor is aware that Harold
                                            Brown, the sponsor with respect to
                                            one of the Sponsor Concentrations in
                                            the following chart, and one or more
                                            of his affiliates, have previously
                                            been the subject of a bankruptcy
                                            proceeding. The related Sponsor
                                            Concentration consists of sixteen
                                            (16) loans, each of which is secured
                                            by a different multifamily property
                                            located in Massachusetts or New
                                            Hampshire. The borrower under each
                                            loan is a special purpose,
                                            bankruptcy-remote entity. There are
                                            no cross-default or
                                            cross-collateralization provisions
                                            among any of these loans.

                                            Mortgaged properties owned by
                                            related borrowers are likely to:

                                               o  have common management,
                                                  increasing the risk that
                                                  financial or other
                                                  difficulties experienced by
                                                  the property manager could
                                                  have a greater impact on the
                                                  pool of mortgage loans
                                                  included in the trust fund;
                                                  and

                                               o  have common general partners
                                                  or managing members which
                                                  would increase the risk that a
                                                  financial failure or
                                                  bankruptcy filing would have a
                                                  greater impact on the pool of
                                                  mortgage loans included in the
                                                  trust fund.


                                               SIGNIFICANT AFFILIATED SPONSOR CONCENTRATION

                    NUMBER                                       PERCENTAGE    CUT-OFF       LTV RATIO     CUT-OFF    WEIGHTED
                      OF                              CUT-OFF    OF CUT-OFF     DATE         AT STATED       DATE      AVERAGE
                    LOANS/           CONTROL            DATE        DATE         LTV          MATURITY       DSC      MORTGAGE
   SPONSOR        PROPERTIES         NUMBERS          BALANCE   POOL BALANCE    RATIO          OR ARD       RATIO       RATE
   -------        ----------         -------          -------   ------------    -----          ------       -----       ----
Harold Brown ....     16          148, 15, 126,     $69,650,000     6.1%        49.89%         49.89%       1.75x      8.513%
                               51, 140, 71, 75,
                                  153, 132, 61,
                                  110, 22, 119,
                                  128, 123, 124
Steve Rayman ....     2                   3, 19     $51,116,221     4.5%        68.24%         62.74%       1.33x      8.304%
Robert Mashaal ..     2                   4, 17     $50,402,816     4.4%        65.90%         60.33%       1.44x      8.475%
FelCor Lodging
  Trust, Inc. ...     2                   8, 13     $46,087,084     4.0%        68.28%         57.55%       1.42x      8.615%



THE GEOGRAPHIC CONCENTRATION OF
  MORTGAGED PROPERTIES SUBJECTS
  THE TRUST FUND TO A GREATER
  EXTENT TO STATE AND REGIONAL
  CONDITIONS .............................. Except as indicated in the following table, less than 5.0% of the
                                            mortgage loans, by initial pool
                                            balance, are secured by mortgaged
                                            properties in any one state.


                                                                                                      PERCENTAGE OF
                                                                     NUMBER OF        CUT-OFF            CUT-OFF
                                                                     MORTGAGED         DATE             DATE POOL
                                         STATE                      PROPERTIES        BALANCE            BALANCE
                                         -----                      ----------        -------            -------
                                         CA .......................      27       $  154,693,274           13.5%
                                         VA .......................      17          127,848,546           11.2
                                         MA .......................      20          125,012,526           10.9
                                         FL .......................      12          110,059,875            9.6
                                         TX .......................      20           88,235,198            7.7
                                         NV .......................       7           79,416,833            6.9
                                         Other ....................      59          457,553,079           40.0
                                                                        ---       --------------          -----
                                             Total ................     162       $1,142,819,332          100.0%
                                                                        ===       ==============          =====


                                            The concentration of mortgaged
                                            properties in a specific state or
                                            region will make the performance of
                                            the trust fund as a whole more
                                            sensitive to the following in the
                                            state or region where the mortgagors
                                            and the mortgaged properties are
                                            located:

                                               o  economic conditions;

                                               o  conditions in the real estate
                                                  market;

                                               o  changes in governmental rules
                                                  and fiscal policies;

                                               o  acts of God (which may result
                                                  in uninsured losses); and

                                               o  other factors which are beyond
                                                  the control of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH HIGH
  BALANCE MORTGAGE LOANS .................. Several of the mortgage loans included in the trust fund,
                                            individually or together with other
                                            such mortgage loans with which they
                                            are cross-collateralized, have
                                            principal balances as of the cut-off
                                            date that are substantially higher
                                            than the average principal balance
                                            as of the cut-off date.

                                            In general, concentrations in a
                                            mortgage pool of loans with
                                            larger-than-average balances can
                                            result in losses that are more
                                            severe, relative to the size of the
                                            pool, than would be the case if the
                                            aggregate balance of the pool were
                                            more evenly distributed.

                                               o  The largest mortgage loan
                                                  included in the trust fund as
                                                  of the cut-off date represents
                                                  approximately 3.8% of the
                                                  mortgage pool.

                                               o  The five largest mortgage
                                                  loans included in the trust
                                                  fund as of the cut-off date
                                                  represent, in the aggregate,
                                                  approximately 17.3% of the
                                                  mortgage pool.

                                               o  The ten largest mortgage loans
                                                  included in the trust fund as
                                                  of the cut-off date represent,
                                                  in the aggregate,
                                                  approximately 29.7% of the
                                                  mortgage pool.


CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED RISK
  OF DECLINE IN A PARTICULAR
  INDUSTRY ................................

                                            A concentration of mortgaged
                                            property types can increase the risk
                                            that a decline in a particular
                                            industry or business would have a
                                            disproportionately large impact on a
                                            pool of mortgage loans. For example,
                                            if there is a decline in tourism,
                                            the hotel industry might be
                                            adversely affected, leading to
                                            increased losses on loans secured by
                                            hospitality properties as compared
                                            to the mortgage loans secured by
                                            other property types. In that
                                            regard:

                                               o  mortgage loans included in the
                                                  trust fund and secured by
                                                  multifamily properties
                                                  represent as of the cut-off
                                                  date approximately 23.8% of
                                                  the mortgage pool;

                                               o  mortgage loans included in the
                                                  trust fund and secured by
                                                  retail properties represent as
                                                  of the cut-off date
                                                  approximately 30.0% of the
                                                  mortgage pool (based on the
                                                  primary property type for
                                                  combined office/retail
                                                  properties); and

                                               o  mortgage loans included in the
                                                  trust fund and secured by
                                                  hospitality properties
                                                  represent as of the cut-off
                                                  date approximately 9.7% of the
                                                  mortgage pool.

WE HAVE NOT REUNDERWRITTEN ANY
  OF THE MORTGAGE LOANS ................... We have not reunderwritten the mortgage loans included in the trust
                                            fund. Instead, we have relied on the
                                            representations
                                            and warranties made by the mortgage
                                            loan originators, and the mortgage
                                            loan originators' respective
                                            obligations to repurchase, cure or
                                            substitute a mortgage loan in the
                                            event that a representation or
                                            warranty was not true when made.
                                            These representations and warranties
                                            do not cover all of the matters that
                                            we would review in underwriting a
                                            mortgage loan and you should not
                                            view them as a substitute for
                                            reunderwriting the mortgage loans.
                                            If we had reunderwritten the
                                            mortgage loans included in the trust
                                            fund, it is possible that the
                                            reunderwriting process may have
                                            revealed problems with a mortgage
                                            loan not covered by representations
                                            or warranties given by the mortgage
                                            loan originators. In addition, we
                                            cannot provide assurance that the
                                            mortgage loan originators will be
                                            able to repurchase or substitute a
                                            mortgage loan if a representation or
                                            warranty has been breached. See
                                            "DESCRIPTION OF THE MORTGAGE
                                            POOL--Representations and
                                            Warranties; Repurchases and
                                            Substitutions" in this prospectus
                                            supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES ................ One or more of the real estate mortgage investment conduits
                                            established under the pooling and
                                            servicing agreement might become
                                            subject to federal (and possibly
                                            state or local) tax on certain of
                                            its net income from the operation
                                            and management of a mortgaged
                                            property subsequent to the trust
                                            fund's acquisition of a mortgaged
                                            property pursuant to a foreclosure
                                            or deed-in-lieu of foreclosure,
                                            including in some circumstances a
                                            100% prohibited transaction tax. Any
                                            such tax would substantially reduce
                                            net proceeds available for
                                            distribution to you. See "MATERIAL
                                            FEDERAL INCOME TAX CONSEQUENCES--
                                            Taxation of Owners of REMIC Regular
                                            Certificates," and "--Taxation of
                                            Owners of REMIC Residual
                                            Certificates" in the accompanying
                                            prospectus.


INSURANCE COVERAGE ON MORTGAGED
  PROPERTIES MAY NOT COVER
  SPECIAL HAZARD LOSSES ................... The master servicer and/or special servicer will generally be required
                                            to cause the borrower on each
                                            mortgage loan included in the trust
                                            fund and serviced by it to maintain
                                            such insurance coverage on the
                                            related mortgaged property as is
                                            required under the related mortgage,
                                            including hazard insurance; provided
                                            that each of the master servicer and
                                            the special servicer may satisfy its
                                            obligation to cause hazard insurance
                                            to be maintained with respect to any
                                            mortgaged property by acquiring a
                                            blanket or master single interest
                                            insurance policy. In general, the
                                            standard form of fire and extended
                                            coverage policy covers physical
                                            damage to or destruction of the
                                            improvements on the related
                                            mortgaged property by fire,
                                            lightning, explosion, smoke,
                                            windstorm and
                                            hail, and riot, strike and civil
                                            commotion, subject to the conditions
                                            and exclusions specified in each
                                            policy.

                                            Although the policies covering the
                                            mortgaged properties are
                                            underwritten by different insurers
                                            under different state laws in
                                            accordance with different applicable
                                            state forms, and therefore do not
                                            contain identical terms and
                                            conditions, most such policies
                                            typically do not cover any physical
                                            damage resulting from:

                                               o  war;

                                               o  revolution;

                                               o  governmental actions;

                                               o  floods, and other
                                                  water-related causes;

                                               o  earth movement (including
                                                  earthquakes, landslides and
                                                  mud flows);

                                               o  wet or dry rot;

                                               o  vermin;

                                               o  domestic animals;

                                               o  sink holes or similarly
                                                  occurring soil conditions; and

                                               o  other kinds of risks not
                                                  specified in the preceding
                                                  paragraph.

                                            Any losses incurred with respect to
                                            mortgage loans included in the trust
                                            fund due to uninsured risks or
                                            insufficient hazard insurance
                                            proceeds could adversely affect
                                            distributions on your certificates.


SUBORDINATED DEBT ON SOME
  MORTGAGE LOANS MAY
  DELAY FORECLOSURE ....................... In general, the borrowers are:

                                               o  required to satisfy any
                                                  existing indebtedness
                                                  encumbering the related
                                                  mortgaged property as of the
                                                  closing of the related
                                                  mortgage loan; and

                                               o  prohibited from encumbering
                                                  the related mortgaged property
                                                  with additional secured debt
                                                  without the lender's prior
                                                  approval.

                                            With respect to one mortgage loan
                                            included in the trust fund as of the
                                            cut-off date (control number 108),
                                            or approximately 0.2% of the
                                            mortgage pool, the mortgaged
                                            property remains encumbered by
                                            existing subordinate debt, subject
                                            to the terms of a subordination and
                                            standstill agreement entered into in
                                            favor of the lender. In addition,
                                            the mortgaged property securing the
                                            Crowne Plaza mortgage loan (control
                                            number 18) is encumbered by existing
                                            subordinate debt. See "DESCRIPTION
                                            OF THE MORTGAGE POOL--Crowne Plaza
                                            Mortgage Loan" in this prospectus
                                            supplement.

                                            With respect to three mortgage loans
                                            included in the trust fund as of the
                                            cut-off date (control numbers 15, 22
                                            and 25), or approximately 3.8% of
                                            the mortgage pool, the related
                                            mortgage loan documents provide that
                                            the borrower, under certain
                                            specified circumstances, may
                                            encumber the related mortgaged
                                            property with a subordinate mortgage
                                            in the future.

                                            With respect to three mortgage loans
                                            included in the trust fund as of the
                                            cut-off date (control numbers 12, 40
                                            and 84), consisting of approximately
                                            3.1% of the mortgage pool, the
                                            owners of the related borrowers have
                                            pledged their limited partnership
                                            interests or other ownership
                                            interests in the borrower as
                                            security for mezzanine debt that was
                                            in existence as of the date of
                                            origination of the related mortgage
                                            loan. The enforcement of such
                                            mezzanine debt may be subject,
                                            however, to certain limitations and
                                            restrictions imposed upon the
                                            borrower and the holders of the
                                            mezzanine debt pursuant to
                                            subordination or standstill
                                            agreements.

                                            With respect to 15 mortgage loans
                                            included in the trust fund as of the
                                            cut-off date (control numbers 2, 51,
                                            61, 71, 75, 110, 119, 123, 124, 126,
                                            128, 132, 140, 148 and 153), or
                                            approximately 7.1% of the mortgage
                                            pool, the related mortgage loan
                                            documents provide that the borrowers
                                            under certain circumstances, may
                                            pledge their limited partnership
                                            interests or other ownership
                                            interests in the borrower as
                                            security for mezzanine debt in the
                                            future.

                                            With respect to one mortgage loan
                                            (control number 11) or approximately
                                            2.0% of the mortgage pool, the
                                            non-managing ownership interest in
                                            the limited liability company which
                                            is the non-managing member of the
                                            borrower has been pledged as
                                            security for pre-existing debt. This
                                            debt is not secured by the mortgaged
                                            property or by the ownership
                                            interest in the borrowing entity.
                                            There is no remedy available to the
                                            subordinate lender that would allow
                                            them to become or control the
                                            borrowing entity or foreclosure on
                                            the property.

                                            Secured subordinated debt
                                            encumbering any mortgaged property
                                            may increase the difficulty of
                                            refinancing the related mortgage
                                            loan at maturity and the possibility
                                            that reduced cash flow could result
                                            in deferred maintenance. Also, in
                                            the event that the holder of the
                                            subordinated debt has filed for
                                            bankruptcy or been placed in
                                            involuntary receivership,
                                            foreclosure by any senior lienholder
                                            (including the trust fund) on the
                                            mortgaged property could be delayed.
                                            Many of the mortgage loans included
                                            in the trust fund, and the mortgage
                                            loan documents and organizational
                                            documents of the related borrower,
                                            do not prohibit the borrower from
                                            incurring additional indebtedness if
                                            incurred in the ordinary course of
                                            business and not secured by a lien
                                            on the related mortgaged
                                            properties. A default by the
                                            borrower on such additional
                                            indebtedness could impair the
                                            borrower's financial condition and
                                            result in the bankruptcy or
                                            receivership of the borrower which
                                            would cause a delay in the
                                            foreclosure by the trust fund on the
                                            mortgaged property. It may not be
                                            evident that a borrower has incurred
                                            any such future subordinate second
                                            lien debt until the related mortgage
                                            loan otherwise defaults. In cases in
                                            which one or more subordinate liens
                                            are imposed on a mortgaged property
                                            or the borrower incurs other
                                            indebtedness, the trust fund is
                                            subject to additional risks,
                                            including, without limitation, the
                                            following:

                                               o  the risk that the necessary
                                                  maintenance of the mortgaged
                                                  property could be deferred to
                                                  allow the borrower to pay the
                                                  required debt service on the
                                                  subordinate financing and that
                                                  the value of the mortgaged
                                                  property may fall as a result;

                                               o  the risk that the borrower may
                                                  have a greater incentive to
                                                  repay the subordinate or
                                                  unsecured indebtedness first;

                                               o  the risk that it may be more
                                                  difficult for the borrower to
                                                  refinance the mortgage loan or
                                                  to sell the mortgaged property
                                                  for purposes of making any
                                                  balloon payment upon the
                                                  maturity of the mortgage loan;

                                               o  the existence of subordinated
                                                  debt encumbering any mortgaged
                                                  property may increase the
                                                  difficulty of refinancing the
                                                  related mortgage loan at
                                                  maturity and the possibility
                                                  that reduced cash flow could
                                                  result in deferred
                                                  maintenance; and

                                               o  the risk that, in the event
                                                  that the holder of the
                                                  subordinated debt has filed
                                                  for bankruptcy or been placed
                                                  in involuntary receivership,
                                                  foreclosing on the mortgaged
                                                  property could be delayed and
                                                  the trust may be subjected to
                                                  the costs and administrative
                                                  burdens of involvement in
                                                  foreclosure or bankruptcy
                                                  proceedings or related
                                                  litigation.

                                            See "CERTAIN LEGAL ASPECTS OF THE
                                            MORTGAGE LOANS AND
                                            LEASES--Subordinate Financing" and
                                            "--Due-on-Sale and
                                            Due-on-Encumbrance" in the
                                            accompanying prospectus and
                                            "DESCRIPTION OF THE MORTGAGE
                                            POOL--Certain Terms and Conditions
                                            of the Mortgage Loans--Other
                                            Financing" and "--Due-on-Sale and
                                            Due-on-Encumbrance Provisions" in
                                            this prospectus supplement.

                                            Mezzanine debt is debt that is
                                            incurred by the owner of equity in
                                            one or more borrowers and is secured
                                            by a pledge of the equity ownership
                                            interests in such borrowers. Because
                                            mezzanine debt is secured by the
                                            obligor's equity interest in the
                                            related borrowers, such financing
                                            effectively reduces the
                                            obligor's economic stake in the
                                            related mortgaged property. The
                                            existence of mezzanine debt may
                                            reduce cash flow on the borrower's
                                            mortgaged property after the payment
                                            of debt service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to fall and may
                                            create a slightly greater risk that
                                            a borrower will default on the
                                            mortgage loan secured by a mortgaged
                                            property whose value or income is
                                            relatively weak.

                                            Generally, upon a default under
                                            mezzanine debt, the holder of such
                                            mezzanine debt would be entitled to
                                            foreclose upon the equity in the
                                            related mortgagor, which has been
                                            pledged to secure payment of such
                                            mezzanine debt. Although such
                                            transfer of equity would not trigger
                                            the due on sale clause under the
                                            related mortgage loan, it could
                                            cause the obligor under such
                                            mezzanine debt to file for
                                            bankruptcy, which could negatively
                                            affect the operation of the related
                                            mortgaged property and such
                                            borrower's ability to make payments
                                            on the related mortgage loan in a
                                            timely manner.

                                            See "CERTAIN LEGAL ASPECTS OF
                                            MORTGAGE LOANS AND
                                            LEASES--Due-on-Sale and
                                            Due-on-Encumbrance" in the
                                            accompanying prospectus and
                                            "DESCRIPTION OF THE MORTGAGE
                                            POOL--Certain Terms and Conditions
                                            of the Mortgage Loans-Other
                                            Financing" and "--Due-on-Sale and
                                            Due-on-Encumbrance Provisions" in
                                            this prospectus supplement.


THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS ................. The borrowers may be either individuals or legal entities.
                                            Mortgage loans made to legal
                                            entities may entail risks of loss
                                            greater than those of mortgage loans
                                            made to individuals. For example, a
                                            legal entity, as opposed to an
                                            individual, may be more inclined to
                                            seek legal protection from its
                                            creditors under the bankruptcy laws.
                                            Unlike individuals involved in
                                            bankruptcies, various types of
                                            entities generally do not have
                                            personal assets and creditworthiness
                                            at stake. The bankruptcy of a
                                            borrower, or a general partner or
                                            managing member of a borrower, may
                                            impair the ability of the lender to
                                            enforce its rights and remedies
                                            under the related mortgage.

                                            The borrowers are generally not
                                            bankruptcy-remote entities, and
                                            therefore may be more likely to
                                            become insolvent or the subject of a
                                            voluntary or involuntary bankruptcy
                                            proceeding because such borrowers
                                            may be:

                                               o  operating entities with
                                                  businesses distinct from the
                                                  operation of the property with
                                                  the associated liabilities and
                                                  risks of operating an ongoing
                                                  business; and

                                               o  individuals that have personal
                                                  liabilities unrelated to the
                                                  property.

                                            However, any borrower, even a
                                            bankruptcy-remote entity, as owner
                                            of real estate will be subject to
                                            certain potential liabilities and
                                            risks. We cannot provide assurances
                                            that any borrower will not file for
                                            bankruptcy protection or that
                                            creditors of a borrower or a
                                            corporate or individual general
                                            partner or managing member of a
                                            borrower will not initiate a
                                            bankruptcy or similar proceeding
                                            against such borrower or corporate
                                            or individual general partner or
                                            managing member. Furthermore, with
                                            respect to any related borrowers,
                                            creditors of a common parent in
                                            bankruptcy may seek to consolidate
                                            the assets of such borrowers with
                                            those of the parent. Consolidation
                                            of the assets of such borrowers
                                            would likely have an adverse effect
                                            on the funds available to make
                                            distributions on your certificates,
                                            and may lead to a downgrade,
                                            withdrawal or qualification of the
                                            ratings of your certificates. See
                                            "CERTAIN LEGAL ASPECTS OF MORTGAGE
                                            LOANS AND LEASES-- Bankruptcy Laws"
                                            in the accompanying prospectus.


INSPECTIONS AND APPRAISALS MAY
  NOT ACCURATELY REFLECT VALUE
  OR CONDITION OF MORTGAGED
  PROPERTY ................................ In general, appraisals represent only the analysis and opinion of
                                            qualified experts and are not
                                            guaranties of present or future
                                            value, and may determine a value of
                                            a property that is significantly
                                            higher than the amount that can be
                                            obtained from the sale of a
                                            mortgaged property under a distress
                                            or liquidation sale. Information
                                            regarding the values of the
                                            mortgaged properties at the date of
                                            such report is presented under
                                            "DESCRIPTION OF THE MORTGAGE
                                            POOL--Additional Mortgage Loan
                                            Information" in this prospectus
                                            supplement for illustrative purposes
                                            only. Any engineering reports
                                            obtained in connection with this
                                            offering represent only the analysis
                                            of the individual engineers or site
                                            inspectors preparing such reports at
                                            the time of such report, and may not
                                            reveal all necessary or desirable
                                            repairs, maintenance or capital
                                            improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS ..................... The mortgaged properties securing the mortgage loans included in the
                                            trust fund are typically subject to
                                            building and zoning ordinances and
                                            codes affecting the construction and
                                            use of real property. Since the
                                            zoning laws applicable to a
                                            mortgaged property (including,
                                            without limitation, density, use,
                                            parking and set-back requirements)
                                            are usually subject to change by the
                                            applicable regulatory authority at
                                            any time, the improvements upon the
                                            mortgaged properties may not comply
                                            fully with all applicable current
                                            and future zoning laws. Such changes
                                            may limit the ability of the related
                                            borrower to
                                            rehabilitate, renovate and update
                                            the premises, and to rebuild or
                                            utilize the premises "as is" in the
                                            event of a casualty loss with
                                            respect thereto. Such limitations
                                            may adversely affect the cash flow
                                            of the mortgaged property following
                                            such loss.

RESTRICTIONS ON CERTAIN OF THE
  MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE ......................... In addition, certain of the mortgaged properties securing
                                            mortgage loans included in the trust
                                            fund which are non-conforming may
                                            not be "legal non-conforming" uses.
                                            The failure of a mortgaged property
                                            to comply with zoning laws or to be
                                            a "legal non-conforming" use may
                                            adversely affect the market value of
                                            the mortgaged property or the
                                            borrower's ability to continue to
                                            use it in the manner it is currently
                                            being used.

                                            In addition, certain of the
                                            mortgaged properties are subject to
                                            certain use restrictions imposed
                                            pursuant to reciprocal easement
                                            agreements or operating agreements.
                                            Such use restrictions include, for
                                            example, limitations on the
                                            character of the improvements or the
                                            properties, limitations affecting
                                            noise and parking requirements,
                                            among other things, and limitations
                                            on the borrowers' right to operate
                                            certain types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the related borrower to lease the
                                            mortgaged property on favorable
                                            terms, thus adversely affecting the
                                            borrower's ability to fulfill its
                                            obligations under the related
                                            mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES ........................ A borrower may be required to incur costs to comply with various
                                            existing and future federal, state
                                            or local laws and regulations
                                            applicable to the related mortgaged
                                            property securing a mortgage loan
                                            included in the trust fund. Examples
                                            of these laws and regulations
                                            include zoning laws and the
                                            Americans with Disabilities Act of
                                            1990, which requires all public
                                            accommodations to meet certain
                                            federal requirements related to
                                            access and use by disabled persons.
                                            See "CERTAIN LEGAL ASPECTS OF
                                            MORTGAGE LOANS AND LEASES--Americans
                                            with Disabilities Act" in the
                                            accompanying prospectus. The
                                            expenditure of such costs or the
                                            imposition of injunctive relief,
                                            penalties or fines in connection
                                            with the borrower's noncompliance
                                            could negatively impact the
                                            borrower's cash flow and,
                                            consequently, its ability to pay its
                                            mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS LIMITED ............. The mortgages securing the mortgage loans included in the trust fund
                                            generally contain due-on-sale
                                            clauses, which permit
                                            the acceleration of the maturity of
                                            the related mortgage loan if the
                                            borrower sells, transfers or conveys
                                            the related mortgaged property or
                                            its interest in the mortgaged
                                            property without the consent of the
                                            lender. There also may be
                                            limitations on the enforceability of
                                            such clauses. The mortgages also
                                            generally include a
                                            debt-acceleration clause, which
                                            permits the acceleration of the
                                            related mortgage loan upon a
                                            monetary or non-monetary default by
                                            the borrower. The courts of all
                                            states will generally enforce
                                            clauses providing for acceleration
                                            in the event of a material payment
                                            default, but may refuse the
                                            foreclosure of a mortgaged property
                                            when acceleration of the
                                            indebtedness would be inequitable or
                                            unjust or the circumstances would
                                            render acceleration unconscionable.
                                            However, certain of the mortgage
                                            loans included in the trust fund
                                            permit one or more transfers of the
                                            related mortgaged property to
                                            pre-approved borrowers or pursuant
                                            to pre-approved conditions without
                                            the lender approval. See "CERTAIN
                                            LEGAL ASPECTS OF MORTGAGE LOANS AND
                                            LEASES--Due-on-Sale and
                                            Due-on-Encumbrance" in the
                                            accompanying prospectus.

                                            The mortgage loans included in the
                                            trust fund may also be secured by an
                                            assignment of leases and rents
                                            pursuant to which the borrower
                                            typically assigns its right, title
                                            and interest as landlord under the
                                            leases on the related mortgaged
                                            property and the income derived
                                            therefrom to the lender as further
                                            security for the related mortgage
                                            loan, while retaining a license to
                                            collect rents for so long as there
                                            is no default. In the event the
                                            borrower defaults, the license
                                            terminates and the lender is
                                            entitled to collect the rents. Such
                                            assignments are typically not
                                            perfected as security interests
                                            prior to the lender's taking
                                            possession of the related mortgaged
                                            property and/or appointment of a
                                            receiver. Some state laws may
                                            require that the lender take
                                            possession of the mortgaged property
                                            and obtain a judicial appointment of
                                            a receiver before becoming entitled
                                            to collect the rents. In addition,
                                            if bankruptcy or similar proceedings
                                            are commenced by or in respect of
                                            the borrower, the lender's ability
                                            to collect the rents may be
                                            adversely affected. See "CERTAIN
                                            LEGAL ASPECTS OF THE MORTGAGE LOANS
                                            AND LEASES--Leases and Rents" in the
                                            accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
  CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED PROPERTIES .............. Four (4) groups of mortgage loans included in the trust fund as of the
                                            cut-off date (control numbers 48,
                                            82, 45, 59, 33 and 76; control
                                            numbers 63, 66, 68, 94, 104 and 105;
                                            control numbers 122, 112, 141 and
                                            78; and control numbers 138, 134,
                                            111, 95 and 136), or approximately
                                            7.5% of the mortgage pool, are
                                            cross-collateralized and
                                            cross-defaulted with one or more
                                            related cross-collateralized loans.
                                            Such arrangements could be
                                            challenged as fraudulent conveyances
                                            by creditors of any of the related
                                            borrowers or by the representative
                                            of the bankruptcy estate of any
                                            related borrower if one or more of
                                            such borrowers becomes a debtor in a
                                            bankruptcy case. Generally, under
                                            federal and most state fraudulent
                                            conveyance statutes, a lien granted
                                            by any such borrower could be voided
                                            if a court determines that:

                                               o  such borrower was insolvent at
                                                  the time of granting the lien,
                                                  was rendered insolvent by the
                                                  granting of the lien, was left
                                                  with inadequate capital or was
                                                  not able to pay its debts as
                                                  they matured; and

                                               o  the borrower did not, when it
                                                  allowed its mortgaged property
                                                  to be encumbered by the liens
                                                  securing the indebtedness
                                                  represented by the other
                                                  cross-collateralized loans,
                                                  receive "fair consideration"
                                                  or "reasonably equivalent
                                                  value" for pledging such
                                                  mortgaged property for the
                                                  equal benefit of the other
                                                  related borrowers.

                                            We cannot provide assurances that a
                                            lien granted by a borrower on a
                                            cross-collateralized loan to secure
                                            the mortgage loan of another
                                            borrower, or any payment thereon,
                                            would not be avoided as a fraudulent
                                            conveyance. See "DESCRIPTION OF THE
                                            MORTGAGE POOL--Certain Terms and
                                            Conditions of the Mortgage
                                            Loans--Cross-Default and
                                            Cross-Collateralization of Certain
                                            Mortgage Loans" and Annex A to this
                                            prospectus supplement for more
                                            information regarding the
                                            cross-collateralized loans. No
                                            mortgage loan included in the trust
                                            fund is cross-collateralized with a
                                            mortgage loan not included in the
                                            trust fund.


SINGLE TENANTS AND CONCENTRATION
  OF TENANTS SUBJECT THE TRUST
  FUND TO INCREASED RISK .................. Certain of the mortgaged properties securing mortgage loans included in
                                            the trust fund are leased wholly or
                                            in large part to a single tenant or
                                            are wholly or in large part owner
                                            occupied. Any default by a major
                                            tenant could adversely affect the
                                            related borrower's ability to make
                                            payments on the related mortgage
                                            loan. We cannot provide assurances
                                            that any major tenant will continue
                                            to perform its obligations under its
                                            lease

                                            (or, in the case of an owner-
                                            occupied mortgaged property, under
                                            the related mortgage loan
                                            documents).

                                            Mortgaged properties leased to a
                                            single tenant, or a small number of
                                            tenants, also are more likely to
                                            experience interruptions of cash
                                            flow if a tenant fails to renew its
                                            lease because there may be less or
                                            no rental income until new tenants
                                            are found and it may be necessary to
                                            expend substantial amounts of
                                            capital to make the space acceptable
                                            to new tenants.

                                            Retail and office properties also
                                            may be adversely affected if there
                                            is a concentration of particular
                                            tenants among the mortgaged
                                            properties or of tenants in a
                                            particular business or industry.

THE FAILURE OF A TENANT WILL HAVE
  A NEGATIVE IMPACT ON SINGLE AND
  CONCENTRATION TENANT PROPERTIES ......... The bankruptcy or insolvency of a major tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by a
                                            mortgaged property. Under the
                                            Bankruptcy Code, a tenant has the
                                            option of assuming or rejecting any
                                            unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim against
                                            the tenant (absent collateral
                                            securing the claim) and the amounts
                                            the landlord could claim would be
                                            limited. A significant tenant with
                                            respect to two mortgage loans
                                            included in the trust fund as of the
                                            cut-off date (control numbers 44 and
                                            62), or approximately 1.3% of the
                                            mortgage pool, is currently the
                                            subject of bankruptcy proceedings.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS ..................... From time to time, there may be legal proceedings pending or
                                            threatened against the borrowers and
                                            their affiliates relating to the
                                            business of, or arising out of the
                                            ordinary course of business of, the
                                            borrowers and their affiliates. It
                                            is possible that future litigation
                                            may have a material adverse effect
                                            on any borrower's ability to meet
                                            its obligations under the related
                                            mortgage loan and, thus, on
                                            distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF THE
  RELATED MORTGAGED PROPERTY .............. The successful operation of a real estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            responsible for:

                                               o  responding to changes in the
                                                  local market;

                                               o  planning and implementing the
                                                  rental structure;

                                               o  operating the property and
                                                  providing building services;

                                               o  managing operating expenses;
                                                  and

                                               o  assuring that maintenance and
                                                  capital improvements are
                                                  carried out in a timely
                                                  fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources,
                                            such as short-term leases, are
                                            generally more management intensive
                                            than properties leased to
                                            creditworthy tenants under long-term
                                            leases.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot provide
                                            assurance that the property managers
                                            will be in a financial condition to
                                            fulfill their management
                                            responsibilities throughout the
                                            terms of their respective management
                                            agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT IN
  LOSSES .................................. From time to time, there may be condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties securing mortgage loans
                                            included in the trust fund. The
                                            proceeds payable in connection with
                                            a total condemnation may not be
                                            sufficient to restore the related
                                            mortgaged property or to satisfy the
                                            remaining indebtedness of the
                                            related mortgage loan. The
                                            occurrence of a partial condemnation
                                            may have a material adverse effect
                                            on the continued use of, or income
                                            generation from, the affected
                                            mortgaged property. Therefore, we
                                            cannot provide assurances that the
                                            occurrence of any condemnation will
                                            not have a negative impact upon
                                            distributions on your certificates.

TIMING OF PRINCIPAL PAYMENTS AND
  PREPAYMENTS MAY RESULT IN
  DIFFERENT ASSET CONCENTRATIONS
  IN THE TRUST FUND ....................... Principal payments (including prepayments) on the mortgage loans
                                            included in the trust fund will
                                            occur at different rates. In
                                            addition, mortgaged properties can
                                            be released from the trust fund as a
                                            result of prepayments, repurchases
                                            or condemnations. As a result, the
                                            aggregate balance of the mortgage
                                            loans concentrated in various
                                            property types changes over time.
                                            You therefore may be exposed to
                                            varying concentration risks as the
                                            mixture of property types and
                                            relative principal balance of the
                                            mortgage loans associated with
                                            certain property types changes. See
                                            the table entitled "Range of
                                            Remaining Term to Maturity or
                                            Anticipated Repayment Date for all
                                            Mortgage Loans as of the Cut-off
                                            Date" under "DESCRIPTION OF THE
                                            MORTGAGE POOL--Additional Mortgage
                                            Loan Information" in this prospectus
                                            supplement for a description of the
                                            respective maturity dates of the
                                            mortgage loans included in the trust
                                            fund. Because principal on the
                                            certificates (other than the Class
                                            IO certificates) is payable in
                                            sequential order to the
                                            extent described in this prospectus
                                            supplement under "DESCRIPTION OF THE
                                            CERTIFICATES--Distributions",
                                            classes that have a lower priority
                                            of distributions are more likely to
                                            be exposed to the risk of changing
                                            concentrations discussed under
                                            "--Special Risks Associated With
                                            High Balance Mortgage Loans" above
                                            than classes with a higher
                                            sequential priority.


THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING ................... One (1) of the mortgaged properties included in the trust fund as of the
                                            cut-off date, or approximately 0.4%
                                            of the mortgage pool, is secured in
                                            whole or in part by leasehold
                                            interests. Pursuant to Section
                                            365(h) of the Bankruptcy Code,
                                            ground lessees have the right to
                                            continue in a ground lease even
                                            though the representative of their
                                            bankrupt ground lessor rejects the
                                            lease. The leasehold mortgages
                                            provide that the borrower may not
                                            elect to treat the ground lease as
                                            terminated on account of any such
                                            rejection by the ground lessor
                                            without the prior approval of the
                                            holder of the mortgage note. In a
                                            bankruptcy of a ground
                                            lessee/borrower, the ground
                                            lessee/borrower under the protection
                                            of the Bankruptcy Code has the right
                                            to assume (continue) or reject
                                            (terminate) any or all of its ground
                                            leases. If the ground lessor and the
                                            ground lessee/borrower are
                                            concurrently involved in bankruptcy
                                            proceedings, the trustee may be
                                            unable to enforce the bankrupt
                                            ground lessee/borrower's right to
                                            continue in a ground lease rejected
                                            by a bankrupt ground lessor. In such
                                            circumstances, a ground lease could
                                            be terminated notwithstanding lender
                                            protection provisions contained
                                            therein or in the related mortgage.

MORTGAGE LOAN ORIGINATORS MAY
  NOT BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION OF
  A DEFECTIVE MORTGAGE LOAN ............... Each mortgage loan originator is the sole warranting party in respect of
                                            the mortgage loans sold by such
                                            mortgage loan originator to us.
                                            Neither we nor any of our affiliates
                                            are obligated to repurchase or
                                            substitute any mortgage loan in
                                            connection with either a breach of
                                            any mortgage loan originator's
                                            representations and warranties or
                                            any document defects, if such
                                            mortgage loan originator defaults on
                                            its obligation to do so. We cannot
                                            provide assurances that the mortgage
                                            loan originators will have the
                                            financial ability to effect such
                                            repurchases or substitutions.

                                            In addition, one or more of the
                                            mortgage loan originators has
                                            acquired a portion of the mortgage
                                            loans included in the trust fund in
                                            one or more secondary market
                                            purchases. Such purchases may be
                                            challenged as fraudulent
                                            conveyances. Such
                                            a challenge, if successful, may have
                                            a negative impact on the
                                            distributions on your certificates.
                                            See "DESCRIPTION OF THE MORTGAGE
                                            POOL-- Assignment of the Mortgage
                                            Loans; Repurchases and
                                            Substitutions" and
                                            "--Representations and Warranties;
                                            Repurchases and Substitutions" in
                                            this prospectus supplement and
                                            "DESCRIPTION OF THE POOLING
                                            AGREEMENTS--Representations and
                                            Warranties; Repurchases" in the
                                            accompanying prospectus.


ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO FORECLOSE
  ON THE MORTGAGED PROPERTY ............... Some states (including California)
                                            have laws that prohibit more than
                                            one judicial action to enforce a
                                            mortgage obligation, and some courts
                                            have construed the term judicial
                                            action broadly. Accordingly, the
                                            special servicer is required to
                                            obtain advice of counsel prior to
                                            enforcing any of the trust fund's
                                            rights under any of the mortgage
                                            loans that include mortgaged
                                            properties where this rule could be
                                            applicable. In the case of either a
                                            cross-collateralized and
                                            cross-defaulted mortgage loan or a
                                            multi-property mortgage loan which
                                            is secured by mortgaged properties
                                            located in multiple states, the
                                            special servicer may be required to
                                            foreclose first on properties
                                            located in states where such "one
                                            action" rules apply (and where
                                            non-judicial foreclosure is
                                            permitted) before foreclosing on
                                            properties located in the states
                                            where judicial foreclosure is the
                                            only permitted method of
                                            foreclosure. As a result, the
                                            special servicer may incur delay and
                                            expense in foreclosing on mortgaged
                                            properties located in states
                                            affected by one action rules. See
                                            "CERTAIN LEGAL ASPECTS OF MORTGAGE
                                            LOANS AND LEASES--Foreclosure" in
                                            the accompanying prospectus.

PROPERTY MANAGERS MAY
  EXPERIENCE CONFLICTS OF
  INTEREST IN MANAGING
  MULTIPLE PROPERTIES ..................... The managers of the mortgaged properties securing mortgage loans
                                            included in the trust fund and the
                                            borrowers may experience conflicts
                                            of interest in the management and/or
                                            ownership of such properties
                                            because:

                                               o  a substantial number of the
                                                  mortgaged properties are
                                                  managed by property managers
                                                  affiliated with the respective
                                                  borrowers;

                                               o  these property managers also
                                                  may manage and/or franchise
                                                  additional properties,
                                                  including properties that may
                                                  compete with the mortgaged
                                                  properties securing the
                                                  mortgage loans included in the
                                                  trust fund; and

                                               o  affiliates of the managers
                                                  and/or the borrowers, or the
                                                  managers and/or the borrowers
                                                  themselves, also may own other
                                                  properties, including
                                                  competing properties.

SCHNEIDER SUBORDINATE COMPONENT
AND CROWNE PLAZA COMPANION
LOAN CREATE ADDITIONAL RISKS .............. Although the Schneider loan presented herein does not include
                                            its subordinate component and the
                                            Crowne Plaza mortgage loan does not
                                            include the Crowne Plaza companion
                                            loan, the respective borrowers are
                                            still obligated to make interest and
                                            principal payments on those
                                            additional obligations. As a result,
                                            the trust fund is subject to
                                            additional risks, including:

                                               o  the risk that the necessary
                                                  maintenance of the mortgaged
                                                  property could be deferred to
                                                  allow the borrower to pay the
                                                  required debt service on these
                                                  subordinate obligations and
                                                  that the value of the
                                                  mortgaged property may fall as
                                                  a result; and

                                               o  the risk that it may be more
                                                  difficult for the borrower to
                                                  refinance the mortgage loan or
                                                  to sell the mortgaged property
                                                  for purposes of making any
                                                  balloon payment on the entire
                                                  balance of both the senior
                                                  obligations and the
                                                  subordinate obligations upon
                                                  the maturity of the mortgage
                                                  loan.

                      DESCRIPTION OF THE MORTGAGE POOL

GENERAL

The Mortgage Pool will consist of 162 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of November 1, 2000 for 160 of the Mortgage Loans and November 5, 2000 for two of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date") of approximately $1,142,819,332, secured by 162 Mortgaged Properties located in 31 states. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $513,263 to $42,889,270 and the Mortgage Loans have an average Cut-Off Date Balance of $7,054,440. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement without further description are approximate percentages calculated using the Cut-Off Date Pool Balance. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. For purposes of the presentation of numerical and statistical information set forth in this Prospectus Supplement, unless otherwise specified, such numerical and statistical information include only the Senior Component in the Schneider Loan. Unless otherwise noted, the term Mortgage Loan does not include the subordinate interest in the Schneider Loan. See "--Schneider Loan" herein. However, concerning the Schneider Loan all references to "Mortgaged Property" throughout this Prospectus Supplement include the entire mortgaged property securing the Schneider Loan.

All of the Mortgage Loans (including the Subordinate Component of the Schneider
Loan) are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to one Mortgaged Property, or approximately 0.4% of the Cut-Off Date Pool Balance, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                      MORTGAGED PROPERTIES BY PROPERTY TYPE


                                                                               PERCENTAGE
                                               NUMBER           AGGREGATE          OF
                                                 OF              CUT-OFF         CUT-OFF
                                              MORTGAGE            DATE          DATE POOL
PROPERTY TYPE                             LOANS/PROPERTIES       BALANCE        BALANCE
-------------                             ----------------       -------        --------
Retail - Anchored ....................           19        $  260,970,310         22.8%
Retail - Unanchored ..................           18            66,887,176          5.9
Retail - Shadow Anchored .............            4            14,580,769          1.3
Office ...............................           39           295,816,595         25.9
Multifamily ..........................           43           272,237,946         23.8
Hospitality ..........................           11           111,099,757          9.7
Industrial ...........................            9            63,345,906          5.5
Self-Storage .........................           11            20,583,328          1.8
Healthcare ...........................            4            19,252,689          1.7
Mixed Use ............................            3            17,016,073          1.5
Mobile Home Park .....................            1             1,028,782          0.1
                                                ---        --------------        -----
  Total ..............................          162        $1,142,819,332        100.0%
                                                ===        ==============        =====

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans (including the Subordinate Component of the Schneider Loan) will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller. First Union National Bank, in its capacity as Mortgage Loan Originator, originated 143 of the Mortgage Loans to be included in the Trust Fund representing 83.0% of the Cut-Off Date Pool Balance. Nineteen
(19) of the Mortgage Loans, or approximately 17.0% of the Cut-Off Date Pool Balance, will be purchased by the Mortgage Loan Seller from Merrill Lynch Mortgage Capital Inc. ("MLMCI") or Merrill Lynch Mortgage Lending, Inc. ("MLML", and together with MLMCI, the "Merrill Lynch Originators", the Merrill Lynch Originators together with First Union National Bank, collectively the "Mortgage Loan Originators", and each of the Mortgage Loan Originators separately, a "Mortgage Loan Originator") on or prior to the Closing Date. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. All of the Mortgage Loans accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Twenty-three (23) of the Mortgage Loans, or approximately 25.7% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due, but in either case interest is calculated on an actual/360 basis. Nineteen (19) of the Mortgage Loans, or approximately 9.1% of the Cut-Off Date Pool Balance, are interest-only for their entire term. One such Mortgage Loan that is interest-only for its entire term, or approximately 0.9% of the Cut-Off Date Pool Balance, provides for interest payments to be paid in equal monthly installments.

     Mortgage Loan Payments. Scheduled payments of principal and interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month, subject to grace periods which generally do not exceed 10 days. No Mortgage Loan has a grace period that extends payment beyond the 10th day of any calendar month.

     Amortization. One hundred fifty-two (152) of the Mortgage Loans (the "Balloon Loans"), or approximately 84.6% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity or for Periodic Payments of interest only, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Ten (10) of the Mortgage Loans (the "ARD Loans"), or approximately 15.4% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for most or all of the term of the related Mortgage Loan, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (146 Mortgage Loans, or approximately 91.1% of the Cut-Off Date Pool Balance) (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge or Prepayment Premium (but not both) (15 Mortgage Loans, or approximately 8.2% of the Cut-Off Date Pool Balance) or (iii) prohibit prepayment of principal, until a date specified in the related Mortgage Note, then permit Defeasance until a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium for most of the remaining term (one Mortgage Loan, or approximately 0.7% of the Cut-Off Date Pool Balance) provided that, for purposes of each of the foregoing,

"remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. With respect to 15 Mortgage Loans, or approximately 8.2% of the Cut-Off Date Pool Balance, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the Discount Rate. See"--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     One hundred forty-seven (147) of the Mortgage Loans, or approximately 91.8% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, after two years following the Closing Date, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge or Prepayment Premium. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment (including on the Subordinate Component of the Schneider
Loan) due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment (including on the Subordinate Component of the Schneider Loan), or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan (including on the Subordinate Component of the Schneider Loan) to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the real estate mortgage investment conduit ("REMIC") status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States Treasury obligations may be in excess of the principal balance of the related Mortgage Loan (including on the Subordinate Component of the Schneider Loan). There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to one Mortgage Loan (control number 108), or approximately 0.2% of the Cut-Off Date Pool Balance, the Mortgaged Property remains encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered in favor of the lender. In addition, the Mortgaged Property securing the Crowne

Plaza Mortgage Loan (control number 18), or approximately 1.4% of the Cut-off Date Pool Balance, is encumbered by existing subordinate debt. See "DESCRIPTION OF THE MORTGAGE POOL--Crowne Plaza Mortgage Loan" in this Prospectus Supplement. With respect to three Mortgage Loans (control numbers 15, 22 and 25), or approximately 3.8% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances, encumber the related Mortgaged Property with a subordinate mortgage in the future. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to three Mortgage Loans (control numbers 12, 40 and 84), or approximately 3.1% of the Cut-Off Date Pool Balance, the owners of the related borrowers have pledged their limited partnership interest or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. With respect to 15 Mortgage Loans (control numbers 2, 51, 61, 71, 75, 110, 119, 123, 124, 126, 128,
132, 140, 148 and 153), or approximately 7.1% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrowers may, under certain circumstances, pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt in the future. With respect to one Mortgage Loan (control number 11) or approximately 2.0% of the Cut-Off Date Pool Balance, the owner of the non-managing ownership interest in the limited liability company which is the non-managing member of the borrower has pledged such ownership interest as security for debt that was in existence on the date of origination of the related Mortgage Loan. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without Lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to all other Mortgage Loans and with the consent of the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Four
(4) groups of Mortgage Loans, or approximately 7.5% of the Cut-Off Date Pool Balance (control numbers 48, 82, 45, 59, 33 and 76; control numbers 63, 66, 68, 94, 104 and 105; control numbers 122, 112, 141 and 78; and control numbers 138, 134, 111, 95 and 136), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans that are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Originators in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. Generally, all of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of 161 of the Mortgage Loans, or approximately 99.7% of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining one Mortgage Loan, or approximately 0.3% of the Cut-Off Date Pool Balance, which was determined by the applicable Mortgage Loan Originator to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the 31 Mortgaged Properties, or approximately 14.5% of the Cut-Off Date Pool Balance, located in a seismic zone three or four as determined by the United States Geological Survey in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, two of the Mortgaged Properties, securing Mortgage Loans which represent approximately 1.1% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. Both Mortgaged Properties described above are covered by earthquake insurance.

SCHNEIDER LOAN

     The ownership interest in one of the Mortgage Loans (the "Schneider Loan") will be split into a senior interest (the "Senior Component") and a subordinate interest (the "Subordinate Component"). The Schneider Loan is a single tenant loan. See "RISK FACTORS--Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk" and "RISK FACTORS--The Failure of a Tenant will have a Negative Impact on Single and Concentration Tenant Properties." The Senior Component will represent approximately 3.0% of the Cut-Off Date Pool Balance. All distributions of principal and interest with respect to the Senior Component will be distributed to the Certificates as described herein. The Subordinate Component will be issued in certificated form and all distributions of principal and interest with respect to the Subordinate Component will be distributed to the holders of the Subordinate Component. The holders of the Subordinate Component, represented by the Class Q Certificate, are not entitled to any other distributions of principal or interest. The Subordinate Component is not being offered hereby.

     Notwithstanding that the entire amount of the Schneider Loan is included in the Trust Fund, unless otherwise specified herein, any reference herein to the Schneider Loan or the Mortgage Loans will be deemed to refer to such Mortgage Loan not including the Subordinate Component.

     The following table describes the Schneider Loan and its related senior interest and subordinate interest.


                       COMBINED      SENIOR       SUBORDINATE                          CUT-OFF     CUT-OFF
                        CUT-OFF   INTEREST CUT-  INTEREST CUT-                          DATE        DATE
  MORTGAGE     CONTROL   DATE       OFF DATE       OFF DATE     MORTGAGE    MATURITY   COMBINED    COMBINED
    LOAN         NO.    BALANCE      BALANCE        BALANCE       RATE        DATE        LTV        DSCR
  --------     ------- --------   -------------  -------------  --------    --------   --------    ---------
Schneider
  Automation
  Facility        4   $38,930,352  $33,930,352    $5,000,000      8.41%   July 1, 2010   74.87%      1.34x

     If the Schneider Loan becomes a defaulted Mortgage Loan, the holder of the Subordinate Component will have the option, but not the obligation, to purchase the Schneider Loan (including the Subordinate Component thereof) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Schneider Loan." If the holder of the Subordinate Component fails to exercise this option within a time period set forth in the Pooling and Servicing Agreement, certain other parties may have the option to purchase the Schneider Loan as described under "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans."

     For more information regarding the relationship between the Senior Component and the Subordinate Component, see "DESCRIPTION OF THE
CERTIFICATES--Certificate Balances and Notional Amount,"
"--Distributions--Schneider Loan," "--Distributions--Distributable Certificate Interest," "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges," "--Subordination; Allocation of Losses and Certain Expenses" and "--Appraisal Reductions" in this Prospectus Supplement.

CROWNE PLAZA MORTGAGE LOAN

     The "Crowne Plaza Mortgage Loan" (control number 18) has a Cut-off Date Balance of $16,418,573, representing 1.4% of the Cut-off Date Pool Balance and, together with another mortgage loan (the "Crowne Plaza Companion Loan") is secured by a first priority mortgage lien on the fee simple interest of the related borrower in the related Mortgaged Property. The Crowne Plaza Mortgage Loan and the Crown Plaza Companion Loan are cross-defaulted. As of November 1, 2000, the principal balance of the Crowne Plaza Companion Loan is $2,500,000. The Crowne Plaza Companion Loan is not part of the Trust Fund and, under the terms of a Co-Lender and Servicing Agreement, is subordinated to the Crowne Plaza Mortgage Loan.

     The Co-Lender and Servicing Agreement. The Master Servicer and Special Servicer will service and administer both the Crowne Plaza Mortgage Loan and the Crowne Plaza Companion Loan pursuant to the Pooling and Servicing Agreement for so long as the Crowne Plaza Mortgage Loan is part of the Trust Fund. In the event of an acceleration of the Crowne Plaza Mortgage Loan or the Crowne Plaza Companion Loan after an event of default under the Mortgage Loan documents the holder of the Crowne Plaza Companion Loan will be entitled to purchase the Crowne Plaza Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan. The holder of the Crowne Plaza Companion Loan will not be entitled to exercise any other remedies with respect to the Crowne Plaza Companion Loan or the Crowne Plaza Mortgage Loan. The Controlling Class Representative will be entitled to advise and direct the Special Servicer with respect to certain matters related to the Crowne Plaza Mortgage Loan and Crowne Plaza Companion Loan. See "Servicing of the Mortgage Loans--The Controlling Class Representative" in this prospectus supplement.

     Pursuant to the Co-Lender and Servicing Agreement, to the extent described below, the right of the holder of the Crowne Plaza Companion Loan to receive payments with respect to the Crowne Plaza Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Crowne Plaza Mortgage Loan. Prior to the occurrence of an event of default with respect to the Crowne Plaza Mortgage Loan, which is an event of default as defined in such Mortgage Loan's related Mortgage or Mortgage Note (a "Mortgage Event of Default"), after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to the Crowne Plaza Mortgage Loan or the Crowne Plaza Companion

Loan to the extent such amounts (other than related Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) received with respect to the Crowne Plaza Mortgage Loan and the Crowne Plaza Companion Loan will be paid first, to the Trust Fund in an amount equal to interest due with respect to the Crowne Plaza Mortgage Loan; second, to the Trust Fund, in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to the Crowne Plaza Mortgage Loan, third, to the holder of the Crowne Plaza Companion Loan, in an amount equal to interest due with respect to the Crowne Plaza Companion Loan; fourth, to the holder of the Crowne Plaza Companion Loan, in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to the Crowne Plaza Companion Loan; and fifth, any excess to the Trust Fund and the holder of the Crowne Plaza Companion Loan on a pro rata basis.

     Following the occurrence and during the continuance of a Mortgage Event of Default with respect to the related Crowne Plaza Mortgage Loan, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to the Crowne Plaza Mortgage Loan or the Crowne Plaza Companion Loan to the extent such amounts (other than related Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) on the Crowne Plaza Companion Loan will be subordinated to all payments due on the Crowne Plaza Mortgage Loan and the amounts with respect to the Crowne Plaza Mortgage Loan and Crowne Plaza Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to the Crowne Plaza Mortgage Loan; second, to the Trust Fund, in an amount equal to the principal balance of the Crowne Plaza Mortgage Loan until paid in full; third, to the holder of the Crowne Plaza Companion Loan, in an amount equal to interest due with respect to the Crowne Plaza Companion Loan; fourth, to the holder of the Crowne Plaza Companion Loan, in an amount equal to the principal balance of the Crowne Plaza Companion Loan until paid in full; and fifth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing five clauses, such amount will be paid to the Trust Fund and the holder of the Crowne Plaza Companion Loan pro rata.

     On or before each Distribution Date, amounts payable to the Trust Fund as holder of the Crowne Plaza Mortgage Loan pursuant to the Co-Lender and Servicing Agreement will be included in the Available Distribution Amount for such Distribution Date and amounts payable to the holder of the Crowne Plaza Companion Loan will be distributed to the holder net of Master Servicing Fees, Trustee Fees and certain other fees and expenses on the Crowne Plaza Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4 and A-5, such numerical and statistical information include only the Senior Component in the Schneider Loan. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Originator on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self-storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Originators relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR" are references to the DSC Ratio as of the Cut-Off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Originator generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Originator's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Originator determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Originators generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Originators generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Originators generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Originators recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Originators determined appropriate.

          The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Originators. the Mortgage Loan Seller nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Originators.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Originators prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or assisted living facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Originators in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) .00255%, which percentage represents the trustee fee rate with respect to each Mortgage Loan.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

          The information presented herein with respect to the Schneider Loan only reflects the Senior Component. The Senior Component and the Subordinate Component have a combined LTV of 74.87% and a combined DSCR of 1.34x.


                                    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS

                                                                                        % BY
                                                 NUMBER              AGGREGATE         CUT-OFF         AVERAGE            HIGHEST
                                                   OF                 CUT-OFF           DATE           CUT-OFF            CUT-OFF
PROPERTY                                        MORTGAGED              DATE             POOL            DATE               DATE
  TYPE                                      PROPERTIES/LOANS          BALANCE          BALANCE         BALANCE            BALANCE
--------                                    ----------------        -----------        -------         -------            -------
Retail - Anchored ..........................      19               $  260,970,310        22.8%       $13,735,279        $42,889,270
Retail - Unanchored ........................      18                   66,887,176         5.9          3,715,954         12,000,000
Retail - Shadow
  Anchored .................................       4                   14,580,769         1.3          3,645,192          6,568,253
Office .....................................      39                  295,816,595        25.9          7,585,041         31,000,000
Multifamily ................................      43                  272,237,946        23.8          6,331,115         36,200,000
Hospitality ................................      11                  111,099,757         9.7         10,099,978         25,459,300
Industrial .................................       9                   63,345,906         5.5          7,038,434         33,930,352
Self Storage ...............................      11                   20,583,328         1.8          1,871,212          4,326,714
Healthcare .................................       4                   19,252,689         1.7          4,813,172          6,582,769
Mixed Use ..................................       3                   17,016,073         1.5          5,672,024         13,000,000
Mobile Home Park ...........................       1                    1,028,782         0.1          1,028,782          1,028,782
                                                 ---               --------------       -----        -----------        -----------
Total/Weighted
  Average ..................................     162               $1,142,819,332       100.0%       $ 7,054,440        $42,889,270
                                                 ===               ==============       =====        ===========        ===========


                                                                                  WTD. AVG.         WTD.
                                                WTD. AVG.        WTD. AVG.        STATED            AVG.        MINIMUM     MAXIMUM
                                                 CUT-OFF            LTV          REMAINING        CUT-OFF       CUT-OFF     CUT-OFF
                                                  DATE           RATIO AT         TERM TO          DATE          DATE        DATE
PROPERTY                                           LTV           MATURITY        MATURITY           DSC           DSC         DSC
  TYPE                                            RATIO             (1)          (MOS) (1)         RATIO         RATIO       RATIO
--------                                          -----          ---------      -----------       -------       -------     -------
Retail - Anchored ..........................      71.82%           65.13%           114            1.30x         1.20x       1.64x
Retail - Unanchored ........................      69.16            63.20            106            1.32          1.25        1.51
Retail - Shadow
  Anchored .................................      74.19            67.39            115            1.28          1.25        1.30
Office .....................................      66.02            60.78            114            1.32          1.21        1.66
Multifamily ................................      70.71            65.92            115            1.36          1.20        2.21
Hospitality ................................      59.13            49.56            116            1.52          1.41        1.89
Industrial .................................      66.30            60.53            101            1.41          1.23        1.86
Self Storage ...............................      61.91            52.47            113            1.30          1.30        1.32
Healthcare .................................      75.91            69.12            114            1.35          1.25        1.46
Mixed Use ..................................      58.59            57.79            118            1.40          1.30        1.50
Mobile Home Park ...........................      79.75            72.80            113            1.26          1.26        1.26
                                                  -----            -----            ---            ----          ----        ----
Total/Weighted
  Average ..................................      68.09%           62.08%           113            1.35x         1.20x       2.21x
                                                  =====            =====            ===            ====          ====        ====




                                                    WTD. AVG.       WTD. AVG.
PROPERTY                                            OCCUPANCY       MORTGAGE
  TYPE                                              RATE (2)          RATE
--------                                            --------        --------
Retail - Anchored ..........................          95.72%         8.457%
Retail - Unanchored ........................          97.04          8.421
Retail - Shadow
  Anchored .................................          94.97          8.585
Office .....................................          97.93          8.321
Multifamily ................................          95.83          8.248
Hospitality ................................                         8.812
Industrial .................................          99.19          8.490
Self Storage ...............................          89.77          8.820
Healthcare .................................          96.77          8.669
Mixed Use ..................................         100.00          8.633
Mobile Home Park ...........................          90.34          8.760
                                                      -----          -----
Total/Weighted
  Average ..................................          96.64%         8.421%
                                                      =====          =====

----------------

(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Originator by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement without reference to hospitality properties.


                                        RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                              AGGREGATE              % BY             AVERAGE             HIGHEST
                                                               CUT-OFF           CUT-OFF DATE         CUT-OFF             CUT-OFF
         RANGE OF CUT-OFF                   NUMBER OF           DATE                 POOL              DATE                DATE
         DATE BALANCES ($)                    LOANS            BALANCE              BALANCE           BALANCE             BALANCE
         -----------------                 -----------       -----------           ---------        -----------         -----------
         0- 2,000,000 .....................     49          $   64,813,371            5.7%          $ 1,322,722         $ 1,982,435
 2,000,001- 4,000,000 .....................     32              93,559,462            8.2             2,923,733           3,900,000
 4,000,001- 6,000,000 .....................     21             103,926,698            9.1             4,948,890           6,000,000
 6,000,001- 8,000,000 .....................     13              92,853,772            8.1             7,142,598           8,000,000
 8,000,001-10,000,000 .....................     11             100,581,778            8.8             9,143,798          10,000,000
10,000,001-15,000,000 .....................     18             212,873,456           18.6            11,826,303          14,916,221
15,000,001-20,000,000 .....................      4              68,491,038            6.0            17,122,759          18,000,000
20,000,001-25,000,000 .....................      6             132,850,219           11.6            22,141,703          24,657,201
25,000,001-30,000,000 .....................      2              54,459,300            4.8            27,229,650          29,000,000
30,000,001-35,000,000 .....................      3              96,930,352            8.5            32,310,117          33,930,352
35,000,001-40,000,000 .....................      1              36,200,000            3.2            36,200,000          36,200,000
40,000,001-45,000,000 .....................      2              85,279,887            7.5            42,639,944          42,889,270
                                               ---          --------------          -----           -----------         -----------
Total/Weighted Average ....................    162          $1,142,819,332          100.0%          $ 7,054,440         $42,889,270
                                               ===          ==============          =====           ===========         ===========


                                                                                         WTD. AVG.
                                                                                          STATED
                                                    WTD. AVG.        WTD. AVG.          REMAINING         WTD. AVG.
                                                     CUT-OFF         LTV RATIO           TERM TO           CUT-OFF         WTD. AVG.
         RANGE OF CUT-OFF                           DATE LTV        AT MATURITY         MATURITY          DATE DSC         MORTGAGE
         DATE BALANCES ($)                            RATIO             (1)             (MOS) (1)           RATIO            RATE
         -----------------                           -------         ---------        ------------        --------         --------
         0- 2,000,000 .....................           62.50%           56.54%              116             1.42x            8.606%
 2,000,001- 4,000,000 .....................           65.97            59.51               117             1.38             8.587
 4,000,001- 6,000,000 .....................           66.82            60.67               117             1.44             8.525
 6,000,001- 8,000,000 .....................           68.72            63.60               111             1.38             8.414
 8,000,001-10,000,000 .....................           70.21            63.68               109             1.31             8.311
10,000,001-15,000,000 .....................           71.68            65.74               112             1.27             8.348
15,000,001-20,000,000 .....................           56.14            53.85               102             1.49             8.567
20,000,001-25,000,000 .....................           72.40            64.49               120             1.25             8.495
25,000,001-30,000,000 .....................           63.91            56.98               116             1.40             8.442
30,000,001-35,000,000 .....................           67.53            61.36               113             1.38             8.188
35,000,001-40,000,000 .....................           74.64            71.56               114             1.25             8.100
40,000,001-45,000,000 .....................           67.46            61.04               115             1.39             8.444
                                                      -----            -----               ---             ----             -----
Total/Weighted Average ....................           68.09%           62.08%              113             1.35x            8.421%
                                                      =====            =====               ===             ====             =====

The average Cut-Off Date Balance for all Mortgage Loans is $7,054,440.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.


                                                  MORTGAGED PROPERTIES BY STATE FOR
                                                         ALL MORTGAGE LOANS

                                                                                % BY                AVERAGE             HIGHEST
                                NUMBER OF                AGGREGATE          CUT-OFF DATE            CUT-OFF             CUT-OFF
                                MORTGAGED              CUT-OFF DATE             POOL                 DATE                DATE
STATE                          PROPERTIES                 BALANCE              BALANCE              BALANCE             BALANCE
---------                      ----------              ------------           ---------           -----------         -----------
CA .............................   27                  $ 154,693,274            13.5%             $ 5,729,381         $29,000,000
VA .............................   17                    127,848,546            11.2                7,520,503          31,000,000
MA .............................   20                    125,012,526            10.9                6,250,626          33,930,352
FL .............................   12                    110,059,875             9.6                9,171,656          36,200,000
TX .............................   20                     88,235,198             7.7                4,411,760          10,600,000
NV .............................    7                     79,416,833             6.9               11,345,262          32,000,000
NJ .............................    5                     55,708,817             4.9               11,141,763          24,657,201
AZ .............................    6                     53,707,091             4.7                8,951,182          16,418,573
OH .............................    2                     46,537,921             4.1               23,268,961          42,889,270
AR .............................    1                     42,390,617             3.7               42,390,617          42,390,617
IL .............................    4                     36,731,434             3.2                9,182,858          21,464,492
CT .............................    4                     26,891,162             2.4                6,722,791          11,995,435
MD .............................    3                     26,863,439             2.4                8,954,480          12,546,803
IN .............................    1                     22,654,253             2.0               22,654,253          22,654,253
TN .............................    3                     17,290,487             1.5                5,763,496           6,992,192
MO .............................    2                     16,316,362             1.4                8,158,181          14,916,221
GA .............................    2                     14,255,935             1.2                7,127,967           9,259,145
WA .............................    3                     13,491,044             1.2                4,497,015           6,582,769
MI .............................    1                     11,595,206             1.0               11,595,206          11,595,206
WI .............................    1                     10,616,126             0.9               10,616,126          10,616,126
ME .............................    1                     10,022,779             0.9               10,022,779          10,022,779
NY .............................    4                      9,129,992             0.8                2,282,498           3,590,138
MN .............................    1                      8,500,000             0.7                8,500,000           8,500,000
OR .............................    3                      7,991,814             0.7                2,663,938           4,741,060
LA .............................    3                      6,690,972             0.6                2,230,324           4,238,183
CO .............................    3                      6,035,622             0.5                2,011,874           2,644,219
NH .............................    2                      4,359,877             0.4                2,179,938           2,200,000
AL .............................    1                      3,423,595             0.3                3,423,595           3,423,595
MS .............................    1                      2,998,074             0.3                2,998,074           2,998,074
UT .............................    1                      2,498,395             0.2                2,498,395           2,498,395
SC .............................    1                        852,063             0.1                  852,063             852,063
                                  ---                 --------------           -----              -----------         -----------
Total/Weighted Average .........  162                 $1,142,819,332           100.0%             $ 7,054,440         $42,889,270
                                  ===                 ==============           =====              ===========         ===========

                                                                         WTD. AVG.
                                                                          STATED          WTD. AVG.
                                    WTD. AVG.         WTD. AVG.          REMAINING         CUT-OFF
                                     CUT-OFF          LTV RATIO            TERM             DATE           WTD. AVG.
                                    DATE LTV         AT MATURITY        TO MATURITY          DSC           MORTGAGE
STATE                                 RATIO              (1)             (MOS) (1)          RATIO            RATE
---------                           ---------       ------------        -----------      ----------        --------
CA ............................      65.87%            61.05%                104            1.33x           8.438%
VA ............................      69.15             63.57                 117            1.29            8.406
MA ............................      57.68             55.06                 109            1.60            8.510
FL ............................      73.87             67.88                 115            1.28            8.282
TX ............................      70.24             63.11                 117            1.34            8.499
NV ............................      75.83             68.99                 112            1.27            8.108
NJ ............................      67.95             59.92                 115            1.31            8.539
AZ ............................      64.38             58.30                 117            1.33            8.418
OH ............................      79.25             71.41                 115            1.25            8.224
AR ............................      55.05             50.14                 114            1.54            8.690
IL ............................      76.51             70.09                 116            1.23            8.618
CT ............................      68.67             64.20                  91            1.32            8.598
MD ............................      72.45             63.61                 128            1.27            8.398
IN ............................      78.12             68.57                 137            1.21            8.540
TN ............................      53.10             48.36                 118            1.51            8.106
MO ............................      53.32             42.16                 115            1.49            8.802
GA ............................      64.19             52.40                 117            1.49            7.701
WA ............................      75.86             69.04                 114            1.32            8.647
MI ............................      77.30             69.51                 119            1.21            8.220
WI ............................      79.82             72.63                 115            1.21            8.660
ME ............................      78.30             71.02                 116            1.20            8.530
NY ............................      59.63             53.87                 116            1.47            8.311
MN ............................      63.43             59.57                 117            1.37            8.250
OR ............................      63.54             56.02                 115            1.31            8.482
LA ............................      76.18             67.88                 117            1.28            8.371
CO ............................      69.46             62.65                 116            1.26            8.768
NH ............................      53.61             48.77                 115            1.66            8.628
AL ............................      74.43             66.95                 119            1.26            8.240
MS ............................      46.12             39.10                 119            1.71            9.000
UT ............................      48.51             41.12                 119            1.89            9.000
SC ............................      73.77             67.73                 117            1.25            9.125
                                     -----             -----                 ---            ----            -----
Total/Weighted Average ........      68.09%            62.08%                113            1.35x           8.421%
                                     =====             =====                 ===            ====            =====

----------------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                                         RANGE OF DSC RATIOS
                                                       FOR ALL MORTGAGE LOANS
                                                       AS OF THE CUT-OFF DATE

     RANGE OF                                                                   % BY
   CUT-OFF DATE                                           AGGREGATE         CUT-OFF DATE            AVERAGE             HIGHEST
        DSC                         NUMBER OF           CUT-OFF DATE            POOL             CUT-OFF DATE           CUT-OFF
     RATIOS (X)                       LOANS                BALANCE             BALANCE              BALANCE             BALANCE
   -------------                    ---------            -----------          ---------           -----------        ------------
1.20- 1.24 ........................      31            $  263,329,343           23.0%             $ 8,494,495         $22,654,253
1.25- 1.29 ........................      45               334,786,157           29.3                7,439,692          42,889,270
1.30- 1.34 ........................      33               156,237,864           13.7                4,734,481          32,000,000
1.35- 1.39 ........................       5                53,382,435            4.7               10,676,487          29,000,000
1.40- 1.44 ........................       8                80,851,445            7.1               10,106,431          25,459,300
1.45- 1.49 ........................       5                27,538,617            2.4                5,507,723          17,600,000
1.50- 1.54 ........................       9               124,795,490           10.9               13,866,166          42,390,617
1.55- 1.59 ........................       1                 9,493,424            0.8                9,493,424           9,493,424
1.60- 1.64 ........................       4                 9,107,325            0.8                2,276,831           3,798,295
1.65- 1.69 ........................       4                18,596,469            1.6                4,649,117           6,500,000
1.70- 1.74 ........................       3                26,694,415            2.3                8,898,138          18,000,000
1.75- 1.79 ........................       2                 6,796,790            0.6                3,398,395           4,996,790
1.80- 1.84 ........................       3                 8,300,000            0.7                2,766,667           6,000,000
1.85- 1.89 ........................       3                 4,897,006            0.4                1,632,335           2,498,395
2.00-10.00 ........................       6                18,012,552            1.6                3,002,092           7,500,000
                                        ---            --------------          -----              -----------         -----------
Total/Weighted Average ............     162            $1,142,819,332          100.0%             $ 7,054,440         $42,889,270
                                        ===            ==============          =====              ===========         ===========

                                                                              WTD. AVG. STATED
     RANGE OF                              WTD. AVG.         WTD. AVG.           REMAINING         WTD. AVG.
   CUT-OFF DATE                          CUT-OFF DATE        LTV RATIO            TERM TO           CUT-OFF          WTD. AVG.
        DSC                                   LTV           AT MATURITY          MATURITY          DATE DSC          MORTGAGE
     RATIOS (X)                              RATIO              (1)               (MOS) (1)          RATIO             RATE
   -------------                            -------          --------           -----------         -------          --------
1.20- 1.24 ........................          77.77%            70.77%              118               1.21x            8.387%
1.25- 1.29 ........................          71.75             66.22               106               1.26             8.405
1.30- 1.34 ........................          68.23             61.20               114               1.31             8.245
1.35- 1.39 ........................          62.35             58.13               117               1.38             8.262
1.40- 1.44 ........................          66.16             58.35               115               1.41             8.603
1.45- 1.49 ........................          58.79             56.71               116               1.46             8.148
1.50- 1.54 ........................          57.83             51.21               115               1.52             8.624
1.55- 1.59 ........................          62.25             52.38               119               1.56             8.720
1.60- 1.64 ........................          48.80             43.22               118               1.63             8.287
1.65- 1.69 ........................          50.09             46.65               118               1.67             8.539
1.70- 1.74 ........................          52.91             50.29               118               1.71             8.737
1.75- 1.79 ........................          49.92             43.96               118               1.78             8.852
1.80- 1.84 ........................          50.67             50.67               117               1.81             8.458
1.85- 1.89 ........................          46.78             42.69               118               1.87             8.760
2.00-10.00 ........................          42.95             42.78               117               2.10             8.451
                                             -----            -----                ---               ----             -----
Total/Weighted Average ............          68.09%           62.08%               113               1.35x            8.421%
                                             =====            =====                ===               ====             =====

The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans is 1.35x.
----------------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                                                         RANGE OF LTV RATIOS
                                                       FOR ALL MORTGAGE LOANS
                                                       AS OF THE CUT-OFF DATE


     RANGE OF                                                                       % BY
   CUT-OFF DATE                                               AGGREGATE         CUT-OFF DATE            AVERAGE            HIGHEST
        LTV                             NUMBER OF           CUT-OFF DATE            POOL             CUT-OFF DATE       CUT-OFF DATE
    RATIOS (%)                            LOANS                BALANCE             BALANCE              BALANCE            BALANCE
  --------------                        ---------            -----------          ---------           -----------       ------------
30.01-35.00 ..........................      4               $    2,909,422           0.3%             $   727,356       $ 1,000,000
35.01-40.00 ..........................      1                    2,498,395           0.2                2,498,395         2,498,395
40.01-45.00 ..........................      6                   16,997,372           1.5                2,832,895         7,500,000
45.01-50.00 ..........................      9                   42,165,042           3.7                4,685,005        16,418,573
50.01-55.00 ..........................     12                   84,536,739           7.4                7,044,728        18,000,000
55.01-60.00 ..........................     11                   88,138,048           7.7                8,012,550        42,390,617
60.01-65.00 ..........................     21                  160,559,048          14.0                7,645,669        31,000,000
65.01-70.00 ..........................     20                  172,424,901          15.1                8,621,245        33,930,352
70.01-75.00 ..........................     39                  243,015,933          21.3                6,231,178        36,200,000
75.01-80.00 ..........................     35                  294,076,748          25.7                8,402,193        42,889,270
80.01-81.00 ..........................      4                   35,497,683           3.1                8,874,421        20,478,461
                                          ---               --------------         -----              -----------       -----------
Total/Weighted Average ...............    162               $1,142,819,332         100.0%             $ 7,054,440       $42,889,270
                                          ===               ==============         =====              ===========       ===========

                                                                           WTD. AVG. STATED
     RANGE OF                             WTD. AVG.        WTD. AVG.           REMAINING        WTD. AVG.
   CUT-OFF DATE                         CUT-OFF DATE       LTV RATIO            TERM TO          CUT-OFF         WTD. AVG.
        LTV                                  LTV          AT MATURITY          MATURITY         DATE DSC         MORTGAGE
    RATIOS (%)                              RATIO             (1)              (MOS) (1)          RATIO            RATE
  --------------                           -------         --------           ----------         -------         --------
30.01-35.00 ..........................     32.42%            29.46%              116              1.64x           8.650%
35.01-40.00 ..........................     36.74             31.15               119              1.63            9.000
40.01-45.00 ..........................     41.95             41.32               117              2.02            8.372
45.01-50.00 ..........................     48.87             44.65               116              1.66            8.760
50.01-55.00 ..........................     53.24             49.05               117              1.57            8.478
55.01-60.00 ..........................     56.29             51.52               116              1.48            8.608
60.01-65.00 ..........................     62.29             56.81               117              1.35            8.388
65.01-70.00 ..........................     67.36             60.13               110              1.37            8.499
70.01-75.00 ..........................     73.09             67.60               106              1.27            8.243
75.01-80.00 ..........................     78.78             71.48               117              1.23            8.426
80.01-81.00 ..........................     80.30             72.43               118              1.21            8.330
                                           -----             -----               ---              ----            -----
Total/Weighted Average ...............     68.09%            62.08%              113              1.35x           8.421%
                                           =====             =====               ===              ====            =====

The weighted average Cut-Off Date LTV Ratio for all Mortgage Loans is 68.09%.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                               RANGE OF LTV RATIOS
                 FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE


     RANGE OF                                                                      % BY
     MATURITY                                                                     CUT-OFF            AVERAGE           HIGHEST
       DATE                                                 AGGREGATE              DATE              CUT-OFF           CUT-OFF
        LTV                            NUMBER OF          CUT-OFF DATE             POOL               DATE              DATE
   RATIOS (%)(1)                         LOANS               BALANCE              BALANCE            BALANCE           BALANCE
   ----------                         -----------          -----------           ---------         -----------       -----------
25.01-30.00 ..........................     3              $    1,909,422             0.2%          $   636,474       $   748,260
30.01-35.00 ..........................     2                   3,498,395             0.3             1,749,198         2,498,395
35.01-40.00 ..........................     3                   7,277,881             0.6             2,425,960         2,998,074
40.01-45.00 ..........................     9                  54,029,659             4.7             6,003,295        16,418,573
45.01-50.00 ..........................    13                  49,314,669             4.3             3,793,436         6,992,192
50.01-55.00 ..........................    17                 127,532,025            11.2             7,501,884        42,390,617
55.01-60.00 ..........................    25                 247,353,855            21.6             9,894,154        33,930,352
60.01-65.00 ..........................    21                 103,432,215             9.1             4,925,344        22,968,037
65.01-70.00 ..........................    36                 247,172,872            21.6             6,865,913        32,000,000
70.01-75.00 ..........................    31                 280,574,340            24.6             9,050,785        42,889,270
75.01-80.00 ..........................     2                  20,724,000             1.8            10,362,000        13,824,000
                                         ---              --------------           -----           -----------       -----------
Total/Weighted Average ...............   162              $1,142,819,332           100.0%          $ 7,054,440       $42,889,270
                                         ===              ==============           =====           ===========       ===========

                                                                              WTD. AVG.
     RANGE OF                                                                  STATED
     MATURITY                             WTD. AVG.        WTD. AVG.          REMAINING        WTD. AVG.
       DATE                                CUT-OFF         LTV RATIO           TERM TO          CUT-OFF         WTD. AVG.
        LTV                               DATE LTV        AT MATURITY         MATURITY         DATE DSC         MORTGAGE
   RATIOS (%)(1)                            RATIO            (1)              (MOS) (1)          RATIO            RATE
   ----------                            ----------        --------         ------------      ----------        --------
25.01-30.00 ..........................     33.04%            28.53%              115             1.73x           8.750%
30.01-35.00 ..........................     35.17             31.18               118             1.58            8.846
35.01-40.00 ..........................     47.16             38.86               117             1.59            8.529
40.01-45.00 ..........................     48.61             42.12               116             1.70            8.838
45.01-50.00 ..........................     52.17             47.73               117             1.61            8.518
50.01-55.00 ..........................     56.19             52.09               116             1.52            8.506
55.01-60.00 ..........................     63.89             57.37               116             1.38            8.377
60.01-65.00 ..........................     68.05             62.67               107             1.29            8.483
65.01-70.00 ..........................     74.51             67.91               113             1.26            8.315
70.01-75.00 ..........................     78.47             71.88               113             1.24            8.400
75.01-80.00 ..........................     79.26             76.97                93             1.20            8.203
                                           -----             -----               ---             ----            -----
Total/Weighted Average ...............     68.09%            62.08%              113             1.35x           8.421%
                                           =====             =====               ===             ====            =====

The weighted average LTV Ratio at maturity for all Mortgage Loans is 62.08%.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                                                       RANGE OF MORTGAGE RATES
                                            FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                                  % BY
     RANGE OF                                               AGGREGATE         CUT-OFF DATE            AVERAGE             HIGHEST
     MORTGAGE                           NUMBER OF         CUT-OFF DATE            POOL             CUT-OFF DATE        CUT-OFF DATE
     RATES (%)                            LOANS              BALANCE             BALANCE              BALANCE             BALANCE
   -------------                        ---------          -----------          ---------           -----------         -----------
7.000-7.249 .........................       1            $    9,259,145            0.8%             $ 9,259,145         $ 9,259,145
7.750-7.999 .........................       5                76,409,309            6.7               15,281,862          32,000,000
8.000-8.249 .........................      16               197,411,330           17.3               12,338,208          42,889,270
8.250-8.499 .........................      56               370,190,438           32.4                6,610,544          33,930,352
8.500-8.749 .........................      39               353,813,041           31.0                9,072,129          42,390,617
8.750-8.999 .........................      31                85,011,189            7.4                2,742,296          14,916,221
9.000-9.249 .........................      14                50,724,880            4.4                3,623,206          16,418,573
                                          ---            --------------          -----              -----------         -----------
Total/Weighted Average ..............     162            $1,142,819,332          100.0%             $ 7,054,440         $42,889,270
                                          ===            ==============          =====              ===========         ===========


                                                                                   WTD. AVG.
                                                                                    STATED
                                              WTD. AVG.         WTD. AVG.          REMAINING        WTD. AVG.
     RANGE OF                               CUT-OFF DATE        LTV RATIO           TERM TO       CUT-OFF DATE       WTD. AVG.
     MORTGAGE                                    LTV           AT MATURITY         MATURITY            DSC           MORTGAGE
     RATES (%)                                  RATIO              (1)             (MOS) (1)          RATIO            RATE
   -------------                               -------          --------           ---------         -------         --------
7.000-7.249 .........................           70.15%            56.36%              116             1.34x           7.000%
7.750-7.999 .........................           69.93             65.74               112             1.33            7.941
8.000-8.249 .........................           72.08             66.07               117             1.27            8.138
8.250-8.499 .........................           67.67             62.24               114             1.37            8.362
8.500-8.749 .........................           68.41             61.94               114             1.35            8.594
8.750-8.999 .........................           65.48             58.74                99             1.32            8.818
9.000-9.249 .........................           54.65             47.44               117             1.56            9.065
                                                -----             -----               ---             ----            -----
Total/Weighted Average ..............           68.09%            62.08%              113             1.35x           8.421%
                                                =====             =====               ===             ====            =====

The weighted average Mortgage Rate for all Mortgage Loans is 8.421%.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.



                                  RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                                            FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

      RANGE OF ORIGINAL
      TERMS TO MATURITY                                                          % BY
       OR ANTICIPATED                                     AGGREGATE          CUT-OFF DATE            AVERAGE             HIGHEST
       REPAYMENT DATE                NUMBER OF          CUT-OFF DATE             POOL             CUT-OFF DATE        CUT-OFF DATE
          (MONTHS)                     LOANS               BALANCE              BALANCE              BALANCE             BALANCE
      ----------------               ---------           -----------           ---------           -----------         -----------
  0- 60 ...........................       5            $   57,167,900             5.0%             $11,433,580         $16,472,465
 97-108 ...........................       1                32,000,000             2.8               32,000,000          32,000,000
109-120 ...........................     154             1,018,450,376            89.1                6,613,314          42,889,270
133-144 ...........................       2                35,201,056             3.1               17,600,528          22,654,253
                                        ---            --------------           -----              -----------         -----------
Total/Weight Average ..............     162            $1,142,819,332           100.0%             $ 7,054,440         $42,889,270
                                        ===            ==============           =====              ===========         ===========

                                                                                     WTD. AVG.
      RANGE OF ORIGINAL                                                               STATED
      TERMS TO MATURITY                    WTD. AVG.           WTD. AVG.             REMAINING           WTD. AVG.
       OR ANTICIPATED                    CUT-OFF DATE          LTV RATIO              TERM TO          CUT-OFF DATE       WTD. AVG.
       REPAYMENT DATE                         LTV             AT MATURITY            MATURITY               DSC           MORTGAGE
          (MONTHS)                           RATIO                (1)                (MOS)(1)              RATIO            RATE
      ----------------                   -------------         --------             ----------         -------------      --------
  0- 60 ...........................         71.02%              69.46%                    51               1.26x           8.581%
 97-108 ...........................         74.59               68.98                    104               1.30            7.930
109-120 ...........................         67.35               61.21                    116               1.36            8.427
133-144 ...........................         78.76               68.86                    139               1.21            8.437
                                            -----               -----                    ---               ----            -----
Total/Weight Average ..............         68.09%              62.08%                   113               1.35x           8.421%
                                            =====               =====                    ===               ====            =====

The weighted average original term to maturity for all Mortgage Loans is 117 months.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                                  RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                                            FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

        RANGE OF
     REMAINING TERMS
       TO MATURITY                                         AGGREGATE              % BY                AVERAGE             HIGHEST
     OR ANTICIPATED                                         CUT-OFF              CUT-OFF              CUT-OFF             CUT-OFF
     REPAYMENT DATE                   NUMBER OF              DATE                 DATE                 DATE                DATE
        (MONTHS)                        LOANS               BALANCE           POOL BALANCE            BALANCE             BALANCE
    ----------------                  ---------         ---------------       ------------          -----------         -----------
  0- 60 ............................        5            $   57,167,900            5.0%             $11,433,580         $16,472,465
 97-108 ............................        1                32,000,000            2.8               32,000,000          32,000,000
109-120 ............................      154             1,018,450,376           89.1                6,613,314          42,889,270
133-144 ............................        2                35,201,056            3.1               17,600,528          22,654,253
                                          ---            --------------          -----              -----------         -----------
                                          162            $1,142,819,332          100.0%             $ 7,054,440         $42,889,270
                                          ===            ==============          =====              ===========         ===========



        RANGE OF                                                                 WTD. AVG.
     REMAINING TERMS                                                              STATED
       TO MATURITY                          WTD. AVG.         WTD. AVG.          REMAINING        WTD. AVG.
     OR ANTICIPATED                          CUT-OFF             LTV              TERM TO          CUT-OFF         WTD. AVG.
     REPAYMENT DATE                         DATE LTV          RATIO AT           MATURITY         DATE DSC         MORTGAGE
        (MONTHS)                              RATIO         MATURITY (1)         (MOS) (1)         RATIO             RATE
    ----------------                       -----------      ------------        -----------      ----------        --------
  0- 60 ............................         71.02%            69.46%                51            1.26x            8.581%
 97-108 ............................         74.59             68.98                104            1.30             7.930
109-120 ............................         67.35             61.21                116            1.36             8.427
133-144 ............................         78.76             68.86                139            1.21             8.437
                                             -----             -----                ---            ----             -----
                                             68.09%            62.08%               113            1.35x            8.421%
                                             =====             =====                ===            ====             =====

The weighted average stated remaining term to maturity for all Mortgage Loans is 113 months.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                                                RANGE OF REMAINING AMORTIZATION TERMS
                                            FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                            AGGREGATE             % BY                AVERAGE             HIGHEST
    REMAINING                                                CUT-OFF             CUT-OFF              CUT-OFF             CUT-OFF
  AMORTIZATION                        NUMBER OF               DATE                DATE                 DATE                DATE
TERMS (MONTHS)(2)                       LOANS                BALANCE          POOL BALANCE            BALANCE             BALANCE
-----------------                     ---------            -----------        ------------          -----------         -----------
Interest Only Loans ...................   19             $  103,950,000            9.1%             $ 5,471,053         $18,000,000
   229-240 ............................    1                  1,982,435            0.2                1,982,435           1,982,435
   253-264 ............................    1                 14,916,221            1.3               14,916,221          14,916,221
   289-300 ............................   26                130,404,140           11.4                5,015,544          25,459,300
   301-312 ............................    1                    598,802            0.1                  598,802             598,802
   325-336 ............................    3                 50,500,000            4.4               16,833,333          31,000,000
   349-360 ............................  111                840,467,734           73.5                7,571,781          42,889,270
                                         ---             --------------          -----              -----------         -----------
Total/Weighted Average ................  162             $1,142,819,332          100.0%             $ 7,054,440         $42,889,270
                                         ===             ==============          =====              ===========         ===========


                                                                                   WTD. AVG.
                                                                                    STATED
                                               WTD. AVG.        WTD. AVG.          REMAINING        WTD. AVG.
    REMAINING                                   CUT-OFF         LTV RATIO           TERM TO          CUT-OFF         WTD. AVG.
  AMORTIZATION                                 DATE LTV            AT              MATURITY         DATE DSC         MORTGAGE
TERMS (MONTHS)(2)                                RATIO         MATURITY(1)         (MOS) (1)          RATIO            RATE
-----------------                              ---------       -----------       -------------     -----------       --------
Interest Only Loans ...................          54.66%          54.66%               104             1.62x           8.460%
   229-240 ............................          52.17           37.76                114             1.38            8.500
   253-264 ............................          52.71           41.35                115             1.51            8.800
   289-300 ............................          61.16           51.51                115             1.47            8.686
   301-312 ............................          64.39           55.55                117             1.23            8.875
   325-336 ............................          67.83           61.81                118             1.27            8.332
   349-360 ............................          71.16           65.08                114             1.30            8.373
                                                 -----           -----                ---             ----            -----
Total/Weighted Average ................          68.09%          62.08%               113             1.35x           8.421%
                                                 =====           =====                ===             ====            =====

The weighted average remaining amortization term for all Mortgage Loans (excluding Mortgage Loans that are interest-only for their entire term) is 347 months.
----------
(1)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(2) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

                                              AMORTIZATION TYPES FOR ALL MORTGAGE LOANS



                                                             AGGREGATE            % BY                AVERAGE             HIGHEST
                                                              CUT-OFF            CUT-OFF              CUT-OFF             CUT-OFF
    AMORTIZATION                          NUMBER OF            DATE             DATE POOL              DATE                DATE
       TYPES                                LOANS             BALANCE            BALANCE              BALANCE             BALANCE
   -------------                          ---------       ---------------       ---------           -----------         -----------
Amortizing Balloon ......................   111           $  575,967,319          50.4%             $ 5,188,895         $25,459,300
Interest-only, then Amortizing
  Balloon (2) ...........................    23              293,699,000          25.7               12,769,522          36,200,000
Amortizing ARD ..........................     9              169,203,013          14.8               18,800,335          42,889,270
Interest-only ...........................    18               97,050,000           8.5                5,391,667          18,000,000
Interest-only ARD .......................     1                6,900,000           0.6                6,900,000           6,900,000
                                            ---           --------------         -----              -----------         -----------
Total/Weighted Average ..................   162           $1,142,819,332         100.0%             $ 7,054,440         $42,889,270
                                            ===           ==============         =====              ===========         ===========


                                                                                  WTD. AVG.
                                              WTD. AVG.         WTD. AVG.          STATED          WTD. AVG.
                                               CUT-OFF             LTV            REMAINING         CUT-OFF
                                                DATE            RATIO AT           TERM TO           DATE           WTD. AVG.
    AMORTIZATION                                 LTV            MATURITY          MATURITY            DSC           MORTGAGE
       TYPES                                    RATIO             (1)             (MOS) (1)          RATIO            RATE
   -------------                               -------          --------         -----------        -------         --------
Amortizing Balloon ......................       69.39%           61.77%             115              1.33x           8.513%
Interest-only, then Amortizing
  Balloon (2) ...........................       69.73            65.18              113              1.29            8.215
Amortizing ARD ..........................       69.06            62.30              114              1.37            8.443
Interest-only ...........................       53.00            53.00              108              1.65            8.439
Interest-only ARD .......................       77.97            77.97               41              1.21            8.750
                                                -----            -----              ---              ----            -----
Total/Weighted Average ..................       68.09%           62.08%             113              1.35x           8.421%
                                                =====            =====              ===              ====            =====

----------------

(1)  Calculated with respect to the Anticipation Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 6 to 60 months from origination prior to the commencement of payments of principal and interest.

                                           RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
                                         OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES

                                                                                 % BY
                                                         AGGREGATE              CUT-OFF             AVERAGE              HIGHEST
      RANGE OF                                            CUT-OFF                DATE               CUT-OFF              CUT-OFF
      OCCUPANCY                     NUMBER OF              DATE                  POOL                DATE                 DATE
      RATES (%)                       LOANS               BALANCE             BALANCE (1)           BALANCE              BALANCE
      ---------                     ---------         ---------------         -----------         -----------          -----------
 60.00- 64.99 .....................     1             $      748,260              0.1%            $   748,260          $   748,260
 75.00- 79.99 .....................     2                  2,824,148              0.3               1,412,074            1,424,007
 80.00- 84.99 .....................     4                 19,702,767              1.9               4,925,692           14,428,000
 85.00- 89.99 .....................     7                 88,675,010              8.6              12,667,859           42,390,617
 90.00- 94.99 .....................    29                140,557,313             13.6               4,846,804           13,824,000
 95.00- 99.99 .....................    37                355,555,249             34.5               9,609,601           36,200,000
100.00-100.00 .....................    71                423,656,828             41.1               5,966,998           42,889,270
                                      ---             --------------            -----             -----------          -----------
Total/Weighted Average ............   151             $1,031,719,575            100.0%            $ 6,832,580          $42,889,270
                                      ===             ==============            =====             ===========          ===========


                                                                      WTD. AVG. STATED
                                       WTD. AVG.        WTD. AVG.         REMAINING         WTD. AVG.
      RANGE OF                          CUT-OFF            LTV             TERM TO           CUT-OFF        WTD. AVG.      WTD. AVG.
      OCCUPANCY                        DATE LTV         RATIO AT          MATURITY          DATE DSC        OCCUPANCY      MORTGAGE
      RATES (%)                          RATIO         MATURITY(2)        (MOS) (2)           RATIO          RATE(3)         RATE
      ---------                         -------        -----------        ---------          -------        ---------      --------
 60.00- 64.99 .....................      33.40%            28.18%            117              1.40x            60.08%       8.750%
 75.00- 79.99 .....................      61.09             51.80             113              1.30             78.94        8.820
 80.00- 84.99 .....................      69.02             63.07             117              1.22             83.25        8.240
 85.00- 89.99 .....................      63.16             57.61             115              1.39             87.85        8.503
 90.00- 94.99 .....................      73.27             66.67             117              1.26             93.35        8.382
 95.00- 99.99 .....................      71.31             66.14             106              1.29             97.08        8.356
100.00-100.00 .....................      67.11             61.45             117              1.38            100.00        8.374
                                         -----             -----             ---              ----            ------        -----
Total/Weighted Average ............      69.05%            63.43%            113              1.33x            96.64%       8.379%
                                         =====             =====             ===              ====            ======        =====

----------
(1) Excludes 11 hospitality properties, or approximately 9.7% of the Cut-Off Date Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(3) Occupancy Rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Originators by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.


                                                   PERCENTAGE OF MORTGAGE POOL BY
                                           PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)

                                           NOVEMBER           NOVEMBER           NOVEMBER           NOVEMBER           NOVEMBER
PREPAYMENT RESTRICTION                       2000               2001               2002               2003               2004
----------------------                     --------           --------           --------           --------           --------
Lock--out/Defeasance ...................    100.00%             99.14%             97.34%             93.54%             94.12%
YM .....................................      0.00               0.86               2.66               6.46               5.88
                                            ------             ------             ------             ------             ------
Sub Total ..............................    100.00%            100.00%            100.00%            100.00%            100.00%
                                            ------             ------             ------             ------             ------

PREPAYMENT PREMIUM
------------------
5.0% ...................................      0.00%              0.00%              0.00%              0.00%              0.00%
4.0% ...................................      0.00               0.00               0.00               0.00               0.00
3.0% ...................................      0.00               0.00               0.00               0.00               0.00
2.0% ...................................      0.00               0.00               0.00               0.00               0.00
1.0% ...................................      0.00               0.00               0.00               0.00               0.00
Open ...................................      0.00               0.00               0.00               0.00               0.00
                                            ------             ------             ------             ------             ------
Total ..................................    100.00%            100.00%            100.00%            100.00%            100.00%
                                            ======             ======             ======             ======             ======


                                               NOVEMBER           NOVEMBER           NOVEMBER           NOVEMBER           NOVEMBER
PREPAYMENT RESTRICTION                           2005               2006               2007               2008               2009
----------------------                         --------           --------           --------           --------           --------
Lock--out/Defeasance ...................        94.95%             94.95%             94.16%             94.16%              79.68%
YM .....................................         4.84               4.84               4.84               4.84                4.98
                                               ------             ------             ------              -----              ------
Sub Total ..............................        99.79%             99.79%             99.00%             99.00%              84.67%
                                               ------             ------             ------             ------              ------

PREPAYMENT PREMIUM
------------------
5.0% ...................................         0.00%              0.00%              0.00%              0.00%               0.00%
4.0% ...................................         0.00               0.00               0.00               0.00                0.00
3.0% ...................................         0.00               0.00               0.00               0.00                0.00
2.0% ...................................         0.00               0.00               0.00               0.00                0.00
1.0% ...................................         0.00               0.00               0.79               0.79                0.81
Open ...................................         0.21               0.21               0.21               0.21               14.52
                                               ------             ------             ------             ------               -----
Total ..................................       100.00%            100.00%            100.00%            100.00%             100.00%
                                               ======             ======             ======             ======              ======

TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                PERCENTAGE
                                                    OF
                            NUMBER    CUT-OFF     CUT-OFF                CUT-OFF     LTV     CUT-OFF
                              OF       DATE      DATE POOL  PROPERTY    DATE LTV  RATIO AT  DATE DSC   MORTGAGE
PROPERTY NAME             PROPERTIES  BALANCE     BALANCE     TYPE        RATIO   MATURITY    RATIO      RATE
-------------             ----------  -------   ----------- --------    -------- ----------- ---------  --------
                                                            Retail--
Polaris Towne Center ......    1   $ 42,889,270      3.8%     Anchored     79.72%   71.81%     1.25x      8.200%
                                                            Retail--
Park Plaza Mall ...........    1     42,390,617      3.7     Anchored      55.05    50.14      1.54       8.690
HCPI Portfolio ............    6     42,000,000      3.7    Office         59.78    56.13      1.40       8.250
The Grove at Turtle Run                                     Multifamily--
  Apartments ..............    1     36,200,000      3.2    Conventional   74.64    71.56      1.25       8.100
Schneider Automation                                        Industrial--
  Facility ................    1     33,930,352      3.0      R&D          65.25    58.11      1.52       8.410
                                                            Multifamily--
Desert Club Apartments ....    1     32,000,000      2.8      Conventional 74.59    68.98      1.30       7.930
Parkridge Center V
  Office Building .........    1     31,000,000      2.7    Office         62.75    57.04      1.30       8.210
Belmont Shores Office
  Building ................    1     29,000,000      2.5    Office         60.42    56.77      1.39       8.290
FelCor--Embassy Suites--                                     Hospitality--
  Orlando .................    1     25,459,300      2.2      Full Service 67.89    57.22      1.42       8.615
                                                            Retail--
The Grove At Shrewsbury ...    1     24,657,201      2.2     Anchored      63.22    57.30      1.25       8.500
                              --   ------------     ----                   -----    -----      ----       -----
                              15   $339,526,740     29.7%                  66.42%   60.72%     1.37x      8.314%
                              ==   ============     ====                   =====    =====      ====       =====



     Polaris Towne Center. The Polaris Towne Center loan is secured by a first lien mortgage on a 61.79 acre retail center located in Columbus, Ohio. Constructed during 1998 and 1999, the center is comprised of 440,385 square feet of retail space. The loan has an anticipated repayment date of June 1, 2010, and a maturity date of June 1, 2030.

     The following table summarizes the breakdown of the approximate net rentable area ("NRA") of the eight largest tenants at Polaris Towne Center:

                                 TENANT NRA                   DATE OF LEASE
     TENANT NAME              (IN SQUARE FEET)   % OF NRA      EXPIRATION
     -----------              ----------------   --------     -------------
Kroger .......................     64,280         14.6%     November 30, 2018
Joann Etc ....................     45,650         10.4%      January 31, 2010
Best Buy .....................     45,000         10.2%      January 31, 2015
Linens `N Things .............     35,000          7.9%      January 31, 2015
TJ Maxx ......................     30,000          6.8%        March 31, 2009
Old Navy .....................     25,200          5.7%      January 31, 2010
Office Max ...................     23,500          5.3%    September 30, 2014
Barnes & Noble ...............     23,367          5.3%      January 31, 2015

     As of August 31, 2000 the property was approximately 100% leased.

     Approximately 21,800 square feet is leased, but the related tenants are not in occupancy, open for business or paying rent. These tenants are expected to take possession of the leased premises, open for business, and commence paying rent on or before December 15, 2000. The borrower posted an irrevocable letter of credit in the amount of $2,000,000 issued by the Huntington National Bank, upon which lender may draw upon an event of default under the Mortgage Loan. The borrower's letter of credit will be released when the tenants are in occupancy, open for business and paying rent, and the property has achieved an annual net operating income of at least $4,760,000. Furthermore, under a separate guaranty and indemnity agreement the sponsor of the borrower provided an additional guaranty up to an amount equal to $3,000,000 until such time as the tenants are in occupancy, open for business, and paying rent.

     At any time during the term of the loan, the borrower is required to notify all tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a lender designated lockbox account (i) if the trailing 12 month debt service coverage ratio, as computed by the lender, is less than 1.20x, (ii) upon the occurrence of an event of default, or (iii) two months prior to the anticipated repayment date.

     The borrower is Polaris Center, LLC, a special purpose, bankruptcy remote Delaware limited liability corporation. The sponsor of the borrower is Glimcher Realty Trust, a real estate investment trust headquartered in Columbus, Ohio, which has an issuer debt rating from S&P of "BB" as of the date of this Prospectus Supplement. At origination, the sponsor owned or was a joint venturer in approximately 126 properties located in 28 states.

     Park Plaza. The Park Plaza Mall loan is secured by a first lien mortgage on 265,144 square feet of retail space within the 549,309 square foot Park Plaza Mall, a regional mall located in Little Rock, Arkansas. The Park Plaza Mall is anchored by Dillard's Department Stores, which owns and occupies the remaining 284,165 square feet of retail space at the mall and maintains its corporate headquarters within close proximity of the Park Plaza Mall. The Dillard's Department Stores space is not part of the collateral securing this loan. The Park Plaza Mall is located in the western portion of the city of Little Rock and is close in proximity to the downtown area. The weighted average sales of the in-line tenants of the property have increased in each of the last four years, and exceeded $400 per square foot in 1999.

     The following table summarizes the breakdown of the approximate net rentable area ("NRA") of the eight largest tenants at Park Plaza Mall:

                                  TENANT NRA                      DATE OF LEASE
      TENANT NAME              (IN SQUARE FEET)   % OF NRA         EXPIRATION
      -----------              ----------------   --------        -----------
Gap, Gap Kids, Banana Republic      31,374          11.8%        April 30, 2005
The Limited ...................     15,570           5.9%         June 30, 2004
Luby's Cafeteria ..............     10,958           4.1%       August 31, 2008
Abercrombie & Fitch ...........     10,429           3.9%      January 31, 2008
Talbots, Talbots Petite .......      7,103           2.7%      January 31, 2007
Lerner of New York ............      6,188           2.3%     December 31, 2003
Lane Bryant ...................      6,024           2.3%     December 31, 2003
Eddie Bauer ...................      5,799           2.2%     December 31, 2003


     The occupancy rate reflects the recent termination of the United Artists Theatre lease for space that comprises approximately 9.0% of the retail space within the property.

     The anticipated repayment date for the loan is May 1, 2010, and the maturity date of the loan is May 1, 2030. The loan provides for hyper-amortization and an increased interest rate if repayment does not occur prior to the anticipated repayment date.

     The Park Plaza loan was modified on July 1, 2000, in connection with which an additional $500,000 was advanced to the borrower and added to the principal balance and the loan payments were re-amortized.

     At the closing of the loan, the borrower was required to deposit $300,000 with the lender as a lease rollover reserve, which funds may be drawn upon by the borrower in connection with tenant improvements and leasing commissions for the re-letting of the former United Artists Theatre space.

     The borrower is required to notify all tenants to make all tenant payments to a lender designated lockbox account three months prior to the anticipated repayment date or at any time during the term of the loan upon the occurrence of; (i) the trailing 12 month debt service coverage ratio drops below 1.15x,
(ii) an event of default, or (iii) Dillard's Department Stores vacates the Park Plaza Mall.

     Dillard's Department Stores is a party to a reciprocal easement agreement (the "REA") which effects the Park Plaza Mall. The REA commenced in 1988 and expires in 2031. The REA contains an fifteen-year operating covenant which requires Dillard's Department Stores to be open for business and to operate at the property through 2003. Dillard's Department Stores' operating covenant is subject to (i) the satisfaction by the developer of Park Plaza Mall of its obligations under the REA and (ii) the other tenants occupying 60% of the gross leasable area of the remainder of the Park Plaza Mall.

     The borrower is Park Plaza Mall, LLC, a special purpose, bankruptcy remote Delaware limited liability company. The sponsor of the borrower is First Union Real Estate Investment Trust, which is headquartered in Cleveland, Ohio and is not affiliated with the Mortgage Loan Seller. The property is managed by Landau & Heyman of Chicago, Illinois. Landau & Heyman is not affiliated with the borrower and specializes in the leasing and managing of middle market regional malls. At origination, Landau & Heyman currently managed over approximately 4 million square feet of retail space for third party owners as well as approximately 4 million square feet of retail space which it owned.

     HCPI Portfolio. The HCPI Portfolio ("HCPI") loans are secured by first lien mortgages or deeds of trusts on six medical office properties located in San Diego, California; Minneapolis, Minnesota; Murfreesboro, Tennessee; Houston, Texas, and Plano, Texas. The loans are cross-collateralized and cross-defaulted. All six of the medical office buildings are located in close proximity to major hospitals in their respective submarkets. The weighted average debt service coverage ratio for the HCPI Portfolio is 1.40x, which ranges from 1.28x to 1.66x. The weighted average loan-to-value ratio for the HCPI Portfolio is 59.8%, which ranges from 49.6% to 65.0%. The loans provide for interest only payments during the first 36 months following origination.

     The following table summarizes the six loans that make up the HCPI portfolio:

                                                                 YEAR OF COMPLETION               CUT-OFF
                               CUT-OFF DATE          NRA           OF MOST RECENT                  DATE
     LOAN NAME                  LOAN AMOUNT   (IN SQUARE FEET)       RENOVATIONS       DSCR      LTV RATIO
     ---------                 -------------  ----------------   ------------------    ----      ----------
Coast Medical Plaza ..........  $ 3,900,000       38,079               1998            1.36x      65.0%
Cambridge Medical Center .....  $ 8,000,000       46,437               1994            1.33x      63.0%
Murfreesboro Medical Clinic ..  $ 6,500,000      122,000               1997            1.66x      49.6%
Westpark Plaza ...............  $ 4,500,000       70,280                N/A            1.50x      52.9%
Park Plaza ...................  $10,600,000      177,395                N/A            1.28x      61.6%
Minneapolis Heart Institute ..  $ 8,500,000       79,171               1992            1.37x      63.4%


     As of June 9, 2000, the occupancy rates at the six properties ranged from approximately 85.3% to 100.0%, with a weighted average occupancy for the entire HCPI Portfolio being approximately 95.4%. Four of the six buildings within the pool are multi-tenant buildings, while the remaining two buildings (Plano, Texas and Murfreesboro, Tennessee) are occupied by single tenants. The single tenant for the Plano, Texas property is Unicare Life & Health Insurance Co., a company with an S&P issuer debt rating of "A-" as of the date of this Prospectus Supplement.

     To mitigate certain risks associated with the single tenant status of the Murfreesboro, Tennessee property, the lender has required the sponsor to provide a $3,000,000 payment guaranty, against which the lender may collect if borrower fails to make debt service payments. The guaranty is reduced by $1,000,000 each time that all rental payments and debt service payments are made in a timely manner for twelve consecutive months.

     Under an indemnity and guaranty agreement for the Murfreesboro, Tennessee loan, the sponsor has agreed to guarantee a portion of tenant improvement expenses and leasing commissions in connection with the departure of the initial single tenant. The maximum amount of the sponsor's guarantee increases by $200,000 each year from $200,000 at the end of year one up to a maximum of $2 million less the amount of any cash reserves established by the borrower with the lender for tenant improvement expenses and leasing commissions and any actual tenant improvement expenses and leasing commissions paid by the borrower.

     Texas HCP Medical Office Buildings, L.P., the borrower for the two Texas properties is a special purpose, bankruptcy remote Delaware limited partnership. HCP Medical Office Buildings II, LLC, the borrower for the remaining four properties, is a special purpose, bankruptcy remote single member Delaware limited liability. The sponsor of each borrower is Health Care Property Investors, Inc., a real estate investment trust headquartered in Newport Beach, which is traded on the New York Stock Exchange under the symbol "HCP" and has an issuer debt rating from S&P of "BBB+" as of the date of this Prospectus Supplement. As of December 31, 1999, the sponsor's real estate portfolio consisted of 428 properties totaling more than 21 million square feet of rental space in 43 states.

     The Grove at Turtle Run Apartments. The Grove at Turtle Run Apartments loan is secured by a first lien deed of trust on a 510 unit apartment complex located in the Turtle Run planned urban development in Coral

Springs, Broward County, Florida, and the proceeds were used to acquire the property. The property improvements were constructed in 1997 and include 44 two- and three-story buildings located on approximately 32.42 acres and containing 167 one-bedroom apartments, 239 two-bedroom apartments and 104 three-bedroom apartments. The Grove at Turtle Run Apartments is a gated community which offers such amenities as two swimming pools, a jacuzzi, a fitness center, a business center, a library, a party room and two tennis courts. The loan provides for interest-only payments during the initial 60 months following origination.

     As of October 31, 2000, the property was approximately 97% occupied.

     The borrower is Rayman Sutton Place Trust, an Illinois grantor trust. The Grove at Turtle Run Apartments is managed by Executive Affiliates, Inc., an affiliate of the borrower. Executive Affiliates, Inc. currently manages 20 multifamily properties comprising 6,100 units nationwide and has managed over 20,000 multifamily units during the past 30 years.

     Schneider Automation Facility. The Schneider Automation Facility loan is secured by a first lien mortgage on the Schneider Automation Facility, which is a 382,761 square foot, single tenant, industrial research and development facility, located in North Andover (Essex County), Massachusetts. Located in the North Region submarket created by the I-495 Beltway/I-93 Interchange, North Andover is positioned 25 miles from the Boston central business district. This region has become increasingly desirable to high tech research and development users as the availability of research and development office space has diminished in the inner Boston suburbs. The subject is a historical site which was originally built in 1860. It was renovated in 1984 when Schneider Automation took occupancy as the single tenant under a lease which expires on July 31, 2013. To mitigate certain risks associated with the single tenant status of the property, all fixed rent payments due under the lease have been guaranteed by the tenant's parent, Schneider Electric S.A., a French based company with an S&P issuer debt rating of "A+" as of the date of this Prospectus Supplement.

     The loan is structured with a hard lockbox which was established upfront at closing. In addition, to mitigate certain risks associated with potential rollover of the single tenant, a full cash sweep of all excess net operating income (estimated at $52,083 a month) will be deposited monthly into a lease rollover account during the final four years of the loan term until this reserve aggregates to the sum of $2,500,000.

     The borrower is North Andover High Street Limited Partnership, a Massachusetts limited partnership which is affiliated with Yale Properties USA. Since 1991, Yale Properties USA has acquired approximately 5.2 million square feet of rental space both alone and with Goldman, Blackstone, Chase and other institutional real estate investors as partners. Yale Properties USA has been the on-site manager of the property since 1997.

     The borrower under the Schneider Automation Facility loan is affiliated with the borrower for the North Andover Mills loan (control number 17), a loan secured by a first lien mortgage on North Andover Mills, a 233,283 square foot industrial research and development facility in North Andover, Massachusetts.

     The Desert Club Apartments. The Desert Club Apartments loan is secured by a first lien deed of trust on a 658 unit apartment complex located in Las Vegas, Nevada. The improvements on the property were constructed in 1989 and include 21 two- and three-story buildings located on approximately 19.56 acres containing 328 one-bedroom apartments and 330 two-bedroom apartments. Desert Club Apartments is a gated community, which offers such amenities as five swimming pools, five outdoor spas, two indoor spas, saunas, a volleyball court, a fitness center, and racquetball courts. The loan provides for interest-only payments during the initial 12 months following origination.

     As of September 18, 2000, the property was approximately 97% occupied.

     At the closing of the loan the borrower was required to fund a maintenance reserve in the approximate amount of $466,000, which is sufficient to cover the underwritten maintenance estimate for the first loan year.

     The borrower made a partial prepayment of $2,020,373 on September 30, 2000. In connection with the prepayment, the lender consented to the execution of a new, amended note which provided for interest only payments for a 12 month period commencing November 1, 2000 and adjusted the loan amortization and reduced the interest rate. The new note provides that the lender has waived none of its rights to prepayment restrictions against the borrower under the loan.

     The borrower is Desert Club Corp., a special purpose, bankruptcy remote Nevada corporation affiliated with OLEN Properties Corp. The property is managed by Realty Services Corp., also an affiliate of OLEN Properties Corp., a real estate management and development company established in 1973 and headquartered in Newport Beach, California. At origination, OLEN Properties Corp. and its affiliates owned approximately 6,400 multifamily units, with another 1,600 multifamily units under construction. In addition to multifamily projects, at origination, OLEN Properties Corp. owned approximately 47 office and industrial properties containing approximately 3 million square feet.

     Parkridge Center V Office Building. The Parkridge Center V Office Building loan is secured by a first lien deed of trust on a 203,492 square foot suburban office building located in Reston, Virginia. The improvements, which consist entirely of newly constructed office space, were built in 1999.

     As of July 7, 2000 the property was approximately 100% occupied by 13 tenants. The loan provides for interest-only payments during the initial 24 months following origination.

     The following table summarizes the breakdown of the net rentable area ("NRA") of the five largest tenants at Parkridge Center Five Office Building:

                                   TENANT NRA                     DATE OF LEASE
      TENANT NAME               (IN SQUARE FEET)   % OF NRA        EXPIRATION
      -----------               ----------------   --------       -------------
CareerBuilder, Inc. ............      53,718        26.4%      January 31, 2008
Cysive, Inc. ...................      41,225        20.3%        April 14, 2010
Musicmaker.com, Inc. ...........      31,261        15.4%      January 16, 2010
Veritect, Inc. .................      25,431        12.5%          May 31, 2009
Telia North America, Inc. ......      24,451        12.0%          May 31, 2010

     All of the tenants at the property have signed leases that range in term from eight to ten years from origination. To mitigate against any potential rollover risk in years 8, 9 and 10 of the loan term, the lender has required the borrower to deposit $200,000 for each of years 6, 7 and 8 of the loan term into a reserve account to be established with the lender, which reserve is sufficient to cover a significant portion of the anticipated tenant expenses and leasing commissions. As further security for the loan, the lender has taken a collateral assignment of the borrower's interest in the tenants' security deposits in the approximate amount of $3,300,000.

     The borrower is Parkridge Five Associates Limited Partnership, a special purpose bankruptcy remote Virginia limited partnership. The property is managed by Walker Management, Inc., which is affiliated with the sponsor of the borrower. The sponsor of the borrower is Walker and Company, which at origination owned in excess of 800,000 square feet of office buildings in the Reston and Fairfax County, Virginia area.

     Belmont Shores Office Building. The Belmont Shores Office Building loan is secured by a first lien mortgage on a four-story 142,496 square foot suburban office building located in Belmont, San Mateo County, California. The property is approximately one-half mile from northern California's mass transit system and sits on 6.95 acres. The property was constructed in 1983. The loan provides for interest-only payments during the initial 36 months following origination, after which payments of principal and interest are due under the loan.

     As of July 1, 2000, the property was approximately 100% occupied by 18 tenants. Oracle Corporation, the largest tenant, occupies approximately 62% of the rental space within the property, and its gross income accounts for approximately 51.5% of the total gross income from the property. Additionally, The McGraw-Hill Companies, Inc. and First Data Corp., taken together, occupy approximately 10% of the retail space within the property.

     The borrower is F&S Properties, LLC, a special purpose, bankruptcy remote California limited liability corporation. The property is managed by Foster Enterprises, which is affiliated with the sponsor.

     FelCor Embassy Suites Orlando. The FelCor Embassy Suites Orlando loan is secured by a first lien mortgage on Embassy Suites International Drive South, located at 8978 International Drive, Orlando (Orange County), Florida. This eight-story, 244 room, full service hotel is situated on 4.96 acres and is managed as an Embassy Suites, which is a brand name of the Promus Hotel Corporation that was recently acquired by Hilton Hotel Corporation.

     The hotel was built in 1985 and acquired by a subsidiary of FelCor Lodging Trust, Inc., a real estate investment trust in 1995. Historical occupancy levels were approximately 81.8% and 83.7% in 1998 and 1999, respectively. Average daily room rates were approximately $132.19 and $135.52 in 1998 and 1999, respectively. Each suite consists of a private bedroom, and separate living room with a convertible sofa. Other featured amenities include indoor and outdoor swimming pools, fitness center, spa, sauna, steam room, gift shop, laundry services, valet, laundry, video game room and over 7,000 square feet of meeting space. The hotel is located within 10 minutes of Walt Disney WorldTM, Epcot Center, MGM Studios, Sea World, Universal Studios, Church Street Station, and downtown Orlando, and less than one mile from the Orange County Convention Center.

     The borrower, FelCor/CMB Orsouth Holdings, L.P., a special purpose, bankruptcy remote entity, is the owner of the leasehold interest in the property. The property is operated pursuant to a non-arm's length operating agreement by and between the borrower and DJONT/CMB Orsouth Leasing, L.L.C. The borrower and fee owner have pledged their respective interests in the property. Both the fee owner and borrower are owned directly or indirectly by FelCor Lodging Trust, Inc.

     The borrower under The FelCor Embassy Suites Orlando loan is affiliated with the borrower for the FelCor Embassy Suites Piscataway loan (control number
13), a loan secured by a first lien mortgage on Embassy Suites Piscataway, a 224 room full service hotel in Piscataway, New Jersey.

     The Grove at Shrewsbury. The Grove at Shrewsbury loan is secured by a first lien mortgage on a 20.77 acre retail center containing approximately 148,171 square feet of retail space located in Shrewsbury, Monmouth County, New Jersey.

     The following table summarizes the breakdown of the net rentable area ("NRA") of the eight largest tenants at The Grove at Shrewsbury:

                             TENANT NRA                           DATE OF LEASE
    TENANT                (IN SQUARE FEET)      %OF NRA            EXPIRATION
    ------                ----------------      --------          --------------
Sealfons .................    28,713              19.4%         January 31, 2004
Pottery Barn .............    11,235               7.6%         January 31, 2013
Gap & Gap Kids ...........    10,859               7.3%        December 31, 2006
Banana Republic ..........     8,000               5.4%        December 31, 2006
Talbots ..................     7,230               4.9%          January 1, 2011
Limited ..................     6,784               4.6%           April 30, 2004
Brooks Brothers ..........     5,983               4.0%           April 30, 2004
Eddie Bauer ..............     5,661               3.8%         January 31, 2010

     As of May 17, 2000, the property was approximately 99% leased by 32 tenants, which include Pottery Barn, Gap and Gap Kids, Banana Republic, Talbots, The Limited, Eddie Bauer, Ann Taylor, Victoria's Secret, Coach, Brooks Brothers, Nine West, Starbucks Coffee and Williams Sonoma. The ten largest tenants collectively occupy 94,902 square feet, or 64.0% of the total retail space in the center.

     The property has maintained an occupancy rate of at least 99% for the last three consecutive years.

     The borrower is Route 35 Shrewsbury Limited Partnership, a single purpose, bankruptcy remote New Jersey limited partnership. The sponsor of the borrower is Terranomics Development, a privately owned real estate company with headquarters in Bellevue, Washington. At origination, Terranomics Development managed over
1.4 million square feet of commercial space in Washington, California, New Jersey and Texas.

THE MORTGAGE LOAN SELLER

     The Depositor will acquire the Mortgage Loans (including the Subordinate Component of the Schneider Loan) from the Mortgage Loan Seller on or prior to the Closing Date pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller acquired or originated the Mortgage Loans (including the Subordinate Component of the Schneider Loan) as described above under "--Mortgage Loan History" and below under "--Mortgage Loan Originators."

THE MORTGAGE LOAN ORIGINATORS

     One hundred forty-three (143) of the Mortgage Loans, or approximately 83.0% of the Cut-Off Date Balance, were originated or acquired (other than from the Merrill Lynch Originators as described below) by First Union National Bank. Nineteen (19) of the Mortgage Loans (the "Merrill Mortgage Loans"), or approximately 17.0% of the Cut-Off Date Pool Balance, will be purchased by the Mortgage Loan Seller from the Merrill Lynch Originators pursuant to a mortgage loan purchase agreement (the "Merrill Mortgage Loan Purchase Agreement") prior to the Closing Date. The Merrill Mortgage Loan Purchase Agreement will be assigned by the Mortgage Loan Seller to the Depositor and then to the Trustee for the benefit of the Certificateholders. Under the Merrill Mortgage Loan Purchase Agreement the Merrill Lynch Originators are directly obligated to make any repurchase or substitution of the Merrill Mortgage Loans as described below under "--Assignment of the Mortgage Loans; Repurchases and Substitutions." The Mortgage Loan Seller has no obligation to repurchase or substitute any of the Merrill Mortgage Loans.

     The Mortgage Loan Seller performed, for its own purposes, a limited review of certain information with respect to the Merrill Mortgage Loans in connection with such purchase but did not re-underwrite the Merrill Mortgage Loans. All information concerning the Merrill Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by the Merrill Lynch Originators.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Originator's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Originator's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals. Each Mortgage Loan Originator's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Originator's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Originator performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. The credit analysis of the borrower and the real estate includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Originator also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Each Mortgage Loan Originator requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Originators staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Originator's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Originator's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios for each of the indicated property types as follows:

                                        MINIMUM                 MAXIMUM
   PROPERTY TYPE                 DSC RATIO GUIDELINES    LTV RATIO GUIDELINES
   -------------                 --------------------    --------------------
   Multifamily ..................        1.20x                    80%
   Anchored Retail ..............        1.20x                    80%
   Unanchored Retail ............        1.25x                    75%
   Office .......................        1.25x                    75%
   Industrial ...................        1.25x                    80%
   Hospitality ..................        1.40x                    70%

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   Self-Storage .................        1.25x                    75%
   Healthcare ...................        1.25x                    75%
   Mixed Use ....................        1.25x                    75%
   Mobile Home Park .............        1.20x                    80%

     See Annex A-1 for actual DSC Ratios and LTV Ratios with respect to the Mortgage Loans.

     The debt service coverage ratio guidelines listed above are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Originator's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Originator may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Each Mortgage Loan Originator requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Originator are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Originator with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Originator with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Originator reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

          Notwithstanding the actual level of escrowed reserves, the following minimum reserve level ranges (the level of which varies according to the Mortgage Loan Originator) were generally assumed by each Mortgage Loan Originator in determining net cash flow:

              Multifamily ....................   $200-250 per unit
              Retail .........................   $0.10-0.20 per square foot
              Office .........................   $0.10-0.20 per square foot
              Industrial .....................   $0.15 per square foot
              Hospitality ....................   4%-5% of room revenue
              Self-Storage ...................   $20.00 per unit or $0.10-0.25
                                                   per square foot
              Healthcare .....................   $250-300 per unit
              Mixed Use ......................   $0.10-0.25 per square foot
              Mobile Home Community ..........   $30 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

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ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans (including the Subordinate Component of the Schneider Loan), without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Originator to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Originators (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Originator or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Originators; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Originator in the relevant jurisdiction; (xii) any intercreditor agreement relating to permitted debt of the mortgagor; and (xi) the original or copy of any ground lease or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Originator, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Originator's receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement or Merrill Mortgage Loan Purchase Agreement, as applicable (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan (including the Subordinate Component of the Schneider Loan) within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including the Subordinate Component of the Schneider Loan), (ii) the unpaid accrued interest on such Mortgage Loan (including the Subordinate Component of the Schneider
Loan) (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan (including the Subordinate Component of the Schneider Loan), including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Schneider Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the applicable Mortgage Loan Originator will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the

Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders or the value of the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligation. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan will be permitted under the Pooling and Servicing Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceed 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Originator is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor or, with respect to the Merrill Mortgage Loans, the Mortgage Loan Seller.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement or the Merrill Mortgage Loan Purchase Agreement, as applicable; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Originator); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted

Mortgage Loan, the applicable Mortgage Loan Originator shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each of the Mortgage Loan Purchase Agreement and the Merrill Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Originator has represented and warranted with respect to each Mortgage Loan (including for the purpose of all of the following representations and warranties, the Subordinate Component in the Schneider Loan) (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement or Merrill Mortgage Loan Purchase Agreement, as applicable), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement or the Merrill Mortgage Loan Purchase Agreement, as applicable (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Originator had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the actual knowledge of the applicable Mortgage Loan Originator there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all taxes and governmental assessments that prior to the Cut-Off Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Originator's actual knowledge as of the Cut-Off Date, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, except to the extent, based upon engineering reports, reserves or escrows have been established with respect thereto, and to the applicable Mortgage Loan Originator's knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Originator and the applicable Mortgage Loan Originator's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Originator, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in the Mortgage Loan Purchase Agreement or the Merrill Mortgage Loan Purchase Agreement, as applicable, that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Originator, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the Mortgage Loan Purchase Agreement or the Merrill Mortgage Loan Purchase Agreement, as applicable, (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Schneider Loan) or to repurchase the affected Mortgage Loan (including the Subordinate Component of the Schneider Loan) within such 90-day period at the applicable Purchase Price; provided, that the applicable Mortgage Loan Originator generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each Mortgage Loan Originator is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor or, with respect to the Merrill Mortgage Loans, the Mortgage Loan Seller.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Originator's representations and warranties regarding its Mortgage Loans. Each Mortgage Loan Originator is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Originator to the Depositor (or with respect to the Merrill Mortgage Loans, to the Mortgage Loan Seller and then to the Depositor), and none of the Depositor nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Originator's representations and warranties if such Mortgage Loan Originator defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (including the Subordinate Component of the Schneider Loan) for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Seller, any Mortgage Loan Originator or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Originator.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (including, for purposes of the remainder of this section "SERVICING OF THE MORTGAGE LOANS," the Subordinate Component of the Schneider Loan). Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     First Union National Bank, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties) and, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Although the Master Servicer and the Special Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which each will be responsible, each of the Master Servicer and the Special Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. First Union National Bank is a wholly-owned subsidiary of First Union Corporation, and as such is our affiliate and is the Mortgage Loan Seller, Special Servicer and one of the Mortgage Loan Originators. First Union National Bank's principal servicing offices are located at NC 1075, 8739 Research Drive--URP4, Charlotte, North Carolina 28262-1075.

     As of September 30, 2000, First Union National Bank and its affiliates were responsible for master or primary servicing approximately 5,615 commercial and multifamily loans, totaling approximately $35.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning First Union National Bank has been provided by First Union National Bank, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. First Union National Bank (apart from its obligations as Mortgage Loan Seller and a Mortgage Loan Originator and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Pooling and Servicing Agreement permits the holder (or holders) of the Subordinate Component to select a representative (the "Schneider Representative") who may consult with the Controlling Class Representative in advising the Special Servicer with respect to the Schneider Loan. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class." The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written

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confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. It is expected that First Union National Bank or one of its affiliates will initially be the holder of the Class O Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, the Crowne Plaza Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If the Crowne Plaza Companion Loan becomes specially serviced, then the Crowne Plaza Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under the Crowne Plaza Mortgage Loan or Crowne Plaza Companion Loan are accelerated after an event of default under the Mortgage Loan document the holder of the Crowne Plaza Companion Loan will be entitled to purchase that Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Crowne Plaza Mortgage Loan" in this Prospectus Supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

                                     S-106

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     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.105%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be 0.051% per annum. All references in this section to "Mortgage Loans" will include the Subordinate Component of the Schneider Loan and the Crowne Plaza Companion Loan.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. One-half of any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Distribution Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals

                                     S-107

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that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Originator (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or
(iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late payment charges and penalty interest (to the extent not used to offset interest on Advances and the cost of property inspections) and one-half of all Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement. One-half of all Prepayment Interest Excesses collected from borrowers on Mortgage Loans in any Collection Period will be used, along with Excess Liquidation Proceeds, to reimburse holders of Sequential Pay Certificates for Additional Trust Fund Expenses and Realized Losses, and interest thereon, in the same manner and order in which the Available Distribution Amount is used to pay such amounts, and to the extent not so used, will be held, subject to certain limitations, to reimburse any Additional Trust Fund Expenses or Realized Losses incurred after such Collection Period. Except to the extent Additional Trust Fund Expenses or Realized Losses are allocated to any Class of Offered Certificates, Excess Liquidation Proceeds and Prepayment Interest Excesses will not be available for distribution to the Offered Certificates. "Excess Liquidation Proceeds" are (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on all Mortgage Loans received during the Collection Period in which such reimbursement is made and then in certain circumstances from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any

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Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee, the Master Servicer and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraph, the Controlling Class Representative (and with respect to the Schneider Loan, the Controlling Class Representative in consultation with the Schneider Representative) is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative (and with respect to the Schneider Loan, the Controlling Class Representative in consultation with the Schneider Representative), has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any proposed action to be taken in connection with any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES --Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct, in consultation with the Schneider Representative with respect to the Schneider Loan, the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC Provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders (or the holder of the Subordinate Component) for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder and the holder of the Subordinate Component confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder and the holder of the Subordinate Component agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the foregoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the


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management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal, subject to the right of the holder of the Subordinate Component with respect to the Schneider Loan described under "DESCRIPTION OF THE MORTGAGE POOL--Schneider Loan" and to the right of the holder of the Crowne Plaza Companion Loan with respect to the Crowne Plaza Mortgage Loan described under "DESCRIPTION OF THE MORTGAGE POOL--Crowne Plaza Mortgage Loan," to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan (including the Schneider Loan) becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.0x; the expense of which will be payable first out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection-related expenses were incurred, then at the Trust Fund's expense. In addition, with respect to each Mortgage Loan (including the Schneider Loan) with a principal balance at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgage Loan other than a Specially Serviced Mortgage
Loan) and the Special Servicer (with respect to each Specially Serviced Mortgage
Loan) is required at its expense to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (including the Schneider Loan) with a principal balance at the time of such inspection of less than $2,000,000 once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.


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                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Class Q Certificates will also be issued pursuant to the Pooling and Servicing Agreement to evidence the ownership of the Subordinate Component of the Schneider Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Schneider Loan" and "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement. Unless otherwise specified, references to Certificates or classes of Certificates in this Prospectus Supplement are not references to the Class Q Certificates. The Certificates and the Class Q Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans (including the Subordinate Component of the Schneider Loan) and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreement and the Merrill Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Originators regarding the Mortgage Loans (including the Subordinate Component of the Schneider Loan).

     Notwithstanding that the entire amount of the Schneider Loan is included in the Trust Fund, unless otherwise specified, any reference herein to the Schneider Loan or the Mortgage Loans will be deemed to refer to such Mortgage Loans not including the Subordinate Component.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II, Class R-III and Class R-IV Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby. The Class H, Class J, Class K, Class L, Class M, Class N, Class O, the Class IO Certificates (collectively, the "Non-Offered Certificates"), the Class Q Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg

                                     S-113

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Participants and the Euroclear Participants, respectively, through customers'
securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream, Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Luxembourg, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive

                                     S-114


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and transmit such payments on behalf of their respective holders of Offered
Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream, Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Clearstream, Luxembourg or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                              CLOSING DATE       PERCENTAGE OF
                                               CERTIFICATE       CUT-OFF DATE
            CLASS OF CERTIFICATE                 BALANCE         POOL BALANCE
            ---------------------             ------------       --------------
            Class A-1 Certificates ........     $187,400,000          16.40%
            Class A-2 Certificates ........     $686,856,000          60.10%
            Class B Certificates ..........     $ 55,713,000           4.88%
            Class C Certificates ..........     $ 42,855,000           3.75%
            Class D Certificates ..........     $ 17,143,000           1.50%
            Class E Certificates ..........     $ 18,571,000           1.63%
            Class F Certificates ..........     $ 17,142,000           1.50%
            Class G Certificates ..........     $ 14,285,000           1.25%
            Non-Offered Certificates ......     $102,854,332           9.00%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the IO Components, as described in this Prospectus Supplement. The Class IO Certificates have fifteen separate components (each an "IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such IO Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the IO Components will equal approximately $1,142,819,332, which amount will equal the Cut-Off Date Pool Balance. References in this Prospectus Supplement to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the IO Components.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such

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


allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Mortgage Deferred Interest on the Schneider Loan (including the Subordinate Component thereof) will be allocated first to the Subordinate Component and then to the Senior Component, and the corresponding Component Principal Balance will be increased by the amount of such allocation.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

     For purposes of calculating the allocation of collections on the Schneider Loan between the Senior Component, on the one hand, and the Subordinate Component on the other, the Senior Component and the Subordinate Component will each be deemed to have a principal balance (a "Component Principal Balance") that is initially equal to $33,930,352 in the case of the Senior Component, and $5,000,000, in the case of the Subordinate Component, and each such Component will accrue interest during each Interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Mortgage Rate in effect for the Schneider Loan as of the commencement of such Interest Accrual Period. The Component Principal Balance of the Senior Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "DESCRIPTION OF THE CERTIFICATES--Distributions," and the Component Principal Balance of the Subordinate Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "DESCRIPTION OF THE CERTIFICATES--Distributions".

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period less 0.59%, 0.52% and 0.10% for the Class E, Class F and Class G Certificates, respectively. Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year. Each IO Component accrues interest on its related notional amount. The interest rate applicable to each IO Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate which is then applicable to the corresponding Class of Sequential Pay Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of such Collection Period; provided that, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during
(a) December of each year that does not immediately precede a leap year, (b) January of each year and

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(c) February of each year, will be the per annum rate stated in the related
Mortgage Note. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in December 2000.

     Schneider Loan. All collections of principal and interest in respect of the Schneider Loan (including the Subordinate Component thereof) received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Workout Fees, Principal Recovery Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of such Mortgage Loan (including the Subordinate Component thereof)) will be applied on the related Distribution Date, together with any P&I Advance and Compensating Interest Payment made in respect of such Mortgage Loan (including the Subordinate Component thereof), for the purposes and in the following order of priority:

          (i) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all unpaid interest accrued in respect of the Senior Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the lesser of
     (A) the portion of such amounts being distributed that are allocable to principal of the Schneider Loan and (B) the Component Principal Balance of the Senior Component outstanding immediately prior to such Distribution Date;

          (iii) to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Senior Component and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Net Mortgage Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (iv) to make distributions of interest to the holders of the Subordinate Component, up to an amount equal to all unpaid interest accrued in respect of the Subordinate Component through the end of the related Interest Accrual Period;

          (v) after the Component Principal Balance of the Senior Component has been reduced to zero, to make distributions of principal to the holders of the Subordinate Component; and

          (vi) to the holders of the Subordinate Component, to reimburse the Subordinate Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Subordinate Component and for which no reimbursement has been previously received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Net Mortgage Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described below to make distributions on the Certificates.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (including the Subordinate Component of the Schneider Loan) by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans and any Master Servicing Fee and Trustee Fee on the Crowne Plaza Companion Loan to the extent amounts payable to the holder of the Crowne Plaza Companion Loan are insufficient to pay such fees;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans;

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

               (vii) any amounts distributable to the Subordinate Component in respect of the Schneider Loan as described in clauses (iv), (v) and
          (vi) under "DESCRIPTION OF THE CERTIFICATES--Distributions--Schneider Loan";

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan other than one Mortgage Loan (control number 39) representing approximately 0.9% of the Cut-Off Date Pool Balance which Mortgage Loan provides for interest-only payments to be made in equal monthly installments (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan the amount by which thirty days' interest at the Net Mortgage Rate exceeds the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined in this Prospectus Supplement) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined in this Prospectus Supplement) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B

     Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and/or Class L Certificates;

          (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

          (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (41) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (42) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and/or Class N Certificates;

          (43) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses and Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

          (44) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (43) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     With respect to the Schneider Loan, Prepayment Interest Shortfalls will be allocated between the Senior Component and the Subordinate Component pro rata based on the amount of interest each such Component is otherwise entitled to receive on the related Distribution Date. Compensating Interest Payments made by the Master Servicer with respect to the Schneider Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Senior Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Subordinate Component. Any such Prepayment Interest Shortfalls allocated to the Subordinate Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the

Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan (including the Subordinate Component of the Schneider Loan), which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums ."

     Prepayment Premiums collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums on the Mortgage Loans, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums; (b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date; and (c) 25%. The remaining portion of such Prepayment Premiums will be distributed to the Class IO Certificates.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance

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Charges on the Mortgage Loans, the holders of each Class of Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the holders of the Sequential Pay Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes. There can be no assurance that any Additional Interest will be collected on the ARD Loans. Additionally, on each Distribution Date, any Additional Interest collected on the Schneider Loan during the related Collection Period will be distributed between the Senior Component and the Subordinate Component on a pro rata basis in accordance with respective initial Component Principal Balances of the Senior Component and Subordinate Component of the Schneider Loan.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans (including the Subordinate Component) will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Senior Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The rights of the holders of the Subordinate Component to receive distributions of amounts collected or advanced on the Schneider Loan will be subordinated, to the extent described in this Prospectus Supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. The Subordinate Component will represent an interest in, and will be payable only out of payments, advances and other collections on, the Schneider Loan. This subordination provided by the Subordinate Certificates, and to the extent provided herein, the Subordinate Component is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination

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is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D, the Class E, the Class F and Class G Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class G Certificates by means of the subordination of the Non-Offered Certificates and, to the extent provided herein, the Subordinate Component, (b) to the holders of the Class F Certificates by means of the subordination of the Class G and Non-Offered Certificates and, to the extent provided herein, the Subordinate Component, (c) to the holders of the Class E Certificates by means of the subordination of the Class F, Class G and the Non-Offered Certificates and, to the extent provided herein, the Subordinate Component, (d) to the holders of the Class D Certificates by means of the subordination of the Class E, the Class F, the Class G, the Non-Offered Certificates and, to the extent provided herein, the Subordinate Component, (e) to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E, the Class F, the Class G the Non-Offered Certificates and, to the extent provided herein, the Subordinate Component and (f) to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E, the Class F, the Class G and the Non-Offered Certificates and to the extent provided herein, the Subordinate Component, and (g) to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates and, to the extent provided herein, the Subordinate Component, will be accomplished by (i) the application of payments and other collections on, and P&I Advances in respect of, the Schneider Loan as described under "--Distributions--Schneider Loan" above, (ii) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(iii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, including the Subordinate Component, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates and the Subordinate Components (in each case in reduction of their respective Certificate Balances and Component Principal Balances, as applicable) as follows, but in the aggregate only to the extent that (i) the aggregate Component Principal Balances of the Senior Component and the Subordinate Component remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Schneider Loan (including the Subordinate Component) that will be outstanding immediately following such Distribution Date or (ii) the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that

                                     S-128

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will be outstanding immediately following such Distribution Date: (a) only with respect to Realized Losses and Additional Trust Fund Expenses related to the Schneider Loan, to the Subordinate Component until the Component Principal Balance thereof is reduced to zero, and (b) with respect to all Realized Losses and Additional Trust Fund Expenses, to the extent not allocated to the Subordinate Component of the Schneider Loan, first, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan (including, for the purposes of this paragraph, the Subordinate Component of the Schneider Loan), including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) (including, for the purposes of this paragraph, the Subordinate Component of the Schneider Loan) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local

                                     S-129


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taxes and certain tax related expenses, payable from the assets of the Trust
Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     For purposes of this subsection "--P&I Advances", references to "Mortgage Loan" in this subsection and in the defined terms used in this subsection shall include the Subordinate Component of the Schneider Loan. On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate, or with respect to any Appraisal Reduction Amount allocated to the Subordinate Component of the Schneider Loan, the per annum Net Mortgage Rate (i.e., for any month, one twelfth of the Pass-Through Rate or Net Mortgage Rate, as applicable) applicable to the Class of Certificates or the Subordinate Component, as applicable, to which such Appraisal Reduction Amount is allocated as described in " -- Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for Balloon Payments, default interest, Yield Maintenance Charges, Prepayment Premiums or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See

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"DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and
"DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid out of penalty interest and late payment charges that have been collected on all the Mortgage Loans during the Collection Period in which such reimbursement is made and, in certain circumstances, out of any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     References to "Mortgage Loan" throughout this subsection " --Appraisal Reductions" include the Subordinate Component of the Schneider Loan. Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including the related Subordinate Component, if such Mortgage Loan is the Schneider Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $1 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows and reserves held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and

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


estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "-- P&I Advances" above. For the purpose of calculating P&I Advances only, an Appraisal Reduction Amount with respect to the Schneider Loan will be allocated to the Component Principal Balance of the Subordinate Component, and, the aggregate Appraisal Reduction Amounts, to the extent not allocated to the Subordinate Component of the Schneider Loan, will be allocated to the Certificate Balance of each Class of Subordinate Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date; (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

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               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

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               (xxvii) the original and then current ratings for each Class of
          REMIC Regular Certificates; and

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) An "Historical Liquidation Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, other than Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

                                     S-134

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          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

          (i) An "Interim Delinquent Loan Status Report" identifying each Mortgage Loan that was delinquent as of the end of the calendar month immediately preceding the preparation of such report.

     The reports identified in clauses (a), (b), (c), (d) and (i) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

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     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral Summary File, CMSA Bond File and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available as a convenience for interested parties the Pooling and Servicing Agreement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CMSA Property File, to any Privileged Person (defined below) via the Trustee's internet website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee to such Privileged Person.

     The Trustee will make certain information relating to the Mortgage Loans or the Mortgaged Properties available by receiving inquiries by e-mail through the Trustee's internet website. Within the time period specified in the Pooling and Servicing Agreement, the Trustee will forward each such inquiry to the Master Servicer or the Special Servicer, as applicable. Unless the Master Servicer or the Special Servicer, as applicable, determines in its sole discretion that answering such inquiry (i) would not be in the best interests of the Trust Fund and/or the Certificateholders (ii) would be a violation of applicable law or the applicable Mortgage Loan Documents, or (iii) is otherwise, for any reason, not advisable to answer it will forward to the Trustee a response to such inquiry within the time period specified in the Pooling and Servicing Agreement (or indicate the time period within which a response will be provided). The Trustee will post responses to inquiries in the "Investor Q&A Forum" section of its website which will be password protected and available only to Privileged Persons.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any holder or Certificate Owner of a Certificate or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Seller, either Underwriter or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with

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


respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                             ASSUMED FINAL
            CLASS DESIGNATION                              DISTRIBUTION DATE
            -----------------                              -----------------
            Class A-1 ..................................      April 2010
            Class A-2 ..................................    September 2010
            Class B ....................................    September 2010
            Class C ....................................    September 2010
            Class D ....................................    September 2010
            Class E ....................................    September 2010
            Class F ....................................     October 2010
            Class G ....................................     October 2010

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

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     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in October 2032, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the case of the Class IO Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class. The Class R-I, Class R-II, Class R-III and Class R-IV Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans (including the Subordinate Component of the Schneider Loan) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans (including the Subordinate Component) and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered

Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls generally be borne by the holders of the Subordinate Component with respect to the Schneider Loan and with respect to all of the Mortgage Loans by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the Subordinate Component with respect to the Schneider Loan and with respect to all of the Mortgage Loans to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rates on the Class E, Class F, and Class G Certificates will be limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans. Accordingly, the yield on the Class E, Class F and Class G Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES --Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this Prospectus Supplement.

PRICE/YIELD TABLES

     The tables beginning on page "B-1" of this Prospectus Supplement (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration, weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100-04 means 100 4/32%) as a percentage of the initial Certificate Balance of each Class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including November 1, 2000 to but excluding November 29, 2000, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas ." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Offered Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the Yield Tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Originators' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums or Yield Maintenance Charges are collected,
(xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in December 2000, (xiii) the Closing Date for the sale of the Offered Certificates is November 29, 2000 and (xiv) with respect to the Park Plaza Loan and the Desert Club Loan, the balance and amortization were adjusted as described in "DESCRIPTION OF THE MORTGAGE POOL -- Ten Largest Mortgage Loans and (xv) with respect to the Schneider Loan, payments are made on such Mortgage Loan as set forth in Annex A-2."

     The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all the Mortgage Loans, have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date as applicable.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F or Class G Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates and the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR (but without application of any Prepayment Premiums or Yield Maintenance Charges). For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


       PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................        97            97           97           97           97
November 2002 ..............................        93            93           93           93           92
November 2003 ..............................        84            83           83           82           81
November 2004 ..............................        75            74           72           71           70
November 2005 ..............................        49            48           46           45           44
November 2006 ..............................        43            41           39           37           35
November 2007 ..............................        37            34           31           29           26
November 2008 ..............................        30            26           23           20           17
November 2009 ..............................         7             2            0            0            0
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       5.7           5.5          5.4          5.3          5.2


               PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100           99           98           97
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.6           9.6          9.6          9.6          9.6


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.8           9.8          9.8          9.8          9.8


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.8           9.8          9.8          9.8          9.8


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.8           9.8          9.8          9.8          9.8


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.8           9.8          9.8          9.8          9.8


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.8           9.8          9.8          9.8          9.8


                PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES

                                                             0% CPR DURING LOCKOUT AND DEFEASANCE
                                                                  OTHERWISE AT INDICATED CPR
                                                  -----------------------------------------------------------
DISTRIBUTION DATE                                 0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
-----------------                                 ------       ------       ------       ------       -------
Initial Date ...............................       100           100          100          100          100
November 2001 ..............................       100           100          100          100          100
November 2002 ..............................       100           100          100          100          100
November 2003 ..............................       100           100          100          100          100
November 2004 ..............................       100           100          100          100          100
November 2005 ..............................       100           100          100          100          100
November 2006 ..............................       100           100          100          100          100
November 2007 ..............................       100           100          100          100          100
November 2008 ..............................       100           100          100          100          100
November 2009 ..............................       100           100          100          100          100
November 2010 and thereafter ...............         0             0            0            0            0
Weighted average life (in years) ...........       9.9           9.9          9.9          9.9          9.9

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Mayer, Brown & Platt, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, one or more separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Mayer, Brown & Platt will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the respective Components thereof) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes. Certificateholders will be required to allocate their basis between the portion of the Offered Certificates treated as a REMIC regular interest and their right to Additional Interest based on the relative fair market value of such REMIC regular interest and their right to Additional Interest as of the date of issuance. The accrual of income with respect to Additional Interest is not entirely clear and Certificateholders should consult their own tax advisor regarding the accrual of income with respect to the Additional Interest. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Taxation of Owners of Grantor Trust Strip Certificates" in the accompanying Prospectus.

     Based on expected issue prices, certain of the Sequential Pay Certificates, depending on their issue price, may be treated as having been issued with original issue discount for federal income tax reporting purposes. In addition, although there is no clear authority, the trust intends to treat the respective IO Components as instruments issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus. Although the matter is not free from doubt, a Certificateholder that realizes any negative amortization of original issue discount with respect to its Certificate may be permitted to deduct a loss to the extent that its respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class IO Certificates and the IRS with respect to the Class IO Certificates will be based on such aggregate method. However, a literal reading of the regulations addressing integration would not allow the integration of the portion of the Trust Fund treated as a Grantor Trust Strip Certificate and the portion treated as a REMIC regular interest held by a Certificateholder. Certain classes of the Offered Certificates bear interest at the lesser of a fixed rate and the Weighted Average Net Mortgage Rate. Although it is not entirely clear that such interest constitutes "qualified stated interest" for purposes of the OID Regulations, the Trust Fund will report it as such.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It is not entirely clear whether Prepayment Premiums or Yield Maintenance Charges give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Prepayment and Yield Maintenance Charges in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 96-22 (April 3, 1996) to First Union Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc. (" First Union Securities"); and Prohibited Transaction Exemption

90-29 (May 24, 1990) to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), each as amended by Prohibited Transaction Exemption 97-34 (1997) and Prohibited Transaction Exemption 2000-58 (2000) (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Securities, (b) MLPF&S, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities or MLPF&S and
(d) any member of the underwriting syndicate or selling group of which First Union Securities or MLPF&S or a person described in (c) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     The Exemptions set forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates may be subordinated to the rights and interests evidenced by the other certificates of the same trust, but only if such Certificates are issued in a "Designated Transaction," which requires that the assets of the trust consist of certain types of consumer receivables, including certain mortgage obligations secured by real property. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three (or, for a Designated Transaction, four) highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch") (each, an "NRSRO"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group ," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any such Certificate must make its own determination that, at the time of such purchase, such Certificate and purchase satisfies the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three (or, for a Designated Transaction, four) highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections

4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest ," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(iv) in the case of the acquisition of the Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     If, as a result of a downgrade of the ratings assigned to any class of Offered Certificates subsequent to the date of purchase by an investor, such class is not rated in one of the four highest generic categories by an NRSRO, Certificates of such class may not be re-sold to a Plan in reliance on the Exemptions, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

     Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates which do not meet the requirements of the Exemptions solely because they have not received a rating at the time of the acquisition in one of the three (or, for a Designated Transaction, four) highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTE 95-60 to be available. Before purchasing classes of Certificates which do not meet the requirements of the Exemptions, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold Offered Certificates unless such Certificates are rated in one of the top four rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each Purchaser of classes of Certificates which do not meet the requirements of the Exemptions with the assets of one or more Plans shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") and First Union Securities, Inc. ("First Union Securities" and together with MLPF&S, the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities and MLPF&S, and each of First Union Securities and MLPF&S, has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%;


                                                                       MERRILL LYNCH, PIERCE, FENNER
            CLASS                        FIRST UNION SECURITIES, INC.       & SMITH INCORPORATED
            -----                        ----------------------------  -----------------------------
            Class A-1 ................           $167,170,000                    $20,230,000
            Class A-2 ................           $608,408,480                    $78,447,520
            Class B ..................            $46,241,790                     $9,471,210
            Class C ..................            $35,569,650                     $7,285,350
            Class D ..................            $14,228,690                     $2,914,310
            Class E ..................            $15,413,930                     $3,157,070
            Class F ..................            $14,227,860                     $2,914,140
            Class G ..................            $11,856,550                     $2,428,450

     It is expected that $68,400,000 of the initial Certificate Balance of the Class A-1 Certificates and $225,400,000 of the initial Certificate Balance of the Class A-2 Certificates will be purchased on the Closing Date by an affiliate of MLPF&S and the Merrill Originators.

     First Union Securities, Inc. and MLPF&S are acting as co-lead managers and First Union Securities is acting as sole bookrunner of the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,049,075,994, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities and MLPF&S may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, one of the Underwriters, is an affiliate of the Depositor and First Union National Bank, which is the Mortgage Loan Seller, one of the Mortgage Loan Originators, the Master Servicer and the Special Servicer. Additionally, it is expected that First Union National Bank or one of its affiliates will initially own the Non-Offered Certificates other than the Class IO Certificates. MLPF&S, one of the Underwriters, is an affiliate of the Merrill Lynch Originators.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt, Charlotte, North Carolina and certain legal matters will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York.

                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Fitch (the "Rating Agencies"):

                                                         EXPECTED
                                                       RATINGS FROM
            CLASS                                        S&P/FITCH
            -----                                      ------------
            Class A-1 ...........................         AAA/AAA
            Class A-2 ...........................         AAA/AAA
            Class B .............................          AA/AA
            Class C .............................           A/A
            Class D .............................          A-/A-
            Class E .............................        BBB+/BBB+
            Class F .............................         BBB/BBB
            Class G .............................        BBB-/BBB-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
Accrued Certificate Interest ..............................................S-124
Actual/360 basis ...........................................................S-70
Additional Interest ........................................................S-70
Additional Trust Fund Expenses ............................................S-129
Administrative Cost Rate ...................................................S-77
Advance ...................................................................S-131
Anticipated Repayment Date .................................................S-70
Appraisal Reduction Amount ................................................S-131
ARD Loans ..................................................................S-70
Assumed Final Distribution Date ...........................................S-137
Assumed Scheduled Payment .................................................S-126
Available Distribution Amount .............................................S-119
Balloon Loans ..............................................................S-70
Balloon Payment ............................................................S-70
banking organization ......................................................S-114
base year .................................................................S-135
Capital Imp. Reserve .......................................................S-78
CBE .......................................................................S-142
Certificate Balance .......................................................S-116
Certificate Deferred Interest .............................................S-116
Certificateholders ........................................................S-118
Certificates ..............................................................S-113
Class .....................................................................S-113
Class A Certificates ......................................................S-113
clearing agency ...........................................................S-114
clearing corporation ......................................................S-114
Clearstream, Luxembourg ...................................................S-113
Clearstream Luxembourg Participants .......................................S-115
CMSA Bond File ............................................................S-134
CMSA Collateral Summary File ..............................................S-134
CMSA Loan Periodic Update File ............................................S-134
CMSA Property File ........................................................S-134
Co-Lender and Servicing Agreement ..........................................S-74
Collection Period .........................................................S-118
Comparative Financial Status Report .......................................S-135
Compensating Interest Payment .............................................S-107
Component Principal Balance ...............................................S-117
Constant Prepayment Rate ..................................................S-143
Controlling Class .........................................................S-105
Controlling Class Representative ..........................................S-105
Cooperative ...............................................................S-115
Corrected Mortgage Loan ...................................................S-107
CPR .......................................................................S-143
Crowne Plaza Companion Loan ................................................S-74
Crowne Plaza Mortgage Loan .................................................S-74
Custodian .................................................................S-100
Cut-off Date ...............................................................S-69
Cut-off Date Balance .......................................................S-69

Cut-off Date DSC Ratio .....................................................S-76
Cut-off Date DSCR ..........................................................S-76
Cut-off Date LTV ...........................................................S-77
Cut-off Date LTV Ratio .....................................................S-77
Cut-off Date Pool Balance ..................................................S-69
D( ) .......................................................................S-78
DCR .......................................................................S-150
Defeasance .................................................................S-78
Defeasance Collateral ......................................................S-71
Delinquent Loan Status Report .............................................S-134
Depositaries ..............................................................S-114
Determination Date ........................................................S-118
Discount Rate .............................................................S-127
Distributable Certificate Interest ........................................S-124
Distribution Date .........................................................S-118
Distribution Date Statement ...............................................S-132
DSC Ratio ..................................................................S-75
DSCR .......................................................................S-75
DTC .......................................................................S-113
Due Date ...................................................................S-70
ERISA .....................................................................S-149
Euroclear Operator ........................................................S-115
Euroclear Participants ....................................................S-115
Excess Cash Flow ...........................................................S-70
Excess Liquidation Proceeds ...............................................S-108
Excluded Plan .............................................................S-151
Exemption .................................................................S-150
Exemptions ................................................................S-150
Final Recovery Determination ..............................................S-133
First Principal Payment Date ..............................................S-142
First Union Securities .............................................S-149, S-152
Fitch ...........................................................S-3, S-7, S-150
foreclosure property ......................................................S-111
Form 8-K ..................................................................S-104
HCPI .................................................................S-29, S-94
Historical Liquidation Report .............................................S-134
Historical Loan Modification Report .......................................S-134
Indirect Participants .....................................................S-114
Interest Accrual Period ...................................................S-117
Interest Reserve Account ..................................................S-120
Interest Reserve Amount ...................................................S-120
Interest Reserve Loans ....................................................S-120
Interim Delinquent Loan Status Report .....................................S-135
IO Component ..............................................................S-116
IRS .......................................................................S-148
L ( ) ......................................................................S-77
Last Principal Payment Date ...............................................S-142
Loan per Sq Ft, Unit, Bed, Pad or Room .....................................S-77
Lockout ....................................................................S-77
Lockout Period .............................................................S-77
LTV at ARD or Maturity .....................................................S-77
Majority Subordinate Certificateholder ....................................S-138

Master Servicer ...........................................................S-105
Master Servicing Fee ......................................................S-107
Master Servicing Fee Rate .................................................S-107
Maturity Date LTV Ratio ....................................................S-77
Merrill Lynch Originators ..................................................S-70
Merrill Mortgage Loans .....................................................S-97
Merrill Mortgage Loan Purchase Agreement ...................................S-97
MLPF&S .............................................................S-150, S-152
MLMCI ......................................................................S-70
MLML .......................................................................S-70
modified duration .........................................................S-142
Moody's ...................................................................S-150
Mortgage ...................................................................S-69
Mortgage Deferred Interest ................................................S-116
Mortgage Event of Default ..................................................S-74
Mortgage File .............................................................S-100
Mortgage Loan ...............................................S-126, S-130, S-131
Mortgage Loans ......................................................S-69, S-126
Mortgage Loan Originator ...................................................S-70
Mortgage Loan Originators ..................................................S-70
Mortgage Loan Purchase Agreement ...........................................S-97
Mortgage Note ..............................................................S-69
Mortgaged Property .........................................................S-69
Mortgage Rate ..............................................................S-70
Mortgage related securities ...............................................S-152
NA .........................................................................S-78
NAV ........................................................................S-78
Net Aggregate Prepayment Interest Shortfall ...............................S-124
Net cash flow ..............................................................S-75
Net Mortgage Rate .........................................................S-117
New Regulations ...........................................................S-149
NOI Adjustment Worksheet ..................................................S-135
Non-Offered Certificates ..................................................S-113
Nonrecoverable P&I Advance ................................................S-130
nonservice ................................................................S-112
Non-SMMEA Certificates ....................................................S-152
NRA ............................................................S-92, S-93, S-96
NRSRO .....................................................................S-150
O ( ) ......................................................................S-77
Occupancy Percentage .......................................................S-78
Offered Certificates ......................................................S-113
OID Regulations ...........................................................S-148
Open Period .........................................................S-78, S-143
Operating Statement Analysis ..............................................S-135
Original Term to Maturity ..................................................S-78
P&I Advance ...............................................................S-130
Party in Interest .........................................................S-151
Periodic Payments ..........................................................S-70
Plan ......................................................................S-149
Pooling and Servicing Agreement ...........................................S-113
Prepayment Interest Excess ................................................S-107
Prepayment Interest Shortfall .............................................S-107

Prepayment Premiums .......................................................S-126
Principal Distribution Amount .............................................S-125
Principal Recovery Fee ....................................................S-108
Privileged Person .........................................................S-136
prohibited transactions ...................................................S-111
PSA Standard Formulas .....................................................S-142
PTE 9560 ..................................................................S-151
Purchase Price ............................................................S-100
Qualified Appraiser .......................................................S-131
Qualified Substitute Mortgage Loan ........................................S-101
Rated Final Distribution Date .............................................S-138
Rating Agencies ...........................................................S-154
REA ........................................................................S-93
real estate assets ........................................................S-149
Realized Losses ...........................................................S-129
Regular Interests .........................................................S-148
Reimbursement Rate ........................................................S-131
Related Proceeds ..........................................................S-130
Remaining Amortization Term ................................................S-77
Remaining Term .......................................................S-25, S-71
Remaining Term to Maturity .................................................S-77
REMIC ................................................................S-19, S-71
REMIC Administrator .......................................................S-139
REMIC Regular Certificates ................................................S-113
REMIC Regulations .........................................................S-147
REMIC Residual Certificates ...............................................S-113
Rental Property ............................................................S-76
REO Extension .............................................................S-111
REO Mortgage Loan .........................................................S-126
REO Property ..............................................................S-106
REO Status Report .........................................................S-134
REO Tax ...................................................................S-111
Replacement Reserve ........................................................S-78
Required Appraisal Date ...................................................S-131
Required Appraisal Loan ...................................................S-131
Required Defeasance Period ................................................S-141
Restricted Group ..........................................................S-150
Restricted Servicer Reports ...............................................S-135
Rules .....................................................................S-114
S&P .............................................................S-3, S-7, S-150
Scenario ..................................................................S-143
Scheduled Payment .........................................................S-125
Schneider Loan .............................................................S-73
Schneider Representative ..................................................S-105
Senior Component ...........................................................S-73
Sequential Pay Certificates ...............................................S-113
service ...................................................................S-112
Servicing Fees ............................................................S-108
Servicing Transfer Event ..................................................S-106
SMMEA ...............................................................S-20, S-152
Special Servicer ..........................................................S-105
Special Servicing Fee .....................................................S-108

Special Servicing Fee Rate ................................................S-108
Specially Serviced Mortgage Loans .........................................S-106
Specially Serviced Trust Fund Assets ......................................S-106
Stated Principal Balance ..................................................S-118
Subordinate Certificates ..................................................S-113
Subordinate Component ......................................................S-73
Substitution Shortfall Amount .............................................S-100
Table Assumptions .........................................................S-143
Terms and Conditions ......................................................S-116
TI/LC Reserve ..............................................................S-78
Trust Fund ................................................................S-113
Trustee Fee ...............................................................S-139
Underwriter ...............................................................S-150
Underwriters ..............................................................S-152
Underwriting Agreement ....................................................S-152
Underwritten Replacement Reserves ..........................................S-77
Unrestricted Servicer Reports .............................................S-135
Voting Rights .............................................................S-138
Watch List Report .........................................................S-134
Weighted Average Net Mortgage Rate ........................................S-117
Weighted averages ..........................................................S-77
Wells Fargo ...............................................................S-139
Workout Fee ...............................................................S-108
X ( ) ......................................................................S-77
Year Built .................................................................S-77
Yield Maintenance Charges .................................................S-126
Yield Tables ..............................................................S-142
YM( ) ......................................................................S-77
YMx% ( ) ...................................................................S-77

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

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C2

           ANNEX A-1                           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
           1

 Control    Property Name                                       Address
  Number
---------------------------------------------------------------------------------------------------------------------------
   148     101-109 State Street                              101-109 State Street
    15     1079-1089 Commonwealth Ave.                       1079-1089 Commonwealth Ave.
    92     1087-1152 Holt Avenue                             1087-1151 E. Holt Avenue
   126     1131-1137 Commonwealth Avenue                     1131-1137 Commonwealth Avenue
    51     1144-1160 Commonwealth Ave.                       1144-1160 Commonwealth Ave.
   140     132-144 Middlesex Road                            132-144 Middlesex Road
   161     14 Galli Drive                                    14 Galli Drive
   118     1457 E. Florence Ave.                             1457 E. Florence Avenue
    87     215 Worchester                                    205-215 Worchester Road
   139     216-218 East 118th Street                         216-218 East 118th Street
   151     224 Industrial Drive                              224 Industrial Drive
    55     3310 West End Building                            331 Park Drive
    71     376-384 Sunderland                                376-384 Sunderland
   153     38-40 Highland Street                             38-40 Highland Street
   159     49 Fanny Road Real Estate                         49 Fanny Road
   132     53-55 Brook Street                                53-55 Brook Street
   108     6 & 8 Amelia Drive                                6 & 8 Amelia Drive
   109     65 South Moger Ave                                65 South Moger Ave
    61     75,84,88,90 Gardner Street                        75,84,88,90 Gardner Street
   158     800 Traction Avenue Apartments                    800 - 810 E. Traction Avenue
   113     Alvarado Hospital Medical Center                  6367 Alvarado Ct.
    44     Ashland-Hanover Center                            105 North Washington Highway
   142     Baybrook Apartments                               5001 Avenue F
    7      Belmont Shores Office Building                    1301 Shoreway Road
    65     Belvedere Apartments                              7000 Cook Road
   145     Berkeley Apartments                               5810 & 5830 St. Charles Rd
   103     Bookbindery Building                              2201 West Broad Street
   160     Braddock Center                                   4800 South Centinella Avenue
    62     Bristol Plaza Shopping Center                     2002-2010 Lee Highway
   129     Cahuenga & Yucca                                  1803-1821 N. Cahuenga Blvd.
    48     Cambridge Medical Center                          8008 Frost Street
    84     Carleton Towers and Westview House                Kellog Steet and Pine Street
   125     Carlsbad Grand Professional Bldg.                 785 Grand Ave
   135     Cedar Village Apartments                          6230 South 129th Street
    67     Charlton Place                                    9723 Steele Street South
    24     Chesapeake Crossing Shopping Center               1903-1987 S. Military Highway
    50     Claridge Apartments                               10027 Spice Lane
   110     Clovelly Apartments                               160-170 Concord Street
    82     Coast Medical Plaza                               3444 Kearny Villa Rd.
    22     Combined 1101-1111 Beacon Street                  1101-1111 Beacon Street
    88     Corporate Square                                  7402 North 56th Street
    77     Country Village Townhomes                         4362 West Walnut Street
    18     Crowne Plaza Phoenix Downtown                     100 North First Street
    37     Desert Canyon One                                 2401 West Peoria
    5      Desert Club Apartments                            3950 Koval Lane
   149     Duarte Shopping Center                            1100-1114 East Huntington Drive
    32     East Pointe Centre                                2148 Lincoln Street
   101     Emporia Commons                                   US Bypass 58 & I-95
    46     English Creek Corporate Center                    500 & 501 Scarborough Drive
   119     Executive Apartments                              544-561 Worcester Road
    8      FelCor- Embassy Suites- Orlando                   8978 International Drive
    13     FelCor- Embassy Suites- Piscataway                121 Centennial Avenue
   146     Fontenot's Mobile Home Park                       1122 West Verdine Street
    43     Food Lion Center                                  4600 South Orange Blossom Trail
    53     Four Corners Shopping Center                      14099 FM 2920 Road
   143     Garden Villa Apartments                           2701 Perez
    86     GND-31200 Solon Road                              31200 & 31250 Solon Road
   152     Green Oaks Place                                  2625 S. 3rd St.
   117     Grove Manor Apartments                            255 East Grove
   144     Hamilton Company Building                         39 Brighton Avenue
    34     Hartford Square North                             10 Columbus Blvd
    39     Heritage Harbor Office Complex                    99 Pacific Street
   137     Heritage Office Complex                           1873 Route 70 East
    41     Holiday Inn Santa Cruz                            611 Ocean
    19     Holiday Inn Select                                2200 I-70 Drive, SW
    93     Holtrust Annex                                    1320 Branchlands Drive
    66     Homewood Suites-Addison                           4451 Beltline Road
    68     Homewood Suites-Atlanta                           3200 Cobb Parkway
    63     Homewood Suites-Irving                            4300 Wingren Drive
    94     Homewood Suites-Jackson                           853 Centre Street
   104     Homewood Suites-Plano                             4705 Old Shepard Place
   105     Homewood Suites-Salt Lake City                    844 East North Union Ave.
   106     Houston Mixed Use Buildings                       1834 Westheimer, 2311 Dunlavy, 2325 Hazard
    23     Ingleside Shopping Center                         5624-5668 Baltimore National Pike
    91     Jenkins Manufacturing                             1608 Frank Akers Road
   116     John Goodman & Associates                         8668 Spring Mountain Road
   157     Jupiter Building                                  675 West Indiantown Road
   150     King Self-Storage                                 715 7th Street
   133     King Village Apartments                           1348 East Nocta Street
   120     Kraemer Business Park                             3020 - 3036 East La Palma, 1061 and 1081 N. Kraemer Pl.
   131     Lake Sahara Plaza Building VI                     8681 West Sahara Avenue
    98     Lee Jackson Station                               14005-33 Lee Jackson Memorial Highway
   128     Lincoln Plaza                                     4-34 Lincoln St. and 4-8 Hartford St.
    26     LW-Charter Oak Mall                               940 Silver Lane
   107     Marketplace Center                                108 Campbell Avenue SE
   155     McLane Self Storage                               100 S. McLane Rd
   154     Medical III                                       4100 South Hospital Drive
   130     Merrill Lynch Building                            4201 Bridgeview Drive
    99     Midlothian Crossing Shopping Center               8501-8535 Midlothian Tpke
    38     Milestone Village Center                          Frederick Road and Shakespeare Boulevard
    45     Minneapolis Heart Institute Building              920 East 28th Street
    56     Mission Courtyard                                 5030 Camino De La Siesta
    14     Montana at Silverado Ranch Apartments             555 Silverado Ranch Boulevard
    59     Murfreesboro Medical Clinic                       1004 N. Highland Ave.
    96     Needles Town Center                               1004-1096 E. Broadway Street
    17     North Andover Mills                               One High Street
   121     North Pointe Shopping Centre                      3670 Mt. Read Blvd.
    85     Northgate Shopping Center                         4300 -4600 North Broadway
    74     Northwest Medical Arts Building                   5901 Colonial Drive
   102     Norwest Bank Building                             7375 West 52nd Avenue
   100     Nottingham Station                                15 & 25 Hurd Lane
    54     Oak Park Place                                    700 -706 Lindero Canyon
    72     Oakmont Apartments                                14495 SW Beef Bend Road
    89     Oakridge Common Shopping Center                   Route 123 & Smith Ridge Rd
    27     Ocean Park of Ponte Vedra                         4235 Marsh Landing Boulevard
   123     Olde English Village Apts.                        704-718 Chelmsford Street
    25     Orinda Square                                     2 Theatre Square
    69     Oxford Hill Apartments                            1017-1033 Madison Avenue; 704-772 Preston Avenue
   114     Parham One Shopping Center                        827 East Parham Road
    2      Park Plaza Mall                                   6000 West Markham Street
    33     Park Plaza Professional Building                  1213 Hermann Drive
    6      Parkridge Center 5                                10780-10790 Parkridge Blvd.
    52     Parkway Woods                                     12801 Fair Lakes Parkway
    79     Pine Forest Apartments                            17103 Clay Road
   147     Pineaire Apartments                               1120 Florida Street
    90     Plaza Temecula                                    40758-40788 Winchester Road
    73     Point West Apartments                             2925 West Normandale
    1      Polaris Towne Center                              1171-1401 Polaris Parkway
   115     Pomona Business Park                              310-380 SE End Avenue and 1609 & 1649 E. Mission Blvd.
    40     Potrero Business Center                           1740, 1750, 1760 Cesar Chavez
    81     Quail Ridge Center                                5204 Elgin Avenue
    30     Rancho de Montana Apartments                      9105 W. Flamingo Rd.
    70     Red Oak Apartments                                17710 Red Oak Drive
    97     Regency Medical Park I                            1340 Medical Park Drive
    57     Richland Gardens                                  770 Gage Boulevard
   124     River Drive Apts.                                 3-17 River Drive
    4      Schneider Automation Facility                     One High Street
    80     Steeple's Glen @ LA Tech                          400 Louisiana Ave
    21     Summer Landing Apartments                         1545 Kennedy Boulevard
    42     Sun Data II Building                              2 Sun Court
    36     The Capital Shopping Center                       114 Western Avenue
    60     The Chancellor Apartments                         311 Parramatta Lane
    75     The Courtyard Apartments                          140-154 N. Beacon Street
    16     The Eighth and Main Building                      705 - 707 E. Main Street
   162     The Elmhurst Apartments                           367 Elm Street
    9      The Grove At Shrewsbury                           Route 35
    3      The Grove at Turtle Run Apartments                3701 Turtle Run Boulevard
   127     The Ice House                                     201 East Birch Ave
    12     The Landings Shopping Center                      16701-16851 Torrence Avenue
    10     The Pointe at Redwood Shores                      1201 & 1235 Radio Road
    58     The Shops at Copley Center                        200 East Golf Road
    11     Thomson Consumer Electronics Office               10330 North Meridian Street
    35     Thunderbird Paseo Apartments                      5757 West Eugie Avenue
    31     Trop Decatur Plaza                                4965 West Tropicana Avenue
    47     Twin Oaks I                                       5700 Lake Wright Drive
   122     U-Haul Beaverton                                  14225 Southwest TV Highway
   112     U-Haul Center South Willow                        515 S Willow St
   141     U-Haul CT Research                                8710 Burnet Road
   136     U-Haul Downtown                                   1530 Lucust Street
   138     U-Haul Franklin                                   4400 Franklin Boulevard
   134     U-Haul Hollywood                                  2205 Hollywood Avenue
    78     U-Haul Hyattsville                                2421 Chillum Rd
   111     U-Haul LBJ                                        12215 LBJ Freeway
    95     U-Haul Lombardy                                   900 N. Lombardy
    20     University Green Apartments                       265 North Gilbert Road
    83     Vintage Faire North                               3600 Sisk Road
    29     Virginia Gateway Center                           7453 and 7501 Linton Hall Road
    49     Volkswagen Office Building                        1401 Franklin Boulevard
   156     Washington & La Brea Retail                       1900 South La Brea Avenue
    64     Westbluff Plaza                                   6990-6998 El Camino Real
    28     Westgate Shopping Center                          2505-2603 Jackson Avenue
    76     Westpark Plaza                                    3820 American Drive

           2

 Control            City            State    Zip        Cross                        General               Specific
  Number                                    Code      Collater-        Loan       Property Type          Property Type
                                                        alized      Originator
                                                     and Cross
                                                      Defaulted
                                                      Loan Flag
-----------------------------------------------------------------------------------------------------------------------------
   148             Boston            MA     02109                      FUNB          Office
    15             Boston            MA     02215                      FUNB        Multifamily           Conventional
    92             Pomona            CA     91767                       ML           Retail               Unanchored
   126             Boston            MA     02134                      FUNB        Multifamily           Conventional
    51             Boston            MA     02134                      FUNB        Multifamily           Conventional
   140             Newton            MA     02167                      FUNB        Multifamily           Conventional
   161             Novato            CA     94949                      FUNB        Industrial          Light Industrial
   118           Los Angeles         CA     90001                      FUNB          Retail               Unanchored
    87           Framingham          MA     01701                       ML           Retail               Unanchored
   139            New York           NY     10035                      FUNB        Multifamily           Conventional
   151            Lexington          SC     29072                      FUNB        Industrial          Light Industrial
    55            Nashville          TN     37203                      FUNB          Office
    71            Worcester          MA     01604                      FUNB        Multifamily           Conventional
   153             Lowell            MA     01851                      FUNB        Multifamily           Conventional
   159           Parsippany          NJ     07054                      FUNB        Industrial       Warehouse/Distribution
   132              Acton            MA     01720                      FUNB        Multifamily           Conventional
   108            Nantucket          MA     02554                      FUNB         Mixed Use         Multifamily/Retail
   109            Mt. Kisco          NY     10549                      FUNB          Retail                Anchored
    61             Boston            MA     02134                      FUNB        Multifamily           Conventional
   158           Los Angeles         CA     90013                      FUNB        Multifamily           Conventional
   113            San Diego          CA     92120                      FUNB          Office
    44             Ashland           VA     23005                      FUNB          Retail                Anchored
   142            Bay City           TX     77414                      FUNB        Multifamily           Conventional
    7              Belmont           CA     94002                      FUNB          Office
    65             Houston           TX     77072                      FUNB        Multifamily           Conventional
   145            Berkeley           IL     60163                      FUNB        Multifamily           Conventional
   103            Richmond           VA     23220                      FUNB          Office
   160           Los Angeles         CA     90066                      FUNB          Retail               Unanchored
    62             Bristol           VA     24201                      FUNB          Retail                Anchored
   129           Los Angeles         CA     90028                      FUNB          Retail               Unanchored
    48            San Diego          CA     92123        HCPI          FUNB          Office
    84            Waterbury          CT     06710                      FUNB        Multifamily           Conventional
   125            Carlsbad           CA     92008                      FUNB          Office
   135             Seattle           WA     98178                      FUNB        Multifamily           Conventional
    67             Tacoma            WA     98444                      FUNB        Healthcare           Assisted Living
    24           Chesapeake          VA     23327                      FUNB          Retail                Anchored
    50             Houston           TX     77072                      FUNB        Multifamily           Conventional
   110             Nashua            NH     03064                      FUNB        Multifamily           Conventional
    82            San Diego          CA     92123        HCPI          FUNB          Office
    22            Brookline          MA     02146                      FUNB         Mixed Use         Multifamily/Office
    88              Tampa            FL     33617                       ML           Office
    77             Garland           TX     75042                      FUNB        Multifamily           Conventional
    18             Phoenix           AZ     85004                      FUNB        Hospitality           Full Service
    37             Phoenix           AZ     85029                      FUNB          Office
    5             Las Vegas          NV     89109                      FUNB        Multifamily           Conventional
   149             Duarte            CA     91010                      FUNB          Retail               Unanchored
    32           Rhinelander         WI     54501                      FUNB          Retail                Anchored
   101             Emporia           VA     23847                      FUNB          Retail             Shadow Anchored
    46       Egg Harbor Township     NJ     08234                      FUNB          Office
   119           Framingham          MA     01701                      FUNB        Multifamily           Conventional
    8              Orlando           FL     32819                       ML         Hospitality           Full Service
    13           Piscataway          NJ     08854                       ML         Hospitality           Full Service
   146             Sulphur           LA     70663                      FUNB     Mobile Home Park
    43             Orlando           FL     32839                      FUNB          Retail                Anchored
    53             Tomball           TX     77375                       ML           Retail                Anchored
   143            Pasadena           TX     77502                      FUNB        Multifamily           Conventional
    86              Solon            OH     44139                       ML         Industrial                Flex
   152           Ft. Pierce          FL     34982                      FUNB        Multifamily           Conventional
   117              Reno             NV     89502                      FUNB        Multifamily           Conventional
   144             Boston            MA     02134                      FUNB          Office
    34            Hartford           CT     06106                       ML           Office
    39            Monterey           CA     93940                      FUNB          Office
   137      Cherry Hill Township     NJ     08003                      FUNB          Office
    41           Santa Cruz          CA     95060                      FUNB        Hospitality           Full Service
    19            Columbia           MO     65203                      FUNB        Hospitality           Full Service
    93         Charlottesville       VA     22901                      FUNB        Healthcare           Congregate Care
    66             Addison           TX     75001      Homewood        FUNB        Hospitality               Suite
    68             Atlanta           GA     30339      Homewood        FUNB        Hospitality               Suite
    63             Irving            TX     75039      Homewood        FUNB        Hospitality               Suite
    94            Ridgeland          MS     39157      Homewood        FUNB        Hospitality               Suite
   104              Plano            TX     75093      Homewood        FUNB        Hospitality               Suite
   105             Midvale           UT     84047      Homewood        FUNB        Hospitality               Suite
   106             Houston           TX     77006                      FUNB          Retail               Unanchored
    23            Baltimore          MD     21228                      FUNB          Retail                Anchored
    91            Anniston           AL     36207                      FUNB        Industrial       Warehouse/Distribution
   116            Las Vegas          NV     89117                      FUNB          Office
   157             Jupiter           FL     33458                      FUNB          Office
   150             Greeley           CO     80631                      FUNB       Self Storage
   133             Ontario           CA     91764                      FUNB        Multifamily           Conventional
   120             Anaheim           CA     92806                      FUNB        Industrial          Light Industrial
   131            Las Vegas          NV     89117                      FUNB          Office
    98            Chantilly          VA     11780                      FUNB          Retail               Unanchored
   128             Newton            MA     02161                      FUNB         Mixed Use         Multifamily/Retail
    26          East Hartford        CT     06118                       ML           Retail                Anchored
   107             Roanoke           VA     24011                      FUNB          Retail               Unanchored
   155             Payson            AZ     85541                      FUNB       Self Storage
   154           Plantation          FL     33317                      FUNB          Office
   130            Ft. Worth          TX     76109                       ML           Office
    99            Richmond           VA     23236                      FUNB          Retail               Unanchored
    38           Germantown          MD     20876                      FUNB          Retail                Anchored
    45           Minneapolis         MN     55407        HCPI          FUNB          Office
    56            San Diego          CA     92108                      FUNB          Office
    14            Las Vegas          NV     89123                      FUNB        Multifamily           Conventional
    59          Murfreesboro         TN     37130        HCPI          FUNB          Office
    96             Needles           CA     92363                      FUNB          Retail                Anchored
    17          North Andover        MA     01845                       ML         Industrial                 R&D
   121             Greece            NY     14616                      FUNB          Retail             Shadow Anchored
    85            Knoxville          TN     37917                      FUNB          Retail                Anchored
    74             Margate           FL     33063                       ML           Office
   102             Arvada            CO     80002                       ML           Office
   100              Avon             CO     81657                      FUNB          Retail               Unanchored
    54        Westlake Village       CA     91377                      FUNB          Retail               Unanchored
    72             Tigard            OR     97224                      FUNB        Multifamily           Conventional
    89        Town of Lewisboro      NY     10590                      FUNB          Retail               Unanchored
    27       Jacksonville Beach      FL     32250                      FUNB        Multifamily           Conventional
   123             Lowell            MA     01851                      FUNB        Multifamily           Conventional
    25             Orinda            CA     94563                      FUNB          Retail               Unanchored
    69         Charlottesville       VA     22903                      FUNB        Multifamily           Conventional
   114            Richmond           VA     23227                      FUNB          Retail               Unanchored
    2            Little Rock         AR     72205                      FUNB          Retail                Anchored
    33             Houston           TX     77004        HCPI          FUNB          Office
    6              Reston            VA     20190                      FUNB          Office
    52             Fairfax           VA     22030                      FUNB          Office
    79             Houston           TX     77084                      FUNB        Multifamily           Conventional
   147             Sanford           FL     32773                      FUNB        Multifamily           Conventional
    90            Temecula           CA     92589                      FUNB          Retail             Shadow Anchored
    73            Ft. Worth          TX     76116                      FUNB        Multifamily           Conventional
    1             Columbus           OH     43240                      FUNB          Retail                Anchored
   115             Pomona            CA     91766                      FUNB        Industrial          Light Industrial
    40          San Francisco        CA     94124                      FUNB          Office
    81             Lubbock           TX     79413                      FUNB        Healthcare           Congregate Care
    30            Las Vegas          NV     89147                      FUNB        Multifamily           Conventional
    70             Houston           TX     77090                      FUNB        Multifamily           Conventional
    97            Melbourne          FL     32901                       ML           Office
    57            Richland           WA     99352                      FUNB        Healthcare           Assisted Living
   124             Danvers           MA     01923                      FUNB        Multifamily           Conventional
    4           North Andover        MA     01845                       ML         Industrial                 R&D
    80             Ruston            LA     71270                      FUNB        Multifamily           Conventional
    21            Lakeland           FL     33810                      FUNB        Multifamily           Conventional
    42             Atlanta           GA     30092                      FUNB          Office
    36             Augusta           ME     04330                       ML           Retail                Anchored
    60             Houston           TX     77073                      FUNB        Multifamily           Conventional
    75             Boston            MA     02135                      FUNB        Multifamily           Conventional
    16            Richmond           VA     23219                      FUNB          Office
   162            New Haven          CT     06511                      FUNB        Multifamily           Conventional
    9            Shrewsbury          NJ     07702                      FUNB          Retail                Anchored
    3           Coral Springs        FL     33067                      FUNB        Multifamily           Conventional
   127            Flagstaff          AZ     86001                      FUNB          Office
    12             Lansing           IL     60438                      FUNB          Retail                Anchored
    10         Redwood Shores        CA     94063                      FUNB          Office
    58           Schaumburg          IL     60173                      FUNB          Retail             Shadow Anchored
    11          Indianapolis         IN     46290                       ML           Office
    35            Glendale           AZ     85304                      FUNB        Multifamily           Conventional
    31            LasVegas           NV     89103                      FUNB          Retail               Unanchored
    47             Norfolk           VA     23502                      FUNB          Office
   122            Beaverton          OR     97005   U-Haul Pool I      FUNB       Self Storage
   112           Manchester          NH     03103   U-Haul Pool I      FUNB       Self Storage
   141             Austin            TX     78757   U-Haul Pool I      FUNB       Self Storage
   136           Kansas City         MO     64108   U-Haul Pool II     FUNB       Self Storage
   138             Eugene            OR     97403   U-Haul Pool II     FUNB       Self Storage
   134           Shreveport          LA     71108   U-Haul Pool II     FUNB       Self Storage
    78           Hyattsville         MD     20782   U-Haul Pool I      FUNB       Self Storage
   111             Garland           TX     75041   U-Haul Pool II     FUNB       Self Storage
    95            Richmond           VA     23220   U-Haul Pool II     FUNB       Self Storage
    20              Mesa             AZ     85203                      FUNB        Multifamily           Conventional
    83             Modesto           CA     95350                       ML           Office
    29           Gainesville         VA     20155                      FUNB          Retail                Anchored
    49          Libertyville         IL     60048                      FUNB          Office
   156           Los Angeles         CA     90019                      FUNB          Retail               Unanchored
    64            Carlsbad           CA     92009                       ML           Retail               Unanchored
    28            Ann Arbor          MI     48103                      FUNB          Retail                Anchored
    76              Plano            TX     75075        HCPI          FUNB          Office

           3

 Control     Original      Cut-Off       % of    Origination   First Pay    Maturity    Mortgage       Loan          Interest
  Number       Loan       Date Loan   Aggregate      Date         Date     Date or ARD  Rate (%)  Administrative     Accrual
              Balance      Balance     Cut-Off                                                       Cost Rate        Method
                ($)          ($)         Date                                                           (%)
                                       Balance
---------------------------------------------------------------------------------------------------------------------------------
   148         1,000,000    1,000,000   0.09%      07/21/00     09/01/00    08/01/10     8.460%      0.05255%       Actual/360
    15        18,000,000   18,000,000   1.58%      08/03/00     10/01/00    09/01/10     8.610%      0.05255%       Actual/360
    92         3,300,000    3,296,766   0.29%      09/01/00     10/01/00    09/01/10     8.500%      0.05255%       Actual 360
   126         1,800,000    1,800,000   0.16%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    51         7,500,000    7,500,000   0.66%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
   140         1,300,000    1,300,000   0.11%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
   161           550,000      548,610   0.05%      04/25/00     06/01/00    05/01/10     8.750%      0.05255%       Actual/360
   118         1,912,500    1,910,626   0.17%      08/22/00     10/01/00    09/01/10     8.500%      0.05255%       Actual/360
    87         3,600,000    3,596,472   0.31%      08/21/00     10/01/00    09/01/10     8.500%      0.05255%       Actual 360
   139         1,349,000    1,347,483   0.12%      08/23/00     10/01/00    09/01/10     8.000%      0.05255%       Actual/360
   151           853,000      852,063   0.07%      07/25/00     09/01/00    08/01/10     9.125%      0.05255%       Actual/360
    55         7,000,000    6,992,192   0.61%      09/01/00     10/01/00    09/01/10     8.030%      0.05255%       Actual/360
    71         4,750,000    4,750,000   0.42%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
   153           800,000      800,000   0.07%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
   159           600,000      598,802   0.05%      07/07/00     09/01/00    08/01/10     8.875%      0.05255%       Actual/360
   132         1,500,000    1,500,000   0.13%      08/22/00     10/01/00    09/01/10     8.460%      0.05255%       Actual/360
   108         2,318,000    2,316,073   0.20%      08/11/00     10/01/00    09/01/10     9.060%      0.05255%       Actual/360
   109         2,300,000    2,297,372   0.20%      08/03/00     10/01/00    09/01/10     7.940%      0.05255%       Actual/360
    61         6,000,000    6,000,000   0.53%      07/21/00     09/01/00    08/01/10     8.460%      0.05255%       Actual/360
   158           615,000      612,552   0.05%      05/26/00     07/01/00    06/01/10     8.750%      0.05255%       Actual/360
   113         2,094,000    2,088,497   0.18%      04/18/00     06/01/00    05/01/10     8.630%      0.05255%       Actual/360
    44         8,500,000    8,500,000   0.74%      07/14/00     09/01/00    08/01/10     8.510%      0.05255%       Actual/360
   142         1,260,000    1,259,534   0.11%      09/12/00     11/01/00    10/01/10     8.500%      0.05255%       Actual/360
    7         29,000,000   29,000,000   2.54%      07/31/00     09/01/00    08/01/10     8.290%      0.05255%       Actual/360
    65         5,700,000    5,692,252   0.50%      07/27/00     09/01/00    08/01/10     8.490%      0.05255%       Actual/360
   145         1,049,000    1,048,689   0.09%      09/15/00     11/01/00    10/01/10     9.000%      0.06755%       Actual/360
   103         2,525,000    2,525,000   0.22%      06/30/00     08/01/00    07/01/10     8.540%      0.05255%       Actual/360
   160           594,000      593,318   0.05%      07/12/00     09/01/00    08/01/10     9.000%      0.05255%       Actual/360
    62         5,920,000    5,920,000   0.52%      06/21/00     08/01/00    07/01/10     8.850%      0.05255%       Actual/360
   129         1,640,000    1,638,310   0.14%      08/29/00     10/01/00    09/01/10     8.320%      0.05255%       Actual/360
    48         8,000,000    8,000,000   0.70%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
    84         3,900,000    3,892,464   0.34%      05/04/00     07/01/00    06/01/10     9.125%      0.05255%       Actual/360
   125         1,815,000    1,812,147   0.16%      06/21/00     08/01/00    07/01/10     8.780%      0.05255%       Actual/360
   135         1,425,000    1,422,634   0.12%      06/14/00     08/01/00    07/01/10     8.625%      0.05255%       Actual/360
    67         5,500,000    5,485,641   0.48%      04/28/00     06/01/00    05/01/10     8.650%      0.08755%       Actual/360
    24        12,320,000   12,299,012   1.08%      06/14/00     08/01/00    07/01/10     8.550%      0.05255%       Actual/360
    50         7,600,000    7,596,713   0.66%      09/29/00     11/01/00    10/01/10     8.100%      0.05255%       Actual/360
   110         2,200,000    2,200,000   0.19%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    82         3,900,000    3,900,000   0.34%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
    22        13,000,000   13,000,000   1.14%      08/16/00     10/01/00    09/01/10     8.580%      0.05255%       Actual/360
    88         3,600,000    3,593,592   0.31%      06/08/00     08/01/00    07/01/10     8.420%      0.05255%       Actual 360
    77         4,360,000    4,358,408   0.38%      09/29/00     11/01/00    10/01/10     8.530%      0.10755%       Actual/360
    18        16,489,240   16,418,573   1.44%      05/01/00     06/01/00    05/01/10     9.150%      0.05255%       Actual/360
    37        10,000,000   10,000,000   0.88%      08/31/00     10/01/00    09/01/10     8.150%      0.05255%       Actual/360
    5         32,000,000   32,000,000   2.80%      09/29/00     11/01/00    07/01/09     7.930%      0.05255%       Actual/360
   149         1,000,000      997,151   0.09%      04/06/00     06/01/00    05/01/10     8.375%      0.05255%       Actual/360
    32        10,640,000   10,616,126   0.93%      05/04/00     07/01/00    06/01/10     8.660%      0.05255%       Actual/360
   101         2,625,000    2,622,336   0.23%      08/18/00     10/01/00    09/01/10     8.375%      0.05255%       Actual/360
    46         8,440,000    8,428,418   0.74%      07/07/00     09/01/00    08/01/10     8.460%      0.05255%       Actual/360
   119         1,900,000    1,900,000   0.17%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    8         25,583,000   25,459,300   2.23%      05/02/00     06/05/00    05/05/10     8.615%      0.05755%       Actual 360
    13        20,728,000   20,627,775   1.80%      05/02/00     06/05/00    05/05/10     8.615%      0.05755%       Actual 360
   146         1,032,000    1,028,782   0.09%      03/30/00     05/01/00    04/01/10     8.760%      0.05255%       Actual/360
    43         8,750,000    8,741,082   0.76%      08/15/00     10/01/00    08/01/10     8.360%      0.05255%       Actual/360
    53         7,400,000    7,354,824   0.64%      12/07/99     02/01/00    01/01/10     8.380%      0.05255%       Actual 360
   143         1,260,000    1,256,301   0.11%      06/29/00     08/01/00    07/01/10     8.875%      0.05255%       Actual/360
    86         3,650,000    3,648,651   0.32%      09/05/00     11/01/00    10/01/10     8.500%      0.05255%       Actual 360
   152           844,000      842,946   0.07%      07/10/00     09/01/00    08/01/10     8.750%      0.05255%       Actual/360
   117         1,925,000    1,922,383   0.17%      07/21/00     09/01/00    08/01/10     8.490%      0.05255%       Actual/360
   144         1,250,000    1,247,165   0.11%      05/31/00     07/01/00    06/01/10     8.625%      0.05255%       Actual/360
    34        10,500,000   10,490,000   0.92%      08/15/00     10/01/00    09/01/10     8.600%      0.05255%       Actual 360
    39         9,800,000    9,800,000   0.86%      03/10/00     05/01/00    04/01/03     8.810%      0.05255%       Actual/360
   137         1,400,000    1,396,621   0.12%      05/18/00     07/01/00    06/01/10     8.420%      0.05255%       Actual/360
    41         9,500,000    9,493,424   0.83%      09/28/00     11/01/00    10/01/10     8.720%      0.05255%       Actual/360
    19        15,000,000   14,916,221   1.31%      05/26/00     07/01/00    06/01/10     8.800%      0.05255%       Actual/360
    93         3,100,000    3,095,334   0.27%      06/08/00     08/01/00    07/01/10     8.900%      0.05255%       Actual/360
    66         5,500,000    5,496,469   0.48%      09/08/00     11/01/00    10/01/10     9.000%      0.06755%       Actual/360
    68         5,000,000    4,996,790   0.44%      09/08/00     11/01/00    10/01/10     9.000%      0.05255%       Actual/360
    63         5,700,000    5,696,341   0.50%      09/08/00     11/01/00    10/01/10     9.000%      0.05255%       Actual/360
    94         3,000,000    2,998,074   0.26%      09/08/00     11/01/00    10/01/10     9.000%      0.05255%       Actual/360
   104         2,500,000    2,498,395   0.22%      09/08/00     11/01/00    10/01/10     9.000%      0.05255%       Actual/360
   105         2,500,000    2,498,395   0.22%      09/08/00     11/01/00    10/01/10     9.000%      0.05255%       Actual/360
   106         2,445,000    2,439,076   0.21%      04/26/00     06/01/00    05/01/10     8.875%      0.05255%       Actual/360
    23        12,560,000   12,546,803   1.10%      08/25/00     10/01/00    09/01/12     8.250%      0.05255%       Actual/360
    91         3,425,000    3,423,595   0.30%      09/19/00     11/01/00    10/01/10     8.240%      0.05255%       Actual/360
   116         1,950,000    1,948,116   0.17%      09/01/00     10/01/00    09/01/10     8.550%      0.05255%       Actual/360
   157           695,000      693,068   0.06%      03/30/00     05/01/00    04/01/10     9.125%      0.05255%       Actual/360
   150           865,000      864,425   0.08%      09/08/00     11/01/00    10/01/10     8.875%      0.05255%       Actual/360
   133         1,452,000    1,449,493   0.13%      06/27/00     08/01/00    07/01/10     8.510%      0.05255%       Actual/360
   120         1,900,000    1,897,114   0.17%      06/14/00     08/01/00    07/01/10     8.875%      0.05255%       Actual/360
   131         1,600,000    1,600,000   0.14%      10/02/00     12/01/00    11/01/10     8.410%      0.05255%       Actual/360
    98         2,700,000    2,694,474   0.24%      05/19/00     07/01/00    06/01/10     8.950%      0.05255%       Actual/360
   128         1,700,000    1,700,000   0.15%      08/22/00     10/01/00    09/01/10     8.460%      0.05255%       Actual/360
    26        12,000,000   11,995,435   1.05%      09/08/00     11/01/00    10/01/05     8.430%      0.05255%       Actual 360
   107         2,390,000    2,385,029   0.21%      05/24/00     07/01/00    06/01/10     8.900%      0.05255%       Actual/360
   155           728,000      727,500   0.06%      09/21/00     11/01/00    10/01/10     8.750%      0.05255%       Actual/360
   154           750,000      748,260   0.07%      07/13/00     09/01/00    08/01/10     8.750%      0.05255%       Actual/360
   130         1,630,000    1,627,791   0.14%      07/21/00     09/01/00    08/01/10     8.500%      0.05255%       Actual 360
    99         2,700,000    2,693,580   0.24%      05/19/00     07/01/00    06/01/10     8.470%      0.05255%       Actual/360
    38        10,000,000    9,989,921   0.87%      08/04/00     10/01/00    09/01/10     8.400%      0.05255%       Actual/360
    45         8,500,000    8,500,000   0.74%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
    56         6,900,000    6,900,000   0.60%      03/31/00     05/01/00    04/01/04     8.750%      0.05255%       Actual/360
    14        20,500,000   20,478,461   1.79%      08/25/00     10/01/00    09/01/10     8.250%      0.05255%       Actual/360
    59         6,500,000    6,500,000   0.57%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
    96         2,895,000    2,891,874   0.25%      08/30/00     10/01/00    09/01/10     8.150%      0.05255%       Actual/360
    17        16,500,000   16,472,465   1.44%      06/30/00     08/01/00    07/01/05     8.610%      0.05255%       Actual 360
   121         1,900,000    1,894,999   0.17%      04/14/00     06/01/00    05/01/10     8.625%      0.05255%       Actual/360
    85         3,800,000    3,798,295   0.33%      09/13/00     11/01/00    10/01/10     8.000%      0.05255%       Actual/360
    74         4,550,000    4,541,847   0.40%      06/19/00     08/01/00    07/01/10     8.400%      0.05255%       Actual 360
   102         2,531,000    2,526,978   0.22%      06/06/00     08/01/00    07/01/10     8.750%      0.05255%       Actual 360
   100         2,650,000    2,644,219   0.23%      05/04/00     07/01/00    06/01/10     8.750%      0.05255%       Actual/360
    54         7,325,000    7,317,720   0.64%      08/07/00     10/01/00    09/01/10     8.450%      0.05255%       Actual/360
    72         4,750,000    4,741,060   0.41%      06/30/00     08/01/00    07/01/10     8.250%      0.05255%       Actual/360
    89         3,600,000    3,590,138   0.31%      04/19/00     06/01/00    05/01/10     8.500%      0.05255%       Actual/360
    27        11,700,000   11,700,000   1.02%      07/28/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
   123         1,850,000    1,850,000   0.16%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    25        12,000,000   12,000,000   1.05%      09/08/00     11/01/00    10/01/05     8.410%      0.05255%       Actual/360
    69         5,000,000    4,992,953   0.44%      07/27/00     09/01/00    08/01/10     8.375%      0.05255%       Actual/360
   114         2,000,000    1,982,435   0.17%      04/24/00     06/01/00    05/01/10     8.500%      0.05255%       Actual/360
    2         42,461,103   42,390,617   3.71%      04/20/00     06/01/00    05/01/10     8.690%      0.05255%       Actual/360
    33        10,600,000   10,600,000   0.93%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360
    6         31,000,000   31,000,000   2.71%      08/10/00     10/01/00    09/01/10     8.210%      0.05255%       Actual/360
    52         7,500,000    7,500,000   0.66%      07/31/00     09/01/00    08/01/10     8.530%      0.05255%       Actual/360
    79         4,300,000    4,294,155   0.38%      07/27/00     09/01/00    08/01/10     8.490%      0.05255%       Actual/360
   147         1,020,000    1,019,603   0.09%      09/26/00     11/01/00    10/01/10     8.375%      0.05255%       Actual/360
    90         3,500,000    3,495,182   0.31%      07/06/00     09/01/00    08/01/10     8.450%      0.05255%       Actual/360
    73         4,675,000    4,668,421   0.41%      07/26/00     09/01/00    08/01/10     8.380%      0.05255%       Actual/360
    1         43,000,000   42,889,270   3.75%      05/17/00     07/01/00    06/01/10     8.200%      0.05255%       Actual/360
   115         1,975,000    1,974,255   0.17%      09/20/00     11/01/00    10/01/10     8.450%      0.05255%       Actual/360
    40         9,800,000    9,789,788   0.86%      08/14/00     10/01/00    09/01/10     8.280%      0.05255%       Actual/360
    81         4,100,000    4,088,945   0.36%      04/19/00     06/01/00    05/01/10     8.550%      0.05255%       Actual/360
    30        10,800,000   10,779,936   0.94%      06/30/00     08/01/00    07/01/10     8.290%      0.05255%       Actual/360
    70         4,950,000    4,944,756   0.43%      08/31/00     10/01/00    09/01/10     8.220%      0.05255%       Actual/360
    97         2,700,000    2,696,177   0.24%      07/06/00     09/01/00    08/01/10     8.360%      0.05255%       Actual 360
    57         6,600,000    6,582,769   0.58%      05/01/00     06/01/00    05/01/10     8.650%      0.05255%       Actual/360
   124         1,850,000    1,850,000   0.16%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    4         34,000,000   33,930,352   2.97%      06/30/00     08/01/00    07/01/10     8.410%      0.05255%       Actual 360
    80         4,240,000    4,238,183   0.37%      09/08/00     11/01/00    10/01/10     8.125%      0.05255%       Actual/360
    21        13,824,000   13,824,000   1.21%      09/15/00     11/01/00    10/01/10     7.930%      0.05255%       Actual/360
    42         9,300,000    9,259,145   0.81%      06/30/00     08/01/00    07/01/10     7.000%      0.05255%       Actual/360
    36        10,040,000   10,022,779   0.88%      06/08/00     08/01/00    07/01/10     8.530%      0.05255%       Actual 360
    60         6,400,000    6,391,301   0.56%      07/27/00     09/01/00    08/01/10     8.490%      0.05255%       Actual/360
    75         4,500,000    4,500,000   0.39%      07/21/00     09/01/00    08/01/10     8.440%      0.05255%       Actual/360
    16        17,600,000   17,600,000   1.54%      06/22/00     08/01/00    07/01/10     7.940%      0.05255%       Actual/360
   162           515,000      513,263   0.04%      03/30/00     05/01/00    04/01/10     8.500%      0.05255%       Actual/360
    9         24,700,000   24,657,201   2.16%      06/28/00     08/01/00    07/01/10     8.500%      0.05255%       Actual/360
    3         36,200,000   36,200,000   3.17%      04/21/00     06/01/00    05/01/10     8.100%      0.05255%       Actual/360
   127         1,765,000    1,761,018   0.15%      07/07/00     09/01/00    08/01/10     8.875%      0.05255%       Actual/360
    12        21,500,000   21,464,492   1.88%      06/30/00     08/01/00    07/01/10     8.640%      0.05255%       Actual/360
    10        23,000,000   22,968,037   2.01%      08/01/00     09/01/00    08/01/10     8.420%      0.05255%       Actual/360
    58         6,585,000    6,568,253   0.57%      04/20/00     06/01/00    05/01/10     8.730%      0.05255%       Actual/360
    11        22,730,000   22,654,253   1.98%      03/16/00     05/01/00    04/01/12     8.540%      0.05255%       Actual 360
    35        10,372,000   10,372,000   0.91%      08/18/00     10/01/00    09/01/10     8.000%      0.05255%       Actual/360
    31        10,700,000   10,687,937   0.94%      09/01/00     10/01/00    09/01/10     7.990%      0.05255%       Actual/360
    47         8,080,000    8,080,000   0.71%      07/28/00     09/01/00    08/01/10     8.500%      0.05255%       Actual/360
   122         1,870,000    1,859,562   0.16%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   112         2,172,000    2,159,877   0.19%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   141         1,282,000    1,274,844   0.11%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   136         1,408,000    1,400,141   0.12%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   138         1,399,000    1,391,191   0.12%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   134         1,432,000    1,424,007   0.12%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
    78         4,351,000    4,326,714   0.38%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
   111         2,209,000    2,196,670   0.19%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
    95         2,975,000    2,958,395   0.26%      03/22/00     05/01/00    04/01/10     8.820%      0.05255%       Actual/360
    20        14,428,000   14,428,000   1.26%      08/18/00     10/01/00    09/01/10     8.000%      0.05255%       Actual/360
    83         3,900,000    3,898,483   0.34%      09/21/00     11/01/00    10/01/10     8.375%      0.05255%       Actual 360
    29        11,000,000   11,000,000   0.96%      07/21/00     09/01/00    08/01/10     8.540%      0.05255%       Actual/360
    49         7,650,000    7,650,000   0.67%      08/09/00     10/01/00    09/01/10     8.410%      0.05255%       Actual/360
   156           727,000      726,166   0.06%      07/17/00     09/01/00    08/01/10     9.000%      0.05255%       Actual/360
    64         5,700,000    5,693,761   0.50%      09/01/00     10/01/00    09/01/10     8.100%      0.05255%       Actual 360
    28        11,600,000   11,595,206   1.01%      09/22/00     11/01/00    10/01/10     8.220%      0.05255%       Actual/360
    76         4,500,000    4,500,000   0.39%      07/20/00     09/01/00    08/01/10     8.250%      0.05255%       Actual/360

           4

 Control    Original   Remaining    Remaining    Original    Remaining    Annual      Maturity       ARD
  Number    Term to     Term to         IO         Amort    Amort Term     P&I          Date        Loans
            Maturity    Maturity      Period       Term        (Mos.)    Payments      or ARD
             or ARD      or ARD       (Mos.)       (Mos.)                ($) (1)       Balloon
             (Mos.)      (Mos.)                                                      Balance ($)
-----------------------------------------------------------------------------------------------------------
   148        120         117          117          NA          NA          84,600       1,000,000    N
    15        120         118          118          NA          NA       1,549,800      18,000,000    N
    92        120         118                       360         358        304,490       2,984,579    N
   126        120         117          117          NA          NA         151,920       1,800,000    N
    51        120         117          117          NA          NA         633,000       7,500,000    N
   140        120         117          117          NA          NA         109,720       1,300,000    N
   161        120         114                       360         354         51,922         500,460    N
   118        120         118                       360         358        176,466       1,729,700    N
    87        120         118                       360         358        332,171       3,255,904    N
   139        120         118                       360         358        118,782       1,206,019    N
   151        120         117                       360         357         83,283         782,260    N
    55        120         118                       360         358        618,120       6,262,518    N
    71        120         117          117          NA          NA         414,263       4,750,000    N
   153        120         117          117          NA          NA          67,520         800,000    N
   159        120         117                       312         309         59,190         516,591    N
   132        120         118          118          NA          NA         126,900       1,500,000    N
   108        120         118                       360         358        225,016       2,122,309    N
   109        120         118                       360         358        201,366       2,053,281    N
    61        120         117          117          NA          NA         507,600       6,000,000    N
   158        120         115                       300         295         60,674         517,591    N
   113        120         114                       360         354        195,532       1,900,309    N
    44        120         117           21          336         336        797,582       7,770,110    N
   142        120         119                       360         359        116,260       1,139,753    N
    7         120         117           33          360         360      2,624,200      27,248,800    N
    65        120         117                       360         357        525,452       5,155,128    N
   145        120         119                       360         359        101,286         959,389    N
   103        120         116           2           360         360        233,840       2,302,196    N
   160        120         117                       360         357         57,354         543,289    N
    62        120         116           14          360         360        563,953       5,505,363    N
   129        120         118                       360         358        148,819       1,477,181    Y
    48        120         117           33          360         360        721,216       7,512,474    N
    84        120         115                       360         355        380,780       3,576,772    N
   125        120         116                       360         356        171,810       1,652,522    N
   135        120         116                       360         356        133,002       1,292,982    N
    67        120         114                       360         354        514,516       4,993,494    N
    24        120         116                       360         356      1,142,005      11,159,816    N
    50        120         119                       360         359        675,562       6,811,557    N
   110        120         117          117          NA          NA         185,680       2,200,000    N
    82        120         117           33          360         360        351,593       3,662,331    N
    22        120         118          118          NA          NA       1,115,400      13,000,000    N
    88        120         116                       360         356        329,724       3,251,381    N
    77        120         119                       360         359        403,408       3,946,575    N
    18        120         114                       300         294      1,680,897      14,030,498    N
    37        120         118           34          360         360        893,098       9,375,562    N
    5         105         104           11          360         360      2,798,940      29,592,047    N
   149        120         114                       360         354         91,209         902,274    N
    32        120         115                       360         355        996,263       9,660,149    N
   101        120         118                       360         358        239,423       2,367,371    N
    46        120         117                       360         357        775,886       7,628,020    N
   119        120         117          117          NA          NA         160,360       1,900,000    N
    8         120         114                       300         294      2,495,852      21,457,134    N
    13        120         114                       300         294      2,022,203      17,385,118    N
   146        120         113                       360         353         97,513         939,085    N
    43        119         117                       360         358        796,964       7,898,088    N
    53        120         110                       360         350        682,885       6,557,686    N
   143        120         116                       300         296        125,595       1,064,231    N
    86        120         119                       360         359        336,784       3,301,665    N
   152        120         117                       360         357         79,677         767,764    N
   117        120         117                       360         357        177,455       1,740,987    N
   144        120         115                       360         355        116,668       1,134,002    N
    34        120         118                       360         358        977,775       9,517,713    N
    39         36          29           29          NA          NA         875,371       9,800,000    N
   137        120         115                       360         355        128,226       1,264,222    N
    41        120         119                       300         299        934,921       7,987,827    N
    19        120         115                       264         259      1,544,406      11,702,939    N
    93        120         116                       360         356        296,647       2,829,907    N
    66        120         119                       300         299        553,870       4,659,452    N
    68        120         119                       300         299        503,518       4,235,865    N
    63        120         119                       300         299        574,010       4,828,888    N
    94        120         119                       300         299        302,111       2,541,520    N
   104        120         119                       300         299        251,759       2,117,933    N
   105        120         119                       300         299        251,759       2,117,933    N
   106        120         114                       360         354        233,442       2,230,878    N
    23        144         142                       360         358      1,132,309      10,890,412    N
    91        120         119                       360         359        308,482       3,079,747    N
   116        120         118                       360         358        180,756       1,765,599    N
   157        120         113                       360         353         67,857         637,435    N
   150        120         119                       300         299         86,222         730,363    N
   133        120         116                       360         356        134,099       1,314,076    N
   120        120         116                       360         356        181,407       1,733,516    N
   131        120         120                       360         360        146,409       1,444,047    N
    98        120         115                       360         355        259,533       2,466,978    N
   128        120         118          118          NA          NA         156,280       1,700,000    N
    26         60          59                       360         359      1,100,100      11,540,646    Y
   107        120         115                       360         355        228,705       2,181,371    N
   155        120         119                       300         299         71,823         612,617    N
   154        120         117                       300         297         73,993         631,171    N
   130        120         117                       360         357        150,399       1,474,519    N
    99        120         115                       360         355        248,439       2,440,915    N
    38        120         118                       360         358        914,205       9,023,703    N
    45        120         117           33          360         360        766,292       7,982,004    N
    56         48          41           41          NA          NA         603,750       6,900,000    Y
    14        120         118                       360         358      1,848,116      18,434,975    N
    59        120         117           33          360         360        585,988       6,103,885    N
    96        120         118                       360         358        258,552       2,597,327    Y
    17         60          56                       360         356      1,537,911      15,897,255    N
   121        120         114                       360         354        177,336       1,724,061    N
    85        120         119                       360         359        334,597       3,397,724    N
    74        120         116                       360         356        415,963       4,107,507    N
   102        120         116                       360         356        238,937       2,302,903    N
   100        120         115                       360         355        250,171       2,410,756    N
    54        120         118                       360         358        672,763       6,617,379    Y
    72        120         116                       360         356        428,222       4,273,244    N
    89        120         114                       360         354        332,171       3,257,461    N
    27        120         117           21          360         360      1,054,778      10,845,198    N
   123        120         117          117          NA          NA         156,140       1,850,000    N
    25         60          59           23          360         360      1,098,064      11,748,290    N
    69        120         117                       360         357        456,043       4,510,222    N
   114        120         114                       240         234        208,278       1,435,011    N
    2         120         114                       358         352      3,991,352      38,605,775    Y
    33        120         117           33          360         360        955,611       9,954,028    N
    6         120         118           22          336         336      2,831,564      28,175,622    N
    52        120         117           21          360         360        693,937       6,985,506    N
    79        120         117                       360         357        396,394       3,888,956    N
   147        120         119                       360         359         93,033         920,038    N
    90        120         117                       360         357        321,457       3,162,560    Y
    73        120         117                       360         357        426,599       4,217,540    N
    1         120         115                       360         355      3,858,413      38,633,118    Y
   115        120         119                       360         359        181,393       1,784,496    N
    40        120         118                       360         358        885,971       8,818,930    N
    81        120         114                       360         354        380,050       3,714,083    N
    30        120         116                       360         356        977,288       9,725,028    N
    70        120         118                       360         358        445,000       4,448,277    N
    97        120         117                       360         357        245,920       2,434,683    N
    57        120         114                       360         354        617,419       5,992,192    N
   124        120         117          117          NA          NA         156,140       1,850,000    N
    4         120         116                       360         356      3,148,207      30,215,250    Y
    80        120         119                       360         359        377,783       3,802,368    N
    21        120         119           59          360         360      1,209,142      13,228,916    N
    42        120         116                       300         296        788,766       7,439,425    N
    36        120         116                       360         356        928,950       9,090,423    N
    60        120         117                       360         357        589,981       5,788,215    N
    75        120         117          117          NA          NA         379,800       4,500,000    N
    16        120         116          116          NA          NA       1,397,440      17,600,000    N
   162        120         113                       360         353         47,519         465,922    N
    9         120         116                       360         356      2,279,060      22,348,721    N
    3         120         114           54          360         360      3,217,808      34,705,588    N
   127        120         117                       300         297        175,932       1,490,374    N
    12        120         116                       360         356      2,009,452      19,514,682    N
    10        120         117                       360         357      2,106,573      20,768,359    N
    58        120         114                       360         354        620,522       5,989,211    N
    11        144         137                       360         353      2,105,026      19,885,397    Y
    35        120         118           22          360         360        913,273       9,570,527    N
    31        120         118                       360         358        941,259       9,563,619    N
    47        120         117           9           360         360        745,539       7,420,151    N
   122        120         113                       300         293        185,557       1,576,888    N
   112        120         113                       300         293        215,524       1,831,552    N
   141        120         113                       300         293        127,211       1,081,054    N
   136        120         113                       300         293        139,714       1,187,304    N
   138        120         113                       300         293        138,821       1,179,714    N
   134        120         113                       300         293        142,095       1,207,541    N
    78        120         113                       300         293        431,744       3,669,005    N
   111        120         113                       300         293        219,196       1,862,751    N
    95        120         113                       300         293        295,205       2,508,685    N
    20        120         118           22          360         360      1,270,411      13,313,109    N
    83        120         119                       360         359        355,714       3,517,794    N
    29        120         117           21          336         336      1,034,921      10,060,975    N
    49        120         118           34          360         360        700,016       7,199,795    N
   156        120         117                       360         357         70,195         664,934    N
    64        120         118                       360         358        506,671       5,107,913    N
    28        120         119                       360         359      1,042,829      10,425,833    N
    76        120         117           33          360         360        405,684       4,225,766    N

           5


 Control   Prepayment Provisions            Appraised   Appraisal   Underwritten   DSCR (x)     Cut-Off       LTV         Year
  Number                                    Value ($)      Date       Net Cash                   Date       Ratio at      Built
                                                                      Flow ($)                    LTV       Marurity
                                                                                                 Ratio       or ARD
-----------------------------------------------------------------------------------------------------------------------------------
   148     L(3),D(6),O(1)                    3,200,000   06/22/00         124,109    1.47       31.25%       31.25%       1899
    15     L(3),D(6),O(1)                   34,000,000   08/01/00       2,632,254    1.70       52.94%       52.94%       1907
    92     L(2.17),D(7.58),O(.25)            4,900,000   04/10/00         409,529    1.34       67.28%       60.91%       1990
   126     L(3),D(6),O(1)                    4,400,000   07/31/00         270,205    1.78       40.91%       40.91%       1914
    51     L(3),D(6),O(1)                   18,700,000   08/01/00       1,397,042    2.21       40.11%       40.11%       1923
   140     L(3),D(6),O(1)                    2,900,000   06/23/00         220,214    2.01       44.83%       44.83%       1910
   161     L(4),D(5.75),O(.25)               1,690,000   10/28/99          96,663    1.86       32.46%       29.61%       1978
   118     L(4),D(5.75),O(.25)               2,560,000   07/28/00         225,138    1.28       74.63%       67.57%       1993
    87     L(2.17),D(7.58),O(.25)            4,750,000   05/19/00         420,459    1.27       75.72%       68.55%       1998
   139     L(4),D(5.75),O(.25)               2,000,000   07/26/00         182,608    1.54       67.37%       60.30%       1900
   151     L(2),YM1%(7.75),O(.25)            1,155,000   06/30/00         104,089    1.25       73.77%       67.73%       1972
    55     L(4),D(5.75),O(.25)              12,965,000   05/02/00         796,219    1.29       53.93%       48.30%       1981
    71     L(3),D(6),O(1)                    9,600,000   06/22/00         693,760    1.67       49.48%       49.48%       1975
   153     L(3),D(6),O(1)                    1,700,000   05/24/00         121,440    1.80       47.06%       47.06%       1970
   159     L(2),YM2%(7.75),O(.25)              930,000   03/07/00          72,859    1.23       64.39%       55.55%       1985
   132     L(3),D(6),O(1)                    2,800,000   06/20/00         229,888    1.81       53.57%       53.57%       1969
   108     L(4),D(1),O(5)                    3,300,000   07/27/00         293,448    1.30       70.18%       64.31%    1995; 1996
   109     L(4),D(5.75),O(.25)               5,200,000   07/13/00         323,573    1.61       44.18%       39.49%       1992
    61     L(3),D(6),O(1)                   11,900,000   08/02/00         920,796    1.81       50.42%       50.42%       1970
   158     L(4),D(5.75),O(.25)               1,850,000   02/04/00         121,985    2.01       33.11%       27.98%       1916
   113     L(4),D(5.75),O(.25)               2,830,000   12/15/99         246,641    1.26       73.80%       67.15%       1976
    44     L(2.25),D(4.75),1%(2.75),O(.25)  11,000,000   06/15/00         959,798    1.20       77.27%       70.64%    1977; 1979
   142     L(4),D(5.75),O(.25)               1,600,000   08/08/00         170,735    1.47       78.72%       71.23%       1979
    7      L(4),D(5.75),O(.25)              48,000,000   06/28/00       3,647,686    1.39       60.42%       56.77%       1983
    65     L(3),YM1%(6.75),O(.25)            7,150,000   06/23/00         652,165    1.24       79.61%       72.10%       1984
   145     L(4),D(5.75),O(.25)               1,425,000   06/16/00         123,761    1.22       73.59%       67.33%       1974
   103     L(2.33),D(7.42),O(.25)            3,400,000   06/06/00         292,228    1.25       74.26%       67.71%       1902
   160     L(4),D(5.75),O(.25)                 845,000   04/17/00          71,733    1.25       70.22%       64.29%       1986
    62     L(4),D(5.75),O(.25)               7,550,000   08/01/00         677,838    1.20       78.41%       72.92%       1966
   129     L(3),D(6.75),O(.25)               2,500,000   02/07/00         193,525    1.30       65.53%       59.09%       1985
    48     L(2.25),D(7.50),O(.25)           12,700,000   06/22/00         961,389    1.33       62.99%       59.15%       1982
    84     L(4),D(5.75),O(.25)               5,050,000   03/15/00         463,388    1.22       77.08%       70.83%       1967
   125     L(3),D(6.75),O(.25)               2,550,000   05/11/00         213,910    1.25       71.06%       64.80%       1989
   135     L(4),D(5.75),O(.25)               1,920,000   04/28/00         168,107    1.26       74.10%       67.34%       1978
    67     L(3),D(6.75),O(.25)               7,600,000   04/27/00         643,185    1.25       72.18%       65.70%       1982
    24     L(4),D(5.75),O(.25)              15,400,000   04/21/00       1,432,720    1.25       79.86%       72.47%       1987
    50     L(3),YM1%(6.75),O(.25)            9,600,000   08/29/00         811,321    1.20       79.13%       70.95%       1983
   110     L(3),D(6),O(1)                    5,100,000   08/02/00         375,108    2.02       43.14%       43.14%       1970
    82     L(2.25),D(7.50),O(.25)            6,000,000   06/22/00         476,965    1.36       65.00%       61.04%       1985
    22     L(3),D(6),O(1)                   23,000,000   06/26/00       1,569,760    1.41       56.52%       56.52%    1915; 1984
    88     L(2.33),D(7.42),O(.25)            4,900,000   05/16/00         418,318    1.27       73.34%       66.35%       1975
    77     L(3),D(6.75),O(.25)               5,450,000   08/21/00         523,557    1.30       79.97%       72.41%       1975
    18     L(2.50),D(7.00),O(.5)            33,000,000   03/27/00       2,519,306    1.50       49.75%       42.52%       1975
    37     L(2.17),D(7.58),O(.25)           14,700,000   08/08/00       1,230,353    1.38       68.03%       63.78%       1999
    5      L(2.83),D(5.67),O(.25)           42,900,000   06/18/99       3,644,050    1.30       74.59%       68.98%       1989
   149     L(4),D(5.75),O(.25)               1,500,000   03/06/00         118,776    1.30       66.48%       60.15%       1959
    32     L(4),D(5.5),O(.5)                13,300,000   12/20/99       1,206,987    1.21       79.82%       72.63%       1974
   101     L(4), D(5.75), O(.25)             3,500,000   03/16/00         303,979    1.27       74.92%       67.64%       2000
    46     L(3),D(6.75),O(.25)              10,500,000   05/29/00         969,707    1.25       80.27%       72.65%       1988
   119     L(3),D(6),O(1)                    4,300,000   06/20/00         323,730    2.02       44.19%       44.19%       1972
    8      L(2.5),D(7.25),O(.25)            37,500,000   04/03/00       3,545,238    1.42       67.89%       57.22%       1985
    13     L(2.5),D(7.25),O(.25)            30,000,000   04/03/00       2,843,869    1.41       68.76%       57.95%       1988
   146     L(4),D(5.75),O(.25)               1,290,000   03/06/00         122,781    1.26       79.75%       72.80%       1982
    43     L(4),D(5.67),O(.25)              11,500,000   04/28/00         992,235    1.25       76.01%       68.68%       1959
    53     L(2.83),D(6.92),O(.25)            9,250,000   10/21/99         864,106    1.27       79.51%       70.89%       1984
   143     L(4),D(5.75),O(.25)               1,600,000   03/30/00         168,407    1.34       78.52%       66.51%       1980
    86     L(2.08),D(7.67),O(.25)            4,950,000   08/14/00         424,114    1.26       73.71%       66.70%       1990
   152     L(2.25),D(7.5),O(.25)             1,090,000   06/29/00          95,599    1.20       77.33%       70.44%    1996; 1999
   117     L(4),D(5.75),O(.25)               2,380,000   05/15/00         213,173    1.20       80.77%       73.15%       1978
   144     L(3),D(6),O(1)                    2,100,000   04/14/00         165,792    1.42       59.39%       54.00%       1921
    34     L(5),YM1%(4.75),O(.25)           17,000,000   07/10/00       1,364,366    1.40       61.71%       55.99%    1984; 1988
    39     L(1.5),YM2%(1.25),O(.25)         13,700,000   03/07/00       1,102,811    1.26       71.53%       71.53%       1980
   137     L(3),D(6.75),O(.25)               2,100,000   02/15/00         169,577    1.32       66.51%       60.20%       1982
    41     L(4),D(5.75),O(.25)              15,250,000   06/26/00       1,460,412    1.56       62.25%       52.38%       1969
    19     L(3),D(6),O(1)                   28,300,000   05/24/00       2,328,680    1.51       52.71%       41.35%       1974
    93     L(4),D(5.75),O(.25)               4,000,000   03/15/00         374,846    1.26       77.38%       70.75%    1989; 1999
    66     L(2.08),D(7.67),O(.25)           10,400,000   08/01/00         931,848    1.68       52.85%       44.80%       1990
    68     L(2.08),D(7.67),O(.25)            9,400,000   07/28/00         893,755    1.78       53.16%       45.06%       1990
    63     L(2.08),D(7.67),O(.25)           10,100,000   07/31/00       1,000,065    1.74       56.40%       47.81%       1990
    94     L(2.08),D(7.67),O(.25)            6,500,000   07/29/00         515,195    1.71       46.12%       39.10%       1997
   104     L(2.08),D(7.67),O(.25)            6,800,000   08/04/00         411,322    1.63       36.74%       31.15%       1997
   105     L(2.08),D(7.67),O(.25)            5,150,000   08/07/00         477,042    1.89       48.51%       41.12%       1996
   106     L(3),D(6.75),O(.25)               4,000,000   Various          290,763    1.25       60.98%       55.77%      Various
    23     L(4),D(7.75),O(.25)              15,700,000   06/20/00       1,378,237    1.22       79.92%       69.37%       1970
    91     L(4),D(5.75),O(.25)               4,600,000   09/14/00         387,725    1.26       74.43%       66.95%     1976-2000
   116     L(4),D(5.75),O(.25)               2,600,000   08/01/00         230,184    1.27       74.93%       67.91%       1999
   157     L(4),D(5.75),O(.25)               1,300,000   01/18/00          84,791    1.25       53.31%       49.03%       1984
   150     L(4),D(5.75),O(.25)               1,240,000   08/09/00         113,406    1.32       69.71%       58.90%       1906
   133     L(4),D(5.75),O(.25)               2,250,000   05/11/00         174,487    1.30       64.42%       58.40%       1987
   120     L(4),D(5.75),O(.25)               3,250,000   05/04/00         236,638    1.30       58.37%       53.34%       1974
   131     L(4),D(5.75),O(.25)               2,200,000   08/07/00         190,215    1.30       72.73%       65.64%       2000
    98     L(4),D(5.75),O(.25)               3,900,000   02/07/00         337,899    1.30       69.09%       63.26%       1986
   128     L(3),D(6),O(1)                    2,900,000   06/26/00         233,864    1.50       58.62%       58.62%       1930
    26     L(2.5),YM1%(2.25),O(.25)         16,600,000   07/11/00       1,391,888    1.27       72.26%       69.52%       1976
   107     L(4),D(5.75),O(.25)               3,600,000   02/01/00         285,761    1.25       66.25%       60.59%       1900
   155     L(4),D(5.75),O(.25)               1,000,000   08/09/00          93,492    1.30       72.75%       61.26%       1985
   154     L(4),D(5.75),O(.25)               2,240,000   06/16/00         103,676    1.40       33.40%       28.18%       1968
   130     L(2.25),D(7.5),O(.25)             2,300,000   03/21/00         188,308    1.25       70.77%       64.11%       2000
    99     L(4),D(5.75),O(.25)               3,750,000   03/28/00         323,555    1.30       71.83%       65.09%       1980
    38     L(3),D(6.75),O(.25)              14,400,000   07/11/00       1,203,049    1.32       69.37%       62.66%    1997; 1999
    45     L(2.25),D(7.50),O(.25)           13,400,000   06/26/00       1,048,271    1.37       63.43%       59.57%       1986
    56     L(2),YM1%(1.67),O(.33)            8,850,000   03/21/00         727,750    1.21       77.97%       77.97%       1980
    14     L(4),D(5.75),O(.25)              25,500,000   08/01/00       2,211,109    1.20       80.31%       72.29%       1999
    59     L(2.25),D(7.50),O(.25)           13,100,000   06/23/00         974,092    1.66       49.62%       46.59%       1979
    96     L(3),D(6.75),O(.25)               4,900,000   02/29/00         328,536    1.27       59.02%       53.01%       1988
    17     L(2.33),D(2.42),O(.25)           24,500,000   07/16/00       1,971,660    1.28       67.23%       64.89%       1860
   121     L(4), D(5.75),O(.25)              2,650,000   11/09/99         231,077    1.30       71.51%       65.06%       1991
    85     L(4),D(5.75),O(.25)               6,600,000   07/07/00         548,484    1.64       57.55%       51.48%       1984
    74     L(3),YM1%(6.75),O(.25)            6,175,000   05/24/00         507,135    1.22       73.55%       66.52%       1999
   102     L(2.33),D(7.42),O(.25)            3,600,000   04/17/00         299,167    1.25       70.19%       63.97%       1988
   100     L(3),D(6.75),O(.25)               3,850,000   04/17/00         313,770    1.25       68.68%       62.62%       1996
    54     L(2.17),D(7.58),O(.25)            9,650,000   07/07/00         849,168    1.26       75.83%       68.57%       1999
    72     L(4),D(5.75),O(.25)               7,000,000   06/23/00         562,583    1.31       67.73%       61.05%       1990
    89     L(4),D(6)                         5,950,000   03/17/00         482,144    1.45       60.34%       54.75%       1963
    27     L(4),D(5.75),O(.25)              14,775,000   04/11/00       1,268,066    1.20       79.19%       73.40%       1998
   123     L(3),D(6),O(1)                    4,100,000   06/20/00         259,734    1.66       45.12%       45.12%       1970
    25     L(2),YM1%(2.75),O(.25)           17,000,000   08/07/00       1,383,117    1.26       70.59%       69.11%       1990
    69     L(4),D(5.75),O(.25)               6,260,000   07/20/00         553,706    1.21       79.76%       72.05%       1970
   114     L(4),D(5.75),O(.25)               3,800,000   12/14/99         287,243    1.38       52.17%       37.76%       1983
    2      L(2.50),D(7.25),O(.25)           77,000,000   03/08/00       6,156,358    1.54       55.05%       50.14%       1988
    33     L(2.25),D(7.50),O(.25)           17,200,000   06/26/00       1,226,391    1.28       61.63%       57.87%       1976
    6      L(3),D(6.75),O(.25)              49,400,000   07/01/00       3,683,094    1.30       62.75%       57.04%       1999
    52     L(3),D(6.75),O(.25)              11,100,000   07/10/00         881,912    1.27       67.57%       62.93%       1987
    79     L(3),YM1%(6.75),O(.25)            5,375,000   06/23/00         478,663    1.21       79.89%       72.35%       1983
   147     L(4),D(5.75),O(.25)               1,290,000   10/14/99         112,465    1.21       79.04%       71.32%       1973
    90     L(2.25),D(7.50),O(.25)            4,900,000   03/09/00         401,786    1.25       71.33%       64.54%       2000
    73     L(3),YM1%(6.75),O(.25)            5,830,000   07/20/00         511,720    1.20       80.08%       72.34%       1985
    1      L(3),D(6.75),O(.25)              53,800,000   05/05/00       4,816,549    1.25       79.72%       71.81%    1998; 1999
   115     L(4),D(5.75),O(.25)               3,125,000   07/14/00         230,595    1.27       63.18%       57.10%       1979
    40     L(4),D(5.75),O(.25)              17,000,000   01/03/00       1,132,927    1.28       57.59%       51.88%       1987
    81     L(4),D(5.75),O(.25)               5,500,000   03/23/00         556,167    1.46       74.34%       67.53%       1998
    30     L(4),D(5.75),O(.25)              14,700,000   06/09/00       1,208,858    1.24       73.33%       66.16%       1999
    70     L(3),YM1%(6.75),O(.25)            6,200,000   07/26/00         533,426    1.20       79.75%       71.75%       1980
    97     L(3),YM1%(6.75),O(.25)            3,650,000   06/01/00         344,251    1.40       73.87%       66.70%       1995
    57     L(4),D(5.75),O(.25)               8,300,000   04/01/00         861,765    1.40       79.31%       72.20%       1998
   124     L(3),D(6),O(1)                    3,800,000   06/20/00         289,345    1.85       48.68%       48.68%       1965
    4      L(2.33),D(7.42),O(.25)           52,000,000   07/16/00       4,787,873    1.52       65.25%       58.11%       1860
    80     L(4),D(5.75),O(.25)               5,300,000   09/01/00         484,849    1.28       79.97%       71.74%       1999
    21     L(4),D(5.75),O(.25)              17,300,000   08/11/00       1,450,988    1.20       79.91%       76.47%       1998
    42     L(5),D(4.75),O(.25)              13,200,000   11/18/99       1,059,474    1.34       70.15%       56.36%       1999
    36     L(2.33),D(7.42),O(.25)           12,800,000   04/17/00       1,114,719    1.20       78.30%       71.02%       1970
    60     L(3),YM1%(6.75),O(.25)            8,000,000   07/11/00         729,342    1.24       79.89%       72.35%       1984
    75     L(3),D(6),O(1)                    9,400,000   07/31/00         763,180    2.01       47.87%       47.87%       1986
    16     L(2.33),D(7.42),O(.25)           32,000,000   05/22/00       2,035,906    1.46       55.00%       55.00%       1976
   162     L(4),D(5.75),O(.25)                 810,000   02/18/00          77,072    1.62       63.37%       57.52%       1900
    9      L(2.33),D(7.42),O(.25)           39,000,000   06/15/00       2,844,010    1.25       63.22%       57.30%       1988
    3      L(3),D(6.5),O(.5)                48,500,000   04/06/00       4,024,254    1.25       74.64%       71.56%       1997
   127     L(4),D(5.75),O(.25)               2,500,000   04/24/00         235,302    1.34       70.44%       59.61%       1946
    12     L(2.33),D(7.17),O(.5)            27,500,000   03/15/00       2,427,800    1.21       78.05%       70.96%       1987
    10     L(2.25),D(7.50),O(.25)           34,000,000   05/22/00       2,642,398    1.25       67.55%       61.08%       2000
    58     L(2.50),D(7.25),O(.25)            8,620,000   03/13/00         801,378    1.29       76.20%       69.48%       1989
    11     L(2.58),D(9.17),O(.25)           29,000,000   02/18/00       2,537,877    1.21       78.12%       68.57%       1994
    35     L(2.17),D(7.58),O(.25)           14,100,000   08/11/00       1,094,055    1.20       73.56%       67.88%       1987
    31     L(4),D(5.75),O(.25)              14,600,000   08/16/00       1,259,642    1.34       73.21%       65.50%       1999
    47     L(4),D(5.75),O(.25)              10,100,000   05/30/00         899,443    1.21       80.00%       73.47%       1999
   122     L(4),D(5.75),O(.25)               3,490,000   01/14/00         241,189    1.30       53.28%       45.18%       1988
   112     L(4),D(5.75),O(.25)               3,360,000   02/08/00         280,266    1.30       64.28%       54.51%       1955
   141     L(4),D(5.75),O(.25)               1,950,000   02/02/00         165,315    1.30       65.38%       55.44%       1974
   136     L(4),D(5.75),O(.25)               2,340,000   01/26/00         181,650    1.30       59.84%       50.74%       1916
   138     L(4),D(5.75),O(.25)               2,210,000   01/28/00         180,516    1.30       62.95%       53.38%       1980
   134     L(4),D(5.75),O(.25)               2,285,000   02/04/00         184,879    1.30       62.32%       52.85%       1960
    78     L(4),D(5.75),O(.25)               7,475,000   01/27/00         561,397    1.30       57.88%       49.08%       1984
   111     L(4),D(5.75),O(.25)               3,340,000   01/28/00         285,103    1.30       65.77%       55.77%       1973
    95     L(4),D(5.75),O(.25)               4,735,000   01/25/00         383,754    1.30       62.48%       52.98%       1886
    20     L(2.17),D(7.58),O(.25)           20,400,000   08/11/00       1,527,727    1.20       70.73%       65.26%       1985
    83     L(2.08),D(7.67),O(.25)            5,400,000   07/26/00         538,753    1.51       72.19%       65.14%       1981
    29     L(3),D(6.75),O(.25)              14,700,000   07/07/00       1,257,656    1.22       74.83%       68.44%       1999
    49     L(2.17),D(7.58),O(.25)           10,500,000   07/07/00         873,210    1.25       72.86%       68.57%       1999
   156     L(4),D(5.75),O(.25)               1,160,000   05/01/00          91,211    1.30       62.60%       57.32%       1987
    64     L(2.17),D(7.58),O(.25)            9,100,000   07/03/00         763,431    1.51       62.57%       56.13%       1982
    28     L(4),D(5.75),O(.25)              15,000,000   09/01/00       1,256,612    1.21       77.30%       69.51%       1958
    76     L(2.25),D(7.50),O(.25)            8,500,000   06/05/00         608,726    1.50       52.94%       49.71%       1986


           6

 Control      Year        Number     Unit of     Cut-Off    Occupancy      Occupancy    Largest Tenant
  Number    Renovated   of (units)   Measure    Date Loan    Rate (%)     As Of Date
                                               Amount Per
                                               (Unit) ($)
------------------------------------------------------------------------------------------------------------------------------------
   148        1988           21,674  Sq. Ft.         46.14   100.00%       05/01/00     Feingold Kanter, Troy Orleans
    15        1981              186   Units      96,774.19    98.92%       05/01/00
    92         NA            42,700  Sq. Ft.         77.21   100.00%       03/27/00     Pomona Supermarket
   126        2000               35   Units      51,428.57   100.00%       05/01/00
    51         NA               261   Units      28,735.63    98.85%       05/01/00
   140         NA                19   Units      68,421.05   100.00%       05/01/00
   161         NA            20,588  Sq. Ft.         26.65   100.00%       07/31/00     Complete Auto Body
   118         NA            15,187  Sq. Ft.        125.81   100.00%       05/15/00     Chief Auto Parts (now Autozone)
    87         NA            16,625  Sq. Ft.        216.33   100.00%       05/03/00     Pier One
   139        1999               18   Units      74,860.18   100.00%       08/17/00
   151        1989           47,096  Sq. Ft.         18.09   100.00%       07/25/00     Magna Signs, Inc.
    55        1997          106,620  Sq. Ft.         65.58    94.31%       08/31/00     Caterpillar Financial
    71         NA               180   Units      26,388.89   100.00%       05/01/00
   153         NA                36   Units      22,222.22   100.00%       05/01/00
   159         NA            15,500  Sq. Ft.         38.63   100.00%       05/02/00     Zamperla, Inc.
   132         NA                48   Units      31,250.00   100.00%       05/01/00
   108         NA            12,020  Sq. Ft.        192.68   100.00%       08/11/00     Nantucket Trading Emporium, Inc.
   109        1993           26,065  Sq. Ft.         88.14   100.00%       06/27/00     Wayside Furniture
    61         NA               112   Units      53,571.43   100.00%       05/01/00
   158        1990               16   Units      38,284.50   100.00%       10/20/99
   113         NA            25,812  Sq. Ft.         80.91    90.61%       12/01/99     Alvarado Hospital
    44        2000          220,499  Sq. Ft.         38.55    97.82%       06/08/00     Ukrops Supermarkets
   142        1999              107   Units      11,771.35    93.46%       07/31/00
    7          NA           142,496  Sq. Ft.        203.51   100.00%       07/01/00     Oracle Corporation
    65         NA               201   Units      28,319.66    92.04%       05/14/00
   145         NA                32   Units      32,771.54   100.00%       09/11/00
   103        1983           58,373  Sq. Ft.         43.26    96.37%       07/01/00     H.O.M.E. (Housing Opportunities Made Equal)
   160         NA             6,478  Sq. Ft.         91.59   100.00%       05/16/00     Two Flags Meat Market
    62        1999          122,683  Sq. Ft.         48.25   100.00%       06/05/00     Food Lion
   129         NA            15,943  Sq. Ft.        102.76   100.00%       08/18/00     Yucca Supermarket
    48        1994           46,437  Sq. Ft.        172.28    98.06%       06/01/00     Sharp Memorial Hospital
    84        1999              146   Units      26,660.71    92.47%       07/28/00
   125         NA            19,020  Sq. Ft.         95.28   100.00%       04/15/00     Escrow Transfers
   135         NA                35   Units      40,646.69    96.97%       06/14/00
    67         NA                96    Beds      57,142.09    91.50%       06/30/00
    24         NA           287,679  Sq. Ft.         42.75    95.41%       06/08/00     Ames Department Store
    50         NA               173   Units      43,911.64    94.80%       08/29/00
   110         NA               103   Units      21,359.22   100.00%       05/01/00
    82        1998           38,079  Sq. Ft.        102.42    93.99%       06/01/00     COAST Surgery Center
    22        1996           56,575  Sq. Ft.        229.78   100.00%       07/19/00     BIH Radiologic Foundation, Inc.
    88         NA           107,866  Sq. Ft.         33.32    96.63%       04/30/00     DACCO
    77        1996              160   Units      27,240.05   100.00%       08/01/00
    18        1993              533   Rooms      30,804.08      NA            NA
    37         NA            99,758  Sq. Ft.        100.24   100.00%       08/31/00     First USA Management Services, Inc.
    5          NA               658   Units      48,632.22    97.26%       09/18/00
   149        1998            8,739  Sq. Ft.        114.10   100.00%       01/17/00     Enterprise Rent-a-Car
    32        1999          174,293  Sq. Ft.         60.91    93.98%       08/08/00     Shopko
   101         NA            35,027  Sq. Ft.         74.87    93.07%       06/05/00     Dollar Tree
    46         NA            88,390  Sq. Ft.         95.35    99.00%       06/11/00     Computer Sciences Corporation
   119         NA                72   Units      26,388.89   100.00%       05/01/00
    8          NA               244   Rooms     104,341.39      NA            NA
    13        1997              224   Rooms      92,088.28      NA            NA
   146        1998              145    Pads       7,095.05    90.34%       08/01/00
    43        1999          171,665  Sq. Ft.         50.92    87.33%       05/04/00     Food Lion
    53         NA           115,178  Sq. Ft.         63.86   100.00%       10/08/99     Kroger
   143         NA               104   Units      12,079.82    90.38%       05/31/00
    86        1996           93,944  Sq. Ft.         38.84    97.26%       07/31/00     FD Johnson
   152         NA                24   Units      35,122.74   100.00%       07/01/00
   117         NA                80   Units      24,029.79    93.75%       06/29/00
   144        1985           26,781  Sq. Ft.         46.57   100.00%       05/15/00     The Hamilton Company
    34         NA           228,623  Sq. Ft.         45.88    96.80%       07/12/00     International Process Technology
    39         NA            68,816  Sq. Ft.        142.41    98.57%       03/03/00     Chapman University
   137         NA            32,113  Sq. Ft.         43.49   100.00%       09/15/00     Executive Suites
    41      1997-2000           172   Rooms      55,194.33      NA            NA
    19        1996              311   Rooms      47,962.13      NA            NA
    93         NA                43    Beds      71,984.50    95.00%       06/02/00
    66        2000              120   Rooms      45,803.91      NA            NA
    68         NA               124   Rooms      40,296.70      NA            NA
    63        2000              136   Rooms      41,884.86      NA            NA
    94         NA                91   Rooms      32,945.87      NA            NA
   104         NA                99   Rooms      25,236.31      NA            NA
   105         NA                98   Rooms      25,493.83      NA            NA
   106       Various         46,163  Sq. Ft.         52.84   100.00%       03/13/00     Precision Graphics
    23        1999          115,410  Sq. Ft.        108.72   100.00%       06/16/00     Safeway
    91     1989; 1999       205,000  Sq. Ft.         16.70   100.00%       09/19/00     Jenkins Manufacturing
   116         NA            15,000  Sq. Ft.        129.87   100.00%       08/01/00     John Goodman & Associates
   157         NA            14,907  Sq. Ft.         46.49    82.10%       03/29/00     Abacoa Development Co.
   150        1992              311   Units       2,779.50    90.80%       09/05/00
   133         NA                50   Units      28,989.85   100.00%       06/06/00
   120         NA            55,741  Sq. Ft.         34.03    96.59%       05/31/00     California Food Pl
   131         NA            12,419  Sq. Ft.        128.83   100.00%       08/01/00     Omni Partners
    98         NA            28,330  Sq. Ft.         95.11   100.00%       09/01/00     Empire Restaurants, Inc.
   128        1997           21,555  Sq. Ft.         78.87   100.00%       07/19/00     The Green Planet Annabelle Ship
    26        1993          219,601  Sq. Ft.         54.62    98.52%       07/12/00     Burlington Coat Factory
   107        1993           30,786  Sq. Ft.         77.47    80.62%       04/05/00     Merrill Lynch
   155         NA            24,600  Sq. Ft.         29.57    94.14%       09/21/00
   154         NA            31,821  Sq. Ft.         23.51    60.08%       10/13/00     Pediatric Associates
   130         NA            10,550  Sq. Ft.        154.29   100.00%       03/06/00     Merrill Lynch
    99         NA            87,938  Sq. Ft.         30.63    97.27%       05/09/00     Big Lots
    38         NA            93,345  Sq. Ft.        107.02   100.00%       10/05/00     The TJX Companies, Inc. (TJ Maxx)
    45        1992           79,171  Sq. Ft.        107.36   100.00%       06/01/00     Allina Specialty Associates
    56         NA            82,161  Sq. Ft.         83.98   100.00%       07/31/00     McDaniel Engineering Co., Inc., Suite 204
    14         NA               352   Units      58,177.45    95.74%       08/23/00
    59        1997          122,000  Sq. Ft.         53.28   100.00%       07/20/00     Murfreesboro Medical Clinic, P.A.
    96         NA            84,931  Sq. Ft.         34.05    93.42%       08/18/00     Bashas Supermarket Store
    17        1984          233,283  Sq. Ft.         70.61    98.10%       04/28/00     NetManage Inc.
   121         NA            23,998  Sq. Ft.         78.96   100.00%       04/03/00     Blockbuster Videos, Inc.
    85         NA           207,650  Sq. Ft.         18.29   100.00%       08/31/00     K-Mart
    74         NA            36,030  Sq. Ft.        126.06    92.30%       04/01/00     Northwest Medical Center
   102        1998           28,675  Sq. Ft.         88.12    91.00%       05/01/00     Norwest Bank
   100         NA            12,554  Sq. Ft.        210.63   100.00%       03/28/00     Burger King - Pad
    54         NA            29,560  Sq. Ft.        247.55   100.00%       06/01/00     Beaulamge
    72         NA               125   Units      37,928.48    95.12%       05/26/00
    89        1997           64,396  Sq. Ft.         55.75    88.90%       08/17/00     Oakridge Fitness
    27         NA               168   Units      69,642.86    94.64%       07/25/00
   123         NA                84   Units      22,023.81    94.05%       05/01/00
    25         NA            87,162  Sq. Ft.        137.67    97.00%       09/08/00     Renaissance Rialto Theater
    69         NA               128   Units      39,007.44    98.44%       07/21/00
   114         NA            37,955  Sq. Ft.         52.23   100.00%       07/01/00     CVS
    2          NA           265,144  Sq. Ft.        159.88    88.35%       08/31/00     Gap, Gap Kids, Banana Republic
    33         NA           177,395  Sq. Ft.         59.75    85.31%       06/01/00     AMI Park Plaza
    6          NA           203,492  Sq. Ft.        152.34   100.00%       07/07/00     CareerBuilder
    52         NA            63,721  Sq. Ft.        117.70   100.00%       08/01/00     Columbia Gas Transmission
    79         NA               161   Units      26,671.77    92.55%       06/02/00
   147        1998               42   Units      24,276.27    95.24%       10/04/00
    90         NA            19,450  Sq. Ft.        179.70   100.00%       07/06/00     Krause's Custom Crafted Furniture
    73        1997              192   Units      24,314.69    97.92%       06/21/00
    1          NA           440,385  Sq. Ft.         97.39   100.00%       08/31/00     Kroger
   115         NA            77,922  Sq. Ft.         25.34    98.07%       08/31/00     Ubaldo Rodriquez
    40         NA           134,937  Sq. Ft.         72.55   100.00%       08/01/00     Professional - 1740 & 1750 D
    81         NA                56    Beds      73,016.88   100.00%       07/01/00
    30         NA               214   Units      50,373.53    94.45%       05/11/00
    70        1996              186   Units      26,584.71    96.77%       07/31/00
    97         NA            23,780  Sq. Ft.        113.38   100.00%       04/11/00     Melbourne Surgery Center LP
    57         NA               100    Beds      65,827.69   100.00%       06/30/00
   124         NA                72   Units      25,694.44   100.00%       05/01/00
    4         1984          382,761  Sq. Ft.         88.65   100.00%       05/31/00     Schneider Automation
    80         NA                44   Units      96,322.35   100.00%       08/14/00
    21         NA               288   Units      48,000.00    94.79%       08/31/00
    42         NA            97,857  Sq. Ft.         94.62   100.00%       06/23/00     Solarcom, Inc.
    36         NA           150,717  Sq. Ft.         66.50    88.10%       05/02/00     Shaw's
    60         NA               224   Units      28,532.59    95.54%       07/25/00
    75        1999               64   Units      70,312.50   100.00%       05/01/00
    16        1995          323,212  Sq. Ft.         54.45    95.01%       07/01/00     LeClair Ryan, LLP
   162        1998               21   Units      24,441.11   100.00%       03/30/00
    9          NA           148,171  Sq. Ft.        166.41    98.66%       05/17/00     Sealfons
    3          NA               510   Units      70,980.39    97.00%       10/31/00
   127        1990           31,670  Sq. Ft.         55.61    98.98%       03/21/00     Navajo Hopi Relocation
    12         NA           182,651  Sq. Ft.        117.52    95.97%       06/22/00     Wal-Mart
    10         NA            89,000  Sq. Ft.        258.07    97.21%       07/28/00     Comergent
    58         NA            66,561  Sq. Ft.         98.68    91.60%       09/19/00     Zierk's
    11         NA           246,481  Sq. Ft.         91.91   100.00%       01/30/00     Thomson Consumer Electronics
    35         NA               252   Units      41,158.73    88.00%       07/05/00
    31         NA            68,384  Sq. Ft.        156.29    96.75%       07/20/00     24 Hour Fitness
    47         NA            81,771  Sq. Ft.         98.81    96.69%       06/01/00     Centura Bank
   122         NA            48,250  Sq. Ft.         38.54    91.70%       07/01/00
   112        1996           48,706  Sq. Ft.         44.35    93.60%       07/01/00
   141         NA            37,100  Sq. Ft.         34.36    96.80%       07/01/00
   136        1975           47,135  Sq. Ft.         29.70    79.70%       09/12/00
   138        1998           40,430  Sq. Ft.         34.41    95.30%       09/12/00
   134         NA            58,885  Sq. Ft.         24.18    78.20%       09/12/00
    78         NA            83,880  Sq. Ft.         51.58    94.30%       07/01/00
   111        1985           63,280  Sq. Ft.         34.71    81.50%       09/12/00
    95        1999           91,703  Sq. Ft.         32.26    88.60%       09/12/00
    20         NA               388   Units      37,185.57    84.00%       07/05/00
    83        1997           67,863  Sq. Ft.         57.45    99.82%       08/04/99     Big Valley Commercial
    29         NA           104,077  Sq. Ft.        105.69   100.00%       07/18/00     Giant of Maryland, Inc.
    49         NA            65,665  Sq. Ft.        116.50   100.00%       06/28/00     Volkswagen of America, Inc.
   156         NA             7,561  Sq. Ft.         96.04   100.00%       05/22/00     Market Grill
    64         NA            57,659  Sq. Ft.         98.75    94.04%       07/31/00     Bank of America
    28        1994          174,221  Sq. Ft.         66.55    91.67%       09/13/00     TJ Maxx
    76         NA            70,280  Sq. Ft.         64.03   100.00%       06/01/00     UNICARE Life & Health Ins. Co.

           7

 Control   Largest    Largest        Largest      2nd Largest Tenant                                 2nd       2nd        2nd
  Number    Tenant    Tenant         Tenant                                                        Largest   Largest    Largest
            Sq. Ft   % of NRA       Exp. Date                                                       Tenant    Tenant     Tenant
                                                                                                    Sq. Ft   % of NRA  Exp. Date
----------------------------------------------------------------------------------------------------------------------------------
   148      4,818      22.2%        08/31/01      MagnaCom Corp.                                    4,205     19.4%     04/30/02
    15
    92      18,000     42.2%        06/30/10      Super View Video                                  5,280     12.4%     01/31/02
   126
    51
   140
   161      12,863     62.5%     Multiple Spaces  Jonsen Builders                                   1,200      5.8%     03/31/02
   118      4,848      31.9%        08/31/03      Pizza Hut                                         2,000     13.2%     02/28/03
    87      11,000     66.2%        07/31/08      Sprint PCS                                        3,263     19.6%     08/31/04
   139
   151      47,096    100.0%        05/31/05
    55      25,113     23.6%        10/31/03      Health Care Realty Trust                          22,551    21.2%     10/31/03
    71
   153
   159      15,500    100.0%        04/30/15
   132
   108      3,075      25.6%        09/30/05      Nantucket Trading Emporium, Inc.                  2,038     17.0%     12/31/01
   109      13,000     49.9%        05/01/05      Gap                                               8,092     31.0%     06/01/05
    61
   158
   113      12,686     49.1%        12/01/04      Bernard Michlin                                   3,682     14.3%     08/31/04
    44      44,185     20.0%        02/28/15      WS Peebles                                        27,476    12.5%     09/30/10
   142
    7       87,846     61.6%     Multiple Spaces  Reactivity, Inc.                                  13,513     9.5%     01/31/05
    65
   145
   103      14,865     25.5%        09/30/04      Consolidated Bank & Trust                         6,573     11.3%     06/30/02
   160      1,783      27.5%        04/30/05      Centinela Cafe                                    1,700     26.2%     03/31/05
    62      44,984     36.7%        03/01/20      Heilig-Meyers                                     30,000    24.5%     07/01/19
   129      8,100      50.8%        06/30/14      Ace Cash Express, Inc.                            1,503      9.4%     03/31/04
    48      13,648     29.4%        01/31/03      HealthSouth                                       12,658    27.3%     03/14/04
    84
   125      2,212      11.6%        04/30/01      Commerce Health.com                               2,068     10.9%     04/30/02
   135
    67
    24      85,013     29.6%        01/31/08      T.J. Maxx                                         78,823    27.4%     07/31/07
    50
   110
    82      7,611      20.0%        03/14/08      Dr. Thomas W. Harris, M.D.                        7,489     19.7%     04/30/08
    22      3,620      6.4%         03/31/04      The Doctor's Group                                3,619      6.4%     06/30/00
    88      25,821     23.9%        11/30/03      Tampa AIDS Network                                21,070    19.5%     01/31/04
    77
    18
    37      99,758    100.0%        10/06/09
    5
   149      2,306      26.4%        04/30/02      Fatburger                                         1,444     16.5%     04/01/10
    32      89,795     51.5%        09/30/19      SuperValu                                         41,802    24.0%     04/14/18
   101      4,960      14.2%        02/28/05      Kelly Rentals, Inc.                               4,800     13.7%     02/15/05
    46      26,570     30.1%        10/31/05      Technical & Management                            15,000    17.0%     03/31/02
   119
    8
    13
   146
    43      29,000     16.9%        09/30/12      Walgreens                                         14,577     8.5%     01/17/08
    53      45,528     39.5%        10/31/05      Eckerd Drugs                                      10,356     9.0%     09/28/04
   143
    86      17,590     18.7%        09/30/07      Plain Dealer                                      10,000    10.6%     12/31/03
   152
   117
   144      13,494     50.4%        12/31/01      Bright Horizons Children's Centers                3,861     14.4%     07/31/02
    34      20,958     9.2%         10/31/05      Gordon, Muir and Foley                            20,300     8.9%     01/31/02
    39      8,190      11.9%        06/30/03      The Club at Heritage Harbor                       5,000      7.3%     03/04/01
   137      12,273     38.2%        03/03/04      National Future Mortgage                          5,266     16.4%     06/30/03
    41
    19
    93
    66
    68
    63
    94
   104
   105
   106      7,800      16.9%        05/15/05      Paulie's Restaurant                               2,650      5.7%     12/31/03
    23      54,200     47.0%        11/30/16      Rite Aid                                          11,868    10.3%     04/30/06
    91     205,000    100.0%        09/19/20
   116      15,000    100.0%        03/31/10
   157      4,346      29.2%        12/02/02      Western Communities Family Medical practice       3,400     22.8%     10/31/00
   150
   133
   120      11,493     20.6%        04/30/02      Caldera Textiles                                  7,122     12.8%     07/31/01
   131      8,664      69.8%        09/30/06      Magnum Opus                                       1,973     15.9%     07/31/04
    98      6,600      23.3%        03/15/08      Mattress Discounters                              4,000     14.1%     12/31/01
   128      2,895      13.4%     Multiple Spaces  Sameem Associates                                 2,563     11.9%     02/28/09
    26      81,136     36.9%        07/31/10      Super Stop & Shop                                 72,780    33.1%     04/30/14
   107      7,140      23.2%        06/30/06      Awful Arthurs                                     3,569     11.6%     03/31/06
   155
   154      3,244      10.2%        03/31/01      Edward H. Illions, MD                             2,887      9.1%     03/31/01
   130      10,550    100.0%        07/31/10
    99      26,537     30.2%        07/30/02      Richmond Goodwill Industries                      19,000    21.6%     01/31/06
    38      32,000     34.3%        11/30/09      Today's Man                                       18,000    19.3%     01/31/15
    45      20,652     26.1%        12/01/08      Minneapolis Heart Institute                       12,459    15.7%     12/01/08
    56      8,138      9.9%         11/30/02      American Capital Service, Suite 106               5,141      6.3%     12/31/02
    14
    59     122,000    100.0%        04/30/13
    96      29,502     34.7%        05/18/09      US Government Social Security Administration      17,750    20.9%     06/30/04
    17     106,851     45.8%        08/31/02      Brooktrout Technology                             36,179    15.5%     02/28/04
   121      7,000      29.2%        10/31/03      Greece Teachers Association, Inc.                 3,320     13.8%     10/31/02
    85     111,667     53.8%        11/30/05      Food City                                         35,000    16.9%     01/31/07
    74      10,000     27.8%        01/21/10      NW Broward Orthopedic                             7,239     20.1%     03/19/10
   102      9,000      31.4%        09/30/08      Jefferson Center MH                               5,017     17.5%     11/30/04
   100      3,554      28.3%        12/31/16      Starbucks Corp.                                   1,500     11.9%     03/01/07
    54      5,400      18.3%        09/30/14      La Copula                                         4,300     14.5%     08/30/10
    72
    89      11,450     17.8%        10/01/05      Greenwich Market                                  6,000      9.3%     08/01/09
    27                 0.0%
   123                 0.0%
    25      14,290     16.4%        02/28/06      Law Offices of Gillen                             10,076    11.6%     04/30/02
    69
   114      11,270     29.7%        10/31/04      ABC Store                                         5,839     15.4%     01/31/04
    2       31,374     11.8%        04/30/05      The Limited                                       15,570     5.9%     06/30/04
    33      20,052     11.3%        10/31/01      Houston Allergy                                   5,605      3.2%     05/01/02
    6       53,718     26.4%        01/31/08      Cysive, Inc.                                      41,225    20.3%     04/14/10
    52      44,913     70.5%        03/31/09      Cambrian Communications                           8,460     13.3%     04/30/03
    79
   147
    90      10,000     51.4%        02/28/10      Mens Warehouse                                    4,750     24.4%     02/28/11
    73                                                                                                         0.0%
    1       64,280     14.6%        11/30/18      Joann Etc.                                        45,650    10.4%     01/31/10
   115      4,806      6.2%         06/30/01      Said Abdalla                                      3,736      4.8%     07/31/04
    40      18,592     13.8%        09/30/05      Cupertino Electric - 1740                         16,000    11.9%     09/30/04
    81
    30
    70
    97      18,528     77.9%        04/25/10      HealthSouth                                       3,360     14.1%     04/25/10
    57
   124
    4      382,761    100.0%        07/31/13
    80
    21
    42      35,057     35.8%        02/19/14      World Color Press                                 25,439    26.0%     06/19/06
    36      62,500     41.5%        02/29/20      Clark Garage Co.                                  15,614    10.4%     11/30/08
    60
    75
    16      48,171     14.9%        04/30/05      Merrill Lynch                                     23,495     7.3%     12/31/08
   162
    9       28,713     19.4%        01/31/04      Pottery Barn                                      11,235     7.6%     01/31/13
    3
   127      21,906     69.2%        05/31/03      Coconino County                                   4,342     13.7%     11/30/00
    12                              12/31/20      Kids 'R' Us                                       21,365    11.7%     01/31/12
    10      50,088     56.3%     Multiple Spaces  Camico                                            22,847    25.7%     07/27/10
    58      18,218     27.4%        06/30/04      Yu's restaurant                                   7,927     11.9%     10/31/02
    11     246,481    100.0%        03/14/12
    35
    31      35,000     51.2%        07/31/15      Laguna Spa                                        8,577     12.5%     03/14/10
    47      17,657     21.6%        10/31/04      HDR Engineering, Inc.                             10,682    13.1%     05/31/04
   122
   112
   141
   136
   138
   134
    78
   111
    95
    20
    83      12,830     18.9%     Multiple Spaces  Humphrey's College                                10,478    15.4%     12/31/05
    29      69,677     66.9%        07/31/24      Mega Video (Cross Pointe Enterprises, Inc.)       3,600      3.5%     09/12/09
    49      65,665    100.0%        08/31/09
   156      1,799      23.8%        04/21/03      Dry Cleaner                                       1,365     18.1%     05/31/03
    64      7,887      13.7%        11/01/05      Crazy Burro                                       5,605      9.7%     12/31/06
    28      34,746     19.9%        01/31/07      Rite Aid (Kroger Assignment)                      34,143    19.6%     11/10/08
    76      70,280    100.0%        04/30/07


           8

 Control   3rd Largest Tenant                                       3rd       3rd        3rd       Lockbox      Largest      Control
  Number                                                          Largest   Largest    Largest                 Affiliated     Number
                                                                  Tenant    Tenant     Tenant                 Sponsor Flag
                                                                  Sq. Ft   % of NRA   Exp. Date               (> than 4.0%
                                                                                                                of Pool)
------------------------------------------------------------------------------------------------------------------------------------
   148     Manuel Pires, Adelio DeMiranda                          4,150     19.1%    10/31/01                Harold Brown      148
    15                                                                                                        Harold Brown      15
    92     BBQ Restaurant                                          4,075     9.5%     06/30/01      Hard                        92
   126                                                                                                        Harold Brown      126
    51                                                                                                        Harold Brown      51
   140                                                                                                        Harold Brown      140
   161     Mike Attinger                                           1,200     5.8%     02/28/02                                  161
   118     Century 21                                              1,855     12.2%    05/31/03                                  118
    87     Aspen Dental                                            2,362     14.2%    03/31/06    Springing                     87
   139                                                                                                                          139
   151                                                                                                                          151
    55     Rayburn, Betts and Bates                                8,671     8.1%     10/31/02                                  55
    71                                                                                                        Harold Brown      71
   153                                                                                                        Harold Brown      153
   159                                                                                                                          159
   132                                                                                                        Harold Brown      132
   108     RJ Miller Hair Salon                                    1,404     11.7%    12/31/00                                  108
   109     Gap Kids                                                4,973     19.1%    06/01/05                                  109
    61                                                                                                        Harold Brown      61
   158                                                                                                                          158
   113     Daniel Marnell                                          2,342     9.1%     11/30/03                                  113
    44     Heilig Meyers                                          24,463     11.1%    10/31/03                                  44
   142                                                                                                                          142
    7      The McGraw-Hill Company                                11,093     7.8%     12/31/03                                   7
    65                                                                                                                          65
   145                                                                                                                          145
   103     Boleman Law Firm, PLC                                   5,619     9.6%     09/30/05                                  103
   160     Rainbow Gift Shop                                       1,132     17.5%    09/30/01                                  160
    62     U.S. Postal Service                                    23,354     19.0%    07/01/19                                  62
   129     Hola Cocina Mexicana                                    1,192     7.5%     01/31/04    Springing                     129
    48     South Coast Tumor Instit.                               6,109     13.2%    09/30/02                                  48
    84                                                                                                                          84
   125     Steven Lawrence, DDS                                    1,885     9.9%     11/14/03                                  125
   135                                                                                                                          135
    67                                                                                                                          67
    24     Phar-Mor                                               40,000     13.9%    09/30/02                                  24
    50                                                                                                                          50
   110                                                                                                        Harold Brown      110
    82     James McSweeney, M.D.                                   4,280     11.2%    06/30/02                                  82
    22     Boston Cardiology                                       3,608     6.4%     08/31/01                Harold Brown      22
    88     Network Specialists                                     8,753     8.1%     09/30/00                                  88
    77                                                                                                                          77
    18                                                                                                                          18
    37                                                                                                                          37
    5                                                                                             Springing                      5
   149     Papa John's Pizza                                       1,429     16.4%    01/14/04                                  149
    32     Lebakken's                                              5,400     3.1%     02/28/03                                  32
   101     Cato / It's Fashion                                     4,160     11.9%    01/31/05                                  101
    46     Lockheed Martin Corporation                            14,750     16.7%    02/01/06                                  46
   119                                                                                                        Harold Brown      119
    8                                                                                                                            8
    13                                                                                                                          13
   146                                                                                                                          146
    43     Orange County Library                                  12,252     7.1%     07/31/06                                  43
    53     Good Samaritan Thrift Center                            5,930     5.1%     05/31/01                                  53
   143                                                                                                                          143
    86     Highland Group                                          9,248     9.8%     03/31/02                                  86
   152                                                                                                                          152
   117                                                                                                                          117
   144     Cohen, Rosenburg, Telegen, Lieberman & Company          2,506     9.4%     04/30/01                                  144
    34     Loctite                                                18,305     8.0%     06/30/02                                  34
    39     Fresh Cream                                             5,399     7.8% Multiple Spaces Springing                     39
   137     Camden County College                                   4,454     13.9%    09/14/02                                  137
    41                                                                                                                          41
    19                                                                                                       Steven Rayman      19
    93                                                                                                                          93
    66                                                                                                                          66
    68                                                                                                                          68
    63                                                                                                                          63
    94                                                                                                                          94
   104                                                                                                                          104
   105                                                                                                                          105
   106     Discover Scuba                                          2,400     5.2%     04/30/02                                  106
    23     Footlocker                                             10,000     8.7%     01/31/02                                  23
    91                                                                                                                          91
   116                                                                                                                          116
   157     David C. Lidberg                                        3,100     20.8%    10/31/00                                  157
   150                                                                                                                          150
   133                                                                                                                          133
   120     California Auto Sales                                   2,860     5.1%     12/31/01                                  120
   131     Bernard Hodes Group                                     1,235     9.9%     09/30/03                                  131
    98     Yil Mi Korean Restaurant                                4,000     14.1%    07/31/01                                  98
   128     Gradwohl Enterprises, Inc. d/b/a Ice Cream Works        2,444     11.3%    09/30/04                Harold Brown      128
    26     Mitch's Place                                          30,750     14.0%    11/30/08    Springing                     26
   107     Roanoke Valley CVB                                      2,979     9.7%     07/31/01                                  107
   155                                                                                                                          155
   154     Dr. Hayward                                             2,586     8.1%     07/31/05                                  154
   130                                                                                                                          130
    99     Unfinished Furniture Mart                              18,463     21.0%    07/31/04      Hard                        99
    38     Modell's Sporting Goods                                15,000     16.1%    03/15/15                                  38
    45     Abbott NW                                              10,122     12.8%    06/01/03                                  45
    56     Van Buuren, Kimper & Assoc., Suite 301                  4,541     5.5%     11/19/02                                  56
    14                                                                                                                          14
    59                                                                                                                          59
    96     Rite Aid                                               15,019     17.7%    05/31/08    Springing                     96
    17     C-Port Corp.                                           23,245     10.0%    11/30/03               Robert Mashaal     17
   121     Happy Days Eatery, Inc.                                 3,000     12.5%    07/31/01                                  121
    85     GC Services Telecommunications                         18,002     8.7%     06/30/02                                  85
    74     Cardiology Associates                                   5,719     15.9%    12/09/09                                  74
   102     Hornstein CPA                                           4,388     15.3%    12/31/02                                  102
   100     General Nutrition Corp.                                 1,500     11.9%    09/30/01                                  100
    54     Read' N Post                                            2,850     9.6%     10/31/09                                  54
    72                                                                                                                          72
    89     US Post Office                                          4,400     6.8%     12/01/09                                  89
    27                                                                                                                          27
   123                                                                                                        Harold Brown      123
    25     Intraware                                               8,609     9.9% Multiple Spaces                              25
    69                                                                                                                          69
   114     Braley & Thompson                                       2,061     5.4%     10/01/01                                  114
    2      Luby's Cafeteria                                       10,958     4.1%     08/31/08    Springing                      2
    33     Ninan Mathew                                            5,252     3.0%     10/31/03                                  33
    6      MusicMaker                                             31,261     15.4%    01/16/10                                   6
    52     Department of Justice (GSA)                             6,728     10.6%    01/31/04                                  52
    79                                                                                                                          79
   147                                                                                                                          147
    90     Simmons Beautyrest Gallery Mattress                     3,000     15.4%    02/28/10                                  90
    73                                                                                                                          73
    1      Best Buy                                               45,000     10.2%    01/31/15    Springing                      1
   115     Armando Hernandez                                       2,750     3.5%     12/31/01                                  115
    40     Bay View - 1740                                        16,000     11.9%    10/31/03      Hard                        40
    81                                                                                                                          81
    30                                                                                                                          30
    70                                                                                                                          70
    97     Central Space Coast Pain                                1,380     5.8%     11/01/03                                  97
    57                                                                                                                          57
   124                                                                                                        Harold Brown      124
    4                                                                                               Hard     Robert Mashaal      4
    80                                                                                                                          80
    21                                                                                                                          21
    42     Case Enterprises                                       16,656     17.0%    03/31/07                                  42
    36     Bob Chambers Ford                                       9,860     6.5%     03/31/01                                  36
    60                                                                                                                          60
    75                                                                                                        Harold Brown      75
    16     Virginia State Bar                                     17,430     5.4%     02/29/08                                  16
   162                                                                                                                          162
    9      Gap & Gap Kids                                         10,859     7.3%     12/31/06                                   9
    3                                                                                                        Steven Rayman       3
   127     Tungland Corp.                                          2,500     7.9%     05/31/01                                  127
    12     Joanne Fabrics                                         17,007     9.3%     01/31/03      Hard                        12
    10     CalCPA                                                 13,581     15.3%    07/27/10                                  10
    58     Leather Center                                          7,257     10.9%    06/14/00                                  58
    11                                                                                              Hard                        11
    35                                                                                            Springing                     35
    31     Denny's/Vince Eupierre Franchisee                       5,000     7.3%     10/31/19                                  31
    47     KMC Telecom of Virginia, Inc.                           9,326     11.4%    05/31/04                                  47
   122                                                                                                                          122
   112                                                                                                                          112
   141                                                                                                                          141
   136                                                                                                                          136
   138                                                                                                                          138
   134                                                                                                                          134
    78                                                                                                                          78
   111                                                                                                                          111
    95                                                                                                                          95
    20                                                                                            Springing                     20
    83     Chapman University                                      9,600     14.1%    11/30/02                                  83
    29     Osaka Japanese Steak & Seafood                          2,400     2.3%     06/30/05                                  29
    49                                                                                                                          49
   156     Beauty Supply Depot                                     1,300     17.2%    05/31/02                                  156
    64     D-Mulloy                                                3,008     5.2%     09/30/01                                  64
    28     Foto One                                               11,178     6.4%     07/31/01                                  28
    76                                                                                                                          76





(1) For loans which are interest only, then amortizing balloon, the annual debt service shown reflects the payment due during the amortizing period.

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C2

ANNEX A-2        DEBT SERVICE PAYMENT SCHEDULE FOR SCHNEIDER AUTOMATION FACILITY


                         CONTROL #4                                  CONTROL #4
                         SCHNEIDER                                   SCHNEIDER
                         AUTOMATION                                  AUTOMATION
                          FACILITY                                    FACILITY
LOAN PAY PERIOD          PAYMENT ($)         LOAN PAY PERIOD         PAYMENT ($)
---------------          -----------         ---------------         -----------
       1                 262,350.58               59                 262,350.58
       2                 261,182.53               60                 261,182.53
       3                 261,182.53               61                 262,350.58
       4                 264,686.69               62                 261,182.53
       5                 261,182.53               63                 261,182.53
       6                 262,350.58               64                 264,686.69
       7                 261,182.53               65                 261,182.53
       8                 262,350.58               66                 262,350.58
       9                 261,182.53               67                 261,182.53
      10                 261,182.53               68                 262,350.58
      11                 262,350.58               69                 261,182.53
      12                 261,182.53               70                 261,182.53
      13                 262,350.58               71                 262,350.58
      14                 261,182.53               72                 261,182.53
      15                 261,182.53               73                 262,350.58
      16                 264,686.69               74                 261,182.53
      17                 261,182.53               75                 261,182.53
      18                 262,350.58               76                 264,686.69
      19                 261,182.53               77                 261,182.53
      20                 262,350.58               78                 262,350.58
      21                 261,182.53               79                 261,182.53
      22                 261,182.53               80                 262,350.58
      23                 262,350.58               81                 261,182.53
      24                 261,182.53               82                 261,182.53
      25                 262,350.58               83                 262,350.58
      26                 261,182.53               84                 261,182.53
      27                 261,182.53               85                 262,350.58
      28                 264,686.69               86                 261,182.53
      29                 261,182.53               87                 261,182.53
      30                 262,350.58               88                 263,518.64
      31                 261,182.53               89                 261,182.53
      32                 262,350.58               90                 262,350.58
      33                 261,182.53               91                 261,182.53
      34                 261,182.53               92                 262,350.58
      35                 262,350.58               93                 261,182.53
      36                 261,182.53               94                 261,182.53
      37                 262,350.58               95                 262,350.58
      38                 261,182.53               96                 261,182.53
      39                 261,182.53               97                 262,350.58
      40                 263,518.64               98                 261,182.53
      41                 261,182.53               99                 261,182.53
      42                 262,350.58              100                 264,686.69
      43                 261,182.53              101                 261,182.53
      44                 262,350.58              102                 262,350.58
      45                 261,182.53              103                 261,182.53
      46                 261,182.53              104                 262,350.58
      47                 262,350.58              105                 261,182.53
      48                 261,182.53              106                 261,182.53
      49                 262,350.58              107                 262,350.58
      50                 261,182.53              108                 261,182.53
      51                 261,182.53              109                 262,350.58
      52                 264,686.69              110                 261,182.53
      53                 261,182.53              111                 261,182.53
      54                 262,350.58              112                 264,686.69
      55                 261,182.53              113                 261,182.53
      56                 262,350.58              114                 262,350.58
      57                 261,182.53              115                 261,182.53
      58                 261,182.53              116              30,477,600.69

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C2

ANNEX A-3                     CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
CONTROL                                                                                                                        ZIP
NUMBER  PROPERTY NAME                          ADDRESS                                                 CITY          STATE     CODE
------------------------------------------------------------------------------------------------------------------------------------
  15    1079-1089 Commonwealth Ave.            1079-1089 Commonwealth Ave.                            Boston          MA       02215
  126   1131-1137 Commonwealth Avenue          1131-1137 Commonwealth Avenue                          Boston          MA       02134
  51    1144-1160 Commonwealth Ave.            1144-1160 Commonwealth Ave.                            Boston          MA       02134
  140   132-144 Middlesex Road                 132-144 Middlesex Road                                 Newton          MA       02167
  139   216-218 East 118th Street              216-218 East 118th Street                             New York         NY       10035
  71    376-384 Sunderland                     376-384 Sunderland                                   Worcester         MA       01604
  153   38-40 Highland Street                  38-40 Highland Street                                  Lowell          MA       01851
  132   53-55 Brook Street                     53-55 Brook Street                                     Acton           MA       01720
  61    75,84,88,90 Gardner Street             75,84,88,90 Gardner Street                             Boston          MA       02134
  158   800 Traction Avenue Apartments         800 - 810 E. Traction Avenue                        Los Angeles        CA       90013
  142   Baybrook Apartments                    5001 Avenue F                                         Bay City         TX       77414
  65    Belvedere Apartments                   7000 Cook Road                                        Houston          TX       77072
  145   Berkeley Apartments                    5810 & 5830 St. Charles Rd                            Berkeley         IL       60163
  84    Carleton Towers and Westview House     Kellog Steet and Pine Street                         Waterbury         CT       06710
  135   Cedar Village Apartments               6230 South 129th Street                               Seattle          WA       98178
  50    Claridge Apartments                    10027 Spice Lane                                      Houston          TX       77072
  110   Clovelly Apartments                    160-170 Concord Street                                 Nashua          NH       03064
  77    Country Village Townhomes              4362 West Walnut Street                               Garland          TX       75042
   5    Desert Club Apartments                 3950 Koval Lane                                      Las Vegas         NV       89109
  119   Executive Apartments                   544-561 Worcester Road                               Framingham        MA       01701
  143   Garden Villa Apartments                2701 Perez                                            Pasadena         TX       77502
  152   Green Oaks Place                       2625 S. 3rd St.                                      Ft. Pierce        FL       34982
  117   Grove Manor Apartments                 255 East Grove                                          Reno           NV       89502
  133   King Village Apartments                1348 East Nocta Street                                Ontario          CA       91764
  14    Montana at Silverado Ranch Apartments  555 Silverado Ranch Boulevard                        Las Vegas         NV       89123
  72    Oakmont Apartments                     14495 SW Beef Bend Road                                Tigard          OR       97224
  27    Ocean Park of Ponte Vedra              4235 Marsh Landing Boulevard                     Jacksonville Beach    FL       32250
  123   Olde English Village Apts.             704-718 Chelmsford Street                              Lowell          MA       01851
  69    Oxford Hill Apartments                 1017-1033 Madison Avenue; 704-772 Preston Ave.    Charlottesville      VA       22903
  79    Pine Forest Apartments                 17103 Clay Road                                       Houston          TX       77084
  147   Pineaire Apartments                    1120 Florida Street                                   Sanford          FL       32773
  73    Point West Apartments                  2925 West Normandale                                 Ft. Worth         TX       76116
  30    Rancho de Montana Apartments           9105 W. Flamingo Rd.                                 Las Vegas         NV       89147
  70    Red Oak Apartments                     17710 Red Oak Drive                                   Houston          TX       77090
  124   River Drive Apts.                      3-17 River Drive                                      Danvers          MA       01923
  80    Steeple's Glen @ LA Tech               400 Louisiana Ave                                      Ruston          LA       71270
  21    Summer Landing Apartments              1545 Kennedy Boulevard                                Lakeland         FL       33810
  60    The Chancellor Apartments              311 Parramatta Lane                                   Houston          TX       77073
  75    The Courtyard Apartments               140-154 N. Beacon Street                               Boston          MA       02135
  162   The Elmhurst Apartments                367 Elm Street                                       New Haven         CT       06511
   3    The Grove at Turtle Run Apartments     3701 Turtle Run Boulevard                          Coral Springs       FL       33067
  35    Thunderbird Paseo Apartments           5757 West Eugie Avenue                                Glendale         AZ       85304
  20    University Green Apartments            265 North Gilbert Road                                  Mesa           AZ       85203


                                        GENERAL             SPECIFIC                                        NUMBER     NUMBER
CONTROL                                 PROPERTY            PROPERTY          ELEVATOR      UTILITIES      OF STUDIO   OF 1 BR
NUMBER      COUNTY                        TYPE                TYPE            BUILDINGS    TENANT PAYS       UNITS      UNITS
------------------------------------------------------------------------------------------------------------------------------
    15     Suffolk                     Multifamily         Conventional          Y             E,G,P           3          69
   126     Suffolk                     Multifamily         Conventional          N              E,P            1          1
    51     Suffolk                     Multifamily         Conventional          Y             E,G,P          141        109
   140     Middlesex                   Multifamily         Conventional          N             E,G,P           NA         NA
   139     Manhattan                   Multifamily         Conventional          N              E,G            NA         3
    71     Worcester                   Multifamily         Conventional          N             E,G,P           NA         90
   153     Middlesex                   Multifamily         Conventional          N             E,G,P           2          10
   132     Middlesex                   Multifamily         Conventional          N             E,G,P           4          20
    61     Suffolk                     Multifamily         Conventional          N             E,G,P           NA         49
   158     Los Angeles                 Multifamily         Conventional          Y           W,E,G,P,C         2          6
   142     Matagorda                   Multifamily         Conventional          N               E             NA         46
    65     Harris County               Multifamily         Conventional          N               E             NA         28
   145     Cook                        Multifamily         Conventional          N             E,P,C           1          15
    84     New Haven                   Multifamily         Conventional          Y               E             7          70
   135     King                        Multifamily         Conventional          N               E             NA         8
    50     Harris                      Multifamily         Conventional          N             E,P,C           NA         NA
   110     Hillsborough                Multifamily         Conventional          N              E,W            NA         50
    77     Dallas County               Multifamily         Conventional          N             E,P,C           NA         40
    5      Clark                       Multifamily         Conventional          N            E,G,P,C          NA        328
   119     Middlesex                   Multifamily         Conventional          N             E,G,P           NA         24
   143     Harris                      Multifamily         Conventional          N               E             NA         32
   152     St. Lucie                   Multifamily         Conventional          N              E,P            NA         NA
   117     Washoe                      Multifamily         Conventional          N               E             16         64
   133     San Bernardino              Multifamily         Conventional          N              E,G            NA         9
    14     Clark                       Multifamily         Conventional          N            E,G,P,C          NA        144
    72     Washington                  Multifamily         Conventional          N               E             NA         40
    27     St. Johns                   Multifamily         Conventional          N             E,W,S           NA         36
   123     Middlesex                   Multifamily         Conventional          N             E,G,P           7          30
    69     Albemarle                   Multifamily         Conventional          N               E             NA         19
    79     Harris County               Multifamily         Conventional          N               E             16         68
   147     Seminole                    Multifamily         Conventional          N            U,G,P,C          NA         27
    73     Tarrant                     Multifamily         Conventional          N               E             NA         96
    30     Clark                       Multifamily         Conventional          N               E             NA         96
    70     Harris County               Multifamily         Conventional          N               E             NA        112
   124     Essex                       Multifamily         Conventional          N             E,G,P           7          5
    80     Lincoln                     Multifamily         Conventional          N            E,G,P,C          NA         NA
    21     Polk                        Multifamily         Conventional          N            W,E,P,C          NA        108
    60     Harris County               Multifamily         Conventional          N               E             NA        140
    75     Suffolk                     Multifamily         Conventional          N              E,P            NA         NA
   162     New Haven                   Multifamily         Conventional          Y            E,G,T,C          NA         2
    3      Broward                     Multifamily         Conventional          N            E,W,P,C          NA        167
    35     Maricopa                    Multifamily         Conventional          N               E             NA         72
    20     Maricopa                    Multifamily         Conventional          N               E             NA        224


                  NUMBER             NUMBER               NUMBER
CONTROL           OF 2 BR            OF 3 BR             OF 4 BR+         AVERAGE RENT; RENT              AVERAGE RENT; RENT
NUMBER             UNITS              UNITS                UNITS         RANGES - STUDIO UNITS           RANGES - 1 BR UNITS
------------------------------------------------------------------------------------------------------------------------------------
    15             112                   2                  NA               1252; 1195-1330               1446; 1385-1620
   126              4                   29                  NA                 650; 650-650                  460; 460-460
    51              11                  NA                  NA                 700; 550-795                  862; 660-975
   140              NA                  19                  NA                      NA                            NA
   139              10                   5                  NA                      NA                      933; 900-1000
    71              90                  NA                  NA                      NA                       711; 645-840
   153              24                  NA                  NA                 553; 550-555                  578; 635-685
   132              24                  NA                  NA                 680; 670-685                  803; 735-850
    61              63                  NA                  NA                      NA                      996; 835-1150
   158              6                    2                  NA               1528; 1200-2350               1528; 1200-2350
   142              48                  13                  NA                      NA                       315; 295-335
    65             172                   1                  NA                      NA                       510; 490-525
   145              15                   1                  NA                 575; 575-575                  670; 670-670
    84              69                  NA                  NA                 475; 475-475                  508; 450-575
   135              14                  11                   2                      NA                       497; 450-525
    50             161                  12                  NA                      NA                            NA
   110              53                  NA                  NA                      NA                       615; 645-695
    77              80                  40                  NA                      NA                       475; 475-475
    5              330                  NA                  NA                      NA                       630; 610-645
   119              48                  NA                  NA                      NA                       782; 705-860
   143              56                  16                  NA                      NA                       335; 335-335
   152              24                  NA                  NA                      NA                            NA
   117              NA                  NA                  NA                 405; 390-425                  485; 485-485
   133              41                  NA                  NA                      NA                       508; 450-530
    14             176                  32                  NA                      NA                       686; 675-695
    72              84                   1                  NA                      NA                       600; 600-600
    27              96                  36                  NA                      NA                       754; 754-754
   123              47                  NA                  NA                 609; 575-640                  677; 615-750
    69              69                  40                  NA                      NA                       560; 525-605
    79              77                  NA                  NA                 443; 443-443                  501; 501-501
   147              14                   1                  NA                      NA                       460; 420-460
    73              80                  16                  NA                      NA                       391; 370-400
    30              96                  22                  NA                      NA                       673; 660-685
    70              64                  10                  NA                      NA                       392; 299-485
   124              60                  NA                  NA                 597; 585-635                  696; 680-725
    80              NA                  NA                  44                      NA                            NA
    21             144                  36                  NA                      NA                       590; 565-610
    60              84                  NA                  NA                      NA                       468; 435-515
    75              54                  10                  NA                      NA                            NA
   162              14                   5                  NA                      NA                       580; 580-580
    3              239                  104                 NA                      NA                       867; 829-890
    35             180                  NA                  NA                      NA                       610; 610-610
    20             164                  NA                  NA                      NA                       593; 566-624


                                                                                    AVERAGE RENT; RENT
CONTROL           AVERAGE RENT; RENT               AVERAGE RENT; RENT                 RANGES - 4 + BR           CONTROL
NUMBER            RANGES - 2 BR UNITS              RANGES - 3 BR UNITS                    UNITS                 NUMBER
-------------------------------------------------------------------------------------------------------------------------
    15              1659; 1525-2010                   2748; 2675-2820                       NA                   15
   126              1100; 925-1195                    1486; 1195-1600                       NA                   126
    51               874; 600-995                           NA                              NA                   51
   140                    NA                          1658; 1475-1890                       NA                   140
   139              1223; 1150-1300                   1580; 1500-1650                       NA                   139
    71               859; 740-1015                          NA                              NA                   71
   153               645; 680-735                           NA                              NA                   153
   132               907; 830-960                           NA                              NA                   132
    61              1259; 1005-1395                         NA                              NA                   61
   158              1528; 1200-2350                   1528; 1200-2350                       NA                   158
   142               380; 310-450                      538; 525-550                         NA                   142
    65               622; 575-650                      705; 705-705                         NA                   65
   145               770; 770-770                      950; 950-950                         NA                   145
    84               653; 550-825                           NA                              NA                   84
   135               721; 700-750                      811; 800-850                    912; 900-924              135
    50               789; 705-1045                    1039; 1039-1039                       NA                   50
   110               707; 745-900                           NA                              NA                   110
    77               585; 585-585                      695; 695-695                         NA                   77
    5                800; 775-825                           NA                              NA                    5
   119               863; 775-970                           NA                              NA                   119
   143               393; 385-404                      513; 513-513                         NA                   143
   152               589; 550-625                           NA                              NA                   152
   117                    NA                                NA                              NA                   117
   133               679; 300-650                           NA                              NA                   133
    14               808; 780-835                      975; 975-975                         NA                   14
    72               675; 665-700                      975; 975-975                         NA                   72
    27               939; 916-952                     1177; 1177-1177                       NA                   27
   123               749; 675-800                           NA                              NA                   123
    69               650; 570-710                      885; 840-925                         NA                   69
    79               658; 614-719                           NA                              NA                   79
   147               590; 540-640                      860; 860-860                         NA                   147
    73               560; 550-635                      685; 685-685                         NA                   73
    30               798; 785-810                      998; 960-1055                        NA                   30
    70               518; 450-585                      675; 600-750                         NA                   70
   124               778; 725-845                           NA                              NA                   124
    80                    NA                                NA                        1526; 1502-1536            80
    21               737; 700-755                      880; 880-880                         NA                   21
    60               613; 595-630                           NA                              NA                   60
    75              1548; 1345-1650                   1992; 1850-2050                       NA                   75
   162               724; 675-750                      950; 900-965                         NA                   162
    3               1079; 1011-1140                   1301; 1275-1327                       NA                    3
    35               732; 715-750                           NA                              NA                   35
    20               719; 688-745                           NA                              NA                   20

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C2

ANNEX A-4                                        RESERVE ACCOUNT INFORMATION


                                                                GENERAL              SPECIFIC             MONTHLY
 CONTROL                                                       PROPERTY              PROPERTY               TAX
 NUMBER   PROPERTY NAME                                          TYPE                  TYPE                ESCROW
------------------------------------------------------------------------------------------------------------------
   148    101-109 State Street                                  Office
   15     1079-1089 Commonwealth Ave.                         Multifamily          Conventional
   92     1087-1152 Holt Avenue                                 Retail              Unanchored              6,300
   126    1131-1137 Commonwealth Avenue                       Multifamily          Conventional
   51     1144-1160 Commonwealth Ave.                         Multifamily          Conventional
   140    132-144 Middlesex Road                              Multifamily          Conventional
   161    14 Galli Drive                                      Industrial       Light Manufacturing            962
   118    1457 E. Florence Ave.                                 Retail              Unanchored              2,391
   87     215 Worchester                                        Retail              Unanchored
   139    216-218 East 118th Street                           Multifamily          Conventional               987
   151    224 Industrial Drive                                Industrial       Light Manufacturing
   55     3310 West End Building                                Office                                     16,141
   71     376-384 Sunderland                                  Multifamily          Conventional
   153    38-40 Highland Street                               Multifamily          Conventional
   159    49 Fanny Road Real Estate                           Industrial      Warehouse/Distribution
   132    53-55 Brook Street                                  Multifamily          Conventional
   108    6 & 8 Amelia Drive                                   Mixed Use       Multifamily / Retail           942
   109    65 South Moger Ave                                    Retail               Anchored               6,119
   61     75,84,88,90 Gardner Street                          Multifamily          Conventional
   158    800 Traction Avenue Apartments                      Multifamily          Conventional               936
   113    Alvarado Hospital Medical Center                      Office                                      2,461
   44     Ashland-Hanover Center                                Retail               Anchored               6,820
   142    Baybrook Apartments                                 Multifamily          Conventional             1,086
    7     Belmont Shores Office Building                        Office
   65     Belvedere Apartments                                Multifamily          Conventional            12,382
   145    Berkeley Apartments                                 Multifamily          Conventional             5,093
   103    Bookbindery Building                                  Office                                      2,266
   160    Braddock Center                                       Retail              Unanchored                811
   62     Bristol Plaza Shopping Center                         Retail               Anchored               3,744
   129    Cahuenga & Yucca                                      Retail              Unanchored              1,335
   48     Cambridge Medical Center                              Office
   84     Carleton Towers and Westview House                  Multifamily          Conventional            13,099
   125    Carlsbad Grand Professional Bldg.                     Office                                      1,526
   135    Cedar Village Apartments                            Multifamily          Conventional             1,665
   67     Charlton Place                                      Healthcare         Assisted Living            3,928
   24     Chesapeake Crossing Shopping Center                   Retail               Anchored              16,021
   50     Claridge Apartments                                 Multifamily          Conventional            14,363
   110    Clovelly Apartments                                 Multifamily          Conventional
   82     Coast Medical Plaza                                   Office
   22     Combined 1101-1111 Beacon Street                     Mixed Use       Multifamily / Office
   88     Corporate Square                                      Office                                      2,635
   77     Country Village Townhomes                           Multifamily          Conventional             6,433
   18     Crowne Plaza Phoenix Downtown                       Hospitality          Full Service            54,230
   37     Desert Canyon One                                     Office
    5     Desert Club Apartments                              Multifamily          Conventional            27,626
   149    Duarte Shopping Center                                Retail              Unanchored                980
   32     East Pointe Centre                                    Retail               Anchored
   101    Emporia Commons                                       Retail           Shadow Anchored              939
   46     English Creek Corporate Center                        Office                                      5,778
   119    Executive Apartments                                Multifamily          Conventional
    8     FelCor- Embassy Suites- Orlando                     Hospitality          Full Service            24,038
   13     FelCor- Embassy Suites- Piscataway                  Hospitality          Full Service            28,069
   146    Fontenot's Mobile Home Park                       Mobile Home Park                                  218
   43     Food Lion Center                                      Retail               Anchored              12,362
   53     Four Corners Shopping Center                          Retail               Anchored              12,122
   143    Garden Villa Apartments                             Multifamily          Conventional             2,259
   86     GND-31200 Solon Road                                Industrial               Flex                 6,426
   152    Green Oaks Place                                    Multifamily          Conventional             1,550
   117    Grove Manor Apartments                              Multifamily          Conventional             2,128
   144    Hamilton Company Building                             Office                                      3,815
   34     Hartford Square North                                 Office                                     45,705
   39     Heritage Harbor Office Complex                        Office                                      3,992
   137    Heritage Office Complex                               Office                                      4,083
   41     Holiday Inn Santa Cruz                              Hospitality          Full Service             3,747
   19     Holiday Inn Select                                  Hospitality          Full Service            19,800
   93     Holtrust Annex                                      Healthcare         Congregate Care            1,563
   66     Homewood Suites-Addison                             Hospitality             Suite
   68     Homewood Suites-Atlanta                             Hospitality             Suite
   63     Homewood Suites-Irving                              Hospitality             Suite
   94     Homewood Suites-Jackson                             Hospitality             Suite
   104    Homewood Suites-Plano                               Hospitality             Suite
   105    Homewood Suites-Salt Lake City                      Hospitality             Suite
   106    Houston Mixed Use Buildings                           Retail              Unanchored              2,715
   23     Ingleside Shopping Center                             Retail               Anchored              12,783
   91     Jenkins Manufacturing                               Industrial      Warehouse/Distribution
   116    John Goodman & Associates                             Office                                      1,511
   157    Jupiter Building                                      Office                                      2,147
   150    King Self-Storage                                  Self Storage                                   1,186
   133    King Village Apartments                             Multifamily          Conventional             1,642
   120    Kraemer Business Park                               Industrial         Light Industrial           2,740
   131    Lake Sahara Plaza Building VI                         Office                                        937
   98     Lee Jackson Station                                   Retail              Unanchored              3,604
   128    Lincoln Plaza                                        Mixed Use       Multifamily / Retail
   26     LW-Charter Oak Mall                                   Retail               Anchored              25,266
   107    Marketplace Center                                    Retail              Unanchored                455
   155    McLane Self Storage                                Self Storage                                   1,077
   154    Medical III                                           Office                                      2,084
   130    Merrill Lynch Building                                Office                                      1,539
   99     Midlothian Crossing Shopping Center                   Retail              Unanchored              3,498
   38     Milestone Village Center                              Retail               Anchored              12,734
   45     Minneapolis Heart Institute Building                  Office
   56     Mission Courtyard                                     Office                                      8,397
   14     Montana at Silverado Ranch Apartments               Multifamily          Conventional            15,460
   59     Murfreesboro Medical Clinic                           Office
   96     Needles Town Center                                   Retail               Anchored               2,691
   17     North Andover Mills                                 Industrial               R&D                 20,247
   121    North Pointe Shopping Centre                          Retail           Shadow Anchored            2,455
   85     Northgate Shopping Center                             Retail               Anchored              11,895
   74     Northwest Medical Arts Building                       Office                                      5,778
   102    Norwest Bank Building                                 Office                                      4,767
   100    Nottingham Station                                    Retail              Unanchored              4,558
   54     Oak Park Place                                        Retail              Unanchored              4,837
   72     Oakmont Apartments                                  Multifamily          Conventional             4,574
   89     Oakridge Common Shopping Center                       Retail              Unanchored              7,675
   27     Ocean Park of Ponte Vedra                           Multifamily          Conventional            20,581
   123    Olde English Village Apts.                          Multifamily          Conventional
   25     Orinda Square                                         Retail              Unanchored             17,985
   69     Oxford Hill Apartments                              Multifamily          Conventional             5,033
   114    Parham One Shopping Center                            Retail              Unanchored              2,539
    2     Park Plaza Mall                                       Retail               Anchored              62,279
   33     Park Plaza Professional Building                      Office
    6     Parkridge Center 5                                    Office                                     33,854
   52     Parkway Woods                                         Office                                      9,764
   79     Pine Forest Apartments                              Multifamily          Conventional            10,779
   147    Pineaire Apartments                                 Multifamily          Conventional             1,427
   90     Plaza Temecula                                        Retail           Shadow Anchored            3,936
   73     Point West Apartments                               Multifamily          Conventional             9,832
    1     Polaris Towne Center                                  Retail               Anchored              42,247
   115    Pomona Business Park                                Industrial         Light Industrial           2,146
   40     Potrero Business Center                               Office                                      9,016
   81     Quail Ridge Center                                  Healthcare         Congregate Care            3,092
   30     Rancho de Montana Apartments                        Multifamily          Conventional            10,427
   70     Red Oak Apartments                                  Multifamily          Conventional             8,497
   97     Regency Medical Park I                                Office                                      2,970
   57     Richland Gardens                                    Healthcare         Assisted Living            4,564
   124    River Drive Apts.                                   Multifamily          Conventional
    4     Schneider Automation Facility                       Industrial               R&D                 45,067
   80     Steeple's Glen @ LA Tech                            Multifamily          Conventional             1,659
   21     Summer Landing Apartments                           Multifamily          Conventional            11,402
   42     Sun Data II Building                                  Office                                     10,858
   36     The Capital Shopping Center                           Retail               Anchored               7,103
   60     The Chancellor Apartments                           Multifamily          Conventional            11,898
   75     The Courtyard Apartments                            Multifamily          Conventional
   16     The Eighth and Main Building                          Office                                     22,201
   162    The Elmhurst Apartments                             Multifamily          Conventional             1,472
    9     The Grove At Shrewsbury                               Retail               Anchored              37,666
    3     The Grove at Turtle Run Apartments                  Multifamily          Conventional            54,435
   127    The Ice House                                         Office                                      4,426
   12     The Landings Shopping Center                          Retail               Anchored             125,732
   10     The Pointe at Redwood Shores                          Office                                      5,172
   58     The Shops at Copley Center                            Retail           Shadow Anchored           28,783
   11     Thomson Consumer Electronics Office                   Office
   35     Thunderbird Paseo Apartments                        Multifamily          Conventional             9,718
   31     Trop Decatur Plaza                                    Retail              Unanchored              6,113
   47     Twin Oaks I                                           Office                                      7,497
   122    U-Haul Beaverton                                   Self Storage                                   2,926
   112    U-Haul Center South Willow                         Self Storage                                   6,858
   141    U-Haul CT Research                                 Self Storage                                   3,901
   136    U-Haul Downtown                                    Self Storage                                     934
   138    U-Haul Franklin                                    Self Storage                                   1,862
   134    U-Haul Hollywood                                   Self Storage                                   2,616
   78     U-HAUL HYATTSVILLE                                 Self Storage                                   5,194
   111    U-Haul LBJ                                         Self Storage                                   4,760
   95     U-Haul LOMBARDY                                    Self Storage                                     692
   20     University Green Apartments                         Multifamily          Conventional            10,564
   83     Vintage Faire North                                   Office                                      2,824
   29     Virginia Gateway Center                               Retail               Anchored              19,803
   49     Volkswagen Office Building                            Office
   156    Washington & La Brea Retail                           Retail              Unanchored                836
   64     Westbluff Plaza                                       Retail              Unanchored             11,290
   28     Westgate Shopping Center                              Retail               Anchored              21,961
   76     Westpark Plaza                                        Office


EXPLANATION TO TENANTIMPROVEMENT / LEASING  COMMISSION (TI/LC) FOOTNOTES:
------------------------------------------  -----------------------------

(1) In addition to any such escrows funded at loan closing for potential TI/LC these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to borrower upon satisfaction of certain leasing conditions.


                                          INITIAL
                            ANNUAL      DEPOSIT TO
             MONTHLY      DEPOSIT TO      CAPITAL       INITIAL     ONGOING
 CONTROL    INSURANCE     REPLACEMENT   IMPROVEMENTS     TI/LC      TI / LC
 NUMBER       ESCROW        RESERVE       RESERVE        ESCROW     FOOTNOTE
--------------------------------------------------------------------------------
   148
   15
   92          1,702         12,300         9,375
   126
   51
   140
   161           298          5,154        19,200
   118           500          1,974         1,768
   87                         2,496                                    1
   139           338          4,500        12,100
   151                        4,710
   55                        15,993        17,063        350,000
   71
   153
   159                        3,565         5,344
   132
   108         1,341          1,202
   109         1,083
   61
   158         1,142
   113           565          3,786
   44            963                      281,000         40,000
   142           694         26,750        10,813
    7                        22,799       125,000
   65          1,876                      178,946
   145           259          8,384        25,213
   103           631         15,761         3,750
   160           124            972         2,379
   62            307          7,500                      200,250
   129           206          1,595        44,844
   48
   84          1,774         36,500        34,019
   125           160          4,220         3,184
   135           164         10,150         9,525
   67                        24,000        32,063
   24          2,100         28,768       175,250        175,250
   50          1,798         43,250        33,375
   110
   82                                      20,000
   22
   88          3,504         21,576        28,863                      1
   77          2,094         41,440        17,263
   18          9,956        608,180                      440,787
   37                                                  1,629,475       1
    5          1,882        164,500       466,000
   149           399          1,748                       32,308
   32          1,395         17,429        21,750
   101                        3,503
   46            587         22,098         7,638
   119
    8
   13                                      18,875
   146           183          7,250
   43          1,504         25,564
   53          1,330         19,740
   143           832         26,000         8,250
   86            718         14,088        57,063        100,000
   152           295          6,000         9,375
   117           355         20,000       108,020
   144           241          3,214        24,577
   34                        45,720        17,750        681,555       1
   39          2,932         13,763        27,438
   137           400          7,386        28,400                      1
   41         10,199        199,062        40,625
   19          5,519        300,000
   93            718          8,600           875
   66          1,050
   68          1,116
   63          1,197
   94            858
   104           908
   105           882        101,954
   106           828          5,955         3,025
   23                                      24,344
   91
   116           180          1,500                       50,000       1
   157         1,140          3,256         3,938
   150           208          7,284
   133           428         16,050         7,371
   120           344          6,397        26,563
   131           133          1,242                                    1
   98            577          4,533         4,150
   128
   26          1,728         32,940
   107           446          8,928        15,625         50,000
   155           189          4,920         4,110
   154         1,844          5,452       225,175
   130                        1,584                                    1
   99          1,361         15,202        35,328
   38                         9,335                      350,000
   45
   56            654         14,823        32,450        400,000
   14          1,070         88,000
   59
   96             47         24,630        36,094
   17          1,392         46,656                      390,000       1
   121           344          3,600
   85            583         24,918         3,163         50,000       1
   74            915          5,556                      115,816
   102           541          4,296                                    1
   100         1,155          1,883
   54            956          3,843
   72            732         37,250
   89          1,618         12,879        47,375
   27          2,259
   123
   25          2,435         17,432                      200,000
   69            877         31,360         4,838
   114           720          6,173         5,869        100,000
    2          1,921         52,929        36,775
   33                                      18,000
    6                                                    674,021
   52            517          6,372
   79          1,431                      129,750
   147           581         10,500         2,875
   90            627          1,945
   73          1,608                       49,563
    1          1,041
   115           578          7,792        18,438
   40          2,100         20,241
   81            729         14,000
   30          1,070         42,800
   70          1,456         46,500       107,375
   97            650          3,684                                    1
   57                        25,000
   124
    4          3,098         76,548                                    1
   80          2,050         13,200
   21          2,371         57,600         2,625
   42          1,723          9,786
   36          1,403         22,608        29,844         42,379
   60          1,915                      144,000
   75
   16
   162           451          5,838
    9                        29,634        15,734        231,866
    3          7,004        127,500
   127           282          9,039        11,750         50,000
   12          2,600         40,380         3,750
   10          3,980          8,900                    4,000,000
   58            923          7,322
   11                                                                  1
   35                        67,536
   31          1,335          4,073                    1,450,000       1
   47            536          8,177
   122           656         11,442         6,188
   112           372         11,550
   141           325          8,798         6,000
   136           180          7,455         1,500
   138           217          6,395
   134           203          9,314         5,020
   78          1,057         19,892        23,300
   111           497         10,032         7,060
   95            309         12,266           600
   20                        97,000
   83            933         10,176                                    1
   29
   49                                                                  1
   156           196          1,966         4,219
   64          1,421         20,760        72,150
   28          1,984         54,007       289,621
   76

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2000-C2

ANNEX A-5                                            COMMERCIAL TENANT SCHEDULE







                                                             GENERAL            SPECIFIC              CUT-OFF
 CONTROL                                                    PROPERTY            PROPERTY             DATE LOAN       NUMBER UNIT OF
 NUMBER     PROPERTY NAME                                     TYPE                TYPE              BALANCE ($)    OF (UNITS)MEASURE
------------------------------------------------------------------------------------------------------------------------------------
   86     GND-31200 Solon Road                             Industrial             Flex               3,648,651       93,944 Sq. Ft.
   115    Pomona Business Park                             Industrial       Light Industrial         1,974,255       77,922 Sq. Ft.
   120    Kraemer Business Park                            Industrial       Light Industrial         1,897,114       55,741 Sq. Ft.
   151    224 Industrial Drive                             Industrial       Light Industrial           852,063       47,096 Sq. Ft.
   161    14 Galli Drive                                   Industrial       Light Industrial           548,610       20,588 Sq. Ft.
    4     Schneider Automation Facility                    Industrial             R&D               33,930,352      382,761 Sq. Ft.
   17     North Andover Mills                              Industrial             R&D               16,472,465      233,283 Sq. Ft.
   91     Jenkins Manufacturing                            Industrial    Warehouse/Distribution      3,423,595      205,000 Sq. Ft.
   159    49 Fanny Road Real Estate                        Industrial    Warehouse/Distribution        598,802       15,500 Sq. Ft.
   22     Combined 1101-1111 Beacon Street                 Mixed Use       Multifamily/Office       13,000,000       56,575 Sq. Ft.
   108    6 & 8 Amelia Drive                               Mixed Use       Multifamily/Retail        2,316,073       12,020 Sq. Ft.
   128    Lincoln Plaza                                    Mixed Use       Multifamily/Retail        1,700,000       21,555 Sq. Ft.
    6     Parkridge Center 5                                 Office                                 31,000,000      203,492 Sq. Ft.
    7     Belmont Shores Office Building                     Office                                 29,000,000      142,496 Sq. Ft.
   10     The Pointe at Redwood Shores                       Office                                 22,968,037       89,000 Sq. Ft.
   11     Thomson Consumer Electronics Office                Office                                 22,654,253      246,481 Sq. Ft.
   16     The Eighth and Main Building                       Office                                 17,600,000      323,212 Sq. Ft.
   33     Park Plaza Professional Building                   Office                                 10,600,000      177,395 Sq. Ft.
   34     Hartford Square North                              Office                                 10,490,000      228,623 Sq. Ft.
   37     Desert Canyon One                                  Office                                 10,000,000       99,758 Sq. Ft.
   39     Heritage Harbor Office Complex                     Office                                  9,800,000       68,816 Sq. Ft.
   40     Potrero Business Center                            Office                                  9,789,788      134,937 Sq. Ft.
   42     Sun Data II Building                               Office                                  9,259,145       97,857 Sq. Ft.
   45     Minneapolis Heart Institute Building               Office                                  8,500,000       79,171 Sq. Ft.
   46     English Creek Corporate Center                     Office                                  8,428,418       88,390 Sq. Ft.
   47     Twin Oaks I                                        Office                                  8,080,000       81,771 Sq. Ft.
   48     Cambridge Medical Center                           Office                                  8,000,000       46,437 Sq. Ft.
   49     Volkswagen Office Building                         Office                                  7,650,000       65,665 Sq. Ft.
   52     Parkway Woods                                      Office                                  7,500,000       63,721 Sq. Ft.
   55     3310 West End Building                             Office                                  6,992,192      106,620 Sq. Ft.
   56     Mission Courtyard                                  Office                                  6,900,000       82,161 Sq. Ft.
   59     Murfreesboro Medical Clinic                        Office                                  6,500,000      122,000 Sq. Ft.
   74     Northwest Medical Arts Building                    Office                                  4,541,847       36,030 Sq. Ft.
   76     Westpark Plaza                                     Office                                  4,500,000       70,280 Sq. Ft.
   82     Coast Medical Plaza                                Office                                  3,900,000       38,079 Sq. Ft.
   83     Vintage Faire North                                Office                                  3,898,483       67,863 Sq. Ft.
   88     Corporate Square                                   Office                                  3,593,592      107,866 Sq. Ft.
   97     Regency Medical Park I                             Office                                  2,696,177       23,780 Sq. Ft.
   102    Norwest Bank Building                              Office                                  2,526,978       28,675 Sq. Ft.
   103    Bookbindery Building                               Office                                  2,525,000       58,373 Sq. Ft.
   113    Alvarado Hospital Medical Center                   Office                                  2,088,497       25,812 Sq. Ft.
   116    John Goodman & Associates                          Office                                  1,948,116       15,000 Sq. Ft.
   125    Carlsbad Grand Professional Bldg.                  Office                                  1,812,147       19,020 Sq. Ft.
   127    The Ice House                                      Office                                  1,761,018       31,670 Sq. Ft.
   130    Merrill Lynch Building                             Office                                  1,627,791       10,550 Sq. Ft.
   131    Lake Sahara Plaza Building VI                      Office                                  1,600,000       12,419 Sq. Ft.
   137    Heritage Office Complex                            Office                                  1,396,621       32,113 Sq. Ft.
   144    Hamilton Company Building                          Office                                  1,247,165       26,781 Sq. Ft.
   148    101-109 State Street                               Office                                  1,000,000       21,674 Sq. Ft.
   154    Medical III                                        Office                                    748,260       31,821 Sq. Ft.
   157    Jupiter Building                                   Office                                    693,068       14,907 Sq. Ft.
    1     Polaris Towne Center                               Retail             Anchored            42,889,270      440,385 Sq. Ft.
    2     Park Plaza Mall                                    Retail             Anchored            42,390,617      265,144 Sq. Ft.
    9     The Grove At Shrewsbury                            Retail             Anchored            24,657,201      148,171 Sq. Ft.
   12     The Landings Shopping Center                       Retail             Anchored            21,464,492      182,651 Sq. Ft.
   23     Ingleside Shopping Center                          Retail             Anchored            12,546,803      115,410 Sq. Ft.
   24     Chesapeake Crossing Shopping Center                Retail             Anchored            12,299,012      287,679 Sq. Ft.
   26     LW-Charter Oak Mall                                Retail             Anchored            11,995,435      219,601 Sq. Ft.
   28     Westgate Shopping Center                           Retail             Anchored            11,595,206      174,221 Sq. Ft.
   29     Virginia Gateway Center                            Retail             Anchored            11,000,000      104,077 Sq. Ft.
   32     East Pointe Centre                                 Retail             Anchored            10,616,126      174,293 Sq. Ft.
   36     The Capital Shopping Center                        Retail             Anchored            10,022,779      150,717 Sq. Ft.
   38     Milestone Village Center                           Retail             Anchored             9,989,921       93,345 Sq. Ft.
   43     Food Lion Center                                   Retail             Anchored             8,741,082      171,665 Sq. Ft.
   44     Ashland-Hanover Center                             Retail             Anchored             8,500,000      220,499 Sq. Ft.
   53     Four Corners Shopping Center                       Retail             Anchored             7,354,824      115,178 Sq. Ft.
   62     Bristol Plaza Shopping Center                      Retail             Anchored             5,920,000      122,683 Sq. Ft.
   85     Northgate Shopping Center                          Retail             Anchored             3,798,295      207,650 Sq. Ft.
   96     Needles Town Center                                Retail             Anchored             2,891,874       84,931 Sq. Ft.
   109    65 South Moger Ave                                 Retail             Anchored             2,297,372       26,065 Sq. Ft.
   58     The Shops at Copley Center                         Retail         Shadow Anchored          6,568,253       66,561 Sq. Ft.
   90     Plaza Temecula                                     Retail         Shadow Anchored          3,495,182       19,450 Sq. Ft.
   101    Emporia Commons                                    Retail         Shadow Anchored          2,622,336       35,027 Sq. Ft.
   121    North Pointe Shopping Centre                       Retail         Shadow Anchored          1,894,999       23,998 Sq. Ft.
   25     Orinda Square                                      Retail            Unanchored           12,000,000       87,162 Sq. Ft.
   31     Trop Decatur Plaza                                 Retail            Unanchored           10,687,937       68,384 Sq. Ft.
   54     Oak Park Place                                     Retail            Unanchored            7,317,720       29,560 Sq. Ft.
   64     Westbluff Plaza                                    Retail            Unanchored            5,693,761       57,659 Sq. Ft.
   87     215 Worchester                                     Retail            Unanchored            3,596,472       16,625 Sq. Ft.
   89     Oakridge Common Shopping Center                    Retail            Unanchored            3,590,138       64,396 Sq. Ft.
   92     1087-1152 Holt Avenue                              Retail            Unanchored            3,296,766       42,700 Sq. Ft.
   98     Lee Jackson Station                                Retail            Unanchored            2,694,474       28,330 Sq. Ft.
   99     Midlothian Crossing Shopping Center                Retail            Unanchored            2,693,580       87,938 Sq. Ft.
   100    Nottingham Station                                 Retail            Unanchored            2,644,219       12,554 Sq. Ft.
   106    Houston Mixed Use Buildings                        Retail            Unanchored            2,439,076       46,163 Sq. Ft.
   107    Marketplace Center                                 Retail            Unanchored            2,385,029       30,786 Sq. Ft.
   114    Parham One Shopping Center                         Retail            Unanchored            1,982,435       37,955 Sq. Ft.
   118    1457 E. Florence Ave.                              Retail            Unanchored            1,910,626       15,187 Sq. Ft.
   129    Cahuenga & Yucca                                   Retail            Unanchored            1,638,310       15,943 Sq. Ft.
   149    Duarte Shopping Center                             Retail            Unanchored              997,151        8,739 Sq. Ft.
   156    Washington & La Brea Retail                        Retail            Unanchored              726,166        7,561 Sq. Ft.
   160    Braddock Center                                    Retail            Unanchored              593,318        6,478 Sq. Ft.











             NUMBER                                                     LARGEST         LARGEST
 CONTROL      OF                                                        TENANT          TENANT
 NUMBER     TENANTS      LARGEST TENANT                                % OF NRA       EXP. DATE
-----------------------------------------------------------------------------------------------------
   86         14    FD Johnson                                          18.7%          09/30/07
   115        44    Ubaldo Rodriquez                                     6.2%          06/30/01
   120        19    California Food Pl                                  20.6%          04/30/02
   151         1    Magna Signs, Inc.                                   100.0%         05/31/05
   161        10    Complete Auto Body                                  62.5%      Multiple Spaces
    4          1    Schneider Automation                                100.0%         07/31/13
   17         11    NetManage Inc.                                      45.8%          08/31/02
   91          1    Jenkins Manufacturing                               100.0%         09/19/20
   159         1    Zamperla, Inc.                                      100.0%         04/30/15
   22         58    BIH Radiologic Foundation, Inc.                      6.4%          03/31/04
   108         3    Nantucket Trading Emporium, Inc.                    25.6%          09/30/05
   128        25    The Green Planet Annabelle Ship                     13.4%      Multiple Spaces
    6         13    CareerBuilder                                       26.4%          01/31/08
    7         18    Oracle Corporation                                  61.6%      Multiple Spaces
   10          5    Comergent                                           56.3%      Multiple Spaces
   11          1    Thomson Consumer Electronics                        100.0%         03/14/12
   16         37    LeClair Ryan, LLP                                   14.9%          04/30/05
   33         68    AMI Park Plaza                                      11.3%          10/31/01
   34         36    International Process Technology                     9.2%          10/31/05
   37          1    First USA Management Services, Inc.                 100.0%         10/06/09
   39         62    Chapman University                                  11.9%          06/30/03
   40         18    Professional - 1740 & 1750 D                        13.8%          09/30/05
   42          6    Solarcom, Inc.                                      35.8%          02/19/14
   45         15    Allina Specialty Associates                         26.1%          12/01/08
   46         10    Computer Sciences Corporation                       30.1%          10/31/05
   47         17    Centura Bank                                        21.6%          10/31/04
   48          9    Sharp Memorial Hospital                             29.4%          01/31/03
   49          1    Volkswagen of America, Inc.                         100.0%         08/31/09
   52          4    Columbia Gas Transmission                           70.5%          03/31/09
   55         16    Caterpillar Financial                               23.6%          10/31/03
   56         33    McDaniel Engineering Co., Inc., Suite 204            9.9%          11/30/02
   59          1    Murfreesboro Medical Clinic, P.A.                   100.0%         04/30/13
   74          7    Northwest Medical Center                            27.8%          01/21/10
   76          1    UNICARE Life & Health Ins. Co.                      100.0%         04/30/07
   82         13    COAST Surgery Center                                20.0%          03/14/08
   83         24    Big Valley Commercial                               18.9%      Multiple Spaces
   88         28    DACCO                                               23.9%          11/30/03
   97          4    Melbourne Surgery Center LP                         77.9%          04/25/10
   102         8    Norwest Bank                                        31.4%          09/30/08
   103        13    H.O.M.E. (Housing Opportunities Made Equal)         25.5%          09/30/04
   113         8    Alvarado Hospital                                   49.1%          12/01/04
   116         1    John Goodman & Associates                           100.0%         03/31/10
   125        14    Escrow Transfers                                    11.6%          04/30/01
   127         8    Navajo Hopi Relocation                              69.2%          05/31/03
   130         1    Merrill Lynch                                       100.0%         07/31/10
   131         4    Omni Partners                                       69.8%          09/30/06
   137        13    Executive Suites                                    38.2%          03/03/04
   144         7    The Hamilton Company                                50.4%          12/31/01
   148         9    Feingold Kanter, Troy Orleans                       22.2%          08/31/01
   154        13    Pediatric Associates                                10.2%          03/31/01
   157         4    Abacoa Development Co.                              29.2%          12/02/02
    1         39    Kroger                                              14.6%          11/30/18
    2         77    Gap, Gap Kids, Banana Republic                      11.8%          04/30/05
    9         32    Sealfons                                            19.4%          01/31/04
   12         36    Wal-Mart                                                           12/31/20
   23         17    Safeway                                             47.0%          11/30/16
   24         28    Ames Department Store                               29.6%          01/31/08
   26          8    Burlington Coat Factory                             36.9%          07/31/10
   28         29    TJ Maxx                                             19.9%          01/31/07
   29         20    Giant of Maryland, Inc.                             66.9%          07/31/24
   32         14    Shopko                                              51.5%          09/30/19
   36         18    Shaw's                                              41.5%          02/29/20
   38         14    The TJX Companies, Inc. (TJ Maxx)                   34.3%          11/30/09
   43         34    Food Lion                                           16.9%          09/30/12
   44         29    Ukrops Supermarkets                                 20.0%          02/28/15
   53         27    Kroger                                              39.5%          10/31/05
   62          5    Food Lion                                           36.7%          03/01/20
   85         21    K-Mart                                              53.8%          11/30/05
   96         12    Bashas Supermarket Store                            34.7%          05/18/09
   109         3    Wayside Furniture                                   49.9%          05/01/05
   58         16    Zierk's                                             27.4%          06/30/04
   90          4    Krause's Custom Crafted Furniture                   51.4%          02/28/10
   101        12    Dollar Tree                                         14.2%          02/28/05
   121        10    Blockbuster Videos, Inc.                            29.2%          10/31/03
   25         42    Renaissance Rialto Theater                          16.4%          02/28/06
   31         12    24 Hour Fitness                                     51.2%          07/31/15
   54         13    Beaulamge                                           18.3%          09/30/14
   64         42    Bank of America                                     13.7%          11/01/05
   87          3    Pier One                                            66.2%          07/31/08
   89         22    Oakridge Fitness                                    17.8%          10/01/05
   92         16    Pomona Supermarket                                  42.2%          06/30/10
   98          9    Empire Restaurants, Inc.                            23.3%          03/15/08
   99         10    Big Lots                                            30.2%          07/30/02
   100         7    Burger King - Pad                                   28.3%          12/31/16
   106        23    Precision Graphics                                  16.9%          05/15/05
   107         9    Merrill Lynch                                       23.2%          06/30/06
   114        21    CVS                                                 29.7%          10/31/04
   118         8    Chief Auto Parts (now Autozone)                     31.9%          08/31/03
   129        10    Yucca Supermarket                                   50.8%          06/30/14
   149         6    Enterprise Rent-a-Car                               26.4%          04/30/02
   156         6    Market Grill                                        23.8%          04/21/03
   160         6    Two Flags Meat Market                               27.5%          04/30/05




                                                                  2ND          2ND
             2ND                                                LARGEST      LARGEST
 CONTROL     LARGEST                                             TENANT       TENANT
 NUMBER      TENANT                                            % OF NRA     EXP. DATE
-----------------------------------------------------------------------------------------
   86        Plain Dealer                                        10.6%       12/31/03
   115       Said Abdalla                                         4.8%       07/31/04
   120       Caldera Textiles                                    12.8%       07/31/01
   151
   161       Jonsen Builders                                      5.8%       03/31/02
    4
   17        Brooktrout Technology                               15.5%       02/28/04
   91
   159
   22        The Doctor's Group                                   6.4%       06/30/00
   108       Nantucket Trading Emporium, Inc.                    17.0%       12/31/01
   128       Sameem Associates                                   11.9%       02/28/09
    6        Cysive, Inc.                                        20.3%       04/14/10
    7        Reactivity, Inc.                                     9.5%       01/31/05
   10        Camico                                              25.7%       07/27/10
   11
   16        Merrill Lynch                                        7.3%       12/31/08
   33        Houston Allergy                                      3.2%       05/01/02
   34        Gordon, Muir and Foley                               8.9%       01/31/02
   37
   39        The Club at Heritage Harbor                          7.3%       03/04/01
   40        Cupertino Electric - 1740                           11.9%       09/30/04
   42        World Color Press                                   26.0%       06/19/06
   45        Minneapolis Heart Institute                         15.7%       12/01/08
   46        Technical & Management                              17.0%       03/31/02
   47        HDR Engineering, Inc.                               13.1%       05/31/04
   48        HealthSouth                                         27.3%       03/14/04
   49
   52        Cambrian Communications                             13.3%       04/30/03
   55        Health Care Realty Trust                            21.2%       10/31/03
   56        American Capital Service, Suite 106                  6.3%       12/31/02
   59
   74        NW Broward Orthopedic                               20.1%       03/19/10
   76
   82        Dr. Thomas W. Harris, M.D.                          19.7%       04/30/08
   83        Humphrey's College                                  15.4%       12/31/05
   88        Tampa AIDS Network                                  19.5%       01/31/04
   97        HealthSouth                                         14.1%       04/25/10
   102       Jefferson Center MH                                 17.5%       11/30/04
   103       Consolidated Bank & Trust                           11.3%       06/30/02
   113       Bernard Michlin                                     14.3%       08/31/04
   116
   125       Commerce Health.com                                 10.9%       04/30/02
   127       Coconino County                                     13.7%       11/30/00
   130
   131       Magnum Opus                                         15.9%       07/31/04
   137       National Future Mortgage                            16.4%       06/30/03
   144       Bright Horizons Children's Centers                  14.4%       07/31/02
   148       MagnaCom Corp.                                      19.4%       04/30/02
   154       Edward H. Illions, MD                                9.1%       03/31/01
   157       Western Communities Family Medical practice         22.8%       10/31/00
    1        Joann Etc.                                          10.4%       01/31/10
    2        The Limited                                          5.9%       06/30/04
    9        Pottery Barn                                         7.6%       01/31/13
   12        Kids 'R' Us                                         11.7%       01/31/12
   23        Rite Aid                                            10.3%       04/30/06
   24        T.J. Maxx                                           27.4%       07/31/07
   26        Super Stop & Shop                                   33.1%       04/30/14
   28        Rite Aid (Kroger Assignment)                        19.6%       11/10/08
   29        Mega Video (Cross Pointe Enterprises, Inc.)          3.5%       09/12/09
   32        SuperValu                                           24.0%       04/14/18
   36        Clark Garage Co.                                    10.4%       11/30/08
   38        Today's Man                                         19.3%       01/31/15
   43        Walgreens                                            8.5%       01/17/08
   44        WS Peebles                                          12.5%       09/30/10
   53        Eckerd Drugs                                         9.0%       09/28/04
   62        Heilig-Meyers                                       24.5%       07/01/19
   85        Food City                                           16.9%       01/31/07
   96        US Government Social Security Administration        20.9%       06/30/04
   109       Gap                                                 31.0%       06/01/05
   58        Yu's restaurant                                     11.9%       10/31/02
   90        Mens Warehouse                                      24.4%       02/28/11
   101       Kelly Rentals, Inc.                                 13.7%       02/15/05
   121       Greece Teachers Association, Inc.                   13.8%       10/31/02
   25        Law Offices of Gillen                               11.6%       04/30/02
   31        Laguna Spa                                          12.5%       03/14/10
   54        La Copula                                           14.5%       08/30/10
   64        Crazy Burro                                          9.7%       12/31/06
   87        Sprint PCS                                          19.6%       08/31/04
   89        Greenwich Market                                     9.3%       08/01/09
   92        Super View Video                                    12.4%       01/31/02
   98        Mattress Discounters                                14.1%       12/31/01
   99        Richmond Goodwill Industries                        21.6%       01/31/06
   100       Starbucks Corp.                                     11.9%       03/01/07
   106       Paulie's Restaurant                                  5.7%       12/31/03
   107       Awful Arthurs                                       11.6%       03/31/06
   114       ABC Store                                           15.4%       01/31/04
   118       Pizza Hut                                           13.2%       02/28/03
   129       Ace Cash Express, Inc.                               9.4%       03/31/04
   149       Fatburger                                           16.5%       04/01/10
   156       Dry Cleaner                                         18.1%       05/31/03
   160       Centinela Cafe                                      26.2%       03/31/05




                                                                         3RD            3RD
             3RD                                                       LARGEST        LARGEST
 CONTROL     LARGEST                                                   TENANT          TENANT        CONTROL
 NUMBER      TENANT                                                   % OF NRA       EXP. DATE        NUMBER
--------------------------------------------------------------------------------------------------------------
   86        Highland Group                                             9.8%          03/31/02         86
   115       Armando Hernandez                                          3.5%          12/31/01         115
   120       California Auto Sales                                      5.1%          12/31/01         120
   151                                                                                                 151
   161       Mike Attinger                                              5.8%          02/28/02         161
    4                                                                                                   4
   17        C-Port Corp.                                               10.0%         11/30/03         17
   91                                                                                                  91
   159                                                                                                 159
   22        Boston Cardiology                                          6.4%          08/31/01         22
   108       RJ Miller Hair Salon                                       11.7%         12/31/00         108
   128       Gradwohl Enterprises, Inc. d/b/a Ice Cream Works           11.3%         09/30/04         128
    6        MusicMaker                                                 15.4%         01/16/10          6
    7        The McGraw-Hill Company                                    7.8%          12/31/03          7
   10        CalCPA                                                     15.3%         07/27/10         10
   11                                                                                                  11
   16        Virginia State Bar                                         5.4%          02/29/08         16
   33        Ninan Mathew                                               3.0%          10/31/03         33
   34        Loctite                                                    8.0%          06/30/02         34
   37                                                                                                  37
   39        Fresh Cream                                                7.8%      Multiple Spaces      39
   40        Bay View - 1740                                            11.9%         10/31/03         40
   42        Case Enterprises                                           17.0%         03/31/07         42
   45        Abbott NW                                                  12.8%         06/01/03         45
   46        Lockheed Martin Corporation                                16.7%         02/01/06         46
   47        KMC Telecom of Virginia, Inc.                              11.4%         05/31/04         47
   48        South Coast Tumor Instit.                                  13.2%         09/30/02         48
   49                                                                                                  49
   52        Department of Justice (GSA)                                10.6%         01/31/04         52
   55        Rayburn, Betts and Bates                                   8.1%          10/31/02         55
   56        Van Buuren, Kimper & Assoc., Suite 301                     5.5%          11/19/02         56
   59                                                                                                  59
   74        Cardiology Associates                                      15.9%         12/09/09         74
   76                                                                                                  76
   82        James McSweeney, M.D.                                      11.2%         06/30/02         82
   83        Chapman University                                         14.1%         11/30/02         83
   88        Network Specialists                                        8.1%          09/30/00         88
   97        Central Space Coast Pain                                   5.8%          11/01/03         97
   102       Hornstein CPA                                              15.3%         12/31/02         102
   103       Boleman Law Firm, PLC                                      9.6%          09/30/05         103
   113       Daniel Marnell                                             9.1%          11/30/03         113
   116                                                                                                 116
   125       Steven Lawrence, DDS                                       9.9%          11/14/03         125
   127       Tungland Corp.                                             7.9%          05/31/01         127
   130                                                                                                 130
   131       Bernard Hodes Group                                        9.9%          09/30/03         131
   137       Camden County College                                      13.9%         09/14/02         137
   144       Cohen, Rosenburg, Telegen, Lieberman & Company             9.4%          04/30/01         144
   148       Manuel Pires, Adelio DeMiranda                             19.1%         10/31/01         148
   154       Dr. Hayward                                                8.1%          07/31/05         154
   157       David C. Lidberg                                           20.8%         10/31/00         157
    1        Best Buy                                                   10.2%         01/31/15          1
    2        Luby's Cafeteria                                           4.1%          08/31/08          2
    9        Gap & Gap Kids                                             7.3%          12/31/06          9
   12        Joanne Fabrics                                             9.3%          01/31/03         12
   23        Footlocker                                                 8.7%          01/31/02         23
   24        Phar-Mor                                                   13.9%         09/30/02         24
   26        Mitch's Place                                              14.0%         11/30/08         26
   28        Foto One                                                   6.4%          07/31/01         28
   29        Osaka Japanese Steak & Seafood                             2.3%          06/30/05         29
   32        Lebakken's                                                 3.1%          02/28/03         32
   36        Bob Chambers Ford                                          6.5%          03/31/01         36
   38        Modell's Sporting Goods                                    16.1%         03/15/15         38
   43        Orange County Library                                      7.1%          07/31/06         43
   44        Heilig Meyers                                              11.1%         10/31/03         44
   53        Good Samaritan Thrift Center                               5.1%          05/31/01         53
   62        U.S. Postal Service                                        19.0%         07/01/19         62
   85        GC Services Telecommunications                             8.7%          06/30/02         85
   96        Rite Aid                                                   17.7%         05/31/08         96
   109       Gap Kids                                                   19.1%         06/01/05         109
   58        Leather Center                                             10.9%         06/14/00         58
   90        Simmons Beautyrest Gallery Mattress                        15.4%         02/28/10         90
   101       Cato / It's Fashion                                        11.9%         01/31/05         101
   121       Happy Days Eatery, Inc.                                    12.5%         07/31/01         121
   25        Intraware                                                  9.9%      Multiple Spaces      25
   31        Denny's/Vince Eupierre Franchisee                          7.3%          10/31/19         31
   54        Read' N Post                                               9.6%          10/31/09         54
   64        D-Mulloy                                                   5.2%          09/30/01         64
   87        Aspen Dental                                               14.2%         03/31/06         87
   89        US Post Office                                             6.8%          12/01/09         89
   92        BBQ Restaurant                                             9.5%          06/30/01         92
   98        Yil Mi Korean Restaurant                                   14.1%         07/31/01         98
   99        Unfinished Furniture Mart                                  21.0%         07/31/04         99
   100       General Nutrition Corp.                                    11.9%         09/30/01         100
   106       Discover Scuba                                             5.2%          04/30/02         106
   107       Roanoke Valley CVB                                         9.7%          07/31/01         107
   114       Braley & Thompson                                          5.4%          10/01/01         114
   118       Century 21                                                 12.2%         05/31/03         118
   129       Hola Cocina Mexicana                                       7.5%          01/31/04         129
   149       Papa John's Pizza                                          16.4%         01/14/04         149
   156       Beauty Supply Depot                                        17.2%         05/31/02         156
   160       Rainbow Gift Shop                                          17.5%         09/30/01         160


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
     Pre-Tax Yield to Maturity and Modified Duration of the A-1 Certificates


          Price (32nds)               0% CPR          3% CPR          6% CPR          9% CPR          12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    7.02%           7.06%           7.09%           7.12%           7.15%
              99-27                    7.02%           7.05%           7.08%           7.11%           7.14%
              99-28                    7.01%           7.04%           7.07%           7.10%           7.13%
              99-29                    7.00%           7.03%           7.07%           7.10%           7.13%
              99-30                    6.99%           7.03%           7.06%           7.09%           7.12%
              99-31                    6.99%           7.02%           7.05%           7.08%           7.11%
             100-00                    6.98%           7.01%           7.04%           7.07%           7.10%
             100-01                    6.97%           7.01%           7.04%           7.07%           7.09%
             100-02                    6.97%           7.00%           7.03%           7.06%           7.09%
             100-03                    6.96%           6.99%           7.02%           7.05%           7.08%
             100-04                    6.95%           6.98%           7.01%           7.04%           7.07%
             100-05                    6.94%           6.98%           7.01%           7.04%           7.06%
             100-06                    6.94%           6.97%           7.00%           7.03%           7.06%

Weighted Average Life (yrs.)            5.70            5.54            5.39            5.27            5.16

First Principal Payment Date         15-Dec-00       15-Dec-00       15-Dec-00       15-Dec-00       15-Dec-00

Last Principal Payment Date          15-Apr-10       15-Jan-10       15-Sep-09       15-Jul-09       15-Jul-09

Modified Duration                      4.42            4.31            4.22            4.14            4.07






                                    Page B-1

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
     Pre-Tax Yield to Maturity and Modified Duration of the A-2 Certificates


          Price (32nds)               0% CPR          3% CPR         6% CPR          9% CPR          12% CPR
          -------------            -------------   -------------  -------------    -------------  -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield      CBE Yield
             100-10                    7.22%           7.22%           7.22%           7.22%           7.22%
             100-11                    7.22%           7.22%           7.22%           7.22%           7.22%
             100-12                    7.21%           7.21%           7.21%           7.21%           7.21%
             100-13                    7.21%           7.21%           7.21%           7.21%           7.21%
             100-14                    7.20%           7.20%           7.20%           7.20%           7.20%
             100-15                    7.20%           7.20%           7.20%           7.20%           7.20%
             100-16                    7.20%           7.20%           7.20%           7.20%           7.20%
             100-17                    7.19%           7.19%           7.19%           7.19%           7.19%
             100-18                    7.19%           7.19%           7.19%           7.19%           7.19%
             100-19                    7.18%           7.18%           7.18%           7.18%           7.18%
             100-20                    7.18%           7.18%           7.18%           7.18%           7.18%
             100-21                    7.17%           7.17%           7.17%           7.17%           7.17%
             100-22                    7.17%           7.17%           7.17%           7.17%           7.17%

Weighted Average Life (yrs.)            9.61            9.60            9.59            9.58            9.57

First Principal Payment Date         15-Apr-10       15-Jan-10       15-Sep-09       15-Jul-09       15-Jul-09

Last Principal Payment Date          15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.71            6.71            6.70            6.70            6.69





                                    Page B-2

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the B Certificates


          Price (32nds)                0% CPR         3% CPR         6% CPR           9% CPR         12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    7.38%           7.38%           7.38%           7.38%           7.38%
              99-27                    7.37%           7.37%           7.37%           7.37%           7.37%
              99-28                    7.37%           7.37%           7.37%           7.37%           7.37%
              99-29                    7.36%           7.36%           7.36%           7.36%           7.36%
              99-30                    7.36%           7.36%           7.36%           7.36%           7.36%
              99-31                    7.36%           7.36%           7.36%           7.36%           7.36%
             100-00                    7.35%           7.35%           7.35%           7.35%           7.35%
             100-01                    7.35%           7.35%           7.35%           7.35%           7.35%
             100-02                    7.34%           7.34%           7.34%           7.34%           7.34%
             100-03                    7.34%           7.34%           7.34%           7.34%           7.34%
             100-04                    7.33%           7.33%           7.33%           7.33%           7.33%
             100-05                    7.33%           7.33%           7.33%           7.33%           7.33%
             100-06                    7.32%           7.32%           7.32%           7.32%           7.32%

Weighted Average Life (yrs.)            9.79            9.79            9.79            9.79            9.79

First Principal Payment Date         15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.77            6.77             6.77           6.77            6.77







                                    Page B-3

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the C Certificates


          Price (32nds)                0% CPR         3% CPR          6% CPR           9% CPR         12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    7.53%           7.53%           7.53%           7.53%           7.53%
              99-27                    7.52%           7.52%           7.52%           7.52%           7.52%
              99-28                    7.52%           7.52%           7.52%           7.52%           7.52%
              99-29                    7.51%           7.51%           7.51%           7.51%           7.51%
              99-30                    7.51%           7.51%           7.51%           7.51%           7.51%
              99-31                    7.51%           7.51%           7.51%           7.51%           7.51%
             100-00                    7.50%           7.50%           7.50%           7.50%           7.50%
             100-01                    7.50%           7.50%           7.50%           7.50%           7.50%
             100-02                    7.49%           7.49%           7.49%           7.49%           7.49%
             100-03                    7.49%           7.49%           7.49%           7.49%           7.49%
             100-04                    7.48%           7.48%           7.48%           7.48%           7.48%
             100-05                    7.48%           7.48%           7.48%           7.48%           7.48%
             100-06                    7.47%           7.47%           7.47%           7.47%           7.47%

Weighted Average Life (yrs.)            9.79            9.79            9.79            9.79            9.79

First Principal Payment Date         15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.72            6.72            6.72            6.72            6.72







                                    Page B-4

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the D Certificates


          Price (32nds)                0% CPR         3% CPR          6% CPR           9% CPR         12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    7.63%           7.63%           7.63%           7.63%           7.63%
              99-27                    7.62%           7.62%           7.62%           7.62%           7.62%
              99-28                    7.62%           7.62%           7.62%           7.62%           7.62%
              99-29                    7.62%           7.62%           7.62%           7.62%           7.62%
              99-30                    7.61%           7.61%           7.61%           7.61%           7.61%
              99-31                    7.61%           7.61%           7.61%           7.61%           7.61%
             100-00                    7.60%           7.60%           7.60%           7.60%           7.60%
             100-01                    7.60%           7.60%           7.60%           7.60%           7.60%
             100-02                    7.59%           7.59%           7.59%           7.59%           7.59%
             100-03                    7.59%           7.59%           7.59%           7.59%           7.59%
             100-04                    7.58%           7.58%           7.58%           7.58%           7.58%
             100-05                    7.58%           7.58%           7.58%           7.58%           7.58%
             100-06                    7.57%           7.57%           7.57%           7.57%           7.57%

Weighted Average Life (yrs.)            9.79            9.79            9.79            9.79            9.79

First Principal Payment Date         15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.69            6.69            6.69            6.69            6.69







                                    Page B-5

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the E Certificates


          Price (32nds)                0% CPR          3% CPR         6% CPR          9% CPR          12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    8.01%           8.00%           8.00%           8.00%           8.00%
              99-27                    8.00%           8.00%           8.00%           8.00%           8.00%
              99-28                    8.00%           8.00%           8.00%           8.00%           8.00%
              99-29                    7.99%           7.99%           7.99%           7.99%           7.99%
              99-30                    7.99%           7.99%           7.99%           7.99%           7.99%
              99-31                    7.98%           7.98%           7.98%           7.98%           7.98%
             100-00                    7.98%           7.98%           7.98%           7.98%           7.98%
             100-01                    7.97%           7.97%           7.97%           7.97%           7.97%
             100-02                    7.97%           7.97%           7.97%           7.97%           7.97%
             100-03                    7.96%           7.96%           7.96%           7.96%           7.96%
             100-04                    7.96%           7.96%           7.96%           7.96%           7.96%
             100-05                    7.95%           7.95%           7.95%           7.95%           7.95%
             100-06                    7.95%           7.95%           7.95%           7.95%           7.95%

Weighted Average Life (yrs.)            9.79            9.79            9.79            9.79            9.79

First Principal Payment Date         15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.57            6.57            6.57            6.57            6.57







                                    Page B-6

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the F Certificates


          Price (32nds)                0% CPR          3% CPR         6% CPR           9% CPR         12% CPR
          -------------            -------------   -------------  -------------    -------------   -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    8.08%           8.08%           8.08%           8.08%           8.08%
              99-27                    8.07%           8.07%           8.07%           8.07%           8.07%
              99-28                    8.07%           8.07%           8.07%           8.07%           8.07%
              99-29                    8.06%           8.06%           8.06%           8.06%           8.06%
              99-30                    8.06%           8.06%           8.06%           8.06%           8.06%
              99-31                    8.05%           8.05%           8.05%           8.05%           8.05%
             100-00                    8.05%           8.05%           8.05%           8.05%           8.05%
             100-01                    8.04%           8.04%           8.04%           8.04%           8.04%
             100-02                    8.04%           8.04%           8.04%           8.04%           8.04%
             100-03                    8.03%           8.03%           8.03%           8.03%           8.03%
             100-04                    8.03%           8.03%           8.03%           8.03%           8.03%
             100-05                    8.02%           8.02%           8.02%           8.02%           8.02%
             100-06                    8.02%           8.02%           8.02%           8.02%           8.02%

Weighted Average Life (yrs.)            9.81            9.80            9.79            9.79            9.79

First Principal Payment Date         15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Oct-10       15-Oct-10       15-Sep-10       15-Sep-10       15-Sep-10

Modified Duration                      6.56            6.55            6.55            6.55            6.55







                                    Page B-7

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      Pre-Tax Yield to Maturity and Modified Duration of the F Certificates


          Price (32nds)               0% CPR           3% CPR         6% CPR           9% CPR         12% CPR
          -------------            -------------   -------------  -------------    -------------    -------------
                                     CBE Yield       CBE Yield      CBE Yield        CBE Yield       CBE Yield
              99-26                    8.51%           8.51%           8.51%           8.51%           8.51%
              99-27                    8.50%           8.50%           8.50%           8.50%           8.50%
              99-28                    8.50%           8.50%           8.50%           8.50%           8.50%
              99-29                    8.49%           8.49%           8.49%           8.49%           8.49%
              99-30                    8.49%           8.49%           8.49%           8.49%           8.49%
              99-31                    8.48%           8.48%           8.48%           8.48%           8.48%
             100-00                    8.48%           8.48%           8.48%           8.48%           8.48%
             100-01                    8.47%           8.47%           8.47%           8.47%           8.47%
             100-02                    8.47%           8.47%           8.47%           8.47%           8.47%
             100-03                    8.46%           8.46%           8.46%           8.46%           8.46%
             100-04                    8.46%           8.46%           8.46%           8.46%           8.46%
             100-05                    8.46%           8.46%           8.46%           8.45%           8.45%
             100-06                    8.45%           8.45%           8.45%           8.45%           8.45%

Weighted Average Life (yrs.)            9.88            9.88            9.87            9.87            9.86

First Principal Payment Date         15-Oct-10       15-Oct-10       15-Sep-10       15-Sep-10       15-Sep-10

Last Principal Payment Date          15-Oct-10       15-Oct-10       15-Oct-10       15-Oct-10       15-Oct-10

Modified Duration                      6.46            6.46            6.46            6.45            6.45







                                    Page B-8

                                                                         ANNEX C

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                   PAGE(S)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7 - 9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14 - 15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                    DEPOSITOR

--------------------------------------------------------------------------------
First Union Commerical Mortgage Services
8739 Research Drive - URP4
Charlotte, NC 28288-1075

Contact: Tim Steward
Phone Number: (704) 593-7822
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
First Union National Bank
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact: Timothy S. Ryan
Phone Number: (704) 593-7878
--------------------------------------------------------------------------------

                                SPECIAL SERVICER

--------------------------------------------------------------------------------
First Union National Bank
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact: Timothy S. Ryan
Phone Number: (704) 593-7878
--------------------------------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

                 Pass-                                     Interest              Realized Loss /                          Current
Class/CUSIP     Through   Original  Beginning  Principal    Distri-  Prepayment Additional Trust    Total      Ending  Subordination
Component        Rate      Balance   Balance  Distribution  bution    Premium    Fund Expenses   Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
A-1            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
A-2            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
B              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
C              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
D              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
E              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
F              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
G              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
H              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
J              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
K              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
L              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
M              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
N              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
O              0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-I            0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-II           0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-III          0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
R-IV           0.000000%     0.00     0.00       0.00        0.00       0.00        0.00            0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution    Premium   Distribution    Amount
-------------------------------------------------------------------------------------------
IO             0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                                                                                            Realized Loss/
                         Beginning        Principal        Interest         Prepayment     Additional Trust        Ending
Class        CUSIP        Balance        Distribution     Distribution       Premium        Fund Expenses          Balance
---------------------------------------------------------------------------------------------------------------------------
A-1                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
A-2                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
B                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
C                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
D                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
E                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
F                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
G                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
H                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
K                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
L                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
M                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
N                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
O                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-I                      0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-II                     0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-III                    0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
R-IV                     0.00000000       0.00000000       0.00000000       0.00000000       0.00000000          0.00000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                Beginning                                                   Ending
                                 Notional               Interest        Prepayment         Notional
Class            CUSIP            Amount              Distribution       Premium            Amount
----------------------------------------------------------------------------------------------------
IO                              0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             RECONCILLIATION DETAIL

                                ADVANCE SUMMARY

P & I Advances Outstanding                                           0.00

Servicing Advances Outstanding                                       0.00

Reimbursement for Interest on P & I Advances                         0.00
paid from general collections

Reimbursement for Interest on Servicing                              0.00
Advances paid from general collections

Aggregate amount of Nonrecoverable Advances                          0.00

                            SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                                0.00

Less Delinquent Servicing Fees                                       0.00

Less Reductions to Servicing Fees                                    0.00

Plus Servicing Fees for Delinquent Payments Received                 0.00

Plus Adjustments for Prior Servicing Calculation                     0.00

Total Servicing Fees Collected                                       0.00

CERTIFICATE INTEREST RECONCILLIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1
A-2
IO
B
C
D
E
F
G
H
J
K
L
M
N
O
-----------------------------------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00

Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Trust Fund Expenses                                 0.00

Interest Reserve Deposit                                      0.00

Interest Reserve Withdrawal                                   0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                  Appraisal       Cumulative          Most Recent
 Loan             Reduction         ASER               App. Red.
Number             Amount          Amount                Date
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                            Original Ratings                         Current Ratings (1)
Class        CUSIP                  -----------------------------------------------------------------------------
                                    DCR   Fitch       Moody's    S & P     DCR       Fitch       Moody's    S & P
-----------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 IO
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2
--------------------------------------------------------------------------------

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 208-8000

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
 Balance    Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO (1)

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans     Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    NOI        Loans     Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================


                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                 Anticipated                Neg.    Beginning
Loan             Property                     Interest    Principal      Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.    Mod.
Loan    Scheduled   Thru      Reduction    Reduction     Strat.  Code
Number   Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                              Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                 to Master Servicer        13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================


                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Prepayment Premium     Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                                HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Amount       # Amount
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
Distribution  Next Weighted Avg.
Date          Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                   Offering       # of                    Current    Outstanding   Status of  Resolution
                   Document       Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number     Cross-Reference   Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  Actual       Outstanding
                 Foreclosure     Principal      Servicing       Bankruptcy        REO
Loan Number          Date         Balance        Advances          Date           Date
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received          0 - Current                             4 - Assumed Scheduled Payment
     But Still in Grace Period    1 - One Month Delinquent                     (Performing Matured Balloon)
B - Late Payment But Less         2 - Two Months Delinquent               7 - Foreclosure
     Than 1 Month Delinquent      3 - Three or More Months Delinquent     9 - REO

                          (2) Resolution Strategy Code

1 - Modification             7 - REO                   11 - Full Payoff
2 - Foreclosure              8 - Resolved              12 - Reps and Warranties
3 - Bankruptcy               9 - Pending Return        13 - Other or TBD
4 - Extension                     to Master Servicer
5 - Note Sale               10 - Deed In Lieu Of
6 - DPO                           Foreclosure

** Outstanding P & I Advances include the current period advance.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

---------------------------------------------------------------------------------------------------
              Offering          Servicing   Resolution
 Loan         Document          Transfer     Strategy     Scheduled     Property           Interest
Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                            Net                                          Remaining
Loan           Actual    Operating   DSCR            Note    Maturity  Amortization
Number        Balance      Income    Date    DSCR    Date      Date        Term
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             7 - REO                  11 - Full Payoff
2 - Foreclosure              8 - Resolved             12 - Reps and Warranties
3 - Bankruptcy               9 - Pending Return       13 - Other or TBD
4 - Extension                     to Master Servicer
5 - Note Sale               10 - Deed In Lieu Of
6 - DPO                           Foreclosure

                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------
              Offering         Resolution      Site
 Loan         Document          Strategy    Inspection    Phase 1    Appraisal    Appraisal   Other REO
Number     Cross-Reference      Code (1)       Date        Date        Date         Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                            (1) Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                        Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                    to Master Servicer  13 - Other or TBD

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                     Offering
 Loan                Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.               CTSLink Customer Service
CORPORATE TRUST SERVICES                          (301) 815-6600
11000 BROKEN LAND PARKWAY              Reports Available on the World Wide Web
COLUMBIA, MD 21044                             @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/15/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual      Gross          as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      FIRST UNION NATIONAL BANK, as Master Servicer     ANNEX D
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                                     Appraisal
               Advances                Current   Current               LTM                                                  BPO or
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity    NOI        LTM     LTM                  Valuation   Internal
      ID        Escrow)    Exposure      P&I      Rate       Date      Date       NOI     DSCR      Value        Date       Value**
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------

              LOSS USING    ESTIMATED                           DATE     EXPECTED
PROSPECTUS     92% APPR.    RECOVERY   TRANSFER     CLOSING      NOI     FCL SALE   WORKOUT
    ID        OR BPO (F)       %         DATE        DATE       FILED     DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E


                       HISTORICAL LOAN MODIFICATION REPORT
                             As Of _________________

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE
                                                             WHEN      BALANCE AT THE
                                        MOD/                SENT TO    EFFECTIVE DATE
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL         OF           OLD    # MTHS FOR     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER    REHABILITATION    RATE   RATE CHANGE    RATE     P&I
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $     REDUCTION)           COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
----------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
----------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
----------------------------------------------------------------------------------------------------------


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F


                          HISTORICAL LIQUIDATION REPORT
                          AS OF ______________________

===================================================================================================================================

                                                              LATEST
             SHORT NAME                              %     APPRAISAL OR  EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS    DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I   TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION     SALE     PRICE    FROM SALE  BALANCE    ADVANCED  EXPENSES
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                                                           DATE
                                                        DATE               MINOR
                                                        LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS   SERVICING                    ACTUAL LOSSES PASSED  MINOR ADJ  PASSED      WITH     SCHEDULED
    ID      FEES EXPENSE   NET PROCEEDS   PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G


                                REO STATUS REPORT
                           AS OF ____________________

-------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL                    OTHER
                                                          SQ FT    PAID   SCHEDULED       P&I         TOTAL      ADVANCES
  PROPESCTUS      PROPERTY     PROPERTY                     OR     THRU      LOAN       ADVANCES    EXPENSES     (TAXES &
      ID             NAME        TYPE    CITY    STATE    UNITS    DATE    BALANCE      TO DATE      TO DATE      ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           CAP                   VALUE     APPRAISAL
                               CURRENT                  LTM      LTM      RATE                   USING       BPO OR
  PROSPECTUS          TOTAL    MONTHLY    MATURITY      NOI      NOI/    ASIGN     VALUATION     NOI &      INTERNAL
      ID            EXPOSURE     P&I        DATE       DATE       DSC      **         DATE      CAP RATE    VALUE**
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   LOSS
                   USING                     TOTAL
                    92%      ESTIMATED     APPRAISAL                REO         PENDING
  PROSPECTUS       APPR. OR   RECOVERY     REDUCTION  TRANSFER   AQUISITION   RESOLUTION
      ID            BPO          %          REALIZED    DATE        DATE         DATE       COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) USE THE FOLLOWING CODES; App.--Appraisal, BPO--Brokers Opinion, Int--Internal Value
-----------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H


                               SERVICER WATCH LIST
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
PROSUP       PROPERTY                           CURRENT   PAID               LTM*
 LOAN         SHORT     PROPERTY               SCHEDULED  THRU  MATURITY   CURRENT
NUMBER         NAME       TYPE     CITY  STATE  BALANCE   DATE    DATE      DSCR              COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         $0.00
------------------------------------------------------------------------------------------------------------------------------------
*LTM--Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                             Annex I

                      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (inclds. Retail/Office/Ind/Whs/Mixed use)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------

     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                       Leasing Commission and TI's

===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------    (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                to base)    to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /98    Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Base Rent (3)
                                     -----------------------------------------------------------------------------------------------
    Expense Reimbursement
                                     -----------------------------------------------------------------------------------------------
    Percentage Rent
                                     -----------------------------------------------------------------------------------------------
    Other Income/Parking Income
                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                      (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Janitorial
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Other Expenses
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Leasing Commissions
                                     -----------------------------------------------------------------------------------------------
      Tenant Improvements
                                     -----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
      Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------

   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------
   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.

Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total
Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

*Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.


                                           HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /      Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Private Pay (3)
                                     -----------------------------------------------------------------------------------------------
    Medicare/Medicaid
                                     -----------------------------------------------------------------------------------------------
    Nursing/Medical Income
                                     -----------------------------------------------------------------------------------------------
    Meals Income
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------

                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                     (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Room Expense - Housekeeping
                                     -----------------------------------------------------------------------------------------------
      Meal Expense
                                     -----------------------------------------------------------------------------------------------
      Other Expense
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
        Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.



                             MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (inclds. Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /98    Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
       Less: Vacancy/collection loss
                                     -----------------------------------------------------------------------------------------------
                    OR
                                     -----------------------------------------------------------------------------------------------
    Base Rent (3)
                                     -----------------------------------------------------------------------------------------------
    Laundry/Vending Income
                                     -----------------------------------------------------------------------------------------------
    Parking Income
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *Effective Gross Income
                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                      (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
      Property Insurance
                                     -----------------------------------------------------------------------------------------------
      Utilities
                                     -----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
      Management Fees
                                     -----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
      Professional Fees
                                     -----------------------------------------------------------------------------------------------
      General and Administrative
                                     -----------------------------------------------------------------------------------------------
      Other Expenses
                                     -----------------------------------------------------------------------------------------------
      Ground Rent
                                     -----------------------------------------------------------------------------------------------
   *Total Operating Expenses
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    Operating Expense Ratio
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
       Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.



                               Lodging Operating Statement Analysis Report (inclds. Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW
                                                 -------------------------------
     Prospectus ID
                                                 -------------------------------
     Current Scheduled Loan Balance/Paid to Date                                Current Allocated Loan Amount %
                                                 ----------------------------------------------------------------------------------
     Property Name
                                                 ----------------------------------------------------------------------------------
     Property Type
                                                 ----------------------------------------------------------------------------------
     Property Address, City, State
                                                 ----------------------------------------------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                              Use second box to specify sq ft.,units...
                                                 -------------------------------
     Year Built/Year Renovated
                                                 -------------------------------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                                  specify annual/per unit...
                                                 ----------------------------------------------------------------------------------
     Year of Operations                           Underwriting       MM/DD/YY          MM/DD/YY           MM/DD/YY         MM/DD/YY
                                                 ----------------------------------------------------------------------------------
     Occupancy Rate (physical)
                                                 ----------------------------------------------------------------------------------
     Occupancy Date
                                                 ----------------------------------------------------------------------------------
     Average Rental Rate
                                                 ----------------------------------------------------------------------------------
     Rev per Avg. Room
                                                 ----------------------------------------------------------------------------------

                                                (1) Total $ amount of Capital Reserves required annually by loan documents.
===================================================================================================================================

INCOME:
                                                   ---------------------------------------------------     (prcdng yr  (prcdng yr
    Number of Mos. Covered                                                                                 to base)   to 2nd prcdng)
                                                   ---------------------------------------------------------------------------------
    Period Ended                     Underwriting     3rd         2nd       Preceding  Yr.  TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
    Statement Classification(yr)       Base Line   Preceding   Preceding (fm NOI Adj Sheet) as of / /      Variance    Variance
                                     -----------------------------------------------------------------------------------------------
    Room Revenue
                                     -----------------------------------------------------------------------------------------------
    Food & Beverage Revenues
                                     -----------------------------------------------------------------------------------------------
    Telephone Revenue
                                     -----------------------------------------------------------------------------------------------
    Other Departmental Revenue
                                     -----------------------------------------------------------------------------------------------
    Other Income
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
    *DEPARTMENTAL REVENUE
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
                                      (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

  OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
  Departmental
                                     -----------------------------------------------------------------------------------------------
    Room
                                     -----------------------------------------------------------------------------------------------
    Food & Beverage
                                     -----------------------------------------------------------------------------------------------
    Telephone Expenses
                                     -----------------------------------------------------------------------------------------------
    Other Dept. Expenses
                                     -----------------------------------------------------------------------------------------------
  DEPARTMENTAL EXPENSES:
                                     -----------------------------------------------------------------------------------------------

  DEPARTMENTAL INCOME:
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
  General/Unallocated
                                     -----------------------------------------------------------------------------------------------
    Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
    Property Insurance
                                     -----------------------------------------------------------------------------------------------
    Utilities
                                     -----------------------------------------------------------------------------------------------
    Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
    Franchise Fee
                                     -----------------------------------------------------------------------------------------------
    Management Fees
                                     -----------------------------------------------------------------------------------------------
    Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
    Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
    Professional Fees
                                     -----------------------------------------------------------------------------------------------
    General and Administrative
                                     -----------------------------------------------------------------------------------------------
    Ground Rent
                                     -----------------------------------------------------------------------------------------------
    Other Expenses
                                     -----------------------------------------------------------------------------------------------
  TOTAL GENERAL/Unallocated
                                     -----------------------------------------------------------------------------------------------

    Operating Expense Ratio
    (=Departmental Revenue/(Dept.
    Exp. + General Exp.))
                                     -----------------------------------------------------------------------------------------------


                                     -----------------------------------------------------------------------------------------------
   *Net Operating Income
                                     -----------------------------------------------------------------------------------------------

      Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
      Extraordinary Capital
       Expenditures
                                     -----------------------------------------------------------------------------------------------
   Total Capital Items
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow
                                     -----------------------------------------------------------------------------------------------

    Debt Service (per Servicer)
                                     -----------------------------------------------------------------------------------------------
   *Net Cash Flow after Debt Service
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NOI/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   *DSCR: (NCF/Debt Service)
                                     -----------------------------------------------------------------------------------------------

   Source of Financial Data:
                                     -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% Change in Dept Revenue, Dept Expenses, General Expenses or Total
Capital Items.

Income Comments:

Expense Comments:

Capital Items Comments:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.


                                                                                                                             Annex J

                     COMMERCIAL NOI ADJUSTMENT WORKSHEET (inclds. Retail/Office/Ind/Whs/Mixed use/Self Storage)
                                                           as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                       Leasing Commission and TI's

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Gross Potential Rent (2)
                                                -------------------       ----------------      -------------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      -------------------
                      OR
                                                -------------------       ----------------      -------------------
      Base Rent (2)
                                                -------------------       ----------------      -------------------
      Expense Reimbursement
                                                -------------------       ----------------      -------------------
      Percentage Rent
                                                -------------------       ----------------      -------------------
      Other Income/Parking Income
                                                -------------------       ----------------      -------------------

   Effective Gross Income
                                                -------------------       ----------------      -------------------
                                                (2)  Use either gross potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Janitorial
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Other Expenses                                                                                               For self-storage
                                                                                                                   include franchise
                                                                                                                   fees
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Leasing Commissions (3)
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Tenant Improvements (3)
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------

                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------       ----------------      -------------------

                                                (3)  Actual current yr, but normalize for annual if possible via contractual, U/W or other data

                                                -------------------                             -------------------
   Net Cash Flow
                                                -------------------                             -------------------

   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------

   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------

   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report

Income Comments:


Expense Comments:

Capital Items Comments:


                                                 HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                                           as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Gross Potential Rent (2)
                                                -------------------       ----------------      -------------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      -------------------
                      OR
                                                -------------------       ----------------      -------------------
      Private Pay (2)
                                                -------------------       ----------------      -------------------
      Medicare/Medicaid
                                                -------------------       ----------------      -------------------
      Nursing/Medical Income
                                                -------------------       ----------------      -------------------
      Meals Income
                                                -------------------       ----------------      -------------------
      Other Income
                                                -------------------       ----------------      -------------------

  Effective Gross Income
                                                -------------------       ----------------      -------------------
                                                (2)  Use either Gross Potential (with Vacancy/Collection Loss) or Private
                                                     Pay/Medicare/Medicaid; use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Room expense - housekeeping
                                                -------------------       ----------------      -------------------
      Meal expense
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------

   Net Cash Flow
                                                -------------------                             -------------------

   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------

   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------

   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report
Income Comments:


Expense Comments:

Capital Items Comments:


                                   MULTIFAMILY NOI ADJUSTMENT WORKSHEET (inclds.Mobile Home Parks)
                                                           as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Rental Rate
                                                    -------------


                                                  (1)  Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      ----------------
      Gross Potential Rent (2)                                                                                   Include Pad/RV rent
                                                -------------------       ----------------      ----------------
         Less: Vacancy/collection loss
                                                -------------------       ----------------      ----------------
                      OR
                                                -------------------       ----------------      ----------------
      Base Rent (2)
                                                -------------------       ----------------      ----------------
      Laundry/Vending Income
                                                -------------------       ----------------      ----------------
      Parking Income
                                                -------------------       ----------------      ----------------
      Other Income                                                                                               include forfeited
                                                                                                                 security/late
                                                                                                                 fees/pet

                                                -------------------       ----------------      ----------------
  Effective Gross Income
                                                -------------------       ----------------      ----------------

                                                (2)  Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $ amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                -------------------       ----------------      ------------------
      Real Estate Taxes
                                                -------------------       ----------------      ------------------
      Property Insurance
                                                -------------------       ----------------      ------------------
      Utilities
                                                -------------------       ----------------      ------------------
      Repairs and Maintenance
                                                -------------------       ----------------      ------------------
      Management Fees
                                                -------------------       ----------------      ------------------
      Payroll & Benefits Expense
                                                -------------------       ----------------      ------------------
      Advertising & Marketing
                                                -------------------       ----------------      ------------------
      Professional Fees
                                                -------------------       ----------------      ------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
   Total Operating Expenses
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio
                                                -------------------                             -------------------

                                                -------------------                             -------------------
   Net Operating Income
                                                -------------------                             -------------------

                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------
   Net Cash Flow
                                                -------------------                             -------------------
   Debt Service (per Servicer)
                                                -------------------                             -------------------
   Net Cash Flow after debt service
                                                -------------------                             -------------------
   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------
   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report Income Comments:

Income Comments:

Expense Comments:

Capital Items Comments:


                                                  LODGING NOI ADJUSTMENT WORKSHEET
                                                           as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW
                                                    -------------
     Prospectus ID
                                                    -------------   ------------     --------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
                                                    -------------------------------------------------
      Property Name
                                                    -------------------------------------------------
      Property Type
                                                    -------------------------------------------------
      Property Address, City, State
                                                    -------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                           Use second box to specify sqft.,units...
                                                    -------------   ------------
      Year Built/Year Renovated
                                                    -------------   ------------
      Cap Ex Reserve (annually)/per Unit.etc.(1)                                specify annual/per unit...
                                                    -------------   ------------
      Year of Operations
                                                    -------------
      Occupancy Rate (physical)
                                                    -------------
      Occupancy Date
                                                    -------------
      Average Daily Rate
                                                    -------------
      Rev per Avg. Room
                                                    -------------

                                                     (1)  Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

  INCOME:                                              YYYY                                                           Notes
                                                -------------------       ----------------      -------------------
                                                     Borrower               Adjustment              Normalized
      Statement Classification                        Actual
                                                -------------------       ----------------      -------------------
      Room Revenue
                                                -------------------       ----------------      -------------------
      Food & Beverage Revenues
                                                -------------------       ----------------      -------------------
      Telephone Revenue
                                                -------------------       ----------------      -------------------
      Other Departmental Revenue
                                                -------------------       ----------------      -------------------
      Other Income
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL REVENUE: (2)
                                                -------------------       ----------------      -------------------

                                                (2)  Report Departmental Revenue as EGI for CSSA Loan Periodic and Property files

  OPERATING EXPENSES:
  Departmental
                                                -------------------       ----------------      -------------------
      Room
                                                -------------------       ----------------      -------------------
      Food & Beverage
                                                -------------------       ----------------      -------------------
      Telephone Expenses
                                                -------------------       ----------------      -------------------
      Other Dept. Expenses
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL EXPENSES:
                                                -------------------       ----------------      -------------------
  DEPARTMENTAL INCOME:
                                                -------------------       ----------------      -------------------
  General/Unallocated

                                                -------------------       ----------------      -------------------
      Real Estate Taxes
                                                -------------------       ----------------      -------------------
      Property Insurance
                                                -------------------       ----------------      -------------------
      Utilities
                                                -------------------       ----------------      -------------------
      Repairs and Maintenance
                                                -------------------       ----------------      -------------------
      Franchise Fee
                                                -------------------       ----------------      -------------------
      Management Fees
                                                -------------------       ----------------      -------------------
      Payroll & Benefits
                                                -------------------       ----------------      -------------------
      Advertising & Marketing
                                                -------------------       ----------------      -------------------
      Professional Fees
                                                -------------------       ----------------      -------------------
      General and Administrative
                                                -------------------       ----------------      -------------------
      Ground Rent
                                                -------------------       ----------------      -------------------
      Other Expenses
                                                -------------------       ----------------      -------------------
  TOTAL GENERAL/Unallocated                                                                                         (For CSSA files,
                                                                                                                     Total Expenses
                                                                                                                     = Dept. Exp +
                                                                                                                     General Exp.)
                                                -------------------       ----------------      -------------------

                                                -------------------                             -------------------
   Operating Expense Ratio                                                                                           (=Departmental
                                                                                                                     Revenue/(Dept.
                                                                                                                     Exp. + General
                                                                                                                     Exp.))
                                                -------------------                             -------------------

                                                -------------------                             -------------------
  *Net Operating Income
                                                -------------------       ----------------      -------------------
      Capital Expenditures
                                                -------------------       ----------------      -------------------
      Extraordinary Capital Expenditures
                                                -------------------       ----------------      -------------------
   Total Capital Items
                                                -------------------                             -------------------
  *Net Cash Flow
                                                -------------------                             -------------------
   Debt Service (per Servicer)
                                                -------------------                             -------------------
  *Net Cash Flow after debt service
                                                -------------------                             -------------------
   DSCR: (NOI/Debt Service)
                                                -------------------                             -------------------
   DSCR: (NCF/Debt Service)
                                                -------------------                             -------------------

                                                -------------------------------------------------------------------
   Source of Financial Data:
                                                -------------------------------------------------------------------
                                                (i.e.. operating statements, financial statements, tax return, other)
====================================================================================================================================

Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CSSA Standard Methhodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating statement Analysis Report

Income Comments:

Expense Comments:

Capital Items Comments:

                                                                      ANNEX K
                  FIRST UNION NATIONAL BANK, as Master Servicer
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________

                                                                            ORIGINAL UNDERWRITING INFORMATION
---------------------------------------------------------------------------------------------------------------

                                                                       BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
 Prospectus                  Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
     ID       City    State    Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                                  RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                           PRECEDING ANNUAL OPERATING

                          INFORMATION                                             INFORMATION

             AS OF ___________            NORMALIZED                   AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------
               Last                                                   Last
             Property  Financial                                    Property    Financial
Prospectus   Inspect   Info as of   %    Total  Normalized (1)      Inspect     Info as of     %    Total  Normalized (1)
    ID         Date      Date      Occ   Revenue  $ NOI    DSCR       Date         Date       Occ  Revenue  $ NOI    DSCR
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                WA    $         $      WA                                 WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                                                  REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                  TRAILING FINANCIAL                 (2)     NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
           MONTH REPORTED    NORMALIZED              PRECEDING & BASIS
-------------------------------------------------------------------------------

             Financial                                              %         %
Prospectus   Info as of     %     Total          (%)       %      Total      (1)
    ID         Date       Occ   Revenue  $ NOI   DSCR     Occ    Revenue    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

First Union Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

The primary assets of the trust fund may include:

o   multifamily and commercial mortgage loans, including participations therein;

o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

o   direct obligations of the United States or other government agencies; or

o   a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 13 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 16, 2000

               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
ADDITIONAL INFORMATION ...........................................      4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ................      4
SUMMARY OF PROSPECTUS ............................................      5
RISK FACTORS .....................................................     11
DESCRIPTION OF THE TRUST FUNDS ...................................     30
YIELD CONSIDERATIONS .............................................     36
THE DEPOSITOR ....................................................     41
USE OF PROCEEDS ..................................................     41
DESCRIPTION OF THE CERTIFICATES ..................................     41
DESCRIPTION OF THE POOLING AGREEMENTS ............................     50
DESCRIPTION OF CREDIT SUPPORT ....................................     63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES ...............     65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .........................     79
STATE AND OTHER TAX CONSEQUENCES .................................    101
ERISA CONSIDERATIONS .............................................    101
LEGAL INVESTMENT .................................................    106
METHOD OF DISTRIBUTION ...........................................    108
LEGAL MATTERS ....................................................    109
FINANCIAL INFORMATION ............................................    109
RATINGS ..........................................................    109
INDEX OF PRINCIPAL DEFINITIONS ...................................    110

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 138 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

                                ----------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. You may inspect and copy, at prescribed rates, the registration statement and exhibits at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Securities and Exchange Commission's phone number is 800-SEC-0330. The Securities and Exchange Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements, and other information regarding registrants, including First Union Commercial Mortgage Securities, Inc., that file electronically with the Securities and Exchange Commission.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, we anticipate that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28288-0630, Attention: Secretary, or by telephone at 704-374-6611.

--------------------------------------------------------------------------------

                            SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.


 The Trust Assets ...................   Each series of certificates will
                                        represent the entire beneficial
                                        ownership interest in a trust fund
                                        consisting primarily of any of the
                                        following:

                                        o mortgage assets;

                                        o certificate accounts;

                                        o forms of credit support;

                                        o cash flow agreements; and

                                        o amounts on deposit in a pre-funding
                                          account.

The Mortgage Assets .................   The mortgage assets with respect to each
                                        series of certificates may consist of
                                        any of the following:

                                        o multifamily and commercial mortgage
                                          loans, including participations
                                          therein;

                                        o commercial mortgage-backed securities,
                                          including participations therein;

                                        o direct obligations of the United
                                          States or other government agencies;
                                          and

                                        o a combination of the assets described
                                          above.

                                        The mortgage loans will not be
                                        guaranteed or insured by us or any of
                                        our affiliates or, unless otherwise
                                        provided in the prospectus supplement,
                                        by any governmental agency or
                                        instrumentality or other person. The
                                        mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                        o residential properties consisting of
                                          five or more rental or cooperatively
                                          owned dwelling units;

                                        o shopping centers;

                                        o retail buildings or centers;

                                        o hotels and motels;

                                        o office buildings;

                                        o nursing homes;

                                        o hospitals or other health-care related
                                          facilities;

                                        o industrial properties;

                                        o warehouse, mini-warehouse or
                                          self-storage facilities;

                                        o mobile home parks;

                                        o mixed use properties; and

                                        o other types of commercial properties.

                                        Some or all of the mortgage loans may
                                        also be secured by an assignment of one
                                        or more leases of all or a portion of
                                        the related

--------------------------------------------------------------------------------
                                        mortgaged properties. A significant or
                                        the sole source of payments on certain
                                        mortgage loans will be the rental
                                        payments due under the related leases.

                                        A mortgage loan may have an interest
                                        rate that has any of the following
                                        features:

                                        o is fixed over its term;

                                        o adjusts from time to time;

                                        o is partially fixed and partially
                                          floating;

                                        o is floating based on one or more
                                          formulae or indices;

                                        o may be converted from a floating to a
                                          fixed interest rate;

                                        o may be converted from a fixed to a
                                          floating interest rate; or

                                        o interest is not paid currently but is
                                          accrued and added to the principal
                                          balance.

                                        A mortgage loan may provide for any of
                                        the following:

                                        o scheduled payments to maturity;

                                        o payments that adjust from time to
                                          time;

                                        o negative amortization or accelerated
                                          amortization;

                                        o full amortization or require a balloon
                                          payment due on its stated maturity
                                          date;

                                        o prohibitions on prepayment;

                                        o releases or substitutions of
                                          collateral, including defeasance
                                          thereof with direct obligations of the
                                          United States; and

                                        o payment of a premium or a yield
                                          maintenance penalty in connection with
                                          a principal prepayment.

                                        Unless otherwise described in the
                                        prospectus supplement for a series of
                                        certificates:

                                        o the mortgaged properties may be
                                          located in any one of the 50 states,
                                          the District of Columbia or the
                                          Commonwealth of Puerto Rico;

                                        o all mortgage loans will have original
                                          terms to maturity of not more than 40
                                          years;

                                        o all mortgage loans will have
                                          individual principal balances at
                                          origination of not less than $100,000;

                                        o all mortgage loans will have been
                                          originated by persons other than the
                                          depositor; and

                                        o all mortgage assets will have been
                                          purchased, either directly or
                                          indirectly, by the depositor on or
                                          before the date of initial issuance of
                                          the related series of certificates.

                                        Any commercial mortgage-backed
                                        securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certificate Accounts ................   Each trust fund will include one or more
                                        accounts established and maintained on
                                        behalf of the certificateholders. All
                                        payments and collections received or
                                        advanced with respect to the mortgage
                                        assets and other assets in the trust
                                        fund will be deposited into those
                                        accounts. A certificate account may be
                                        maintained as an interest bearing or a
                                        non-interest bearing account, and funds
                                        may be held as cash or reinvested.

Credit Support ......................   The following types of credit support
                                        may be used to enhance the likelihood of distributions on certain classes of certificates:

                                        o subordination of junior certificates;

                                        o over collateralization;

                                        o letters of credit;

                                        o insurance policies;

                                        o guarantees;

                                        o reserve funds; and/or

                                        o other types of credit support
                                          described in the prospectus supplement
                                          and a combination of any of the above.

Cash Flow Agreements ................   Cash flow agreements are used to reduce
                                        the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                                        o guaranteed investment contracts;

                                        o interest rate swap or exchange
                                          contracts;

                                        o interest rate cap or floor agreements;

                                        o currency exchange agreements;

                                        o yield supplement agreements; or

                                        o other types of similar agreements
                                          described in the prospectus
                                          supplement.

Pre-Funding Account;
 Capitalized Interest Account .......   A trust fund may use monies deposited
                                        into a pre-funding account to acquire
                                        additional mortgage assets following a
                                        closing date for the related series of
                                        certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                        If provided in the prospectus
                                        supplement, a trust fund also may
                                        include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Amounts on deposit in any pre-funding
                                        account or any capitalized interest
                                        account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates .........   Each series of certificates will include
                                        one or more classes. Each series of
                                        certificates will represent in the
                                        aggregate the entire beneficial
                                        ownership interest in the related trust
                                        fund. The offered certificates are the
                                        classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates .......   The certificates may provide for
                                        different methods of distributions to
                                        specific classes. Any class of
                                        certificates may:

                                        o provide for the accrual of interest
                                          thereon based on fixed, variable or
                                          floating rates;

                                        o be senior or subordinate to one or
                                          more other classes of certificates
                                          with respect to interest or principal
                                          distribution and the allocation of
                                          losses on the assets of the trust
                                          fund;

                                        o be entitled to principal
                                          distributions, with disproportionately
                                          low, nominal or no interest
                                          distributions;

                                        o be entitled to interest distributions,
                                          with disproportionately low, nominal
                                          or no principal distributions;

                                        o provide for distributions of principal
                                          or accrued interest only after the
                                          occurrence of certain events, such as
                                          the retirement of one or more other
                                          classes of certificates;

                                        o provide for distributions of principal
                                          to be made at a rate that is faster or
                                          slower than the rate at which payments
                                          are received on the mortgage assets in
                                          the related trust fund;

                                        o provide for distributions of principal
                                          sequentially, based on specified
                                          payment schedules or other
                                          methodologies; and

                                        o provide for distributions based on a
                                          combination of any of the above
                                          features.

                                        Interest on each class of offered
                                        certificates of each series will accrue
                                        at the applicable pass-through rate on
                                        the outstanding certificate balance or
                                        notional amount. Distributions of
                                        interest with respect to one or more
                                        classes of certificates may be reduced
                                        to the extent of certain delinquencies,
                                        losses and other contingencies described in this prospectus and the prospectus supplement.

                                        The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to a ny class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances ............................   A servicer may be obligated as part of
                                        its servicing responsibilities to make
                                        certain advances with respect to
                                        delinquent scheduled payments and
                                        property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination .........................   A series of certificates may be subject
                                        to optional early termination through
                                        the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates ........   One or more classes of the offered
                                        certificates may be initially
                                        represented by one or more certificates
                                        registered in the name of Cede & Co. as
                                        the nominee of The Depository Trust
                                        Company. If your offered certificates
                                        are so registered, you will not be
                                        entitled to receive a definitive
                                        certificate representing your interest
                                        except in the event that physical
                                        certificates are issued under the
                                        limited circumstances described in this
                                        prospectus and the prospectus
                                        supplement.

Tax Status of the Certificates ......   The certificates of each series will
                                        constitute either:

                                        o "regular interests" or "residual
                                          interests" in a trust fund treated as
                                          a "real estate mortgage investment
                                          conduit" under the Internal Revenue
                                          Code of 1986, as amended;

                                        o interests in a trust fund treated as a
                                          grantor trust under applicable
                                          provisions of the Internal Revenue
                                          Code of 1986, as amended; or

                                        o "regular interests" or "residual
                                          interests" in a trust fund treated as
                                          a "financial assets securitization
                                          investment trust" under the Internal
                                          Revenue Code of 1986, as amended.

ERISA Considerations ................   If you are a fiduciary of an employee
                                        benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment ....................   The prospectus supplement will specify
                                        whether the offered certificates will
                                        constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984. If your
                                        investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Rating ..............................   At the date of issuance, as to each
                                        series, each class of offered
                                        certificates will not be rated lower
                                        than investment grade by one or more
                                        nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.






--------------------------------------------------------------------------------

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL CERTIFICATES     You may not be able to resell your
MAY BE LIMITED BECAUSE OF               certificates and the value of your
THEIR CHARACTERISTICS                   certificates may be less than you
                                        anticipated for a variety of reasons
                                        including:

                                        o a secondary market for your
                                          certificates may not develop;

                                        o interest rates fluctuations;

                                        o the absence of redemption rights; and

                                        o the limited sources of information
                                          about the certificates other than that
                                          provided in this prospectus, the
                                          prospectus supplement and the monthly
                                          report to certificateholders.

THE ASSETS OF THE TRUST FUND            Unless otherwise specified in the
MAY NOT BE SUFFICIENT TO PAY            prospectus supplement, neither the
YOUR CERTIFICATES                       offered certificates of any series nor
                                        the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.
                                        Accordingly, if the related trust fund
                                        has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                        Additionally, the trustee, master
                                        servicer, special servicer or other
                                        specified person may under certain
                                        circumstances withdraw some amounts on
                                        deposit in certain funds or accounts
                                        constituting part of a trust fund,
                                        including the certificate account and
                                        any accounts maintained as credit
                                        support, as described in the prospectus
                                        supplement. The trustee, master
                                        servicer, special servicer or other
                                        specified person may have the authority
                                        to make these withdrawals for purposes
                                        other than the payment of principal of
                                        or interest on the related series of
                                        certificates.


                                        The prospectus supplement for a series
                                        of certificates, may provide for one or
                                        more classes of certificates that are
                                        subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF          Prepayments (including those caused by
THE MORTGAGE ASSETS WILL AFFECT         defaults on the mortgage loans and
THE TIMING OF YOUR CASH FLOW            repurchases for breach of representation
AND MAY AFFECT YOUR YIELD               or warranty) on the mortgage loans in a
                                        trust fund generally will result in a
                                        faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled.
                                        Thus, the prepayment experience on the
                                        mortgage assets may affect the average
                                        life of each class of related
                                        certificates. The rate of principal
                                        payments on mortgage loans varies
                                        between pools and from time to time is
                                        influenced by a variety of economic,
                                        demographic, geographic, social, tax,
                                        legal and other factors.

                                        We cannot provide any assurance as to
                                        the rate of prepayments on the mortgage
                                        loans in any trust fund or that such
                                        rate will conform to any model
                                        described in this prospectus or in any
                                        prospectus supplement. As a result,
                                        depending on the anticipated rate of
                                        prepayment for the mortgage loans in
                                        any trust fund, the retirement of any
                                        class of certificates could occur
                                        significantly earlier or later than you
                                        expected.

                                        The rate of voluntary prepayments will
                                        also be affected by:

                                        o the voluntary prepayment terms of the
                                          mortgage loan, including prepayment
                                          lock-out periods and prepayment
                                          premiums;

                                        o then-current interest rates being
                                          charged on similar mortgage loans; and

                                        o the availability of mortgage credit.

                                        A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                        If a mortgage loan is in default it may
                                        not be possible to collect a prepayment
                                        premium. No person will be required to
                                        pay any premium if a mortgage loan is
                                        repurchased for a breach of
                                        representation or warranty.

                                        The yield on your certificates may be
                                        less than anticipated because:

                                        o the prepayment premium or yield
                                          maintenance required under the certain
                                          prepayment scenarios may not be
                                          enforceable in some states or under
                                          federal bankruptcy laws; and

                                        o some courts may consider the
                                          prepayment premium to be usurious.

OPTIONAL EARLY TERMINATION OF THE       A series of certificates may be subject
TRUST FUND MAY RESULT IN AN             to optional early termination by means
ADVERSE IMPACT ON YOUR YIELD OR         of the repurchase of the mortgage assets
MAY RESULT IN A LOSS                    in the related trust fund. We cannot
                                        assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE                Any rating assigned by a rating agency
PAYMENT AND DO NOT ADDRESS              to a class of offered certificates will
PREPAYMENT RISKS                        reflect only its assessment of the
                                        likelihood that holders of certificates
                                        of such class will receive payments to
                                        which such certificateholders are
                                        entitled under the related pooling
                                        agreement. Ratings do not address:

                                        o the likelihood that principal
                                          prepayments (including those caused by
                                          defaults) on the related mortgage
                                          loans will be made;

                                        o the degree to which the rate of
                                          prepayments on the related mortgage
                                          loans might differ from that
                                          originally anticipated;

                                        o the likelihood of early optional
                                          termination of the related trust fund;

                                        o the possibility that prepayments on
                                          the related mortgage loans at a higher
                                          or lower rate than anticipated by an
                                          investor may cause such investor to
                                          experience a lower than anticipated
                                          yield; or

                                        o the possibility that an investor that
                                          purchases an offered certificate at a
                                          significant premium might fail to
                                          recoup its initial investment under
                                          certain prepayment scenarios.

                                        The amount, type and nature of credit
                                        support, if any, provided with respect
                                        to a series of certificates will be
                                        determined on the basis of criteria
                                        established by each rating agency
                                        rating classes of certificates of such
                                        series. Those criteria are sometimes
                                        based upon an actuarial analysis of the
                                        behavior of mortgage loans in a larger
                                        group. However, we cannot provide
                                        assurance that the historical data
                                        supporting any such actuarial analysis
                                        will accurately reflect future
                                        experience, or that the data derived
                                        from
                                        a large pool of mortgage loans will
                                        accurately predict the delinquency,
                                        foreclosure or loss experience of any
                                        particular pool of mortgage loans. In
                                        other cases, a rating agency may base
                                        their criteria upon determinations of
                                        the values of the mortgaged properties
                                        that provide security for the mortgage
                                        loans. However, we cannot provide
                                        assurance that those values will not
                                        decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING           The prospectus supplement will disclose
ACCOUNTS MAY BE RETURNED TO YOU         when we are using a pre-funding account
AS A PREPAYMENT                         to purchase additional mortgage assets
                                        in connection with the issuance of
                                        certificates. Amounts on deposit in a
                                        pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

ADDITIONAL MORTGAGE ASSETS              Any additional mortgage assets acquired
ACQUIRED IN CONNECTION WITH THE         by a trust fund with funds in a
USE OF A PRE-FUNDING ACCOUNT            pre-funding account may possess
MAY CHANGE THE AGGREGATE                substantially different characteristics
CHARACTERISTICS OF A TRUST FUND         than the mortgage assets in the trust
                                        fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED           The value of a mortgage loan secured by
BY A MORTGAGED PROPERTY MAY             a multifamily or commercial property is
BE INADEQUATE TO REPAY THE              directly related to the net operating
MORTGAGE LOANS                          income derived from that property
                                        because the ability of a borrower to
                                        repay a loan secured by an
                                        income-producing property typically
                                        depends primarily upon the successful
                                        operation of that property rather than
                                        upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.


                                        Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED             Commercial and multifamily property
PROPERTY AND ITS NET OPERATING          values and cash flows and net operating
INCOME AND CASH FLOW IS NOT             income from such mortgaged properties
PREDICTABLE                             are volatile and may be insufficient to
                                        cover debt service on the related
                                        mortgage loan at any given time.
                                        Property value, cash flow and net
                                        operating income depend upon a number of factors, including:

                                        o changes in general or local economic
                                          conditions and/or specific industry
                                          segments;

                                        o declines in real estate values;

                                        o an oversupply of commercial or
                                          multifamily properties in the relevant
                                          market;

                                        o declines in rental or occupancy rates;

                                        o increases in interest rates, real
                                          estate tax rates and other operating
                                          expenses;

                                        o changes in governmental rules,
                                          regulations and fiscal policies,
                                          including environmental legislation;

                                        o perceptions by prospective tenants
                                          and, if applicable, their customers,
                                          of the safety, convenience, services
                                          and attractiveness of the property;

                                        o the age, construction quality and
                                          design of a particular property;

                                        o whether the mortgaged properties are
                                          readily convertible to alternative
                                          uses;

                                        o acts of God; and

                                        o other factors beyond our control or
                                          the control of a servicer.

NONRECOURSE LOANS LIMIT THE             The mortgage loans will not be an
REMEDIES AVAILABLE FOLLOWING            obligation of, or be insured or A
MORTGAGOR DEFAULT                       guaranteed by, any governmental entity,
                                        by any private mortgage insurer, or by
                                        the depositor, the originators, the
                                        master servicer, the servicer, the
                                        trustee or any of their respective
                                        affiliates.

                                        Each mortgage loan included in a trust
                                        fund generally will be a nonrecourse
                                        loan. If there is a default (other than
                                        a default resulting from voluntary
                                        bankruptcy, fraud or wilful misconduct)
                                        there will generally only be recourse
                                        against the specific mortgaged
                                        properties and other assets that have
                                        been pledged to secure such mortgage
                                        loan. Even if a mortgage loan provides
                                        for recourse to a mortgagor or its
                                        affiliates, it is unlikely the trust
                                        fund ultimately could recover any
                                        amounts not covered by the mortgaged
                                        property.

SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by multifamily
SECURED BY MULTIFAMILY PROPERTIES       properties may constitute a material
                                        concentration of the mortgage loans in a
                                        trust fund. Adverse economic conditions,
                                        either local, regional or national, may
                                        limit the amount of rent that a borrower
                                        may charge for rental units, and may
                                        result in a reduction in timely rent
                                        payments or a reduction in occupancy
                                        levels. Occupancy and rent levels may
                                        also be affected by:

                                        o construction of additional housing
                                          units;

                                        o local military base closings;

                                        o developments at local colleges and
                                          universities;

                                        o national, regional and local politics,
                                          including, in the case of multifamily
                                          rental properties, current or future
                                          rent stabilization and rent control
                                          laws and agreements;

                                        o the level of mortgage interest rates,
                                          which may encourage tenants in
                                          multifamily rental properties to
                                          purchase housing;

                                        o tax credit and city, state and federal
                                          housing subsidy or similar programs
                                          which may impose rent limitations and
                                          may adversely affect the ability of
                                          the applicable borrowers to increase
                                          rents to maintain the mortgaged
                                          properties in proper condition during
                                          periods of rapid inflation or
                                          declining market value of the
                                          mortgaged properties;

                                        o tax credit and city, state and federal
                                          housing subsidy or similar programs
                                          which may impose income restrictions
                                          on tenants and which may reduce the
                                          number of eligible tenants in such
                                          mortgaged properties and result in a
                                          reduction in occupancy rates
                                          applicable thereto; and

                                        o the possibility that some eligible
                                          tenants may not find any differences
                                          in rents between subsidized or
                                          supported properties and other
                                          multifamily rental properties in the
                                          same area to be a sufficient economic
                                          incentive to reside at a subsidized or
                                          supported property, which may have
                                          fewer amenities or otherwise be less
                                          attractive as a residence.

                                        All of these conditions and events may
                                        increase the possibility that a
                                        borrower may be unable to meet its
                                        obligations under its mortgage loan.

                                        The multifamily projects market is
                                        characterized generally by low barriers
                                        to entry. Thus, a particular apartment
                                        market with historically low vacancies
                                        could experience substantial new
                                        construction, and a resultant
                                        oversupply of units, in a relatively
                                        short period of time. Because
                                        multifamily apartment units are
                                        typically leased on a short-term basis,
                                        the tenants who reside in a particular
                                        project within such a market may easily
                                        move to alternative projects with more
                                        desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by retail
SECURED BY RETAIL PROPERTIES            properties may constitute a material
                                        concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                        o the quality of the tenants; and

                                        o the fundamental aspects of real estate
                                          such as location and market
                                          demographics.

                                        The correlation between the success of
                                        tenant businesses and property value is
                                        more direct with respect to retail
                                        properties than other types of
                                        commercial property because a
                                        significant component of the total rent
                                        paid by retail tenants is often tied to
                                        a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                        Shopping centers, in general, are
                                        affected by the health of the retail
                                        industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                        Unlike other income producing
                                        properties, retail properties also face
                                        competition from sources outside a given real estate market, such as:

                                        o catalogue retailers;

                                        o home shopping networks;

                                        o the internet;

                                        o telemarketing; and

                                        o outlet centers.

                                        Continued growth of these alternative
                                        retail outlets (which are often
                                        characterized by lower operating costs)
                                        could adversely affect the rents
                                        collectible at the retail properties
                                        which secure mortgage loans in a trust
                                        fund.

SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by hospitality
SECURED BY HOSPITALITY PROPERTIES       properties (e.g., a hotel or motel) may
                                        constitute a material concentration of
                                        the mortgage loans in a trust fund.
                                        Various factors affect the economic
                                        viability of a hospitality property,
                                        including:


                                        o location, quality and franchise
                                          affiliation (or lack thereof);

                                        o adverse economic conditions, either
                                          local, regional or national, which may
                                          limit the amount that a consumer is
                                          willing to pay for a room and may
                                          result in a reduction in occupancy
                                          levels;

                                        o the construction of competing
                                          hospitality properties, which may
                                          result in a reduction in occupancy
                                          levels;

                                        o  the increased sensitivity of
                                           hospitality properties (relative to
                                           other commercial properties) to
                                           adverse economic conditions
                                           and competition, as hotel rooms
                                           generally are rented for short
                                           periods of time;

                                        o  the financial strength and
                                           capabilities of the owner and
                                           operator of a hospitality property,
                                           which may have a substantial impact
                                           on the property's quality of service
                                           and economic performance; and

                                        o  the generally seasonal nature of the
                                           hospitality industry, which can be
                                           expected to cause periodic
                                           fluctuations in room and other
                                           revenues, occupancy levels, room
                                           rates and operating expenses.

                                        In addition, the successful operation
                                        of a hospitality property with a
                                        franchise affiliation may depend in
                                        part upon the strength of the
                                        franchisor, the public perception of
                                        the franchise service mark and the
                                        continued existence of any franchise
                                        license agreement. The transferability
                                        of a franchise license agreement may be
                                        restricted, and a lender or other
                                        person that acquires title to a
                                        hospitality property as a result of
                                        foreclosure may be unable to succeed to
                                        the borrower's rights under the
                                        franchise license agreement. Moreover,
                                        the transferability of a hospitality
                                        property's operating, liquor and other
                                        licenses upon a transfer of the
                                        hospitality property, whether through
                                        purchase or foreclosure, is subject to
                                        local law requirements and may not be
                                        transferable.

SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by office
SECURED BY OFFICE BUILDINGS             buildings may constitute a material
                                        concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                        o  the quality of the tenants in the
                                           building;

                                        o  the physical attributes of the
                                           building in relation to competing
                                           buildings; and

                                        o  the strength and stability of the
                                           market area as a desirable business
                                           location.

                                         An economic decline in the business
                                         operated by the tenants may adversely
                                         affect an office building. That risk is
                                         increased if revenue is dependent on a
                                         single tenant or if there is a
                                         significant concentration of tenants in
                                         a particular business or industry.

                                         Office buildings are also subject to
                                         competition with other office
                                         properties in the same market.
                                         Competition is affected by a
                                         property's:

                                        o  age;

                                        o  condition;

                                        o  design (e.g., floor sizes and
                                           layout);

                                        o  access to transportation; and

                                        o  ability or inability to offer certain
                                           amenities to its tenants, including
                                           sophisticated building systems (such
                                           as fiber optic cables, satellite
                                           communications or other base building
                                           technological features).

                                        The success of an office building also
                                        depends on the local economy. A
                                        company's decision to locate office
                                        headquarters in a given area, for
                                        example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by warehouse and
SECURED BY WAREHOUSE AND SELF           storage facilities may constitute a
STORAGE FACILITIES                      material concentration of the mortgage
                                        loans in a trust fund. The storage
                                        facilities market contains low barriers
                                        to entry. Increased competition among
                                        self storage facilities may reduce
                                        income available to repay mortgage loans secured by a self storage facility.
                                        Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE LOANS         The mortgaged properties may include
SECURED BY HEALTHCARE-RELATED           health care-related facilities,
PROPERTIES                              including senior housing, assisted
                                        living facilities, skilled nursing
                                        facilities and acute care facilities.





                                        o  Senior housing generally consists of
                                           facilities with respect to which the
                                           residents are ambulatory, handle
                                           their own affairs and typically are
                                           couples whose children have left the
                                           home and at which the accommodations
                                           are usually apartment style.

                                        o  Assisted living facilities are
                                           typically single or double room
                                           occupancy, dormitory-style housing
                                           facilities which provide food
                                           service, cleaning and some personal
                                           care and with respect to which the
                                           tenants are able to medicate
                                           themselves but may require assistance
                                           with certain daily routines.

                                        o  Skilled nursing facilities provide
                                           services to post trauma and frail
                                           residents with limited mobility who
                                           require extensive medical treatment.

                                        o  Acute care facilities generally
                                           consist of hospital and other
                                           facilities providing short-term,
                                           acute medical care services.

                                        Certain types of health care-related
                                        properties, particularly acute care
                                        facilities, skilled nursing facilities
                                        and some assisted living facilities,
                                        typically receive a substantial portion
                                        of their revenues from government
                                        reimbursement programs, primarily
                                        Medicaid and Medicare. Medicaid and
                                        Medicare are subject to statutory and
                                        regulatory changes, retroactive rate
                                        adjustments,
                                        administrative rulings, policy
                                        interpretations, delays by fiscal
                                        intermediaries and government funding
                                        restrictions. Moreover, governmental
                                        payors have employed cost-containment
                                        measures that limit payments to health
                                        care providers, and there exist various
                                        proposals for national health care
                                        reform that could further limit those
                                        payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                        Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.
                                        Furthermore, under applicable federal
                                        and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                        Providers of assisted living services
                                        are also subject to state licensing
                                        requirements in certain states. The
                                        failure of an operator to maintain or
                                        renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                        Government regulation applying
                                        specifically to acute care facilities,
                                        skilled nursing facilities and certain
                                        types of assisted living facilities
                                        includes health planning legislation,
                                        enacted by most states, intended, at
                                        least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.


                                        Federal and state government "fraud and
                                        abuse" laws also apply to health
                                        care-related facilities. "Fraud and
                                        abuse" laws generally prohibit payment
                                        or fee-splitting arrangements between
                                        health care providers that are designed
                                        to induce or encourage the referral of
                                        patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                        The operators of health care-related
                                        facilities are likely to compete on a
                                        local and regional basis with others
                                        that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                        o  the number of competing facilities in
                                           the local market;

                                        o  the facility's age and appearance;

                                        o  the reputation and management of the
                                           facility;

                                        o  the types of services the facility
                                           provides; and

                                        o  where applicable, the quality of care
                                           and the cost of that care.

                                        The inability of a health care-related
                                        mortgaged property to flourish in a
                                        competitive market may increase the
                                        likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.


SPECIAL RISKS OF MORTGAGE LOANS         Mortgage loans secured by industrial and
SECURED BY INDUSTRIAL AND               mixed-use facilities may constitute a
MIXED-USE FACILITIES                    material concentration of the mortgage
                                        loans in a trust fund. Significant
                                        factors determining the value of
                                        industrial properties include:

                                        o  the quality of tenants;

                                        o  building design and adaptability; and

                                        o  the location of the property.

                                        Concerns about the quality of tenants,
                                        particularly major tenants, are similar
                                        in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                        Aspects of building site design and
                                        adaptability affect the value of an
                                        industrial property. Site
                                        characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                        Industrial properties may be adversely
                                        affected by reduced demand for
                                        industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.


POOR PROPERTY MANAGEMENT                Each mortgaged property securing a
WILL ADVERSELY AFFECT THE               mortgage loan which has been sold into a
PERFORMANCE OF THE RELATED              trust fund is managed by a property
MORTGAGED PROPERTY                      manager (which generally is an affiliate
                                        of the borrower) or by the borrower
                                        itself. The successful operation of a
                                        real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                        o  operating the property;

                                        o  providing building services;

                                        o  responding to changes in the local
                                           market; and

                                        o  planning and implementing the rental
                                           structure, including establishing
                                           levels of rent payments and advising
                                           the borrowers so that maintenance and
                                           capital improvements can be carried
                                           out in a timely fashion.

                                        We cannot provide assurance regarding
                                        the performance of any operators,
                                        leasing agents and/or property managers
                                        or persons who may become operators
                                        and/or property managers upon the
                                        expiration or termination of management
                                        agreements or following any default or
                                        foreclosure under a mortgage loan. In
                                        addition, generally the property
                                        managers are operating companies and
                                        unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
LOANS RESULT IN HEIGHTENED
RISK OF BORROWER DEFAULT

                                        Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                        o  its ability to fully refinance the
                                           loan; or

                                        o  its ability to sell the related
                                           mortgaged property at a price
                                           sufficient to permit the borrower to
                                           make the balloon payment.

                                        The ability of a borrower to accomplish
                                        either of these goals will be affected
                                        by a number of factors, including:

                                        o  the value of the related mortgaged
                                           property;

                                        o  the level of available mortgage
                                           interest rates at the time of sale or
                                           refinancing;

                                        o  the borrower's equity in the related
                                           mortgaged property;

                                        o  the financial condition and operating
                                           history of the borrower and the
                                           related mortgaged property;

                                        o  tax laws;

                                        o  rent control laws (with respect to
                                           certain residential properties);

                                        o  Medicaid and Medicare reimbursement
                                           rates (with respect to hospitals and
                                           nursing homes);

                                        o  prevailing general economic
                                           conditions; and

                                        o  the availability of credit for loans
                                           secured by commercial or multifamily,
                                           as the case may be, real properties
                                           generally.


THE SERVICER WILL HAVE                  If and to the extent specified in the
DISCRETION TO HANDLE OR AVOID           prospectus supplement defaulted mortgage
OBLIGOR DEFAULTS IN A MANNER            loans exist or are imminent, in order to
WHICH MAY BE ADVERSE TO                 maximize recoveries on defaulted
YOUR INTERESTS                          mortgage loans, the related pooling
                                        agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                        In addition, a master servicer or a
                                        special servicer may receive a workout
                                        fee based on receipts from or proceeds
                                        of such mortgage loans.

PROCEEDS RECEIVED UPON                  To the extent specified in the
FORECLOSURE OF MORTGAGE                 prospectus supplement, some of the
LOANS SECURED PRIMARILY BY              mortgage loans included in a trust fund
JUNIOR MORTGAGES MAY                    may be secured primarily by junior
RESULT IN LOSSES                        mortgages. When liquidated, mortgage
                                        loans secured by junior mortgages are
                                        entitled to satisfaction from proceeds
                                        that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.
                                        Therefore, any risks of deficiencies
                                        associated with first mortgage loans
                                        will be greater with respect to junior
                                        mortgage loans.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES

                                        The prospectus supplement for the
                                        offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                        A series of certificates may include
                                        one or more classes of subordinate
                                        certificates (which may include offered
                                        certificates), if so provided in the
                                        prospectus supplement. Although
                                        subordination is intended to reduce the
                                        risk to holders of senior certificates
                                        of delinquent distributions or ultimate
                                        losses, the amount of subordination
                                        will be limited and may decline under
                                        certain circumstances. In addition, if
                                        principal payments on one or more
                                        classes of certificates of a series are
                                        made in a specified order of priority,
                                        any limits with respect to the
                                        aggregate amount of claims under any
                                        related credit support may be exhausted
                                        before the principal of the lower
                                        priority classes of certificates of
                                        such series has been fully repaid. As a
                                        result, the impact of losses and
                                        shortfalls experienced with respect to
                                        the mortgage assets may fall primarily
                                        upon those classes of certificates
                                        having a lower priority of payment.
                                        Moreover, if a form of credit support
                                        covers more than one series of
                                        certificates, holders of certificates
                                        of one series will be subject to the
                                        risk that such credit support will be
                                        exhausted by the claims of the holders
                                        of certificates of one or more other
                                        series.

                                        Regardless of the form of credit
                                        enhancement provided, the amount of
                                        coverage will be limited in amount and
                                        in most cases will be subject to
                                        periodic reduction in accordance with a
                                        schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

MORTGAGORS OF COMMERCIAL                Mortgage loans made to partnerships,
MORTGAGE LOANS ARE                      corporations or other entities may
SOPHISTICATED AND MAY TAKE              entail risks of loss from delinquency
ACTIONS ADVERSE TO                      and foreclosure that are greater than
YOUR INTERESTS                          those of mortgage loans made to
                                        individuals. The mortgagor's
                                        sophistication and form of organization
                                        may increase the likelihood of
                                        protracted litigation or bankruptcy in
                                        default situations.

SOME ACTIONS ALLOWED BY THE             Mortgages securing mortgage loans
MORTGAGE MAY BE LIMITED BY              included in a trust fund may contain a
LAW                                     due-on-sale clause, which permits the
                                        lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages security mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND                The mortgage loans included in any trust
RENTS TO PROVIDE FURTHER                fund typically will be secured by an
SECURITY FOR MORTGAGE LOANS             assignment of leases and rents pursuant
POSES SPECIAL RISKS                     to which the borrower assigns to the
                                        lender its right, title and interest as
                                        landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

INCLUSION IN A TRUST FUND OF            If so provided in the prospectus
DELINQUENT MORTGAGE LOANS               supplement, the trust fund for a series
MAY ADVERSELY AFFECT THE RATE OF        of certificates may include mortgage
DEFAULTS AND PREPAYMENTS ON THE         loans that are delinquent as of the date
MORTGAGE LOANS                          they are deposited in the trust fund.
                                        A mortgage loan will be considered
                                        "delinquent" if it is 30 days or more
                                        past its most recently contractual
                                        scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                        Credit support provided with respect to
                                        a series of certificates may not cover
                                        all losses related to delinquent
                                        mortgage loans, and investors should
                                        consider the risk that the inclusion of
                                        such mortgage loans in the trust fund
                                        may adversely affect the rate of
                                        defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY             Under certain laws, contamination of
AFFECT THE LIEN ON A MORTGAGED          real property may give rise to a lien on
PROPERTY AND EXPOSE THE                 the property to assure the costs of
LENDER TO COSTS                         cleanup. In several states, that lien
                                        has priority over an existing mortgage
                                        lien on a property. In addition, under
                                        the laws of some states and under the
                                        federal Comprehensive Environmental
                                        Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY             Several states (including California)
LIMIT THE ABILITY OF THE SPECIAL        have laws that prohibit more than one
SERVICER TO FORECLOSE ON A              "judicial action" to enforce a mortgage
MORTGAGED PROPERTY                      obligation, and some courts have
                                        construed the term "judicial action"
                                        broadly. The special servicer may need
                                        to obtain advice of counsel prior to
                                        enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                        In the case of a mortgage loan secured
                                        by mortgaged properties located in
                                        multiple states, the special servicer
                                        may be required to foreclose first on
                                        properties located in states where "one
                                        action" rules apply (and where
                                        non-judicial foreclosure is permitted)
                                        before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE           Some of the tenant leases contain
LIMITED IF LEASES ARE NOT               provisions that require the tenant to
SUBORDINATE TO THE MORTGAGE OR          attorn to (that is, recognize as
DO NOT CONTAIN ATTORNMENT               landlord under the lease) a successor
PROVISIONS                              owner of the property following
                                        foreclosure. Some of the leases may be
                                        either subordinate to the liens created
                                        by the mortgage loans or else contain a
                                        provision that requires the tenant to
                                        subordinate the lease if the mortgagee
                                        agrees to enter into a non-disturbance
                                        agreement.

                                        In some states, if tenant leases are
                                        subordinate to the liens created by the
                                        mortgage loans and such leases do not
                                        contain attornment provisions, such
                                        leases may terminate upon the transfer
                                        of the property to a foreclosing lender
                                        or purchaser at foreclosure.
                                        Accordingly, in the case of the
                                        foreclosure of a mortgaged property
                                        located in such a state and leased to
                                        one or more desirable tenants under
                                        leases that do not contain attornment
                                        provisions, such mortgaged property
                                        could experience a further decline in
                                        value if such tenants' leases were
                                        terminated (e.g., if such tenants were
                                        paying above-market rents).

                                        If a lease is senior to a mortgage, the
                                        lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE             Due to changes in applicable building
NOT IN COMPLIANCE WITH CURRENT          and zoning ordinances and codes which
ZONING LAWS, YOU MAY NOT BE             have come into effect after the
ABLE TO RESTORE COMPLIANCE              construction of improvements on certain
FOLLOWING A CASUALTY LOSS               of the mortgaged properties, some
                                        improvements may not comply fully with
                                        current zoning laws (including density,
                                        use, parking and set-back requirements)
                                        but may qualify as permitted
                                        non-confirming uses. Such changes may
                                        limit the ability of the related
                                        mortgagor to rebuild the premises "as
                                        is" in the event of a substantial
                                        casualty loss. Such limitations may
                                        adversely affect the ability of the
                                        mortgagor to
                                        meet its mortgage loan obligations from
                                        cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED            The mortgaged properties were inspected
PROPERTIES WERE LIMITED                 by licensed engineers at the time the
                                        mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

LITIGATION CONCERNS                     There may be legal proceedings pending
                                        and, from time to time, threatened
                                        against the mortgagors or their
                                        affiliates relating to the business, or
                                        arising out of the ordinary course of
                                        business, the mortgagors and their
                                        affiliates. We cannot provide assurance
                                        that such litigation will not have a
                                        material adverse effect on the
                                        distributions to you on your
                                        certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans-Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds or trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A

"bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused amounts in pre-funding accounts may be returned to you as a prepayment."

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


                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

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


PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amoritzation class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the


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weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

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


     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                  THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Union Corporation has filed with the appropriate Federal Reserve Bank a declaration to become a financial holding company pursuant to the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28288-0600. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of

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



certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or
(viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

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


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

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


     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

    (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to (A) prepayment premiums and (B) payments on account of a lender's equity participation in the related mortgaged property;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

    (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

   (viii) with respect to each mortgage loan that is delinquent in respect of three or more scheduled payments, (A) the loan number, (B) the unpaid balance, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the mortgage loan, (E) if applicable, the aggregate amount of any interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund, (A) the loan number, (B) the manner in which the mortgage loan was liquidated, (C) the aggregate amount of liquidation proceeds received, (D) the portion of liquidation proceeds payable or reimbursable to the related master servicer or a special servicer in respect of the mortgage loan and (E) the amount of any loss to certificateholders;

      (x) with respect to each REO Property included in the related trust fund as of the end of the related due period or prepayment period, as applicable, (A) the loan number of the related mortgage loan, (B) the date of acquisition, (C) the principal balance of the related mortgage loan (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related pooling agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the related mortgage loan, and (E) if applicable, the aggregate amount of interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances;

     (xi) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related master servicer or a special servicer in respect of such REO Property or the related mortgage loan and (D) the amount of any loss to certificateholders in respect of the related mortgage loan;

    (xii) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) at the close of business on such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of


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


          the related mortgage loans and any increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

   (xiii) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

    (xiv) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

    (xvi) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date; and

   (xvii) if the related trust fund includes one or more types of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling agreement on the part of the master servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

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TERMINATION

     The obligations created by the pooling agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate

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



owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS
GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the pooling agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention: Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

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


     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

    (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

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


    (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination";

   (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

     (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

    (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

    (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

    (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

   (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

     (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

    (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

   (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

    (xvi) to make any other withdrawals permitted by the related pooling agreement and described in the prospectus supplement; and

   (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling agreement and any related instrument of credit support included in the related trust fund,
(ii) applicable law and (iii) the servicing standard specified in the pooling agreement.

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


     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property,


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the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, is imminent, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an

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independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the master servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the prospectus supplement) it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Each pooling agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount


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of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases-Due-on-Sale and Due-on Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."


EVIDENCE AS TO COMPLIANCE

     Each pooling agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except


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for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for Freddie Mac or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each pooling agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders without charge upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling agreement. In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling agreement and, unless it is specifically required under the pooling and servicing agreement to bear the costs of such legal action, in its opinion does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the


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certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that one such failure is permitted in every consecutive twelve-month period so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling agreement or to make any investigation of matters arising


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thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Internal Revenue Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may
(x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling agreement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished

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to it pursuant to the pooling agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Unless otherwise specified in the prospectus supplement, any

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reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations."

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus


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supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

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     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

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     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale


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to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the


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debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

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     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility prior to foreclosure, holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the

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junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

     Classification of REMICs. It is the opinion of Mayer, Brown & Platt, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as a REMIC and the REMIC Certificates offered will be considered to evidence ownership of

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"regular interests" ("REMIC Regular Certificates") or "residual interests"
("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

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TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate", or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

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     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (presumably taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue

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discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in

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          the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

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TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is

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not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

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     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The


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"long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued

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


after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not

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


exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying

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


income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

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



     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports


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will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued notice 99-25 which generally makes the new regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

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     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.


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     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield


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would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate

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payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

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     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the

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same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip

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certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable


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Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans,

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collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (which may contain restrictions substantially similar to those in ERISA and the Internal Revenue Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

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     The Exemption sets forth six general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates must evidence rights and interests which may be subordinated to the rights and interests evidenced by other certificates of the same trust only if the offered certificates are issued in a "Designated Transaction," which requires that the assets of the trust consist of certain types of consumer receivables, including certain mortgage obligations secured by real property.

     Third, the offered certificates at the time of acquisition by the Plan must be rated in one of the three (or, for Designated Transactions, four) highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch IBCA, Inc. ("Fitch").

     Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fifth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling agreement; (ii) the date on which an event of default occurs under the pooling agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three (or, for Designated Transactions, four) highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

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     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund, but it is not clear whether the Exemption would apply to a trust fund that included mortgage loans secured by liens on real estate projects under construction or cash flow agreements. In addition, it is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to
Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)
(A) through (D) of the Internal Revenue Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling agreement and (b) the pooling agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund. The pooling agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Internal Revenue Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the three (or, for Designated Transactions, four) highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general

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


accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL on January 5, 2000 under Section 401(c) of ERISA, that will generally become applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Internal Revenue Code (or, in the case of governmental plans, under applicable Federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

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

                                LEGAL INVESTMENT

     The offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the prospectus supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (i) are rated in one of the two highest rating categories by one or more rating agencies and (ii) are part of a series evidencing interests in a trust fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), the authorized investments of which are subject to state regulation.

     Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Reglue Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or

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


more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interest in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by thence effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and, with regard to any offered certificates issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulation, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


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                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

     The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "Fannie Mae" or "FNMA" means the Federal National Mortgage Association.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Freddie Mac" or "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" or "GNMA" means the Government National Mortgage Association.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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









     The file "FUNB2000-C2.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CMSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "FUNB2000-C2.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB2000-C2.XLS" to your hard drive or network drive. Open the file "FUNB2000-C2.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Debt Service for Schneider" or "A-3 MultiFamily Data" or "A-4 Reserve Accounts" or "A-5 Commercial Tenant Schedule," respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     UNTIL FEBRUARY 26, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ----------------

                                TABLE OF CONTENTS

                                                                           PAGE

                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement ......................................      S-7
Risk Factors ..........................................................     S-34
Description of the Mortgage Pool ......................................     S-69
Servicing of the Mortgage Loans .......................................    S-104
Description of the Certificates .......................................    S-113
Yield and Maturity Considerations .....................................    S-140
Use of Proceeds .......................................................    S-147
Material Federal Income Tax Consequences ..............................    S-147
ERISA Considerations ..................................................    S-149
Legal Investment ......................................................    S-152
Method of Distribution ................................................    S-152
Legal Matters .........................................................    S-154
Ratings ...............................................................    S-154
Index of Principal Definitions ........................................    S-155
Annex A-1 .............................................................      A-1
Annex A-2 .............................................................      A-2
Annex A-3 .............................................................      A-3
Annex A-4 .............................................................      A-4
Annex A-5 .............................................................      A-5
Annex B ...............................................................      B-1
Annex C ...............................................................      C-1
Annex D ...............................................................      D-1
Annex E ...............................................................      E-1
Annex F ...............................................................      F-1
Annex G ...............................................................      G-1
Annex H ...............................................................      H-1
Annex I ...............................................................      I-1
Annex J ...............................................................      J-1
Annex K ...............................................................      K-1

                                   PROSPECTUS

Additional Information ................................................        4
Incorporation of Certain Information By Reference .....................        4
Summary of Prospectus .................................................        5
Risk Factors ..........................................................       11
Description of the Trust Funds ........................................       30
Yield Considerations ..................................................       36
The Depositor .........................................................       41
Use Of Proceeds .......................................................       41
Description of the Certificates .......................................       41
Description of the Pooling Agreements .................................       50
Description of Credit Support .........................................       63
Certain Legal Aspects of Mortgage Loans And Leases ....................       65
Material Federal Income Tax Consequences ..............................       79
State and Other Tax Consequences ......................................      101
ERISA Considerations ..................................................      101
Legal Investment ......................................................      106
Method of Distribution ................................................      108
Legal Matters .........................................................      109
Financial Information .................................................      109
Ratings ...............................................................      109
Index of Principal Definitions ........................................      110

================================================================================

================================================================================


                             FIRST UNION COMMERCIAL
                            MORTGAGE SECURITIES, INC.

                                   (DEPOSITOR)



                          $1,039,965,000 (APPROXIMATE)


                            FIRST UNION NATIONAL BANK
                            COMMERCIAL MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2000-C2




                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------



                     [LOGO OF FIRST UNION SECURITIES, INC.]



                               MERRILL LYNCH & CO.


                                NOVEMBER 16, 2000

================================================================================